     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1994

                                                       REGISTRATION NO. 33-53343
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 2
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             EMPIRE GAS CORPORATION
             (Exact name of Registrant as specified in its charter)

             MISSOURI                             5984                      43-1494323
  (State or other jurisdiction of     (Primary Standard Industrial       (I.R.S. Employer
  incorporation or organization)      Classification Code Number)     Identification Number)

                                  P.O. BOX 303
                         (1700 SOUTH JEFFERSON STREET)
                            LEBANON, MISSOURI 65536
                                 (417) 532-3101
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                           --------------------------

                      See table of additional registrants.
                           --------------------------

                              Paul S. Lindsey, Jr.
                            Chief Operating Officer
                             Empire Gas Corporation
                                  P.O. Box 303
                            Lebanon, Missouri 65536
                                 (417) 532-3101
  (Name and address, including zip code, and telephone number, including area code,
                             of agent for service)
                           --------------------------

                                   COPIES TO:

          Richard W. Cass, Esq.                        Joseph A. Coco, Esq.
        Wilmer, Cutler & Pickering             Skadden, Arps, Slate, Meagher & Flom
           2445 M Street, N.W.                           919 Third Avenue
       Washington, D.C. 20037-1420                   New York, New York 10022
              (202) 663-6000                              (212) 735-3000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    AS SOON AS POSSIBLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: /X/
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                         PROPOSED
                                                                        PROPOSED          MAXIMUM
                                                                         MAXIMUM         AGGREGATE        AMOUNT OF
          TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE   OFFERING PRICE    REGISTRATION
       SECURITIES TO BE REGISTERED                REGISTERED            PER UNIT            (2)              FEE
Units (each unit consisting of $
 principal amount of   % Senior Secured
 Notes due 2004 and    Warrants to
 purchase Common Stock)...................            (1)                  (1)         $100,000,000        $34,483
Guarantee of the   % Senior Secured Notes
 due 2004 by subsidiaries of the
 Registrant (3)...........................            (1)                  --               --               --
Common Stock, par value $.001 per share
 (4)......................................          shares                 --               --               --

(1) The amount to be registered and proposed maximum offering price of the Senior Secured Notes will be calculated to result in a maximum aggregate offering price to the public of $100,000,000.
(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457.
(3) The guarantors listed on the attached table will jointly and severally issue full and unconditional guarantees of the payment of the Senior Secured Notes. No separate consideration will be received for the guarantees.
(4) Issuable upon exercise of the Warrants offered hereunder. An indeterminate number of additional shares of Common Stock is registered hereunder, which may be issued pursuant to the anti-dilution provisions of the Warrants. No additional registration fee is included for such shares.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                                                               ADDRESS,
                                                                                                             INCLUDING ZIP
                                                                                                               CODE AND
                                                                            PRIMARY                        TELEPHONE NUMBER,
                                                                           STANDARD                         INCLUDING AREA
                                                      STATE OR OTHER      INDUSTRIAL     I.R.S. EMPLOYER       CODE, OF
                                                      JURISDICTION OF   CLASSIFICATION    IDENTIFICATION       PRINCIPAL
NAME                                                   INCORPORATION      CODE NUMBER         NUMBER       EXECUTIVE OFFICES
- ---------------------------------------------------  -----------------  ---------------  ----------------  -----------------
EMPIRE TANK LEASING CORPORATION....................      DELAWARE               5984           43-0909092         (1)
EMPIREGAS EQUIPMENT CORPORATION....................     CALIFORNIA              5984           43-0966160         (1)
EMPIRE UNDERGROUND STORAGE, INC....................       KANSAS                5984           43-1034230         (1)
EMPIRE INDUSTRIAL SALES                                  OKLAHOMA
 CORPORATION.......................................                             5984           43-0898527         (1)
UTILITY COLLECTION CORPORATION.....................      DELAWARE               5984           43-0796108         (1)
EMPIREGAS TRANSPORTS, INC. (MISSOURI)..............      DELAWARE               5984           43-0794408         (1)
EMPIRE AVIATION CORPORATION........................      DELAWARE               5984           43-1405593         (1)
EMPIREGAS TRANSPORTS, INC. -- OR...................       OREGON                5984           43-1623931         (1)
EMPIREGAS INC. OF CLINTON (MISSOURI)...............      DELAWARE               5984           43-1222571         (1)
EMPIREGAS INC. OF KANSAS CITY......................      DELAWARE               5984           43-0815037         (1)
EMPIREGAS INC. OF ALBANY...........................       OREGON                5984           43-1526762         (1)
EMPIREGAS INC. OF AIKEN............................   SOUTH CAROLINA            5984           43-1113382         (1)
EMPIREGAS OF ARMA, INC.............................       KANSAS                5984           43-0797739         (1)
EMPIREGAS INC. OF ARNAULDVILLE.....................      LOUISIANA              5984           43-0969880         (1)
EMPIREGAS INC. OF AUBURN...........................     WASHINGTON              5984           43-1547484         (1)
EMPIREGAS INC. OF BIG RAPIDS.......................      MICHIGAN               5984           43-0991732         (1)
EMPIREGAS INC. OF BOLIVAR..........................      DELAWARE               5984           43-0794420         (1)
EMPIREGAS INC. OF BOISE............................        IDAHO                5984           82-0456341         (1)
EMPIREGAS INC. OF BOULDER..........................      COLORADO               5984           43-0910833         (1)
EMPIREGAS INC. OF BOWLING GREEN....................      DELAWARE               5984           43-0813526         (1)
EMPIREGAS INC. OF BRANDON..........................        IOWA                 5984           43-0961168         (1)
EMPIREGAS INC. OF BREMERTON........................     WASHINGTON              5984           43-1655742         (1)
EMPIREGAS OF BRISTOW, INC..........................      OKLAHOMA               5984           43-0864361         (1)
EMPIREGAS INC. OF BUFFALO..........................      DELAWARE               5984           43-0896236         (1)
EMPIREGAS INC. OF ADRIAN...........................      DELAWARE               5984           43-0914797         (1)
EMPIREGAS INC. OF CAMDENTON........................      DELAWARE               5984           43-0897842         (1)
EMPIREGAS INC. OF CANON CITY.......................      COLORADO               5984           43-0911108         (1)
EMPIREGAS INC. OF CANTON...........................        TEXAS                5984           43-1124489         (1)
EMPIREGAS INC. OF CARTHAGE.........................      DELAWARE               5984           43-1024249         (1)
EMPIREGAS INC. OF CASTLE ROCK......................      COLORADO               5984           43-0961711         (1)
EMPIREGAS INC. OF CENTERVILLE......................        IOWA                 5984           43-0831405         (1)
EMPIREGAS INC. OF CHARLOTTE........................      MICHIGAN               5984           43-0991735         (1)
EMPIREGAS INC. OF CHASSEL..........................      MICHIGAN               5984           43-0994501         (1)
EMPIREGAS INC. OF CHEHALIS.........................     WASHINGTON              5984           43-1521611         (1)
EMPIREGAS INC. OF CLINTON, ILLINOIS................      DELAWARE               5984           43-0813524         (1)
EMPIREGAS OF COLCORD, INC..........................      OKLAHOMA               5984           43-0893108         (1)
EMPIREGAS INC. OF COLE CAMP........................      DELAWARE               5984           43-1519473         (1)
EMPIREGAS INC. OF COLEMAN..........................      MICHIGAN               5984           43-0991731         (1)
EMPIREGAS INC. OF COLORADO SPRINGS.................      COLORADO               5984           43-0914812         (1)
EMPIREGAS INC. OF COQUILLE.........................       OREGON                5984           43-0961770         (1)
EMPIREGAS INC. OF CUBA.............................      DELAWARE               5984           43-0810587         (1)
EMPIREGAS INC. OF CHETEK...........................      WISCONSIN              5984           43-0957058         (1)
EMPIREGAS INC. OF DENVER...........................      COLORADO               5984           43-0910829         (1)
EMPIREGAS INC. OF DOVER............................      DELAWARE               5984           43-0908483         (1)
EMPIREGAS INC. OF DURAND...........................      MICHIGAN               5984           43-0998704         (1)
EMPIREGAS INC. OF EL DORADO SPRINGS................      DELAWARE               5984           43-1180992         (1)
EMPIREGAS INC. OF ELSBERRY.........................      DELAWARE               5984           43-0911111         (1)
EMPIREGAS INC. OF ELSINORE.........................     CALIFORNIA              5984           43-0962196         (1)
EMPIREGAS INC. OF ESCONDIDO........................     CALIFORNIA              5984           43-0962188         (1)
EMPIREGAS INC. OF EUNICE...........................      DELAWARE               5984           43-1175673         (1)
EMPIREGAS INC. OF EVERGREEN........................      COLORADO               5984           43-0914820         (1)
SALGAS INC. OF FAIRPLAY............................      COLORADO               5984           43-0911113         (1)
EMPIREGAS INC. OF EAU CLAIRE.......................      WISCONSIN              5984           43-0957057         (1)
EMPIREGAS INC. OF FORT COLLINS.....................      COLORADO               5984           43-0910828         (1)

                                                                                                            ADDRESS,
                                                                                                          INCLUDING ZIP
                                                                                                            CODE AND
                                                                         PRIMARY                        TELEPHONE NUMBER,
                                                                        STANDARD                         INCLUDING AREA
                                                   STATE OR OTHER      INDUSTRIAL     I.R.S. EMPLOYER       CODE, OF
                                                   JURISDICTION OF   CLASSIFICATION    IDENTIFICATION       PRINCIPAL
NAME                                                INCORPORATION      CODE NUMBER         NUMBER       EXECUTIVE OFFICES
- ------------------------------------------------  -----------------  ---------------  ----------------  -----------------
EMPIREGAS INC. OF FOWLER........................      COLORADO               5984           43-0911116         (1)
EMPIREGAS INC. OF MID-MISSOURI..................      DELAWARE               5984           43-0831431         (1)
EMPIREGAS INC. OF GALVESTON.....................        TEXAS                5984           43-0968240         (1)
EMPIREGAS INC. OF GALVA.........................      DELAWARE               5984           43-1078190         (1)
EMPIREGAS INC. OF GAYLORD.......................      MICHIGAN               5984           43-1617313         (1)
EMPIREGAS INC. OF GLOBE.........................       ARIZONA               5984           43-1080630         (1)
EMPIREGAS INC. OF GOOSE CREEK...................   SOUTH CAROLINA            5984           43-1116503         (1)
EMPIREGAS INC. OF GREELEY.......................      COLORADO               5984           74-1622653         (1)
EMPIREGAS INC. OF GRAND JUNCTION................      COLORADO               5984           43-0961675         (1)
EMPIREGAS OF GROVE, INC.........................      OKLAHOMA               5984           43-0815874         (1)
EMPIREGAS INC. OF HERMISTON.....................       OREGON                5984           43-1559568         (1)
EMPIREGAS INC. OF HERMITAGE.....................      DELAWARE               5984           43-0897840         (1)
EMPIREGAS INC. OF HIAWASSEE.....................      DELAWARE               5984           96-3748077         (1)
EMPIREGAS INC. OF HIGGINSVILLE..................      MISSOURI               5984           43-1648250         (1)
EMPIREGAS OF HITICHITA, INC.....................      OKLAHOMA               5984           43-0887746         (1)
EMPIREGAS INC. OF HOOPESTON.....................      DELAWARE               5984           43-0976128         (1)
EMPIREGAS INC. OF HORNICK.......................        IOWA                 5984           43-0961106         (1)
EMPIREGAS INC. OF HUMANSVILLE...................      DELAWARE               5984           43-0797681         (1)
EMPIREGAS INC. OF JACKSONVILLE..................      DELAWARE               5984           43-0976132         (1)
EMPIREGAS INC. OF JACKSON, MI...................      MICHIGAN               5984           36-3657583         (1)
EMPIREGAS INC. OF KALAMAZOO.....................      MICHIGAN               5984           43-1438800         (1)
EMPIREGAS INC. OF KIRKSVILLE....................      DELAWARE               5984           43-0810527         (1)
EMPIREGAS INC. OF LAFAYETTE.....................      LOUISIANA              5984           43-0914806         (1)
EMPIREGAS INC. OF LAKE CHARLES..................      LOUISIANA              5984           43-0914807         (1)
EMPIREGAS INC. OF LAKE PROVIDENCE...............      LOUISIANA              5984           43-0914808         (1)
EMPIREGAS INC. OF LAURIE........................      DELAWARE               5984           43-1073506         (1)
EMPIREGAS OF LE SUEUR, INC......................      MINNESOTA              5984           43-0992082         (1)
EMPIREGAS INC. OF LINCOLN.......................      ARKANSAS               5984           43-0820385         (1)
EMPIREGAS INC. OF LONGMONT......................      COLORADO               5984           43-0910827         (1)
EMPIREGAS INC. OF LOS ANGELES...................     CALIFORNIA              5984           43-0962195         (1)
EMPIREGAS INC. OF LOVELAND......................      COLORADO               5984           43-0914809         (1)
EMPIREGAS INC. OF MARQUETTE.....................      MICHIGAN               5984           43-0971920         (1)
EMPIREGAS INC. OF MARSHALL......................      MISSOURI               5984           43-0813522         (1)
EMPIREGAS INC. OF MEDFORD.......................       OREGON                5984           43-1559569         (1)
EMPIREGAS INC. OF MENOMONIE.....................      WISCONSIN              5984           39-1135410         (1)
EMPIREGAS INC. OF MERILLAN......................      WISCONSIN              5984           43-0957846         (1)
EMPIREGAS INC. OF MILLER........................      DELAWARE               5984           43-0796054         (1)
EMPIREGAS INC. OF MODESTO.......................     CALIFORNIA              5984           43-0962187         (1)
EMPIREGAS INC. OF MONTE VISTA...................      COLORADO               5984           43-0971965         (1)
EMPIREGAS INC. OF MOUNT VERNON..................        OHIO                 5984           43-1078168         (1)
EMPIREGAS INC. OF MUNISING......................      MICHIGAN               5984           43-0971911         (1)
EMPIREGAS INC. OF MURPHY........................   NORTH CAROLINA            5984           43-1584673         (1)
THRIF-T-GAS INC. OF BLACKWATER..................      DELAWARE               5984           43-0914888         (1)
EMPIREGAS INC. OF NORTH BEND....................       OREGON                5984           43-0961772         (1)
EMPIREGAS INC. OF NORTH MYRTLE BEACH, INC.......      OKLAHOMA               5984           43-0815797         (1)
EMPIREGAS INC. OF OAK GROVE.....................      LOUISIANA              5984           43-0914896         (1)
EMPIREGAS INC. OF ONAWA.........................        IOWA                 5984           43-0961040         (1)
EMPIREGAS INC. OF ORANGEBURG....................   SOUTH CAROLINA            5984           43-1107825         (1)
EMPIREGAS INC. OF OWENSVILLE....................      DELAWARE               5984           43-0911121         (1)
EMPIREGAS INC. OF SANTA PAULA...................     CALIFORNIA              5984           43-0962185         (1)
EMPIREGAS INC. OF PADUCAH.......................        TEXAS                5984           43-1208276         (1)
EMPIREGAS INC. OF PALMYRA.......................      DELAWARE               5984           43-0890013         (1)
EMPIREGAS INC. OF PLACERVILLE...................     CALIFORNIA              5984           43-0962190         (1)
EMPIREGAS INC. OF POMONA........................     CALIFORNIA              5984           43-0962191         (1)
EMPIREGAS INC. OF POTOSI........................      DELAWARE               5984           43-0898220         (1)

                                                                                                            ADDRESS,
                                                                                                          INCLUDING ZIP
                                                                                                            CODE AND
                                                                         PRIMARY                        TELEPHONE NUMBER,
                                                                        STANDARD                         INCLUDING AREA
                                                   STATE OR OTHER      INDUSTRIAL     I.R.S. EMPLOYER       CODE, OF
                                                   JURISDICTION OF   CLASSIFICATION    IDENTIFICATION       PRINCIPAL
NAME                                                INCORPORATION      CODE NUMBER         NUMBER       EXECUTIVE OFFICES
- ------------------------------------------------  -----------------  ---------------  ----------------  -----------------
EMPIREGAS INC. OF PUEBLO........................      COLORADO               5984           43-0914833         (1)
EMPIREGAS INC. OF REEDSPORT.....................       OREGON                5984           43-0961774         (1)
EMPIREGAS INC. OF RICHLAND......................      DELAWARE               5984           43-0897850         (1)
EMPIREGAS INC. OF ROLLA.........................      DELAWARE               5984           43-0911115         (1)
EMPIREGAS INC. OF SACRAMENTO....................     CALIFORNIA              5984           43-0962193         (1)
EMPIREGAS INC. OF SANDY.........................      DELAWARE               5984           43-0964734         (1)
EMPIREGAS INC. OF SHELL LAKE....................      WISCONSIN              5984           43-0957054         (1)
EMPIREGAS INC. OF SILOAM SPRINGS................      ARKANSAS               5984           43-0820384         (1)
EMPIREGAS OF STIGLER, INC.......................      OKLAHOMA               5984           43-0836428         (1)
EMPIREGAS INC. OF SUSANVILLE....................     CALIFORNIA              5984           43-1618791         (1)
EMPIREGAS INC. OF SUNNYSIDE.....................     WASHINGTON              5984           43-0961777         (1)
EMPIREGAS INC. OF ROCKY MOUNT...................   NORTH CAROLINA            5984           43-0985116         (1)
EMPIREGAS INC. OF THE DALLES....................       OREGON                5984           43-1559567         (1)
EMPIREGAS INC. OF TIPTON (IOWA).................        IOWA                 5984           43-0961124         (1)
EMPIREGAS INC. OF TRAVERSE CITY.................      MICHIGAN               5984           43-1616711         (1)
EMPIREGAS INC. OF VANDALIA......................      DELAWARE               5984           43-1025019         (1)
EMPIREGAS INC. OF VASSAR........................      MICHIGAN               5984           43-0991734         (1)
EMPIREGAS INC. OF VINITA, INC...................      OKLAHOMA               5984           43-0865345         (1)
EMPIREGAS INC. OF WARREN........................      ARKANSAS               5984           43-1062386         (1)
EMPIREGAS INC. OF WARSAW (MISSOURI).............      DELAWARE               5984           43-0897849         (1)
EMPIREGAS INC. OF WASHINGTON....................   NORTH CAROLINA            5984           43-0976108         (1)
EMPIREGAS INC. OF WAUKON........................        IOWA                 5984           43-0961125         (1)
EMPIREGAS INC. OF WAYNESVILLE...................      DELAWARE               5984           43-0914835         (1)
EMPIREGAS INC. OF WAYNESVILLE, NC...............   NORTH CAROLINA            5984           43-1136713         (1)
EMPIREGAS INC. OF WENATCHEE.....................     WASHINGTON              5984           43-0961776         (1)
EMPIREGAS INC. OF WENTZVILLE....................      DELAWARE               5984           43-0828895         (1)
EMPIREGAS OF WESTVILLE, INC.....................      OKLAHOMA               5984           43-0820386         (1)
EMPIREGAS INC. OF WILLS POINT...................        TEXAS                5984           43-1124487         (1)
EMPIREGAS INC. OF WILMINGTON....................   NORTH CAROLINA            5984           43-0986459         (1)
EMPIREGAS INC. OF WILSON........................   NORTH CAROLINA            5984           43-1009657         (1)
EMPIREGAS INC. OF WOODLAND PARK.................      COLORADO               5984           43-0910830         (1)
EMPIREGAS INC. OF YAKIMA........................     WASHINGTON              5984           43-0961778         (1)
EMPIREGAS INC. OF YUCCA VALLEY..................     CALIFORNIA              5984           43-0962194         (1)
EMPIREGAS INC. OF ZEBULON.......................   NORTH CAROLINA            5984           43-1009658         (1)
EMPIREGAS INC. OF COLUMBIANA....................        OHIO                 5984           43-1208278         (1)
EMPIREGAS OF ZUMBRO FALLS, INC..................      MINNESOTA              5984           43-0989945         (1)
GINCO GAS COMPANY, INC..........................      COLORADO               5984           36-3943352         (1)
EMPIREGAS INC. OF ORANGE COUNTY.................        TEXAS                5984           43-1118050         (1)
EMPIREGAS INC. OF MORGAN COUNTY.................      DELAWARE               5984           43-1183774         (1)
EMPIREGAS INC. OF LAKE OZARK....................      DELAWARE               5984           43-0900202         (1)
EMPIREGAS INC. OF WACO..........................        TEXAS                5984           43-1113582         (1)
EMPIREGAS INC. OF PARIS, TX.....................        TEXAS                5984           43-1117378         (1)
EMPIREGAS INC. OF DALLAS, TX....................        TEXAS                5984           43-1050035         (1)
EMPIREGAS INC. OF KEMP..........................        TEXAS                5984           43-1107542         (1)
EMPIREGAS INC. OF SAN ANTONIO...................        TEXAS                5984           43-1118053         (1)
THRIFT-T-GAS CO., INC...........................      DELAWARE               5984           43-1030760         (1)
EMPIREGAS INC. OF PARIS, MO.....................      DELAWARE               5984           43-0830813         (1)
SALIDA GAS CO., INC.............................      DELAWARE               5984           43-1078187         (1)
SALGAS INC. OF GUNNISON.........................      COLORADO               5984           43-0815009         (1)
EMPIREGAS INC. OF TOLEDO........................        OHIO                 5984          APPLIED FOR         (1)
EMPIREGAS INC. OF WILKESBORO....................   NORTH CAROLINA            5984          APPLIED FOR         (1)
EMPIREGAS INC. OF HENDERSVILLE..................   NORTH CAROLINA            5984          APPLIED FOR         (1)
EMPIREGAS INC. OF NORTH CAROLINA................   NORTH CAROLINA            5984          APPLIED FOR         (1)

                                                                                                            ADDRESS,
                                                                                                          INCLUDING ZIP
                                                                                                            CODE AND
                                                                         PRIMARY                        TELEPHONE NUMBER,
                                                                        STANDARD                         INCLUDING AREA
                                                   STATE OR OTHER      INDUSTRIAL     I.R.S. EMPLOYER       CODE, OF
                                                   JURISDICTION OF   CLASSIFICATION    IDENTIFICATION       PRINCIPAL
NAME                                                INCORPORATION      CODE NUMBER         NUMBER       EXECUTIVE OFFICES
- ------------------------------------------------  -----------------  ---------------  ----------------  -----------------
EMPIREGAS INC. OF CARTHAGE......................   NORTH CAROLINA            5984          APPLIED FOR         (1)
EMPIREGAS INC. OF APEX..........................   NORTH CAROLINA            5984          APPLIED FOR         (1)
EMPIREGAS INC. OF DURHAM........................   NORTH CAROLINA            5984          APPLIED FOR         (1)
EMPIREGAS INC. OF WARRENTON.....................   NORTH CAROLINA            5984          APPLIED FOR         (1)

- ------------
(1) P.O. BOX 303 (1700 SOUTH JEFFERSON STREET), LEBANON, MISSOURI 65536, (417) 532-3101.

                             EMPIRE GAS CORPORATION
                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

REGISTRATION STATEMENT ITEM AND HEADING                                           PROSPECTUS CAPTION
- -------------------------------------------------------------  --------------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus...................  Outside Front Cover Page of Prospectus
       2.  Inside Front and Outside Back Cover Page of
            Prospectus.......................................  Inside Front and Outside Back Cover Pages of Prospectus;
                                                                Available Information
       3.  Summary Information, Risk Factors and Ratio of
            Earnings to Fixed Charges........................  Prospectus Summary; Risk Factors; Selected Consolidated
                                                                Financial and Other Data for the Company Prior to the
                                                                Transaction; Pro Forma Consolidated Financial and Other
                                                                Data; Selected Consolidated Financial and Other Data
       4.  Use of Proceeds...................................  Prospectus Summary; Use of Proceeds
       5.  Determination of Offering Price...................  Not Applicable
       6.  Dilution..........................................  Not Applicable
       7.  Selling Security Holders..........................  Not Applicable
       8.  Plan of Distribution..............................  Outside Front Cover Page of Prospectus; The Underwriter
       9.  Description of Securities to be Registered........  Outside Front Cover Page of Prospectus; Description of
                                                                the Units; Description of Senior Secured Notes;
                                                                Description of the Warrants; Description of Capital
                                                                Stock
      10.  Interests of Named Experts and Counsel............  Legal Matters; Experts
      11.  Information with Respect to the Registrant........  Outside and Inside Front Cover Page of Prospectus;
                                                                Prospectus Summary; Risk Factors; The Transaction;
                                                                Capitalization; Selected Consolidated Financial and
                                                                Other Data for the Company Prior to the Transaction;
                                                                Pro Forma Consolidated Financial and Other Data;
                                                                Selected Consolidated Financial and Other Data;
                                                                Management's Discussion and Analysis of Financial
                                                                Condition and Results of Operations; Business;
                                                                Management; Certain Relationships and Related
                                                                Transactions; Description of the Units; Description of
                                                                Senior Secured Notes; Description of the Warrants;
                                                                Description of Capital Stock; Description of Other
                                                                Indebtedness; Financial Statements
      12.  Disclosure of Commission Position on
            Indemnification for Securities Act Liabilities...  Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (SUBJECT TO COMPLETION)
ISSUED JUNE 10, 1994



                             EMPIRE GAS CORPORATION
                  $            REPRESENTING            UNITS,
          EACH UNIT CONSISTING OF      % SENIOR SECURED NOTES DUE 2004
                    AND   WARRANTS TO PURCHASE COMMON STOCK

                               -----------------

                        INTEREST PAYABLE      AND
                              -------------------

CASH INTEREST ON THE SENIOR SECURED NOTES WILL BE  PAYABLE AT THE RATE OF      %
PER    ANNUM   OF   THEIR    PRINCIPAL   AMOUNT   AT    MATURITY   THROUGH   AND
    INCLUDING             , 1999, AND AFTER SUCH DATE WILL BE PAYABLE AT THE
    RATE OF     % PER  ANNUM OF THEIR PRINCIPAL  AMOUNT AT MATURITY.  THE
       SENIOR SECURED NOTES WILL BE ISSUED AT A SUBSTANTIAL DISCOUNT FROM
       THEIR  PRINCIPAL AMOUNT AT MATURITY. SEE "CERTAIN FEDERAL INCOME
         TAX CONSIDERATIONS." THE PRICE TO PUBLIC OF THE SENIOR SECURED
         NOTES SHOWN BELOW  REPRESENTS A       YIELD TO MATURITY  OF
               %  PER  ANNUM, COMPUTED  ON  THE BASIS  OF SEMIANNUAL
                                  COMPOUNDING.
                            ------------------------


THE SENIOR SECURED NOTES  WILL BE REDEEMABLE  AT THE OPTION  OF THE COMPANY,  IN
WHOLE OR IN PART, AT ANY TIME ON OR AFTER             , 1999, INITIALLY AT    %
 OF  THEIR ACCRETED  VALUE, PLUS ACCRUED  INTEREST, DECLINING TO  100% OF THEIR
 ACCRETED VALUE PLUS ACCRUED INTEREST, ON  OR AFTER               , 2001.  IN
   ADDITION,  UP TO $   MILLION  AGGREGATE PRINCIPAL AMOUNT AT MATURITY (35%)
   OF THE SENIOR SECURED NOTES WILL BE REDEEMABLE, IN WHOLE OR IN PART,  AT
     THE  OPTION OF THE  COMPANY, FROM THE  PROCEEDS OF ONE  OR MORE PUBLIC
     EQUITY OFFERINGS  (AS DEFINED   HEREIN)  FOLLOWING WHICH  THERE IS  A
      PUBLIC  MARKET  (AS DEFINED  HEREIN), AT  THE REDEMPTION  PRICES SET
                      FORTH HEREIN, PLUS ACCRUED INTEREST.

                            ------------------------


EACH WARRANT ENTITLES THE HOLDER THEREOF TO PURCHASE ONE SHARE OF THE COMPANY'S COMMON STOCK AT A PRICE OF $7.00 PER SHARE, SUBJECT TO ADJUSTMENT. THE
     WARRANTS OFFERED HEREBY  ENTITLE THE HOLDERS  THEREOF TO PURCHASE,  IN
     THE  AGGREGATE,  APPROXIMATELY  10% OF  THE  COMPANY'S OUTSTANDING
         COMMON STOCK  (AFTER  GIVING EFFECT  TO  THE EXERCISE  OF  THE
         WARRANTS).  THE WARRANTS WILL BE         EXERCISABLE ON OR
             AFTER             , 1994  AND EXPIRE ON              ,
                                     2004.

                            ------------------------

    THE SENIOR SECURED NOTES WILL BE SENIOR OBLIGATIONS OF THE COMPANY SECURED BY A PLEDGE OF ALL OF THE CAPITAL
STOCK OF THE COMPANY'S PRESENT AND FUTURE SUBSIDIARIES. THE SENIOR SECURED NOTES WILL RANK PARI PASSU WITH ALL EXISTING AND FUTURE SENIOR INDEBTEDNESS OF THE COMPANY. THE SENIOR SECURED NOTES WILL BE GUARANTEED BY ALL WHOLLY-OWNED SUBSIDIARIES OF THE COMPANY, WHICH CARRY ON THE RETAIL BUSINESS OF THE COMPANY (COLLECTIVELY, THE "SUBSIDIARY GUARANTORS"). ON A PRO FORMA BASIS, AS OF MARCH 31, 1994, AFTER GIVING EFFECT TO THE TRANSACTION (AS DEFINED HEREIN), THE OFFERING AND THE APPLICATION OF THE NET PROCEEDS THEREFROM, THE COMPANY WOULD HAVE HAD NO SENIOR INDEBTEDNESS OUTSTANDING, EXCLUDING THE SENIOR SECURED NOTES. THE COMPANY IS A HOLDING COMPANY, AND ACCORDINGLY, THE SENIOR SECURED NOTES WILL BE EFFECTIVELY SUBORDINATED TO ALL EXISTING AND FUTURE LIABILITIES OF THE COMPANY'S SUBSIDIARIES (EXCEPT TO THE EXTENT THAT THE GUARANTEES REPRESENT DIRECT CLAIMS AGAINST SUCH SUBSIDIARIES). ON A PRO FORMA BASIS, AS OF MARCH 31, 1994, AFTER GIVING EFFECT TO THE TRANSACTION, THE OFFERING AND THE APPLICATION OF THE NET PROCEEDS THEREFROM, THE COMPANY'S SUBSIDIARIES WOULD HAVE HAD APPROXIMATELY $530,000 OF OUTSTANDING LIABILITIES (EXCLUDING GUARANTEES), INCLUDING TRADE PAYABLES AND ACCRUED EXPENSES AND TAXES PAYABLE.
                              -------------------

  SEE "RISK FACTORS" FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE
                                   INVESTORS.
                              -------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION PASSED UPON  THE
  ACCURACY  OR  ADEQUACY   OF  THIS  PROSPECTUS. ANY  REPRESENTATION  TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

                   PRICE $        A UNIT AND ACCRUED INTEREST
                               -----------------

                                                                            UNDERWRITING
                                                     PRICE TO               DISCOUNTS AND             PROCEEDS TO
                                                    PUBLIC (1)             COMMISSIONS (2)          COMPANY (1)(3)
                                              -----------------------  -----------------------  -----------------------
PER UNIT....................................             %                        %                        %
TOTAL.......................................             $                        $                        $

- ---------

     (1)  PLUS ACCRUED INTEREST ON THE SENIOR SECURED  NOTES FROM              ,
          1994.

     (2) THE COMPANY HAS AGREED TO INDEMNIFY THE UNDERWRITER AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SEE "THE UNDERWRITER."

     (3)  BEFORE   DEDUCTING  EXPENSES  PAYABLE  BY  THE  COMPANY  ESTIMATED  AT
          $         .

    THE UNITS ARE OFFERED, SUBJECT TO PRIOR SALE, WHEN, AS AND IF ACCEPTED BY THE UNDERWRITER AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY SKADDEN, ARPS, SLATE, MEAGHER & FLOM, COUNSEL FOR THE UNDERWRITER. IT IS EXPECTED THAT
THE DELIVERY OF THE UNITS WILL BE MADE ON OR ABOUT             , 1994, AT THE
OFFICE OF MORGAN STANLEY & CO. INCORPORATED, NEW YORK, NEW YORK, AGAINST PAYMENT THEREFOR IN NEW YORK FUNDS.
                              -------------------

                              MORGAN STANLEY & CO.
                                      INCORPORATED


JUNE   , 1994

                                   [GRAPHIC]

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE UNITS OFFERED HEREBY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

    UNTIL               , 1994 (90 DAYS AFTER  THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              -------------------

                               TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                             ---------
Prospectus Summary.........................................................................................          4
Risk Factors...............................................................................................         10
The Transaction............................................................................................         16
Use of Proceeds............................................................................................         17
Capitalization.............................................................................................         18
Selected Consolidated Financial and Other Data For the Company Prior to the Transaction....................         19
Pro Forma Consolidated Financial and Other Data............................................................         21
Management's Discussion and Analysis of Financial Condition and Results of Operations......................         29
Business...................................................................................................         37
Management.................................................................................................         44
Principal Shareholders.....................................................................................         50
Certain Relationships and Related Transactions.............................................................         51
Description of the Units...................................................................................         54
Description of the Senior Secured Notes....................................................................         57
Description of the Warrants................................................................................         84
Description of Capital Stock...............................................................................         87
Certain Federal Income Tax Considerations..................................................................         88
Description of Other Indebtedness..........................................................................         92
The Underwriter............................................................................................         93
Legal Matters..............................................................................................         94
Experts....................................................................................................         94
Available Information......................................................................................         94
Index to Financial Statements..............................................................................        F-1


                              -------------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SENIOR SECURED NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND THE CONSOLIDATED FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. AS USED HEREIN, UNLESS THE CONTEXT REQUIRES OTHERWISE, THE TERMS "EMPIRE GAS" AND THE "COMPANY" REFER TO EMPIRE GAS CORPORATION AND ITS SUBSIDIARIES ASSUMING CONSUMMATION OF THE TRANSACTION, WHICH WILL OCCUR SIMULTANEOUSLY WITH THIS OFFERING. ALL REFERENCES IN THE PROSPECTUS TO FISCAL YEARS ARE TO THE COMPANY'S FISCAL YEAR WHICH ENDS ON JUNE 30.

                                  THE COMPANY

    Empire  Gas is  one of  the largest  retail distributors  of propane  in the
United States and, through its subsidiaries, has been engaged in the retail distribution of propane since 1963. During the fiscal year ended June 30, 1993, without giving effect to the Transaction, Empire Gas supplied propane to approximately 200,000 customers in 27 states from 284 retail service centers and sold approximately 142.1 million gallons of propane, accounting for approximately 91.4% of its operating revenue. The Company also sells related gas-burning appliances and equipment and rents customer storage tanks.

    The Company will implement a change in ownership and management contemporaneously with this Offering by repurchasing shares of its common stock from its controlling shareholder, Mr. Robert W. Plaster, and certain other departing officers (the "Stock Purchase") in exchange for all of the shares of common stock of a subsidiary that owns 133 retail service centers located primarily in the Southeast. Mr. Paul S. Lindsey, Jr., who has been with the Company for 26 years and currently serves as the Company's Chief Operating Officer and Vice Chairman of the Board, will become the Company's controlling shareholder, Chief Executive Officer, and President. The change in ownership and management will enable the Company to pursue a growth strategy focused on acquiring propane operating companies. Contemporaneously with the Offering, the Company will acquire the assets of PSNC Propane Corporation, a company located in North Carolina that has six retail service centers and five additional bulk storage facilities with annual volume of approximately 9.5 million gallons (the "Acquisition," and together with the Stock Purchase, the "Transaction"), for an aggregate purchase price of approximately $14.0 million (which includes payment for inventory and accounts receivable). The Company also recently completed the acquisition of a retail propane company in Colorado with annual volume of approximately 700,000 gallons, and has entered into a contract to purchase a retail propane company in Missouri with annual volume of approximately 690,000 gallons.

    Following the Transaction, Empire Gas' operations will consist of 158 retail service centers with 22 additional bulk storage facilities. During the fiscal year ended June 30, 1993, Empire Gas, after giving effect to the Transaction, sold approximately 84.8 million gallons of propane (approximately 40% less than prior to the Transaction) to approximately 112,000 customers in 20 states, which (based on retail gallons sold) makes it one of the 11 largest retail distributors of propane in the United States. The impact on the Company's operations of weather fluctuations in a particular region will be reduced as a result of the substantial geographic diversification of the Company after the Transaction, with operations in the west, the southwest, Colorado, the upper midwest, the Mississippi Valley and the southeast.


    Propane, a hydrocarbon with properties similar to natural gas, is separated from natural gas at gas processing plants and refined from crude oil at refineries. It is stored and transported in a liquid state and vaporizes into a clean-burning energy source that is used for a variety of residential, commercial, and agricultural purposes. Residential and commercial uses include heating, cooking, water heating, refrigeration, clothes drying, and incineration. Commercial uses also include metal cutting, drying, container pressurization, and charring, as well as use as a fuel for internal combustion engines. As of December 31, 1991, the propane industry had grown, as measured by the gallons of retail residential/commercial propane sold, at the rate of 3.7% per annum since 1984.


    The Company believes the highly fragmented retail propane market presents substantial opportunities for growth through consolidation. As of December 31, 1991, there were approximately 8,000 propane retail marketing companies in the continental United States with approximately 13,500 retail distribution points. In addition, Empire Gas believes growth can be achieved by the conversion to propane of homes that currently use either electricity or fuel oil products because of the price advantage propane has over electricity and because propane is a cleaner source of energy than fuel oil products. As of December 31, 1990, there were approximately 23.7 million homes that used electricity for heating, water heating, cooking and other household purposes, approximately 11.2 million homes that used fuel oil products, and approximately 5.7 million homes that used propane for such purposes.

    Empire Gas focuses on propane distribution to retail customers, including residential, commercial, and agricultural users, emphasizing, in particular, sales to residential customers, a stable segment of the retail propane market that traditionally has generated higher gross margins per gallon than other retail segments. Sales to residential customers, giving effect to the
Transaction, accounted for approximately 65.5% of the Company's aggregate propane sales revenue and 74.3% of its aggregate gross margin from propane sales in fiscal year 1993.

    Empire Gas attracts and retains its residential customers by supplying them storage tanks, by offering them superior service and by strategically locating visible and accessible retail service centers on or near major highways. Empire Gas focuses its operations on sales to customers to which it also leases tanks, as sales to this segment of the retail propane market tend to be more stable and typically provide higher gross margins than sales to customers who own tanks. After the Transaction, Empire Gas will own approximately 109,000 storage tanks that it leases to approximately 96% of its customers. Empire Gas' residential customer base is relatively stable, because (i) fire safety regulations and state container laws restrict the filling of a leased tank solely to the propane supplier that leases the tank, (ii) rental agreements for its tanks restrict the customers from using any other supplier, and (iii) the cost and inconvenience of switching tanks minimizes a customer's tendency to change suppliers. Historically, the Company has retained 90% of all its customers from year to year, with the average customer remaining with Empire Gas for approximately 10 years.


    The change in ownership and management of the Company will enable it to pursue a business strategy to increase its revenues and profitability through
(i) expansion by acquisitions and start-ups, (ii) expansion of its existing residential customer base, and (iii) geographic rationalization and the reduction of operating expenses. Empire Gas will seek opportunities to acquire retail service centers in areas where it already has a strong presence and to develop new retail service centers in new markets. Efforts to expand the existing residential customer base will focus primarily on conversion of customers currently using electricity for heating, conversion of customers currently using fuel oil and wood due to environmental impact, and soliciting customers created by the new home construction market in growth areas. Empire Gas intends to dispose of a limited number of retail service centers that are located in markets in which it does not have, and does not desire to develop, a strong presence or that do not have the potential for long-term growth. Empire Gas believes it will be able to reduce its operating expenses through a program of consolidating a number of retail service centers where such consolidations will yield operating efficiencies.


    The Company's principal executive offices are located at 1700 South Jefferson Street, Lebanon, Missouri 65536. The Company's telephone number is
(417) 532-3101.

                                  THE OFFERING
                                   THE UNITS


Securities Offered................  Units  (the "Units")  consisting of     % Senior Secured
                                      Notes due  2004  (the "Senior  Secured  Notes"),  each
                                      having  an initial accreted value of  $          , and
                                          Warrants. Each Warrant entitles the holder thereof
                                      to purchase  one share  of Common  Stock ,  par  value
                                      $.001  per share, of the  Company (the "Common Stock")
                                      at  an  exercise  price   of  $7.00  per  share.   See
                                      "Description of the Units."
Separability......................  The  Senior Secured  Notes and the  Warrants will become
                                    separately transferrable on                 , 1994  (the
                                      "Separation Date").

                                  THE SENIOR SECURED NOTES
Notes Offered.....................  $                 estimated  aggregate  principal amount
                                    ($100,000,000 initial  accreted value)  of     %  Senior
                                      Secured Notes due 2004. See "Description of the Senior
                                      Secured Notes."
Maturity Date.....................  , 2004
Interest..........................  Cash  interest  on  the  Senior  Secured  Notes  will be
                                    payable at the rate of   % per annum of their  principal
                                      amount  at maturity  through and including           ,
                                      1999, and after such date will be payable at the  rate
                                      of      %  per  annum  of  their  principal  amount at
                                      maturity. See  "Original  Issue Discount"  below.  In-
                                      terest   on  the  Senior   Secured  Notes  is  payable
                                      semiannually on                 and                  ,
                                      commencing             , 1994. The price to the public
                                      of the  Senior Secured  Notes  represents a  yield  to
                                      maturity  of    % per annum, computed  on the basis of
                                      semiannual compounding.
Optional Redemption...............  The Senior  Secured  Notes  will be  redeemable  at  the option  of the Company, in whole or in part, on or after
                                                 , 1999 at the  redemption prices set  forth
                                      herein,  plus  accrued  interest. In  addition,  up to
                                      $      million aggregate principal amount at  maturity
                                      (35%)  of the Senior Secured  Notes are redeemable, in
                                      whole or in part, at  the option of the Company,  from
                                      the  proceeds of  one or more  Public Equity Offerings
                                      following which  there  is  a Public  Market,  at  the
                                      redemption  prices  set  forth  herein,  plus  accrued
                                      interest.
Change of Control.................  Upon a Change of Control (as defined herein), holders of the Senior Secured Notes will have the right to  require
                                      the  Company to purchase the Senior Secured Notes at a
                                      purchase price of 101% of the accreted value  thereof,
                                      plus  accrued and unpaid interest, if any, to the date
                                      of purchase. The Company may not have sufficient funds
                                      or  the  financing  to  satisfy  its  obligations   to
                                      repurchase  the  Senior Secured  Notes and  other debt
                                      that may come due upon a Change of Control.
Security..........................  The Senior Secured Notes will be secured by a pledge  of all  of the capital  stock of the  Company's present and
                                      future subsidiaries, subject to certain exceptions.
Subsidiary Guarantees.............  The Senior  Secured Notes  will  be guaranteed  (each  a
                                    "Subsidiary  Guarantee")  by  all  of  the  wholly owned
                                      subsidiaries of the Company, which carry on the retail
                                      business of the Company (collectively, the "Subsidiary
                                      Guarantors"). The Subsidiary Guarantees will be senior
                                      indebtedness of the  respective Subsidiary  Guarantors
                                      and  will rank PARI  PASSU with the  guarantees by the
                                      Subsidiary Guarantors  of other  senior  indebtedness,
                                      including  indebtedness under the  New Credit Facility
                                      (as hereinafter defined).
Ranking...........................  The Senior Secured Notes  will be senior obligations  of the Company and will rank PARI PASSU in right of payment
                                      with   the  Company's   existing  and   future  senior
                                      indebtedness. On a  pro forma  basis as  of March  31,
                                      1994,  after giving  effect to the  application of the
                                      net proceeds of the Offering and the Transaction,  the
                                      Company   would  have   had  no   senior  indebtedness

                                      outstanding, excluding  the Senior  Secured Notes.  In
                                      addition,  because the  Company is  a holding company,
                                      the  Senior   Secured   Notes  will   be   effectively
                                      subordinated to all existing and future liabilities of
                                      the  Company's subsidiaries (except  to the extent the
                                      Subsidiary Guarantees represent direct claims  against
                                      such  subsidiaries). On a pro  forma basis as of March
                                      31, 1994, after  giving effect to  the application  of
                                      the  net proceeds of the Offering and the Transaction,
                                      the aggregate  liabilities (excluding  guarantees)  of
                                      the    Company's   subsidiaries    would   have   been
                                      approximately  $530,000,  including  trade   payables,
                                      accrued expenses, and taxes payable.
Certain Covenants.................  The  Indenture governing  the Senior  Secured Notes (the
                                    "Indenture") will contain covenants, including, but  not
                                      limited  to, covenants  with respect  to the following
                                      matters:  (i)   limitations  on   the  incurrence   of
                                      additional    indebtedness;   (ii)    limitations   on
                                      restricted payments; (iii)  limitations on  incurrence
                                      of   additional  indebtedness  by  subsidiaries;  (iv)
                                      limitations on the sale and issuance of capital  stock
                                      by  subsidiaries;  (v)  limitations  on  dividends and
                                      other payments; (vi) limitations on transactions  with
                                      affiliates;   (vii)   limitations  on   liens;  (viii)
                                      limitations  on  mergers,  consolidations,  or   asset
                                      sales; and (ix) limitations on subsidiary investments.
Events of Default.................  Events   of  default  under  the  Senior  Secured  Notes
                                    include: (i) non-payment of  interest for 30 days;  (ii)
                                      non-payment of principal when due or failure to redeem
                                      when  required; (iii) default  in performance of other
                                      covenants or  agreements  for 30  days  after  written
                                      notice   to  the   Company;  (iv)   default  on  other
                                      indebtedness of the Company or its subsidiaries having
                                      a principal amount of $2,000,000 singly or  $5,000,000
                                      in  the aggregate; (v)  a final judgment  or order for
                                      the payment  of  money  in the  amount  of  $2,000,000
                                      singly  or  $5,000,000 in  the  aggregate that  is not
                                      discharged or appealed  within 30  days; (vi)  certain
                                      events of bankruptcy, insolvency and reorganization of
                                      the  Company; (vii) except as  permitted by the Inden-
                                      ture,  the  Trustee's  failure  to  have  a  perfected
                                      security interest in the Collateral; and (viii) except
                                      as  permitted by the Indenture  and the Senior Secured
                                      Notes,  the   cessation   of  effectiveness   of   any
                                      Subsidiary   Guarantee   as  against   any  Subsidiary
                                      Guarantor.
Actions by Noteholders............  Holders of the Senior Secured  Notes may not pursue  any remedy with respect to the Indenture (except actions for
                                      payment  of overdue principal or interest) unless: (i)
                                      the Holder  has  given  notice to  the  Trustee  of  a
                                      continuing  Event of Default: (ii) Holders of at least
                                      25% in principal  amount of the  Senior Secured  Notes
                                      have  made a written request  to the Trustee to pursue
                                      such remedy and offered the Trustee security or indem-
                                      nity reasonably satisfactory to the Trustee; (iii) the
                                      Trustee has not complied  with such request within  60
                                      days;  and (iv) the Holders of a majority in principal
                                      amount of the Senior Secured Notes have not given  the
                                      Trustee  an inconsistent direction  during such 60-day
                                      period.

Original Issue Discount...........  The Senior Secured Notes are being issued with  original issue discount. For Federal income tax purposes, holders
                                      of  the  Senior  Secured  Notes  will  be  required to
                                      include amounts in gross income in advance of  receipt
                                      of  cash  to  which the  income  is  attributable. See
                                      "Certain Federal Income Tax Considerations."
Use of Proceeds...................  The net proceeds to the Company from this Offering  will be used to repay certain indebtedness of the Company, to
                                      complete the Acquisition, to repay certain amounts due
                                      in connection with the Stock Purchase, and for general
                                      corporate purposes.
Governing Law.....................  State of New York.

                                        THE WARRANTS
Warrants Offered..................  Warrants  to purchase Common Stock. The aggregate number of shares of  Common Stock issuable  upon exercise  of
                                      the  Warrants  is equal  to  approximately 10%  of the
                                      outstanding shares of Common Stock on a fully  diluted
                                      basis, subject to certain exceptions. See "Description
                                      of the Warrants."
Exercise Price....................  Each Warrant entitles the holder thereof to purchase one share  of Company Common Stock  at the exercise price of
                                      $7.00 per share, subject to adjustment.
Exercise..........................  The  Warrants  may  be  exercised  at  any  time   after
                                               ,  1994 and  prior to                 , 2004.
                                      Warrants that  are not  exercised  by such  date  will
                                      expire.  A Warrant does not entitle the holder thereof
                                      to receive any dividends paid on the Common Stock.
Repurchase Offer..................  Following the  occurrence  of a  Repurchase  Event,  the
                                    Company  must offer to repurchase all of the outstanding
                                      Warrants. A  Repurchase  Event  will  occur  upon  the
                                      merger  or consolidation of the  Company with or into,
                                      or the sale by the Company of all or substantially all
                                      of its  assets  to,  another person,  if  the  consid-
                                      eration  for such transaction  does not consist solely
                                      of cash or  if the  transaction is  entered into  with
                                      certain entities.
Repurchase Price..................  The  repurchase of Warrants following a Repurchase Event will be: (i) at the average of the closing sales  prices
                                      of  the Common  Stock for  the 20  days prior  to such
                                      Repurchase Event  if the  Common Stock  is  registered
                                      under the Securities Exchange Act of 1934, as amended;
                                      or  (ii) if the  Common Stock is  not so registered or
                                      the value cannot be computed under clause (i), at  the
                                      value,  as  determined  by  an  independent  financial
                                      expert,  of  the  shares  of  Common  Stock  or  other
                                      securities issuable upon exercise of the Warrants less
                                      the exercise price thereof.


                                  RISK FACTORS

    An investment in the Units involves a high degree of risk. Each prospective purchaser of the Units should consider carefully the specific factors set forth under "Risk Factors," as well as the other information set forth in this Prospectus, before purchasing the Units offered by this Prospectus.

                   SUMMARY PRO FORMA FINANCIAL AND OTHER DATA


    The following table presents selected summary pro forma financial and other data of the subsidiaries that will be retained by the Company following the consummation of the Stock Purchase and PSNC Propane Corporation (the "PSNC Operations") for the year ended June 30, 1993, and for the nine and twelve months ended March 31, 1994. The pro forma financial operating and other data for the year ended June 30, 1993 and for the nine and twelve months ended March 31, 1994 give effect to the Offering and the Transaction, as if these transactions had occurred on July 1, 1992. Due to the seasonal nature of the Company's business, the majority of the Company's revenues are earned in its second and third fiscal quarters. Accordingly, the results of operations for the nine months ended March 31, 1994 are not indicative of the results of operations to be expected for the full year. Data for the twelve months ended March 31, 1994 have been set forth to provide recent data covering a full year's operations. The financial data set forth below should be read in conjunction with the Company's consolidated financial statements and related notes, "Selected Consolidated Financial and Other Data for the Company Prior to the Transaction," "Pro Forma Financial and Other Data," and "Management's Discussion and Analysis of Results of Operations and Financial Condition," all contained elsewhere in this Prospectus. See "Selected Consolidated and Other Financial Data for the Company Prior to the Transaction" for a presentation of the Company's historical consolidated financial data.



                                                                     PRO FORMA FOR THE
                                                                TRANSACTION AND OFFERING(1)
                                                    ----------------------------------------------------
                                                    YEAR ENDED
                                                     JUNE 30,    NINE MONTHS ENDED   TWELVE MONTHS ENDED
                                                       1993       MARCH 31, 1994       MARCH 31, 1994
                                                    ----------   -----------------   -------------------
                                                       (IN THOUSANDS, EXCEPT RATIOS AND GROSS PROFIT
                                                                      PER GALLON DATA)
OPERATING DATA:
  Operating revenue...............................  $  76,931    $         64,997    $           76,463
  Gross profit (2)................................     41,243              34,931                41,951
  Operating expenses..............................     23,825              18,617                24,304
  Depreciation and amortization...................      6,722               4,980                 6,332
  Operating income................................     10,696              11,334                11,315
  Interest expense:
    Cash interest.................................     10,167               7,375                 9,808
    Amortization of debt discount and expense.....      4,344               3,324                 4,446
      Total interest expense......................     14,501              10,699                14,254
  Net income (loss)...............................     (2,733)                  2                (2,410)

OTHER OPERATING DATA AND FINANCIAL RATIOS:
  Capital expenditures:
    Existing operations...........................      1,905               1,834                 2,358
    Start-up of new retail service centers........        729                 453                   664
    Acquisitions..................................     --                     444                   444
                                                    ----------            -------               -------
      Total capital expenditures..................      2,634               2,731                 3,466
  Cash from sale of retail service centers and
   other assets...................................        145                 228                   948
  EBITDA (3)......................................     17,418              16,314                17,647
  EBITDA (3) to interest expense..................       1.20x               1.52x                 1.24x
  EBITDA (3) to cash interest.....................       1.71x               2.21x                 1.80x
  Retail gallons sold.............................     84,840              72,021                83,980
  Weighted average gross profit per gallon........       .429                .435                  .442

- ------------

(1) For an explanation of adjustments to arrive at pro forma data, see "Capitalization," and "Pro Forma Consolidated Financial and Other Data."

(2)  Represents operating revenue less the cost of products sold.

(3) EBITDA consists of earnings before depreciation, amortization, interest, income taxes, and other non-recurring expenses. EBITDA is presented here because it is a widely accepted financial indicator of a highly leveraged company's ability to service and/ or incur indebtedness. However, EBITDA should not be construed as an alternative either (i) to operating income (determined in accordance with generally accepted accounting principles) or
     (ii) to cash flows from operating activities (determined in accordance with generally accepted accounting principles).

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE UNITS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING AN INVESTMENT IN THE UNITS.

HIGH LEVERAGE AND ABILITY TO SERVICE DEBT

    As of March 31, 1994, on a pro forma basis after giving effect to the application of the proceeds of this Offering as set forth in "Use of Proceeds," and the Transaction, the Company would have had approximately $107.2 million aggregate outstanding principal amount (in the case of the Senior Secured Notes, such amount being the accreted value) of indebtedness on a consolidated basis, and a stockholders' deficit of approximately $27.8 million. See "Capitalization."


    On a pro forma basis, after giving effect to the application of the proceeds of this Offering and the Transaction, earnings would have been inadequate to cover fixed charges by $4.4 million for fiscal year 1993 and by $4.4 million for the twelve months ended March 31, 1994, resulting in the reporting of losses of $2.7 million and $2.4 million, respectively, for these periods. See "Capitalization"; "Selected Consolidated Financial and Other Data for the Company Prior to the Transaction;" and "Pro Forma Consolidated Financial and Other Data." The Company expects earnings to be inadequate to cover fixed charges for fiscal year 1994, resulting in the reporting of a loss for that period.


    The Company's high degree of leverage will make it vulnerable to adverse changes in the weather and may limit its ability to respond to market conditions, to capitalize on business opportunities, and to meet its contractual and financial obligations. Fluctuations in interest rates will affect the Company's financial condition inasmuch as the credit facility the Company will enter into simultaneously with this Offering (the "New Credit Facility") will bear interest at a floating rate.


    The Company will be required to use a significant portion of its cash flow from operations to meet its debt service obligations, which through fiscal year 1997 are expected to consist primarily of interest, including interest on the Senior Secured Notes. On a pro forma basis, after giving effect to the Offering and the Transaction, debt service obligations (which consist of interest expense and mortgage principal payments) would have been $10.4 million for the fiscal year ended June 30, 1993 and $7.5 million for the nine months ended March 31, 1994, and earnings before interest, taxes, depreciation and amortization
(EBITDA) would have been $17.4 million and $16.3 million, respectively. The ability of the Company to meet its debt service obligations, including the
increase  in the  cash interest rate  on the Senior  Secured Notes to       % in
fiscal year 1999, and to reduce its total debt, will be dependent upon the future performance of the Company and its subsidiaries, which, in turn, will be subject to general economic conditions and to financial, business, weather, and other factors, including factors beyond the Company's control. The Company believes that, based on current levels of operations and assuming winter weather with heating degree days that are not substantially abnormal compared to the historical average, it will be able to fund these debt service obligations from funds generated from operations, proceeds of the sales of service centers pursuant to the Company's consolidation strategy and, if necessary, funds available under the New Credit Facility. If the Company and its subsidiaries are unable to comply with the terms of their debt agreements and fail to generate sufficient cash flow from operations in the future, they may be required to refinance all or a portion of their existing debt or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained, particularly in view of the Company's anticipated high levels of debt, the fact that a significant portion of the Company's consolidated current assets will be given as collateral to secure indebtedness under the New Credit Facility and all of the capital stock of the Company's present and future subsidiaries will be pledged to secure the Senior Secured Notes, and the debt incurrence restrictions under existing debt agreements. If no such refinancing or additional financing were available, the Company could be forced to default on its respective debt obligations and, as an ultimate remedy, seek protection under the federal bankruptcy laws.


RESTRICTIONS IN FINANCING AGREEMENTS

    The Indenture contains provisions that will limit, among other things, (a) the ability of the Company and its subsidiaries to incur additional indebtedness, (b) certain restricted payments and investments, (c) the sale and issuance of capital stock by subsidiaries, (d) dividend and other payments, (e) transactions with affiliates, (f) the creation of liens, (g) the types of mergers, consolidations, or asset sales in which the Company may participate, and (h) subsidiary investments. The Indenture also contains provisions which require the Company, in the event of a Change in Control, to make an offer to purchase the Senior Secured Notes. A Change in Control is defined in the Indenture to include: (i) the acquisition of over 30% of the voting shares of the Company in certain circumstances; (ii) certain changes in the Board of Directors of the Company; (iii) a sale of all or substantially all of the assets of the Company; (iv) a reduction in the percentage of voting shares of the Company held by certain members of management below 50%; or (v) the failure of the Board of Directors to have at least two independent members, to have an audit committee consisting solely of independent members or to have fewer than eight members. See "Description of the Senior Secured Notes -- Certain Definitions (Change of Control)." There can be no assurance that the Company will have the financial resources necessary to purchase the Senior Secured Notes upon a Change in Control. See "Description of the Senior Secured Notes -- Covenants."



    The New Credit Facility will contain provisions similar to the provisions in the Indenture, as well as certain financial maintenance tests. Any failure of the Company to comply with these or other covenants contained in these agreements could result in a default thereunder, which, in turn, could cause such indebtedness (and by reason of cross-default provisions, the Senior Secured Notes) to be declared immediately due and payable. The ability of the Company to comply with these provisions may be affected by events beyond its control. See "Description of Other Indebtedness -- New Credit Facility."


EFFECTIVE RANKING OF SENIOR SECURED NOTES

    The Senior Secured Notes will be senior secured obligations of the Company and will rank PARI PASSU with all other existing and future senior indebtedness of the Company. Pursuant to the Indenture, the Company may incur up to $15.0 million of senior secured indebtedness under the New Credit Facility and may, subject to certain limitations, incur other secured indebtedness. In the event of a bankruptcy, liquidation or similar proceeding affecting the Company, the other secured creditors of the Company would be entitled to repayment in full from the proceeds of any collateral subject to their security interests before any payment therefrom could be made to holders of the Senior Secured Notes. See "Description of Senior Secured Notes -- General" and "Description of Other Indebtedness."

    The Company is a holding company that conducts its operations through its subsidiaries (the vast majority of which are retail service centers) and has no material assets other than its interests in its subsidiaries. As a result of the Company's holding company structure, except to the extent that the Senior Secured Notes (and the Subsidiary Guarantees) constitute recognized creditor claims against the assets and earnings of the Company's subsidiaries, claims of creditors of the Company's subsidiaries (including lenders under the New Credit Facility which will also be guaranteed by subsidiaries of the Company) will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Company, including holders of the Senior Secured
Notes, even though such subsidiary obligations do not constitute senior indebtedness. On a pro forma basis as of March 31, 1994, after giving effect to the application of the proceeds of the Offering and the Transaction, the obligations of the Company's subsidiaries, other than their respective guarantees of Empire Gas' obligations under the Senior Secured Notes and the New Credit Facility, would have consisted of total payables of approximately $530,000 including trade payables, accrued expenses and taxes payable. The New Credit Facility and the Indenture will restrict the subsidiaries' ability to incur additional indebtedness other than in limited circumstances, including to fund acquisitions. See "Description of the Senior Secured Notes."

SECURITY FOR THE SENIOR SECURED NOTES

    The Senior Secured Notes will be secured by a pledge of all of the capital stock of the Company's present and future subsidiaries. Currently there is no market for such stock. There can be no assurance that the proceeds from the sale or sales of all such collateral would be sufficient to satisfy the amounts due on the Senior Secured Notes in the event of a default. If such proceeds are not sufficient to repay all such amounts due on the Senior Secured Notes, then Holders of the Senior Secured Notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against the Company's remaining assets (together with a claim against the Subsidiary Guarantors pursuant to the Subsidiary Guarantees). In addition, the ability of the Holders of the Senior Secured Notes to rely upon the collateral (or upon the Subsidiary Guarantees) for fulfillment of the Company's obligations under the Indenture may be subject to certain bankruptcy law limitations in the event of a bankruptcy.

PAYMENTS DUE ON INDEBTEDNESS PRIOR TO MATURITY OF SENIOR SECURED NOTES

    The Company intends to refinance or replace some portion of its New Credit Facility prior to its maturity on or about July 1997. There can be no assurance that any such refinancing will be possible, or that any additional financing in the future can be obtained, particularly in view of the Company's anticipated high levels of debt, and the restrictions on the Company's ability to incur additional debt under the New Credit Facility and the Indenture. If no such refinancing or additional financing is available or possible, as the case may be, the Company could be forced to default on its debt obligations and, as an ultimate remedy, seek protection under the federal bankruptcy laws.

TAX CONSEQUENCES OF THE OFFERING

    The Senior Secured Notes will be issued at a substantial discount from their principal amount. Consequently, purchasers of Units generally will be required to include amounts in gross income for Federal income tax purposes in advance of their receipt of the cash payments to which the income is attributable. If the Senior Secured Notes are "applicable high yield discount obligations," the Company's federal income tax deductions with respect to the original issue discount on the Senior Secured Notes will be deferred until the Company makes the related payments and possibly, in part, disallowed. See "Certain Federal Income Tax Considerations -- Certain Federal Income Tax Consequences to the Company and to Corporate Holders."

BANKRUPTCY CONSIDERATIONS

    If a bankruptcy case is commenced by or against the Company under the Bankruptcy Code after the issuance of the Senior Secured Notes, the claim of a holder of Senior Secured Notes may be limited to an amount equal to the sum of
(i) the initial public offering price of the Senior Secured Notes (which may exclude amounts attributable to the value of the Warrants) and (ii) that portion of original issue discount which is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any original issue discount that was not amortized as of the date of any such bankruptcy filing would constitute "unmatured interest."

WEATHER


    Weather conditions have a substantial impact on the demand for propane, particularly by retail customers, with peak sales typically occurring during the winter months. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Warmer than normal winter weather in fiscal years 1991 and 1992 had a material adverse effect on the Company's operating income in each of those years. Warmer than normal weather in the future could have a material adverse effect on the Company's operating income and could affect its ability to fulfill its debt service obligations. While the fiscal year 1993 winter was a nearly normal winter, there can be no assurance that average temperatures in future years will be closer to the historical average.


PROPANE COST VOLATILITY

    The cost of propane purchased by the Company can fluctuate dramatically over a short period of time due to a variety of factors, including severe cold weather and product transportation difficulties. In general, the Company's supply contracts permit its suppliers to charge posted prices at the time of delivery, less any negotiated discount. The Company has generally been able to pass any cost increases on to its customers; however, there can be no assurance that the Company will be able to pass on such cost increases in the future.

COMPETITION

    Empire Gas encounters competition from a number of other propane distributors in each geographic region in which it operates and competes for customers against suppliers of other energy sources. For residential and commercial customers, Empire Gas competes primarily with suppliers of electricity and propane. The Company currently enjoys, and historically has enjoyed, a competitive advantage over suppliers of electricity because of the higher cost of electricity. The Company believes that fuel oil does not present a significant competitive threat in the Company's primary service areas because:
(i) propane is a residue-free, cleaner energy source, (ii) environmental concerns make fuel oil relatively unattractive, and (iii) fuel oil appliances are not as efficient as propane appliances. Empire Gas generally does not attempt to sell propane in areas served by natural gas distribution systems, except sales for specialized industrial applications and for motor fuel, because the price per equivalent energy unit of propane is, and has historically been, higher than that of natural gas. To use natural gas, however, a retail customer must be connected to a distribution system provided by a local utility. Because of the costs involved in building or connecting to a natural gas distribution system, natural gas is not expected to create significant competition for the Company in areas that are not currently served by natural gas distribution systems.

CONSERVATION AND IMPROVED EFFICIENCY OF GAS APPLIANCES

    Retail customers primarily use propane for heating, water heating, and cooking. Conservation measures or technological advances, including the development of more efficient gas appliances, could slow the growth of demand for propane by retail propane customers. The Company believes that decreases in oil and gas prices in recent years have decreased the incentive to conserve and that the gas appliances used today are already operating at high levels of efficiency. The Company cannot predict the impact of future conservation measures. Nor is the Company able to predict the effect that any technological advances might have on the Company's operations.

OPERATING RISKS

    The Company's propane operations are subject to all operating hazards and risks normally incident to handling, storing and transporting combustible liquids, such as the risk of personal injury and property damage caused by fire. Empire Gas maintains insurance policies with insurers in such amounts and with such coverages and deductibles as management of the Company believes is reasonable and prudent. Empire Gas' current automobile liability policy provides coverage for losses of up to $101.0 million per occurrence with a $500,000 deductible per occurrence. Empire Gas' general liability policy has a $500,000 deductible per occurrence (subject to an aggregate deductible of $1.0 million per policy period) with total coverage of $101.0 million. Current workers compensation coverage also has a $500,000 deductible per incident. Current liability insurance coverage substantially exceeds any liability Empire Gas has previously incurred, though the $500,000 deductible on each of the policies means that the Company is effectively self-insured for liability up to these deductibles. The occurrence of an event not fully covered by insurance could have a material adverse effect on the Company's financial condition and results. See "Business of the Company -- Propane Operations -- Risks of Business."

REORGANIZATION OF THE COMPANY

    Prior to the Offering, the Company consisted of 284 retail outlets operating in 27 states. As a result of the Transaction, the number of retail outlets will be reduced to 158 operating in 20 states (resulting in a decrease of approximately 40% based on gallons sold during the fiscal year ended June 30,
1993). In addition, new management of the Company after the Offering intends to pursue a strategy of acquisitions and start-ups, expansion of the Company's existing residential customer base, geographic rationalization and reduction of operating expenses, which differs in some regards from the strategy of current management. See "Business -- Business Strategy." The operations of the Company after the Offering will therefore differ from the operations prior to the Offering in terms of the size, geographical scope, management and leverage of the Company and there is no assurance that new management's business strategy will be carried out effectively. Accordingly, operations of the Company prior to the Offering are not indicative of expected operations of the Company after the Offering.

POTENTIAL ACQUISITIONS AND DEVELOPMENT OF NEW RETAIL SERVICE CENTERS

    The Company intends to consider and evaluate opportunities for growth in its industry through acquisitions and the development of new retail propane service centers. While the Company recently completed an acquisition of one retail service center in Colorado, has signed an agreement to purchase a small retail propane company in Missouri, and will complete the Acquisition contemporaneously with this

Offering, there can be no assurance that the Company will continue to find attractive acquisition opportunities, or to the extent such opportunities or opportunities to develop new retail service centers are identified, that the Company will be able to consummate the acquisitions or develop such centers or will be able to obtain financing for any such acquisitions or projects. In addition, the Company's ability to undertake acquisitions will be limited in certain geographic areas by the non-competition agreement (the "Non-Competition Agreement") entered into by the Company and Empire Energy Corporation ("Energy"), whose stock will be transferred to Mr. Plaster and certain other departing officers as part of the Transaction. Subject to an exception for multi-state acquisitions, the Non-Competition Agreement restricts the Company from making acquisitions in seven states (Alabama, Florida, Georgia, Indiana, Kentucky, Mississippi and Tennessee) and certain territories in five states (southeastern Missouri, northern Arkansas, western Virginia, western West Virginia and an area within a 50-mile radius of an existing Energy operation in Illinois) (the "Energy Territories") for a period of three years from the date the Stock Purchase is consummated (the "Effective Date"). The Non-Competition Agreement also requires the Company not to disclose secret information it may have regarding Energy, not to solicit Energy customers or employees, and to grant Energy an option to purchase from the Company (on terms substantially equivalent to the terms on which the Company acquired the business) any business the Company acquires in violation of the Non-Competition Agreement. The same restrictions apply to Energy under the Non-Competition Agreement. See "The
Transaction" and "Certain Relationships and Related Transactions -- The Transaction." No assurance can be given as to the extent to which acquisitions or new retail service centers will contribute to the Company's cash flows or results of operations.


DEPENDENCE ON CONTROLLING SHAREHOLDER AND CONFLICT OF INTERESTS

    Upon consummation of the Transaction, Empire Gas will be dependent on the efforts of Paul S. Lindsey, Jr. who will serve as the Company's Chief Executive Officer, President, and Chairman of the Board. Mr. Lindsey and his wife, Kristin
L. Lindsey, will hold approximately 96% of the Company's Common Stock and generally will be able to control the Company's operations. Although the Company will purchase a key man life insurance policy in the amount of $30 million, the loss of Mr. Lindsey's services could have a material adverse effect on the business of the Company. As the holder of a majority of the Company's outstanding Common Stock, Mr. Lindsey may have interests different from those of holders of the Units. In case of such a conflict of interests, there can be no assurance that the Company will take actions in the best interests of the holders of the Units.

FRAUDULENT TRANSFER CONSIDERATIONS ASSOCIATED WITH THE STOCK REPURCHASE AND DEBT REFINANCING

    Under fraudulent transfer provisions of the Bankruptcy Code or comparable provisions of state fraudulent transfer law, a transfer of property made within a year before a bankruptcy filing (or within the applicable state law period) can be avoided if a company or a subsidiary thereof (a) made such transfer with the intent of hindering, delaying, or defrauding current or future creditors, or
(b)(i) received less than reasonably equivalent value or fair consideration therefor and (ii) at the time of such transfer (A) was insolvent or was rendered insolvent by such transfer, (B) was engaged or was about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on such business, or (C) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

    If a court were to find that, in substance, the Senior Secured Notes were issued to repurchase the Common Stock of Mr. Plaster and the departing officers, the court could find that the Company did not receive fair consideration or reasonably equivalent value for the issuance of the Senior Secured Notes. In addition, to the extent the proceeds are being used to repay (i) the Company's 12% Senior Subordinated Debentures due 2002 (the "12% Senior Subordinated Debentures") which were incurred in repaying certain indebtedness incurred in the 1983 leveraged buy-out of Empire Gas Corporation (the "LBO"), and (ii) $13.7 million principal amount of the Company's 9% Subordinated Debentures due 2007 (the "2007 9% Subordinated Debentures"), which were incurred in the LBO, of which $4.7 million principal amount will be purchased from Mr. Plaster, a court could find that the Company did not receive fair consideration or reasonably equivalent value for the issuance of the Senior Secured Notes. If a court found a lack of fair consideration for the Senior Secured Notes and also concluded that one or more of the financial conditions described above was satisfied at the time Empire Gas incurred the debt to the holders of the Senior Secured Notes, or if the court found that the transaction was entered into with the intent of hindering, delaying, or defrauding creditors, the court could set aside the transaction as a fraudulent transfer and void the Senior Secured Notes and order the return of any payments of principal and interest made on the Senior Secured Notes. To the extent any Senior Secured Note was avoided as a fraudulent transfer, the holder of that Senior Secured Note would cease to have any claim in respect of the Company. In addition, the avoidance of the Senior Secured Notes could result in an event of default with respect to the other indebtedness of the Company and could result in the acceleration of such indebtedness, a change in control of the Company, or otherwise adversely affect the Company.

    The obligations of the Company's existing subsidiaries to guarantee the Company's obligations under the Senior Secured Notes pursuant to the Subsidiary Guarantees may also be avoidable as fraudulent transfers. In the event that a court finds that (a) any such subsidiary did not receive reasonably equivalent value or fair consideration in exchange for such subsidiary's incurrence of the obligations under its respective Subsidiary Guaranty, and (b) that such subsidiary was insolvent or rendered insolvent by such Subsidiary Guaranty, had unreasonably small capital, or intended to or believed that it would incur debt beyond its ability to repay, such Subsidiary Guaranty could be avoided. The Subsidiary Guarantees could also be subject to avoidance as a fraudulent transfer if a court finds that such obligations were incurred with actual intent to delay, hinder or defraud any of the subsidiaries' creditors.

    The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, a company will be considered insolvent if the sum of its debts, including estimated contingent liabilities, was greater than all of its assets at a fair valuation or if the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including estimated contingent liabilities, as they become absolute and mature.

    The Company believes that the indebtedness represented by the Senior Secured Notes and the Subsidiary Guarantees is being incurred for proper purposes and in good faith, and without any actual intent to delay, hinder, or defraud the Company's creditors. Furthermore, the Company believes, based on analyses of internal cash flow, that it (i) will not be considered insolvent, at the time of or as a result of the issuance of the Senior Secured Notes, under any of the foregoing standards, (ii) will have sufficient capital to meet the needs of the business in which it is engaged, and (iii) will not have incurred debts beyond its ability to pay such debts as they mature. Furthermore, as a condition to the consummation of the Stock Purchase, the Company will receive a solvency opinion that the Stock Purchase and this Offering will not render the Company insolvent, leave the Company with inadequate or unreasonably small capital or result in the Company incurring indebtedness beyond its ability to repay such indebtedness as it matures. There can be no assurance, however, that a court passing on such questions would agree with the Company.

ABSENCE OF PUBLIC MARKET

    There is currently no established trading market for the Units, the Senior Secured Notes, the Warrants or shares of Common Stock and the Company does not intend to have the Units, the Senior Secured Notes, the Warrants or the shares of Common Stock listed for trading on any securities exchange or on any automated dealer quotation system. The Underwriter has advised the Company that it presently intends to make a market in the Units, the Senior Secured Notes and the Warrants, but the Underwriter is not obligated to make such markets and any such market making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the prices or liquidity of, or trading markets for, the Units, the Senior Secured Notes, the Warrants or shares of Common Stock. The liquidity of any market for the Units, the Senior Secured Notes, the Warrants or shares of Common Stock will depend upon the number of holders of such securities, the interest of securities dealers in making a market in such securities, and other factors. The absence of an active market for the Units, the Senior Secured Notes, the Warrants or shares of Common Stock would adversely affect the liquidity of such securities. The liquidity of, and trading markets for, the Senior Secured Notes may also be adversely affected by the liquidity of, and market for high yield securities generally. Such a decline may adversely affect the liquidity of, and trading markets for, the Senior Secured Notes, independent of the financial performance of, and prospects for, the Company.

                                THE TRANSACTION

    The Company will implement a change in ownership and management contemporaneously with this Offering by repurchasing shares of its common stock from its controlling shareholder, Mr. Robert W. Plaster, and certain other departing officers in exchange for all of the shares of a subsidiary that owns 133 retail service centers located primarily in the Southeast. Mr. Paul S. Lindsey, Jr., who has been with the Company for 26 years and currently serves as the Company's Chief Operating Officer and Vice Chairman of the Board, will become the Company's controlling shareholder, Chief Executive Officer, and President. The change in ownership and management will enable the Company to pursue a growth strategy focusing on acquiring propane operating companies. Contemporaneously with the Offering, the Company will acquire the assets of PSNC Propane Corporation, a company located in North Carolina that has six retail service centers and five additional bulk storage facilities with annual volume of approximately 9.5 million gallons, for an aggregate purchase price of approximately $14.0 million (which includes payment for inventory and accounts receivable). The Company also recently completed the acquisition of a retail propane company in Colorado with annual volume of approximately 700,000 gallons, and has entered into a contract to purchase a retail propane company in Missouri with annual volume of approximately 690,000 gallons.


    Pursuant to the Stock Purchase, the Company will transfer 100% of the common stock of its subsidiary, Energy ("Energy Common Stock"), to Mr. Robert W. Plaster and certain departing directors, officers and employees in exchange for 12,004,430 of their shares of Common Stock. Certain of the departing officers and employees will receive $7.00 per share for the remaining 346,220 of shares of Common Stock that they hold. Energy owns the common stock of approximately 136 subsidiaries, 133 of which are retail service centers located in ten states, primarily in the Southeast, and certain other assets. Empire Gas will retain ownership of 158 retail service centers located in 20 states and 8 nonretail subsidiaries that provide services related to the Company's retail propane business. Following the Transaction, Mr. Lindsey and his wife Kristin Lindsey will beneficially own approximately 96% of the approximately 2,400,000 shares of the Company's Common Stock remaining outstanding and Mr. Lindsey will become the Company's Chief Executive Officer and President.


    In connection with the Stock Purchase, Mr. Plaster will terminate his positions with the Company as Chief Executive Officer and Chairman of the Board of Directors. Mr. Plaster's employment contract with the Company will be terminated. See "Management -- Employment Agreement." Similarly, the departing directors, officers and employees will terminate their positions with the Company and its subsidiaries.

    In connection with the Stock Purchase, certain lease and use agreements between the Company and Mr. Plaster, or entities controlled by Mr. Plaster, will be terminated. The Company has also entered into certain agreements that will become effective on the Effective Date, including the Non-Competition Agreement, a lease for the Company's headquarters, and a services agreement pursuant to which Empire Service Corporation ("Service Corp."), a subsidiary of Energy, will provide data processing, management information and other services to the Company (the "Service Agreement"). See "Certain Relationships and Related Transactions."


    The Company has requested a private letter ruling from the Internal Revenue Service concerning the federal income tax consequences of the Stock Purchase. The consummation of the Transaction is conditioned upon the receipt of rulings from the IRS that provide, among other things, that, based on certain representations contained in the rulings, neither income nor gain for federal income tax purposes will be recognized by the Company as a result of the Stock Purchase.


    The obligations of the parties to consummate the Stock Purchase are also subject to certain other conditions, including the receipt of a solvency opinion that the consummation of the Stock Purchase and this Offering will not render the Company insolvent, leave the Company with inadequate or unreasonably small capital or result in the Company incurring indebtedness beyond its ability to repay such indebtedness as it matures.

    Simultaneously with this Offering, the Company will consummate the acquisition of PSNC Propane Corporation, a company that has six retail service centers and an additional five bulk storage facilities located in North Carolina, an area in which the Company desires to strengthen its presence. The Company will use approximately $12.0 million of the proceeds towards the $14.0 million aggregate purchase price. Approximately $1.5 million of the remaining purchase price will be funded by borrowings on the Company's New Credit Facility. The remaining $500,000 will be paid by the Company over five years. See "Use of Proceeds." During 1993, PSNC Propane Corporation sold approximately 9.5 million gallons, 70% of which were higher margin sales to residential customers.

    The Company will use a portion of the proceeds to repay certain of its existing indebtedness that have earlier maturity dates or that carry a higher effective interest rate. The Company will enter into the $15.0 million New Credit Facility.

    Immediately prior to the consummation of the Offering, the Company's subsidiary, Empire Gas Operating Corporation ("EGOC"), which owns the outstanding capital stock of the Company's retail service centers and certain nonretail subsidiaries, and certain other assets, will merge into the Company.

                                USE OF PROCEEDS


    The net proceeds to the Company from the issuance and sale of the Units offered hereby will be approximately $95.0 million. The Company intends to use approximately $72.1 million of the net proceeds to retire existing indebtedness. Approximately $22.3 million will be used to redeem the Company's 12% Senior Subordinated Debentures due 2002, which currently have an annual sinking fund requirement of $690,000. Approximately $20.0 million will be used to redeem the Company's 9% Convertible Subordinated Debentures due 1998, which currently have an annual sinking fund requirement of $1.25 million. Approximately $16.1 million will be used to repay the term loan (currently accruing interest at 6.125% per annum) under the existing credit facility (the "Term Loan"), which matures June 30, 1998 and which currently has a quarterly sinking fund requirement of $650,000. Approximately $13.7 million will be used to repurchase $13.7 million principal amount of 2007 9% Subordinated Debentures, $4.7 principal amount of which will be purchased from Mr. Robert W. Plaster. See "Certain Relationships and Related Transactions." The purchase of the 2007 9% Subordinated Debentures will satisfy the Company's $1.37 million annual sinking fund requirement through the maturity date of the Senior Secured Notes. Approximately $12.0 million of the remaining net proceeds will be used by the Company to complete the Acquisition, which has an aggregate purchase price of $14.0 million (which includes payment for inventory and accounts receivable). See "The Transaction" and "Business -- Business Strategy -- Growth through acquisition of retail service centers." Approximately $2.6 million of the net proceeds will be used to repurchase, at $7.00 per share, approximately 346,220 shares of Common Stock held by the departing directors, officers and employees, and approximately 31,640 shares of Common Stock held by other shareholders. The Company will use approximately $4.1 million of the net proceeds to make a payment to Energy in connection with the Stock Purchase, reduced to the extent Energy may be required to make a payment to the Company based on the balance, as of the Effective Date, of certain of the Company's liabilities net of certain of its assets. See "Certain Relationships and Related Transactions -- The Transaction." Any remaining net proceeds (estimated to be $4.2 million) will be used by the Company for general corporate purposes which could include payment of accrued interest, repayment of the existing credit facility and future acquisitions.

                                 CAPITALIZATION

    The following table sets forth, as of March 31, 1994, the historical capitalization of the Company and the pro forma capitalization of the Company as adjusted to give effect to the Transaction and the application of the proceeds of the Offering as described in "Use of Proceeds". This table should be read in conjunction with the Company's consolidated financial statements and the pro forma financial statements, including the notes thereto, included elsewhere in this Prospectus.

                                                          AS OF MARCH 31, 1994
                                                      -----------------------------
                                                       HISTORICAL      AS ADJUSTED
                                                      -------------   -------------
                                                               (UNAUDITED)
                                                             (IN THOUSANDS)

Short-term debt:
  Current maturities of long-term debt..............    $   6,135       $     329
                                                      -------------   -------------
                                                      -------------   -------------
Long-term debt (excluding current portion of
 long-term debt):
  Existing Credit Facility:
    Term Loan.......................................    $  13,450       $ --
    $22 million revolving credit facility...........        3,500         --
  New Credit Facility:
    $15 million revolving credit facility...........                      --
    % Senior Secured Notes due 2004.................                       99,360(2)
   9% Convertible Subordinated Debentures due
   1998.............................................       15,875         --
   9% Subordinated Debentures due 2007..............       14,731           6,415(1)
  12% Senior Subordinated Debentures due 2002.......       18,201         --
  Purchase contract obligations.....................          939           1,101
                                                      -------------   -------------
    Total long-term debt............................       66,696         106,876
                                                      -------------   -------------
Stockholders' equity (deficit):
  Common stock......................................           14              14
  Common stock purchase warrants....................      --                  640(2)
  Additional paid-in capital........................       27,088          27,088
  Retained earnings.................................        5,899          32,393
                                                      -------------   -------------
                                                           33,001          60,135
  Less: Treasury stock..............................       (1,299)        (87,975)
                                                      -------------   -------------
    Total stockholders' equity (deficit)............       31,702         (27,840)
                                                      -------------   -------------
      Total capitalization..........................    $  98,398       $  79,036
                                                      -------------   -------------
                                                      -------------   -------------

- ---------
(1)  Face amount $12.3 million.

(2) Reflects estimated $100 million of gross proceeds of the Units offered hereby, including $99.4 million of allocated value to the Senior Secured Notes and $.6 million of allocated value to the warrants.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                    FOR THE COMPANY PRIOR TO THE TRANSACTION

    The following table presents selected consolidated operating and balance sheet data of Empire Gas, prior to the consummation of the Transaction, as of and for each of the years in the five-year period ended June 30, 1993, as of and for the nine months ended March 31, 1993 and 1994, and for the twelve months ended March 31, 1994. The financial data of the Company as of and for each of the years in the five-year period ended June 30, 1993 were derived from the Company's audited consolidated financial statements. The financial data for the Company as of and for the nine months ended March 31, 1993 and 1994, were derived from the Company's unaudited consolidated financial statements which, in the opinion of the Company, reflect all adjustments, of a normal and recurring nature, necessary for a fair presentation of the results for the unaudited periods. Due to the seasonal nature of the Company's business, the majority of the Company's revenues are earned in its second and third fiscal quarters. Accordingly, the results of operations for the nine months ended March 31, 1994 are not indicative of the results of operations to be expected for the full year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Data for the twelve months ended March 31, 1994 have been set forth to provide recent data concerning a full year's operations. The financial and other data set forth below should be read in conjunction with the Company's consolidated financial statements, including the notes thereto, included elsewhere in this Prospectus. Because these data do not take into account the effects of the Transaction on the Company's results and financial condition, management does not believe they are indicative of the results of the Company that can be expected after the Transaction and Offering.


                                                             EMPIRE GAS BEFORE THE TRANSACTION AND OFFERING
                                          ------------------------------------------------------------------------------------
                                                                                            NINE MONTHS ENDED   TWELVE MONTHS
                                                        YEAR ENDED JUNE 30,                     MARCH 31,           ENDED
                                          ------------------------------------------------  ------------------    MARCH 31,
                                          1989 (1)    1990      1991      1992      1993      1993      1994         1994
                                          --------  --------  --------  --------  --------  --------  --------  --------------
                                                           (IN THOUSANDS EXCEPT RATIOS AND PER SHARE AMOUNTS)
Operating data:
  Operating revenue.....................  $108,389  $123,153  $121,758  $112,080  $128,401  $111,332  $110,108     $127,177
  Gross profit (2)......................    61,995    64,962    61,787    61,107    68,199    58,525    59,338       69,012
  Operating expenses....................    36,438    39,062    44,772    40,052    41,845    31,986    33,109       42,968
  Depreciation and amortization.........     8,194     9,334     9,552    10,062    10,351     7,672     7,494       10,173
  Operating income......................    17,363    16,566     7,463    10,993    16,003    18,867    18,735       15,871
  Interest expense:
    Cash interest.......................    12,288    11,437    12,038    10,721     9,826     7,541     6,446        8,731
    Amortization of debt discount and
     expenses...........................     1,469     1,147       890     1,006     1,686     1,167     1,396        1,915
                                          --------  --------  --------  --------  --------  --------  --------  --------------
      Total interest expense............    13,757    12,584    12,928    11,727    11,512     8,708     7,842       10,646
  Net income (loss) (3).................       857     1,216    (4,557)   (1,474)    2,228     5,929     5,789        2,088
Other operating data:
  Ratio of earnings to fixed
   charges (4)..........................     1.16x     1.23x     --        --        1.36x     2.14x     2.27x        1.39x
  Deficiency in earnings available to
   cover fixed charges (4)..............     --        --     $ (6,167) $ (1,184)    --        --        --         --
  Capital expenditures:
    Existing operations.................     4,310     3,993     4,148     4,048     2,964     1,839     3,429        4,554
    Acquisitions........................     2,863       260     1,708       225     --        --          444          444
    Start up of new retail service
     centers............................       450     1,987     2,957     2,430     1,394     1,259       848          983
                                          --------  --------  --------  --------  --------  --------  --------  --------------
    Total capital expenditures..........     7,623     6,240     8,813     6,703     4,358     3,098     4,721        5,981
  Cash from sale of retail service
   centers and other assets.............     1,301       430       497     3,062     1,088       360       153          881
  EBITDA (5)............................    25,557    25,399    17,015    21,055    26,354    26,539    26,229       26,044
  Income (loss) per share...............  $    .05  $    .04  $   (.33) $   (.11) $    .16  $    .41  $    .40     $    .14

                                                                  AS OF JUNE 30,                                         AS OF
                                ----------------------------------------------------------------------------------   MARCH 31, 1994
                                     1989             1990             1991             1992             1993        --------------
                                --------------   --------------   --------------   --------------   --------------    (UNAUDITED)
                                                                  (IN THOUSANDS)
Balance sheet data:
  Total assets................     $   161,727      $   157,858      $156,613         $   150,946      $   147,445      $152,193
  Long-term debt (including
   current maturities)........          77,775           79,666        84,289              78,958           79,249        72,831
  Stockholders' equity........          29,418           29,960        25,416              23,879           24,891        31,702

- ------------
(1) The operating data for 1989 include the operating results of the Company's predecessor, which was also named Empire Gas Corporation ("Old Empire"), for the period ended October 28, 1988. The Company was formed in September 1988 to acquire Old Empire.

(2)   Represents operating revenue less the cost of products sold.

(3) Empire Gas did not declare or pay dividends on its common stock during the five-year period ending June 30, 1993 or during the nine-month period ending March 31, 1994.

(4) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" represents net income before income taxes, plus "fixed charges" and the amortization of capitalized interest, less interest capitalized. "Fixed charges" consist of interest (including amortization of debt issuance costs) and amortization of discount on indebtedness.

(5) EBITDA consists of earnings before depreciation, amortization, interest, income taxes, and other non-recurring expenses. EBITDA is presented here because it is a widely accepted financial indicator of a highly leveraged company's ability to service and/ or incur indebtedness. However, EBITDA should not be construed as an alternative either (i) to operating income (determined in accordance with generally accepted accounting principles) or (ii) to cash flows from operating activities (determined in accordance with generally accepted accounting principles).

                PRO FORMA CONSOLIDATED FINANCIAL AND OTHER DATA

    The following unaudited pro forma consolidated statements of operations have been derived from the consolidated statement of operations of the Company for the fiscal year ended June 30, 1993 and the consolidated statement of operations for the nine months and twelve months ended March 31, 1994 and adjust such information to give effect to the Offering and the Transaction as if they had been consummated on July 1, 1992. The unaudited pro forma consolidated balance sheet has been derived from the consolidated balance sheet of the Company and adjusts such information to give effect to the Offering and the Transaction as if they had been consummated on March 31, 1994. The Pro Forma Consolidated Financial and Other Data and accompanying notes should be read in conjunction with the consolidated financial statements and related notes thereto appearing elsewhere in this Prospectus. The Pro Forma Consolidated Financial and Other Data is presented for informational purposes only and does not purport to represent what the results of operations would actually have been if the Offering and the Transaction had occurred on July 1, 1992, or what the Company's financial position would actually have been if the Offering and the Transaction had occurred on March 31, 1994, or to project the Company's results of operations or financial position at any future date or for any future period. The Transaction is being accounted for as a treasury stock transaction using the fair value of the assets conveyed to repurchase the Company's stock.

                             EMPIRE GAS CORPORATION
                       PRO FORMA STATEMENT OF OPERATIONS
               (IN THOUSANDS EXCEPT RATIOS AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                              YEAR ENDED JUNE 30, 1993
                                          ----------------------------------------------------------------
                                                     ADJUSTMENTS     EFFECTS OF
                                           EMPIRE     TO EXCLUDE        PSNC       EFFECTS OF
                                            GAS         ENERGY      ACQUISITION*    OFFERING     PRO FORMA
                                          --------   ------------   ------------   -----------   ---------
OPERATING REVENUE.......................  $128,401   $(61,057)(1)   $     9,587    $             $ 76,931
COST OF PRODUCT SOLD....................    60,202    (29,157)(1)         4,643                    35,688
                                          --------   ------------   ------------                 ---------
GROSS PROFIT............................    68,199    (31,900)            4,944                    41,243
                                          --------   ------------   ------------                 ---------
OPERATING COSTS AND EXPENSES
  Provision for doubtful accounts.......       958       (442)(1)            30                       546
  General and administrative............    40,437    (19,852)(2)         2,619                    23,204
  Rent expense to related party.........       450       (375)(2)                                      75
  Depreciation and amortization.........    10,351     (4,687)(3)         1,058                     6,722
                                          --------   ------------   ------------                 ---------
                                            52,196    (25,356)            3,707                    30,547
                                          --------   ------------   ------------                 ---------
OPERATING INCOME........................    16,003     (6,544)            1,237                    10,696
                                          --------   ------------   ------------                 ---------
OTHER EXPENSE
  Interest expense......................    (8,877)       271(4)         (1,064)      (497) (6)   (10,167)
  Interest expense to related party.....      (949)        94(4)                       855(6)
  Amortization of debt discount and
   expense..............................    (1,686)                        (423)    (2,235) (7)    (4,344)
  Restructuring proposal costs..........      (223)       105(2)                                     (118)
                                          --------   ------------   ------------   -----------   ---------
                                           (11,735)       470            (1,487)    (1,877)       (14,629)
                                          --------   ------------   ------------   -----------   ---------
INCOME (LOSS) BEFORE INCOME TAXES.......     4,268     (6,074)             (250)    (1,877)        (3,933)
PROVISION (CREDIT) FOR INCOME TAXES          2,040     (2,433)(5)          (100)      (707) (8)    (1,200)
                                          --------   ------------   ------------   -----------   ---------
INCOME (LOSS) BEFORE EXTRAORDINARY
 ITEM...................................  $  2,228   $ (3,641)      $      (150)   $(1,170) (9)  $ (2,733)
                                          --------   ------------   ------------   -----------   ---------
                                          --------   ------------   ------------   -----------   ---------
INCOME (LOSS) PER SHARE BEFORE
 EXTRAORDINARY ITEM.....................  $    .16      --              --           --          $  (1.73)
                                          --------                                               ---------
                                          --------                                               ---------
OTHER OPERATING DATA AND FINANCIAL
 RATIOS
  Ratio of earnings to fixed charges....      1.36x     --              --           --             --
                                          --------
                                          --------
  Deficiency in earnings to cover fixed
   charges..............................     --         --              --           --          $ (4,352)
                                                                                                 ---------
                                                                                                 ---------
  EBITDA**..............................  $ 26,354      --              --           --          $ 17,418
  EBITDA to total interest expense......      2.29x     --              --           --              1.20x
  EBITDA to cash interest...............      2.68x     --              --           --              1.71x

- ------------
 *    For  adjustments  from  actual  PSNC  results  see  Pro  Forma   Financial
      Statements of PSNC elsewhere in this Prospectus.

** EBITDA consists of earnings before depreciation, amortization, interest, income taxes, and other non-recurring expenses. EBITDA is presented here because it is a widely accepted financial indicator of a highly leveraged company's ability to service and/ or incur indebtedness. However, EBITDA should not be construed as an alternative either (i) to operating income (determined in accordance with generally accepted accounting principles) or (ii) to cash flows from operating activities (determined in accordance with generally accepted accounting principles).

                             EMPIRE GAS CORPORATION
                       PRO FORMA STATEMENT OF OPERATIONS
               (IN THOUSANDS EXCEPT RATIOS AND PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                          NINE MONTHS ENDED MARCH 31, 1994
                                          ----------------------------------------------------------------
                                                     ADJUSTMENTS     EFFECTS OF
                                           EMPIRE     TO EXCLUDE        PSNC       EFFECTS OF
                                            GAS         ENERGY      ACQUISITION*    OFFERING     PRO FORMA
                                          --------   ------------   ------------   -----------   ---------
OPERATING REVENUE.......................  $110,108   $(54,638)(1)   $     9,526    $             $ 64,996
COST OF PRODUCT SOLD....................    50,770    (25,368)(1)         4,663                    30,065
                                          --------   ------------   ------------   -----------   ---------
GROSS PROFIT............................    59,338    (29,270)            4,863                    34,931
OPERATING COSTS AND EXPENSES
  Provision for doubtful accounts              413       (215)(1)            34                       232
  General and administrative............    32,359    (15,925)(2)         1,894                    18,328
  Rent expense to related party                337       (280)(2)                                      57
  Depreciation and amortization.........     7,494     (3,292)(3)           778                     4,980
                                          --------   ------------   ------------                 ---------
                                            40,603    (19,712)            2,706                    23,597
                                          --------   ------------   ------------                 ---------
OPERATING INCOME........................    18,735     (9,558)            2,157                    11,334
                                          --------   ------------   ------------                 ---------
OTHER EXPENSE
  Interest expense......................    (6,446)       105(4)           (801)      (233)(6)     (7,375)
  Amortization of debt discount and
   expense..............................    (1,396)                        (353)    (1,575)(7)     (3,324)
  Restructuring proposal costs..........      (674)       321(2)                                     (353)
                                          --------   ------------   ------------   -----------   ---------
                                            (8,516)       426            (1,154)    (1,808)       (11,052)
                                          --------   ------------   ------------   -----------   ---------
INCOME BEFORE INCOME TAXES..............    10,219     (9,132)            1,003     (1,808)           282
PROVISION FOR INCOME TAXES                   4,430     (3,717)(5)           390       (823)(8)        280
                                          --------   ------------   ------------   -----------   ---------
NET INCOME..............................  $  5,789   $ (5,415)      $       613    $  (985)      $      2
                                          --------   ------------   ------------   -----------   ---------
                                          --------   ------------   ------------   -----------   ---------
INCOME PER SHARE........................  $    .40      --              --           --          $    .00
                                          --------                                               ---------
                                          --------                                               ---------
OTHER OPERATING DATA AND FINANCIAL
 RATIOS
  Ratio of earnings to fixed charges....      2.27x     --              --           --
                                          --------
                                          --------
  Deficiency in earnings to cover fixed
   charges..............................     --         --              --           --            (2,215)
                                                                                                 ---------
                                                                                                 ---------
  EBITDA**..............................  $ 26,229      --              --           --          $ 16,314
  EBITDA to total interest expense......      3.34x     --              --           --              1.52x
  EBITDA to cash interest...............      4.07x     --              --           --              2.21x

- ------------

 * For adjustments from actual PSNC results see Pro Forma Financial Statements of PSNC elsewhere in this Prospectus.

** EBITDA consists of earnings before depreciation, amortization, interest, income taxes, and other non-recurring expenses. EBITDA is presented here because it is a widely accepted financial indicator of a highly leveraged company's ability to service and/ or incur indebtedness. However, EBITDA should not be construed as an alternative either (i) to operating income (determined in accordance with generally accepted accounting principles) or
     (ii) to cash flows from operating activities (determined in accordance with generally accepted accounting principles).

                             EMPIRE GAS CORPORATION
                       PRO FORMA STATEMENT OF OPERATIONS
               (IN THOUSANDS EXCEPT RATIOS AND PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                          TWELVE MONTHS ENDED MARCH 31, 1994
                                          ------------------------------------------------------------------
                                                      ADJUSTMENTS     EFFECTS OF
                                           EMPIRE      TO EXCLUDE        PSNC        EFFECTS OF
                                             GAS         ENERGY      ACQUISITION*     OFFERING     PRO FORMA
                                          ---------   ------------   ------------   ------------   ---------

OPERATING REVENUE.......................  $ 127,177   $(61,319)(1)   $    10,605    $              $ 76,463
COST OF PRODUCT SOLD....................     58,165    (28,817)(1)         5,164                     34,512
                                          ---------   ------------   ------------                  ---------
GROSS PROFIT............................     69,012    (32,502)            5,441                     41,951
                                          ---------   ------------   ------------                  ---------
OPERATING COSTS AND EXPENSES
  Provision for doubtful accounts.......      1,073       (512)(1)            40                        601
  General and administrative............     41,445    (20,308)(2)         2,491                     23,628
  Rent expense to related party.........        450       (375)(2)                                       75
  Depreciation and amortization.........     10,173     (4,880)(3)         1,039                      6,332
                                          ---------   ------------   ------------                  ---------
                                             53,141    (26,075)            3,570                     30,636
                                          ---------   ------------   ------------                  ---------
OPERATING INCOME........................     15,871     (6,427)            1,871                     11,315
                                          ---------   ------------   ------------                  ---------
OTHER EXPENSE
  Interest expense......................     (8,450)        85(4)         (1,060)       (383)(6)     (9,808)
  Interest expense to related party.....       (281)        94(4)                        187(6)       --
  Amortization of debt discount and
   expense..............................     (1,915)                        (462)     (2,069)(7)     (4,446)
  Restructuring proposal costs..........       (897)       426(2)                                      (471)
                                          ---------   ------------   ------------   ------------   ---------
                                            (11,543)       605            (1,522)     (2,265)       (14,725)
                                          ---------   ------------   ------------   ------------   ---------
INCOME (LOSS) BEFORE INCOME TAXES.......      4,328     (5,822)              349      (2,265)        (3,410)
PROVISION (CREDIT) FOR INCOME TAXES.....      2,240     (2,500)(5)           130        (870)(8)     (1,000)
                                          ---------   ------------   ------------   ------------   ---------
NET INCOME (LOSS).......................  $   2,088   $ (3,322)      $       219    $ (1,395)      $ (2,410)
                                          ---------   ------------   ------------   ------------   ---------
                                          ---------   ------------   ------------   ------------   ---------
INCOME (LOSS) PER SHARE.................  $     .14                                                $  (1.53)
                                          ---------                                                ---------
                                          ---------                                                ---------
OTHER OPERATING DATA AND FINANCIAL
 RATIOS
  Ratio of earnings to fixed charges....       1.39x
                                          ---------
                                          ---------
  Deficiency in earnings to cover fixed
   charges..............................  $                                                        $ (4,407)
                                                                                                   ---------
                                                                                                   ---------
  EBITDA**..............................  $  26,044                                                $ 17,647
  EBITDA to total interest expense......       2.45x                                                   1.24x
  EBITDA to cash interest...............       2.98x                                                   1.80x
  Total Long-term debt (including
   current portion) to EBITDA...........       2.80x                                                   6.07x

- ------------
*     For   adjustments  from  actual  PSNC  results  see  Pro  Forma  Financial
      Statements of PSNC elsewhere in this Prospectus.

** EBITDA consists of earnings before depreciation, amortization, interest, income taxes, and other non-recurring expenses. EBITDA is presented here because it is a widely accepted financial indicator of a highly leveraged company's ability to service and/ or incur indebtedness. However, EBITDA should not be construed as an alternative either (i) to operating income (determined in accordance with generally accepted accounting principles) or (ii) to cash flows from operating activities (determined in accordance with generally accepted accounting principles).

   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS OF EMPIRE GAS
                               CORPORATION (EGC)
      FOR THE YEAR ENDED JUNE 30, 1993, NINE MONTHS ENDED MARCH 31, 1994,
                    AND TWELVE MONTHS ENDED MARCH 31, 1994.

    The pro forma consolidated income statement amounts are based on the estimated pro forma effects of the consolidated balance sheet adjustments assuming the transactions were consummated on July 1, 1992. The basis for the allocation of income and expenses between the Company and Energy is described in detail below. The amounts presented reflect actual operations of the retail subsidiaries while certain non-retail general and administrative expenses have been allocated on the bases set forth below to the extent they were not otherwise related to specific subsidiaries. The consolidated statement of operations amounts after the Transaction closes may differ from the pro forma statements because of changes in the consolidated balance sheet between July 1, 1992 and the actual consummation date.

(1) The revenues and expenses of the retail subsidiaries of Energy were excluded. These subsidiaries represent substantially all the Operating Revenue, Cost of Product Sold and the Provision for Doubtful Accounts excluded on the pro forma statement of operations.

(2)  The general and administrative expenses  of Energy retail subsidiaries were
    excluded.  Exclusions  of  Energy  non-retail  general  and   administrative
    expenses were determined as follows:

       The amounts related to the salaries and related expenses of the departing officers and certain agreements between the Company and Mr. Plaster, or entities controlled by him, being terminated were estimated as follows and eliminated:

Year Ended June 30, 1993..................  $2,556,100
Nine Months Ended March 31, 1994..........  $1,740,425
Twelve Months Ended March 31, 1994........  $2,320,567

       Expenses related to maintenance and management of specific energy non-retail assets were identified and eliminated.

       All remaining non-retail expenses were assigned 52.3% to the Company and 47.7% to Energy based on the respective proportions of consolidated retail revenues.

(3) Depreciation and amortization of the assets of Energy retail subsidiaries and non-retail subsidiaries were excluded.

(4) Interest expense and amortization of debt acquisition costs related to (a) amounts directly related to liabilities of Energy retail subsidiaries and
    (b) the revolving bank debt and related party note borrowings applicable to Energy were excluded.

(5) Income tax expenses were based on the proportion of Energy taxable income to the consolidated EGC taxable income.

(6) To (a) recognize additional interest expense assuming interest paid at 7% on face value $107,844,000 (which represents 88% of the total $122,550,000) of Senior Secured Note borrowings (the remaining $14,706,000 of Senior Secured borrowings are included in the pro forma statements reflecting the Acquisition), (b) eliminate interest expense on the repaid term credit facility, 9% Convertible Subordinated Debentures due 1998 and the 12% Senior Subordinated Debentures due 2002, the reduced amount of the 9% Subordinated Debentures due 2007, and related party note borrowings and (c) reduce interest expense on the revolving credit facility to reflect the reduction due to the proceeds of this Offering.

(7) To (a) recognize amortization of new debt acquisition costs being amortized over 10 years, (b) recognize amortization of new original issue discount on new Senior Secured Secured Notes to bring the effective rate of the new debt (excluding the amount included in the PSNC purchase accounting adjustments) to 12% using the effective interest method, (c) eliminate amortization of the discount on the 9% Convertible Subordinated Debentures due 1998 and the 12% Senior Subordinated Debentures due 2002, (d) reduce the amortization of the discount that will result from the reduction of 9% Subordinated
    Debentures due 2007 outstanding as a result of the Offering, and (e) eliminate amortization of debt acquisition costs related to Bank of Boston term credit facility and revolving credit facility being repaid.

(8) To record the increased estimated income tax credit provision, computed at an effective rate of 38%, associated with the additional deductible expense as a result of the operations after the Offering.

(9) The foregoing pro forma consolidated income statement does not give effect to the gain of approximately $37.2 million resulting from the excess of the fair value of EGC Common Stock received in exchange for Energy ($84.0 million) over the book value of the assets transferred in the transaction ($46.8 million) and the extraordinary expense of $8.6 million (net of estimated income tax effect of $4.2 million) for the remaining unamortized debt discount related to the 9% Convertible Subordinated Debentures due 1998 and the 12% Senior Subordinated Debentures due 2002 and the reduction of the 9% Subordinated Debentures due 2007 that will be recognized as a result of use of proceeds of the Offering. The gain on disposition of Energy has been assumed to be non-taxable. If any portion of the gain is deemed to be taxable, such liability would be accrued and payable by the Company.

                             EMPIRE GAS CORPORATION
                            PRO FORMA BALANCE SHEET
                                 MARCH 31, 1994
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                      ADJUSTMENTS    EFFECTS OF
                                           EMPIRE      TO EXCLUDE       PSNC       EFFECTS OF
                                             GAS         ENERGY      ACQUISITION*   OFFERING       PRO FORMA
                                          ---------   ------------   -----------  ------------     ---------
CURRENT ASSETS
  Cash..................................  $     183   $   (454)(1)   $            $   (239)(5)     $  1,591
                                                                                    (2,645)(8)
                                                                                     4,746(10)
  Trade Receivables.....................     15,072     (7,351)(1)       1,180                        8,901
  Inventories...........................      9,313     (4,506)(1)         700                        5,507
  Prepaid Expenses......................        299       (110)(1)                                      189
  Due from Energy.......................                 3,886(2)                   (3,886)(5)
  Deferred Income taxes.................        408       (350)(1)                     287(6)           345
                                          ---------   ------------   -----------  ------------     ---------
    Total current assets................     25,275     (8,885)          1,880      (1,737)          16,533
                                          ---------   ------------   -----------  ------------     ---------
PROPERTY AND EQUIPMENT
  At cost, net of accumulated
   depreciation.........................    107,838    (51,174)(1)      12,000                       68,664
                                          ---------   ------------   -----------                   ---------
OTHER ASSETS
  Debt acquisition, costs, net of
   amortization.........................        446                                  4,554(7)         5,000
  Excess of cost over fair value of net
   assets acquired, at amortized cost...     17,870     (3,567)(3)                                   14,303
  Other.................................        764       (275)(1)         500        (250)(11)         739
                                          ---------   ------------   -----------  ------------     ---------
                                             19,080     (3,842)            500       4,304           20,042
                                          ---------   ------------   -----------  ------------     ---------
                                          $ 152,193   $(63,901)      $  14,380    $  2,567         $105,239
                                          ---------   ------------   -----------  ------------     ---------
                                          ---------   ------------   -----------  ------------     ---------
CURRENT LIABILITIES
  Due to Energy.........................  $           $  4,125(2)    $            $ (4,125)(5)     $
  Current maturities of long-term
   debt.................................      6,135        (76)(1)         100      (5,830)(10)         329
  Accounts payable and accrued
   expenses.............................     14,407     (2,463)(1)         250      (1,126)(10)      10,818
                                                                                      (250)(11)
                                          ---------   ------------   -----------  ------------     ---------
    Total current liabilities...........     20,542      1,586             350     (11,331)          11,147
                                          ---------   ------------   -----------  ------------     ---------
LONG-TERM DEBT..........................     66,696       (162)(1)      12,000      87,360(9)
                                                                           400     (71,298)(10)
                                                                         1,630      10,250(6)
                                                                                                    106,876
                                          ---------   ------------   -----------  ------------     ---------
DEFERRED INCOME TAXES...................     31,214    (13,921)(1)                  (3,313)(6)       13,980
                                          ---------   ------------                ------------     ---------
ACCRUED SELF INSURANCE LIABILITY........      2,039       (963)(1)                                    1,076
                                          ---------   ------------                                 ---------
STOCKHOLDERS' EQUITY (DEFICIT)
Capital stock
  Common stock..........................         14                                                      14
  Common stock purchase warrants........                                               640(9)           640
  Additional paid-in capital............     27,088                                                  27,088
  Retained earnings.....................      5,899     33,590(4)                   (7,096)(6)       32,393
                                          ---------   ------------                ------------     ---------
                                             33,001     33,590                      (6,456)          60,135
  Treasury Stock at cost................     (1,299)   (84,031)(4)                  (2,645)(8)      (87,975)
                                          ---------   ------------                ------------     ---------
                                             31,702    (50,441)                     (9,101)         (27,840)
                                          ---------   ------------   -----------  ------------     ---------
                                          $ 152,193   $(63,901)      $  14,380    $  2,567         $105,239
                                          ---------   ------------   -----------  ------------     ---------
                                          ---------   ------------   -----------  ------------     ---------

- ------------
*     For   adjustments  from  actual  PSNC  results  see  Pro  Forma  Financial
      Statements of PSNC elsewhere in this Prospectus.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF EMPIRE GAS CORPORATION (EGC) AS OF MARCH 31, 1994

    The pro forma consolidated balance sheet amounts assume the transactions described below were consummated on March 31, 1994. The allocation of assets and liabilities between the Company and Energy is based on the allocation in the Stock Redemption Agreement. The actual consolidated amounts may differ substantially because of changes in the financial position of the Company, Energy and PSNC Propane Corporation as of the actual consummation date.

 (1) The assets and liabilities of the retail distribution subsidiaries and certain non-retail assets of Energy (principally administrative office and data processing equipment, vehicles, airplanes, and home office parts inventories) were excluded.

 (2) The amount of $3,886,000 due from Energy was accrued under the provisions of the Stock Redemption Agreement pertaining to certain non-retail assets retained and liabilities assumed by the Company. The amount due to Energy of $4,125,000 was accrued under the provisions of the Stock Redemption Agreement.

 (3) The historical unamortized excess of cost over fair value of net assets acquired for Energy retail subsidiaries was excluded.


 (4) The fair value ($84,031,000) of 12,004,430 shares of EGC common stock received in exchange for Energy was charged to Treasury Stock and the resulting gain on the exchange of $33,590,000 was credited to retained earnings. The gain on disposition of Energy has been assumed to be non-taxable. If any portion of the gain is deemed to be taxable, such liability would be accrued and payable by the Company. The fair value is based on the valuation methods used by stockholders of the Company, including Mr. Plaster, to establish the relative values of the parts of the business being retained versus those included in Energy. The valuation method is based principally on gallons of retail sales and operating cash flows, and, in management's view, is consistent with valuation methods generally used in valuing propane distribution companies.


 (5) To record the net payment due to Energy at the closing date of the Transaction.

 (6) To (a) eliminate the unamortized discount from face value of the 9% Convertible Subordinated Debentures due 1998 and the 12% Senior Subordinated Debentures due 2002 and the unamortized discount from face value related to the paid 9% Subordinated Debentures due 2007 and (b) record the tax benefit from the deductions related to the discounts.

 (7) To (a) record $5,000,000 of debt acquisition costs paid in arranging the financing which will be amortized on a straight-line basis over the term of the new debt of 120 months and (b) eliminate the remaining unamortized debt issuance costs of $446,000 for Bank of Boston term credit facility and revolving credit facility.

 (8) To record $2,645,000 for the purchase of 346,220 shares of Common Stock from departing officers, directors and employees and 31,640 shares of Common Stock from employees who are remaining with the Company.

 (9) To record the estimated gross proceeds from the Units offered hereby, which include $640,000 of assumed value of Warrants with the remainder consisting of the initial accreted value of the Senior Secured Notes. For pro forma purposes, the Warrants are valued using Black-Scholes methodology with an assumed annualized volatility of the underlying Common Stock and without any liquidity discount. No assurance can be given that this valuation is indicative of the price at which the Warrants may actually trade.


(10) To  (a) record repayment of $55,948,000  face value of existing debentures,
     (b) record repayment of $16,050,000 of the term credit facility, (c) record reduction of $5,130,000 of the revolving credit facility, (d) payment of $1,126,000 of accrued interest and (e) excess proceeds of $4,746,000.


(11) To eliminate in consolidation of the financial statements a $250,000 deposit made for the Acquisition.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis of the Company's results of operations, financial condition and liquidity should be read in conjunction with the "Selected Consolidated Financial and Other Data," the "Consolidated Pro Forma Financial and Other Data" and the historical consolidated financial statements of Empire Gas and the notes thereto included in this Prospectus. Pro forma results reflect completion of the Transaction and the Offering. The Company believes that the pro forma results are most indicative of the past performance of the business of the Company as constituted after the Transaction and Offering. Historical results and percentage relationships set forth in "Selected Consolidated Financial Information," "Consolidated Pro Forma Financial and Other Data" and the financial statements of Empire Gas should not be taken as indicative of future operations of the Company.

RESULTS OF OPERATIONS

    GENERAL

    Empire Gas' primary source of revenue is retail propane sales, which accounted for approximately 91.4% (90.4% on a pro forma basis taking account of the Transaction) of its revenue in fiscal year 1993. Other sources of revenue include sales of gas appliances and rental of customer tanks.

    The Company's operating revenue is subject to both price and volume fluctuations. Price fluctuations are generally caused by changes in the wholesale cost of propane. The Company is not materially affected by these price fluctuations, inasmuch as it can generally recover any cost increase through a corresponding increase in retail prices. Consequently, the Company's gross profit per retail gallon is relatively stable from year to year within each customer class. Volume fluctuations from year to year are generally caused by variations in the winter weather from year to year. Because a substantial amount of the propane sold by the Company to residential and commercial customers is used for heating, the severity of the weather will affect the volume sold. Volume fluctuations do materially affect the Company's operations because lower volume produces less revenue to cover the Company's fixed costs, including any debt service costs. Because a substantial amount of the propane sold to residential and commercial customers is used for heating, the Company's business is seasonal with approximately 60% (62% on a pro forma basis) of Empire Gas' sales occurring during the five months of November through March.

    The Company's expenses consist primarily of cost of products sold, general and administrative expenses and, to a much lesser extent, depreciation and amortization and interest expense. Purchases of propane inventory account for the vast majority of the cost of products sold. Historically, the Company has purchased approximately 75% of its propane under supply contracts with major oil companies. The Company purchases propane on the spot market to satisfy its remaining propane requirements. The typical supply contract is for a one-year term and requires the Company to purchase propane at the supplier's daily posted price or at a negotiated discount. The Company believes that it will continue to purchase inventory in this manner. While the cost of propane may fluctuate considerably from year to year, as discussed above, these fluctuations do not generally affect the Company's operating income because of corresponding changes in the Company's retail price. See "Risk Factors -- Propane Cost Volatility" and "Risk Factors -- Operating Risks." The Company has not experienced any difficulty in obtaining propane in recent years and believes that domestic sources of propane will continue to meet its needs.

    The Company's general and administrative expenses consist mainly of salaries and related employee benefits, vehicle expenses, and insurance.


    The Company's interest expense has consisted primarily of interest on its existing credit facility, 12% Senior Subordinated Debentures, 1998 9% Subordinated Debentures, and 2007 9% Subordinated Debentures. While the Company will use a portion of the proceeds of this Offering or the New Credit Facility to repay all of its existing indebtedness except a portion of its 2007 9% Subordinated Debentures (see "Use of Proceeds"), the Company's interest expense will increase substantially as a result of the issuance of the Senior Secured Notes. Through 1999 a significant portion of the increase will be non-cash interest expense.

    PRO FORMA OPERATIONS

    GENERAL. Operating revenue of the Company on a pro forma basis is less than actual operating revenue for each period because of a decrease in operating revenue of approximately $61.1 million for the year ended June 30, 1993 and $54.6 million for the nine months ended March 31, 1994 from the exclusion of the sales from the 133 retail service centers that are being transferred in the Transaction. This decrease will be partially offset by an increase of approximately $9.6 million for the year ended June 30, 1993 and $9.5 million for the nine months ended March 31, 1994 from the inclusion of sales from service centers acquired in the Acquisition. On a pro forma basis, the Company reported a loss of approximately $2.7 million for the fiscal year ended June 30, 1993 and income of $2,000 for the nine months ended March 31, 1994. These compare to income of $2.2 million and $5.8 million for the respective historical periods. The changes from historical results are caused by an increase in interest expense after the Transaction and by the fact that the Company will bear all of the interest expense even though approximately 40% of the Company (based on retail gallons sold) will be divested in the Transaction.

    Changes between actual and pro forma results for most other operating results (cost of products sold, gross profit, provisions for doubtful accounts and depreciation and amortization) are roughly equivalent (on a percentage basis) to changes in operating revenue. Other than for general and administrative expenses and interest expense (discussed further below), the Company does not currently foresee any changes in operating results resulting from the Transaction that are not roughly proportional to changes in operating revenue resulting from the disposition of centers and the Acquisition.

    GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expenses on a pro forma basis are $14.5 million less for the nine months ended March 31, 1994, and $18.0 million less for the year ended June 30, 1993, than the respective historical amounts. The reduction represents the elimination of salaries and related expenses of the departing officers, the termination of certain agreements between the Company and Mr. Plaster or entities controlled by him, and the elimination of costs related to service centers that will not be part of the Company after the Transaction. This reduction will be partially offset by an increase in costs of $1.9 million and $2.6 million for the nine months ended March 31, 1994 and the year ended June 30, 1993, respectively, related to the operations acquired in the Acquisition. The expenses of the operations acquired in the Acquisition were, however, reduced by approximately $1.2 million for the fiscal year ended June 30, 1993, reflecting elimination of the costs of duplicative personnel and certain other items. The Company believes that it will realize additional reductions in operating expenses (which are not reflected in the pro forma financial information) through the consolidation of a number of existing retail service centers.

    INTEREST EXPENSE. Pro forma interest expense (plus amortization of debt discount and expense) was $10.7 million and $14.5 million for the nine months ended March 31, 1994 and the fiscal year ended June 30, 1993, respectively, an increase of approximately 36% and 26%, respectively, over the actual amounts. The overall increase results from a $30.3 million increase in total indebtedness of the Company offset by a small reduction in the weighted average effective interest rate from 12.8% (as of March 31, 1994) to 12.2%. The reduction in the effective interest rate results from the repayment of all of the Company's currently outstanding debt (other than approximately $12.3 million principal amount of the 2007 9% Subordinated Indentures) in connection with the Offering, and the replacement of that indebtedness with the Senior Secured Notes and the New Credit Facility, which will carry a lower effective interest rate.

    INCOME TAXES. The effective rate for pro forma income taxes varies from the historical rate because of the increase in the nondeductible excess of cost over fair value of net assets acquired as a result of the Transaction.

    NINE MONTHS ENDED MARCH 31, 1994 AND MARCH 31, 1993

    OPERATING REVENUE. Operating revenue decreased by approximately $1.2 million, or 1.1%, from $111.3 million for the nine months ended March 31, 1993 to $110.1 million for the nine months ended March 31, 1994. This decrease was due to a decrease in propane sales of approximately $1.8 million offset by an increase in parts and appliances sales of approximately $.6 million. The decrease in propane sales was due to an approximate $.006 decrease in the average net sales price per gallon combined with a 1% decrease in gallons sold. The increase in parts and appliance sales was due to increased sales efforts by the Company.

    COST OF PRODUCTS SOLD. Cost of products sold decreased by approximately $2.0 million, or 3.8%, from $52.8 million for the nine months ended March 31, 1993 to $50.8 million for the nine months ended March 31, 1994. This decrease was due to a decrease of approximately $2.5 million in the cost of propane offset by an increase of approximately $.5 million in the cost of parts and appliances. The decrease in the cost of propane was due to a $.016 decrease in the average net cost per gallon combined with a 1% decrease in gallons sold. The increase in the cost of parts and appliances was due to the increased sales activity.


    GROSS PROFIT. The Company's gross profit increased by approximately $800,000 (or 1.4%) from $58.5 million for the nine months ended March 31, 1993 to $59.3 million for the nine months ended March 31, 1994. The Company's gross profit per gallon increased from $.422 for the nine months ended March 31, 1993 to $.434 for the nine months ended March 31, 1994.


    GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expenses for the nine months ended March 31, 1994, increased approximately $1.1 million due to increases of $700,000 in insurance and liability claims expense, $500,000 in salaries and commissions, and $200,000 in payroll taxes and employee benefits. These increases were offset by decreases of $100,000 each in vehicle fuel and maintenance, rent and maintenance, and travel and entertainment. The increase in insurance and liability claims was due primarily to increased claims. The increase in salaries and commissions was due to normal pay increases combined with a slight increase in the total number of employees. The increase in payroll taxes and employee benefits was due to the increase in taxes related to the increased payroll and the increase in health insurance expenses. The decrease in vehicle fuel and maintenance was due to reduced vehicle maintenance as a result of the purchase of new vehicles to replace older vehicles.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization remained relatively constant, decreasing by approximately $200,000 or 3% from $7.7 million for the nine months ended March 31, 1993 to $7.5 million for the nine months ended March 31, 1994.

    INTEREST EXPENSE. Interest expense and amortization of debt discount and expense decreased approximately $800,000 or 9%, from $8.7 million for the nine months ended March 31, 1993 to $7.9 million for the nine months ended March 31, 1994. This decrease was the result of lower interest rates and reduced borrowing levels as compared to the comparable period for the prior year.

    INCOME TAXES. The effective income tax rate for the nine months ended March 31, 1994 was essentially unchanged from the effective rate for the nine months ended March 31, 1993.

    TRANSACTION PROPOSAL COSTS. Transaction proposal costs of $674,000 for the nine months ended March 31, 1994 consisted of legal and accounting expenses incurred in connection with a proposed restructuring of the Company's debt and equity that resulted in the Transaction described herein.

    FISCAL YEARS ENDED JUNE 30, 1993 AND JUNE 30, 1992

    OPERATING REVENUE. Operating revenue increased $16.3 million, or 14.5%, from $112.1 million in fiscal year 1992 to $128.4 million in fiscal year 1993. This increase was the result of a $15.9 million increase in propane sales and $800,000 increase in sales of parts and gas appliances, offset by a $400,000 decrease in other revenues. The increase in propane sales was caused by a 12.1% increase in gallons sold and a 2% increase in the average gross sales price per gallon. The increased volume reflects the results of a winter heating season that was considered nearly normal based on historical standards as compared to a warmer winter heating season in fiscal year 1992. There were approximately 12.7% more weighted average heating degree days in fiscal year 1993 than in fiscal year 1992. Other revenues decreased by $400,000 primarily due to a decrease in fixed asset sales.

    COST OF PRODUCTS SOLD. Cost of products sold increased $9.2 million, or 18%, from $51.0 million in fiscal year 1992 to $60.2 million in fiscal year 1993. The increase resulted from the 12.1% increase in gallons sold, which reflects the increase in weighted average heating degree days, and a 4% increase in the wholesale cost of propane.

    GROSS PROFIT. The Company's gross profit for the year increased $7.1 million, or 11.6%. The increase was caused by a 14.5% increase in operating revenue offset by an 18% increase in cost of products sold. The Company's gross profit per gallon was relatively constant at $.429 in fiscal year 1993 and $.425 in fiscal year 1992.

    GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expenses increased $1.0 million, or 2.5%, from $39.4 million in fiscal year 1992 to $40.4 million in fiscal year 1993. The increase was due primarily to increases of $800,000 in salaries and commissions and $600,000 in insurance and liability claims, offset by a decrease of $200,000 in professional fees. The increase in salaries and commissions reflects an increase in the commissions earned due to the increased sales activity. The increase in insurance costs is primarily due to higher worker compensation insurance premiums. The decrease in professional fees is due to reduced legal fees primarily related to federal income tax matters that have been settled.

    PROVISION FOR DOUBTFUL ACCOUNTS. The provision for doubtful accounts increased $760,000 from $200,000 in fiscal year 1992 to $960,000 in fiscal year 1993. This increase reflects the adjustment of the Company's annual provision to a level that the Company believes will be indicative of normal provisions for future years. The provision for fiscal year 1992 was much lower because the Company had significantly increased its provision in fiscal year 1991 due to concerns about the effect of the Persian Gulf crisis and the economy on its operations. The provision for fiscal year 1991 was more than adequate due, in part, to certain measures the Company implemented in fiscal year 1992 that improved the monitoring of its accounts receivable. Accordingly, a relatively small provision was required for fiscal year 1992. See "Fiscal Years Ended June 30, 1992 and June 30, 1991."

    DEPRECIATION  AND  AMORTIZATION.    Depreciation  and  amortization remained
relatively constant, increasing by $300,000 or 3%, from $10.1 million in 1992 to $10.4 million in 1993.

    INTEREST EXPENSE. Cash interest expense decreased by approximately $900,000 or 8.4%, from $10.7 million in fiscal year 1992 to $9.8 million in fiscal year 1993. This decrease was primarily attributable to lower interest rates in fiscal year 1993. Amortization of debt discount and expense increased $700,000 or 70% from $1.0 million in 1992 to $1.7 million in 1993. This increase related to increased amortization of the discounts on the Company's 1998 9% Subordinated Debentures, 2007 9% Subordinated Debentures, and 12% Senior Subordinated
Debentures, as well as amortization of expenses related to the Company's Existing Credit Facility.

    RECAPITALIZATION COSTS.    During fiscal  year  1993, the  Company  incurred
$200,000 in expenses relating to a proposed recapitalization that the Company later decided not to pursue.

    INCOME TAXES. The effective tax rate for the fiscal year ended June 30, 1993 was 47.8% compared to 24.5% for the fiscal year ended June 30, 1992. The increase was the result of the Company's reporting an income in the 1993 period compared to a loss in the 1992 period. The Company had a positive effective tax rate in 1992 despite its reported loss primarily because of state taxes imposed on operations that were profitable in individual states and because of the effective tax resulting from the amortization of the excess of cost over fair value of assets sold.

    FISCAL YEARS ENDED JUNE 30, 1992 AND JUNE 30, 1991

    OPERATING REVENUE. Operating revenue decreased $9.7 million, or 8%, from $121.8 million in 1991 to $112.1 million in 1992. The decrease was the result of a $10.2 million decrease in propane sales offset by a $500,000 increase in other revenues. The decrease in retail sales was the result of a 8.8% decrease in the average gross sales price per gallon offset by a 1% increase in gallons sold. The decrease in selling price was primarily attributable to the general trend of a reduction in petroleum prices following the end of the Persian Gulf crisis. Volume did not fluctuate significantly inasmuch as the weighted average degree days decreased by less than 1% from fiscal year 1991 to 1992. Other revenues increased $500,000 primarily due to gains on the sale of surplus real estate.

    COST OF PRODUCTS SOLD. Cost of products sold decreased by $9.0 million, or 15%, from $60.0 million in fiscal year 1991 to $51.0 million in fiscal year 1992. The decrease in cost of products sold resulted from a

15.7% decrease in the wholesale cost of propane offset by the 1% increase in gallons sold. As discussed above, this cost decrease related to the general trend of a reduction in petroleum prices following the end of the Persian Gulf crisis.

    GROSS PROFIT. The gross profit for the year decreased by $700,000, or 1.1%. This decrease was caused by the 8% decrease in operating revenue offset by a decrease of 15% in the cost of products sold. The Company's gross profit per gallon decreased from $.441 in fiscal year 1991 to $.425 in fiscal year 1992. The gross profit per gallon in 1991 was abnormally high as a result of the Persian Gulf war.

    GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expenses decreased $2.1 million, or 5%, from $41.5 million in 1991 to $39.4 million in 1992. The decrease was due to decreases of $800,000 in transportation expense, $600,000 in insurance and liability claims, $400,000 in rent and maintenance, and $300,000 in employee benefits. The decrease in transportation expense primarily reflects the decrease in the cost of propane fuel used in the transportation equipment. Insurance and liability claims expense decreased due to a reduction in claims expense as the result of fewer claims. Maintenance expense decreased primarily due to lower maintenance costs for the underground storage facility and reduced purchases of paint for painting storage tanks. Employee benefits decreased due to the reduction of the Company's costs for employee health insurance claims due to an increase in the premiums charged to employees which partially offset the cost of providing this insurance.

    PROVISION FOR DOUBTFUL ACCOUNTS. The provision for doubtful accounts decreased $2.6 million, or 92.9%, from $2.8 million in 1991 to $200,000 in 1992. In fiscal year 1991 the Company reevaluated its reserve for doubtful accounts and significantly increased its reserve because of concerns about the collection of accounts due to the increase in retail propane prices caused by the Persian Gulf Crisis and general concerns about the economy. Historically the Company's provision had been approximately $1.2 million per year. During fiscal year 1992, the Company completed the installation of computers in all of its retail service centers, which enabled it to improve its monitoring of accounts receivable. Because the Company's collection of accounts receivable relating to fiscal year 1991 was better than anticipated and because the Company improved its collection process through the installation of the computers, a much smaller provision for doubtful accounts was required for fiscal year 1992.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased $500,000, or 5.2%, from $9.6 million in fiscal year 1991 to $10.1 million in fiscal year 1992. This was primarily attributable to increased capital expenditures.

    INTEREST EXPENSE. Interest expense decreased $1.3 million, or 10.8%, from $12.0 million in 1991 to $10.7 million in 1992. This decrease was primarily attributable to decreased borrowing levels and lower interest rates in 1992 as compared to 1991. Amortization of debt discount and expense increased $110,000 or 12.3% from $890,000 in 1991 to $1.0 million in 1992. This increase relates primarily to increased amortization of the discounts on the Company's 1998 9% Subordinated Debentures, 2007 9% Subordinated Debentures, and 12% Senior Subordinated Debentures.

    MERGER PROPOSAL COSTS. During fiscal year 1992, the Company recorded expenses of $450,000 related to a proposed acquisition of a large competitor. The Company incurred these costs in performing due diligence related to the acquisition. The acquisition was later abandoned with the related costs being expensed.

    CRESTED BUTTE  LITIGATION  EXPENSE.    During  1991,  the  Company  incurred
approximately $700,000 in litigation losses related to a matter that was concluded in fiscal year 1993. No further costs will be incurred.

    INCOME TAXES. The effective tax rate for the fiscal year ended June 30, 1992 was approximately 24.5% compared to a tax benefit of 26.1% in the prior year. Although the Company reported a loss for both periods, the loss was greater in the fiscal year ended June 30, 1991 and taxes on earnings in individual states where operations were profitable, plus the effect of amortization of excess of costs over fair value of net assets acquired, resulted in a net positive tax rate in the 1992 period.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's liquidity requirements have arisen primarily from funding its working capital needs, capital expenditures and debt service obligations. Historically, the Company has met these requirements from cash flow generated by operations and from borrowings under its revolving credit line.

    OPERATING ACTIVITIES. Cash flow provided from operating activities was $6.2 million in fiscal year 1993 as compared to $10.0 million in fiscal year 1992. Cash flow from operations for fiscal year 1993 does not fully reflect the beneficial impact that the first nearly normal winter since fiscal year 1988 had on the Company's operations. As discussed above, the Company's operating revenue and gross profit increased approximately $16.3 million and $7.1 million, respectively, due primarily to increased sales of propane as a result of the increase in weighted average heating degree days for fiscal year 1993. See "Results of Operations -- Fiscal Years Ended June 30, 1993 and June 30, 1992." EBITDA also increased, from $21.1 million for fiscal year 1992 to $26.4 million for fiscal year 1993. Cash flow from operations did not experience a similar increase due to the following factors: (i) the Company used approximately $2.4 million during fiscal year 1993 for a non-recurring payment of accrued interest on federal income taxes, (ii) the Company used approximately $3.5 million during fiscal year 1993 to pay the current year's income taxes, a substantial increase from the prior year's income tax payment, (iii) the Company used approximately $1.5 million during fiscal year 1993 to reduce its accounts payables and accrued expenses, and (iv) accounts receivable at the end of fiscal year 1993 increased as a result of the increased sales activity.

    Cash flow provided from operating activities was $12.3 million for the nine months ended March 31, 1994, compared to $4.6 million for the same period in 1993. The increase in cash flow resulted primarily from an increase in payables and a smaller increase in receivables compared to the prior period.

    EBITDA of the Company on a pro forma basis for the fiscal year ended June 30, 1993 and for the nine months ended March 31, 1994 is $8.9 million and $9.9 million lower than the respective historical levels as a result of the disposition of service centers in the Stock Purchase (resulting in reductions of $11.2 million and $12.8 million for the respective periods), partially offset by an increase (of $2.3 million and $2.9 million in the respective periods) resulting from EBITDA contributed by the centers acquired in the Acquisition. The Company intends to increase its EBITDA by reducing operating expenses by consolidating a number of retail service centers, and by increasing its operating revenue through acquisitions (including the Acquisition) of retail service centers, development of new retail service centers, and expansion of the Company's existing residential customer base. There can be no assurance that the foregoing increases in cash flow can be realized.

    The seasonal nature of the Company's business will require it to rely on borrowings under the $15.0 million New Credit Facility as well as cash from operations particularly during the summer and fall months when the Company is building its inventory in preparation for the winter heating season. While approximately 62% of the Company's operating revenue (on a pro forma basis) is earned in the second and third quarters, certain expense items such as general and administrative expense are recognized on a more annualized basis. Interest expense also tends to be higher during the summer and fall months because the Company relies in part on increased borrowings on its revolving credit line to finance inventory purchases in preparation for the Company's winter heating season.

    CAPITAL EXPENDITURES. The Company's capital expenditures consist of routine expenditures for existing operations as well as non-recurring expenditures, purchases of assets for the start-up of new retail service centers, and acquisition costs (including costs of acquiring retail service centers). Routine expenditures usually consist of expenditures relating to the Company's bulk delivery trucks, customer tanks, and costs associated with the installation of new tanks. The Company believes that capital expenditures will increase as the Company more actively pursues acquisitions. See "Business -- Business Strategy."

    The Company's capital expenditures totalled $4.4 million in fiscal year 1993 and $6.7 million in fiscal year 1992. These capital expenditures were offset by proceeds from the sale of retail service centers and surplus real estate totalling $1.1 million in fiscal year 1993 and $3.1 million in fiscal year 1992. Of these amounts, approximately $2.5 million in fiscal year 1993 and $3.4 million in fiscal year 1992 were for routine capital expenditures for existing operations. The Company incurred relocation expenditures of $225,000 in fiscal year 1992, relating to the relocation of the Company's retail service centers to locations on or near major highways. The Company incurred nonrecurring expenditures of $336,000 in fiscal year 1993 and $268,000 in fiscal year 1992. These expenditures related to the development of a new program to build dispensing stations and expenditures for the jet used by the Company, which the Company is disposing of in connection with the Transaction. The Company started 10 new retail service centers in fiscal year 1993, and 11 new retail service centers in fiscal year 1992, incurring costs of approximately $1.4 million and $2.4 million, respectively. No expenditures were made for acquisitions during fiscal year 1993, and acquisition costs of approximately $225,000 were incurred in fiscal year 1992.


    The Company believes that capital expenditures for routine expenditures after the Transaction will be approximately $2.0 million per year, and that capital expenditures for the start-up of new retail service centers will not exceed $1.0 million per year. The Company anticipates that capital expenditures in fiscal year 1994 will be significantly larger than 1993, primarily due to an increase in acquisition activity. The Company will use approximately $12.0 million of the proceeds of this Offering to fund the majority of the $14.0 million Acquisition purchase price, with approximately $1.5 million being funded through the Company's New Credit Facility. The remaining $500,000 will be funded with cash from operations over a five-year period. The Company acquired a service center in Colorado in March, 1994, at a cost of approximately $473,000, of which $273,000 was paid in cash, with the remaining amount financed through the issuance of two five-year notes to the seller, one for $100,000 bearing interest at 7% and the other for $100,000 bearing no interest. The Company has entered into an agreement to purchase another service center in Missouri at a cost of $325,000, of which $210,000 will be paid in cash at closing and the remaining amount will be financed through the issuance of two ten-year notes to the seller, one for $90,000 bearing interest at 7% and the other for $25,000 bearing no interest. For future acquisitions, the Company intends to fund acquisitions with seller financing, to the extent feasible, and with cash from operations or bank financing. The Company intends to fund its routine capital expenditures and the purchases of assets for new retail service centers with cash from operations, borrowings on the New Credit Facility, or other bank financing. The Company is currently in the process of opening two new service centers at an expected initial cost of $150,000 each. The Company does not currently have any material commitments for any capital expenditures other than the agreements for the pending acquisitions and the new service centers discussed above. The Company is also exploring the possibility of making modifications to its underground storage facility, which will require additional capital expenditures. The Company has not yet determined the amount that it would need to spend to make such modifications, or whether such modifications will in fact be made. See "Business -- Propane Operations (Distribution)." Any acquisitions or purchases of assets will be subject to the restrictions on investments and debt incurrence contained in the New Credit Facility and the Indenture as well as the restrictions contained in the Non-Competition Agreement. See "Financing Activities"; "Description of Senior Secured Notes"; "Description of Other Indebtedness"; "Certain Relationships and Related Transactions -- The Transaction."



    FINANCING ACTIVITIES. During fiscal year 1993, the Company replaced its old term loan and its Old Working Capital Facility with the Company's current existing credit facility. The Company also made non-recurring expenditures of approximately $2.1 million in connection with the termination of two employee benefit plans.



    Upon consummation of the Offering and application of the net proceeds therefrom, the Company will have substantial debt service obligations. While the net proceeds will be used to retire all the Company's existing indebtedness and approximately $13.7 million principal amount 2007 9% Subordinated Debentures, the Company will carry a significant amount of debt and will be required to use a substantial portion of its cash flow to make interest payments. On a pro forma basis, after giving effect to the consummation of this Offering and the application of the net proceeds therefrom, for the year ended June 30, 1993, the Company's cash interest expense would have been approximately $8.4 million. Because the New Credit Facility will bear interest at a floating rate, the Company's financial condition will be affected by fluctuations in interest rates. See "Description of Other Indebtedness -- New Credit Facility."

    The Company's $15.0 million New Credit Facility will mature on or about July, 1997, at which time the Company will have to refinance or replace some portion of the facility and may be required to pay some portion of any outstanding balance. There can be no assurance that the Company will be able to refinance or replace the New Credit Facility, or the terms upon which any such financing may occur. Beginning in fiscal year 1999, the cash interest rate on the Senior Secured Notes will increase to %. The Company believes cash from operations will be sufficient to meet the increased interest payments. See "Risk Factors -- Payment on Indebtedness Prior to Maturity of Senior Secured Notes."

    The Company's New Credit Facility and the Indenture will impose restrictions on the Company's ability to incur additional indebtedness. Such restrictions, together with the highly leveraged position of the Company, could restrict corporate activities, including the Company's ability to respond to market conditions, to provide funds for capital expenditures, to refinance its debt, if desired, or to take advantage of business opportunities. After consummation of the Offering, the Company's ability to borrow will be very limited.

    The Company believes that based on current levels of operations and assuming normal winter weather, cash flow from operations together with borrowings under the New Credit Facility will be adequate to fund the Company's operating needs, anticipated capital expenditures, and debt service obligations until the New Credit Facility expires in 1997. The Company believes that earnings before interest, taxes, depreciation and amortization will exceed debt service requirements and that seasonal needs for cash can be met through borrowings under the New Credit Facility. The Company believes that it will have sufficient capitalization and cash flow to refinance the New Credit Facility when it expires, but there can be no assurance of this. In particular, there can be no assurance that the Company's current level of operations will continue or that the Company will experience normal winter weather (based on deviation from the 50-year average of heating degree days). The Company's revenues and operating income could decrease as a result of substantially abnormal winter weather to a level that could adversely affect the Company's ability to service its debt from EBITDA. Furthermore, a substantial increase in interest rates could result in an increase in interest expense under the New Credit Facility that could similarly endanger the Company's ability to service its debt. If the Company were unable to meet its debt service obligations or obtain refinancing or additional financing, it could be forced to default on its respective debt obligations and, as an ultimate remedy, seek protection under the federal bankruptcy laws. See "Risk Factors -- High Leverage and Ability to Service Debt."

EFFECTS OF INFLATION AND CHANGING PRICES

    General inflation does not have a material effect upon Company operations. Prices of propane will change materially from time to time due to either the combined or individual effects of weather and available supplies of petroleum products. Such changes may have differing effects on revenues and costs of products sold depending upon the inventory levels when such changes occur.
Generally, increases in the cost of propane do not substantially affect the Company's gross margin, inasmuch as these cost increases are usually recovered through a corresponding increase in the Company's retail price.

FUTURE CHANGES IN ACCOUNTING PRINCIPLE

    Effective July 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). As a result of this change, there was no material effect upon the Company's financial statements.

    SFAS 109 requires recognition of deferred tax liabilities and assets for the difference between the financial statement and tax basis of assets and liabilities. Under this new standard, a valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

    Prior to fiscal year 1994, deferred taxes were determined using the Statement of Financial Accounting Standards No. 96.

                                    BUSINESS

GENERAL

    Empire  Gas is  one of  the largest  retail distributors  of propane  in the
United States and, through its subsidiaries, has been engaged in the retail distribution of propane since 1963. During the fiscal year ended June 30, 1993, without giving effect to the Transaction, Empire Gas supplied propane to approximately 200,000 customers in 27 states from 284 retail service centers and sold approximately 142.1 million gallons of propane, accounting for approximately 91.4% of its operating revenue. The Company also sells related gas-burning appliances and equipment and rents customer storage tanks.

    The Company will implement a change in ownership and management contemporaneously with this Offering by repurchasing shares of its common stock from its controlling shareholder, Mr. Robert W. Plaster, and certain other departing officers in exchange for all of the shares of common stock of a subsidiary that owns 133 retail service centers located primarily in the Southeast. Mr. Paul S. Lindsey, Jr., who has been with the Company for 26 years and currently serves as the Company's Chief Operating Officer and Vice Chairman of the Board, will become the Company's controlling shareholder, Chief Executive Officer, and President. The change in ownership and management will enable the Company to pursue a growth strategy focussed on acquiring independent propane operating companies. Contemporaneously with the Offering, the Company will acquire the assets of PSNC Propane Corporation, a company located in North Carolina that has six retail service centers and five additional bulk storage facilities with annual volume of approximately 9.5 million gallons for an aggregate purchase price of approximately $14.0 million (which includes payment for inventory and accounts receivable). The Company also recently completed the acquisition of a retail propane company in Colorado with annual volume of approximately 700,000 gallons and has entered into a contract to purchase a retail propane company in Missouri with annual volume of approximately 690,000 gallons.


    Following the Transaction, Empire Gas' operations will consist of 158 retail service centers with 22 additional bulk storage facilities. During the fiscal year ended June 30, 1993, Empire Gas, after giving effect to the Transaction, sold approximately 84.8 million gallons of propane (approximately 40% less than prior to the Transaction) to approximately 112,000 customers in 20 states, which (based on retail gallons sold) makes it one of the 11 largest retail distributors of propane in the United States. The impact on the Company's operations of weather fluctuations in a particular region will be reduced as a result of the substantial geographic diversification of the Company after the Transaction, with operations in the west, the southwest, Colorado, the upper midwest, the Mississippi Valley and the southeast.



    Propane, a hydrocarbon with properties similar to natural gas, is separated from natural gas at gas processing plants and refined from crude oil at refineries. It is stored and transported in a liquid state and vaporizes into a clean-burning energy source that is used for a variety of residential, commercial, and agricultural purposes. Residential and commercial uses include heating, cooking, water heating, refrigeration, clothes drying, and incineration. Commercial uses also include metal cutting, drying, container pressurization, and charring, as well as use as a fuel for internal combustion engines. As of December 31, 1991, the propane industry had grown, as measured by the gallons of retail residential/commercial propane sold, at the rate of 3.7% per annum since 1984.


    The Company believes the highly fragmented retail propane market presents substantial opportunities for growth through consolidation. As of December 31, 1991, there were approximately 8,000 propane retail marketing companies in the continental United States with approximately 13,500 retail distribution points. In addition, Empire Gas believes growth can be achieved by the conversion to propane of homes that currently use either electricity or fuel oil products because of the price advantage propane has over electricity and because propane is a cleaner source of energy than fuel oil products. As of December 31, 1990, there were approximately 23.7 million homes that used electricity for heating, water heating, cooking and other household purposes, approximately 11.2 million homes that used fuel oil products, and approximately 5.7 million homes that used propane for such purposes.

    Empire Gas focuses on propane distribution to retail customers, including residential, commercial, and agricultural users, emphasizing, in particular, sales to residential customers, a stable segment of the retail propane market that traditionally has generated higher gross margins per gallon than other retail segments. Sales to residential customers, giving effect to the
Transaction, accounted for approximately 65.5% of the Company's aggregate propane sales revenue and 74.3% of its aggregate gross margin from propane sales in fiscal year 1993.

    Empire Gas attracts and retains its residential customers by supplying storage tanks, by offering superior service and by strategically locating visible and accessible retail service centers on or near major highways. Empire Gas focuses its operations on sales to customers to which it also leases tanks, as sales to this segment of the retail propane market tend to be more stable and typically provide higher gross margins than sales to customers who own tanks. After the Transaction, Empire Gas will own approximately 109,000 storage tanks that it leases to approximately 96% of its customers. Empire Gas' residential customer base is relatively stable, because (i) fire safety regulations and state container laws restrict the filling of a leased tank solely to the propane supplier that leases the tank, (ii) rental agreements for its tanks restrict the customers from using any other supplier, and (iii) the cost and inconvenience of switching tanks minimizes a customer's tendency to change suppliers. Historically, the Company has retained 90% of all its customers from year to year, with the average customer remaining with Empire Gas for approximately 10 years.

BUSINESS STRATEGY


    The change in ownership and management of the Company will enable it to pursue a business strategy to increase its revenues and profitability through
(i) expansion by acquisitions and start-ups, (ii) expansion of its existing residential customer base, and (iii) geographic rationalization and the reduction of operating expenses. Empire Gas will seek opportunities to acquire retail service centers in areas where it already has a strong presence and to develop new retail service centers in new markets. Efforts to expand the existing residential customer base will focus primarily on conversion of customers currently using electricity for heating, conversion of customers currently using fuel oil and wood due to environmental impact, and soliciting customers created by the new home construction market in growth areas. Empire Gas intends to dispose of a limited number of retail service centers that are located in markets in which it does not have, and does not desire to develop, a strong presence or that do not have the potential for long-term growth. Empire Gas believes it will be able to reduce its operating expenses through a program of consolidating a number of retail service centers where such consolidations will yield operating efficiencies.


    GROWTH THROUGH ACQUISITION OF RETAIL SERVICE CENTERS. Historically, the acquisition of other retail service centers has been viewed by the industry as one of the primary means of growth and much of the Company's growth over the past thirty years has been attributable to acquisitions. As of December 31, 1991, there were substantially in excess of 8,000 retail marketing companies in the continental United States with at least 13,500 distribution points. The Company intends to focus its acquisition efforts on candidates that meet certain criteria, including minimum cash flow requirements and location in areas of economic growth or areas in which the Company currently has a market position which it desires to strengthen.

    The Company has not engaged in significant acquisition activity over the past several years. With the change in ownership and management, the new management, under the leadership of Mr. Lindsey, will emphasize achieving growth through acquisitions. The Company has entered into an agreement which provides that, contemporaneously with this Offering, the Company will complete the acquisition of the assets of PSNC Propane Corporation, a company that has six retail service centers with five additional bulk storage facilities located in North Carolina, an area the Company has targeted because of its high economic growth. The aggregate purchase price of the Acquisition will be approximately $14.0 million (which includes payment for inventory and accounts receivable), which consists of $12.0 million for certain assets, primarily customer and storage tanks, approximately $1.5 million for accounts receivable and inventory, and $500,000 for a non-compete agreement with the seller. The Company will fund $12.0 million of the purchase price with the proceeds of this Offering and will fund the $1.5 million for the purchase of the accounts receivable and inventory through the Company's New Credit Facility. The purchase price for the non-compete agreement will be paid out over five years with cash flow from operations.

    The Acquisition will enable the Company to expand its geographic market, to increase its high margin residential customer base and to improve its operating results and cash flow. The Company currently has only limited operations in North Carolina, and all of the operations to be acquired from PSNC in the Acquisition are out of the Company's current service territory. Based on the gallons sold by the acquired operations in 1993, the Company believes this acquisition will increase its annual propane sales by approximately 9.5 million gallons, approximately 64% of which will be for sales to residential customers with generally higher margins than sales to industrial and agricultural customers. Empire Gas believes it will be able to improve PSNC Propane Corporation's operating results and cash flow through the integration of its operations into the Company's operations and the elimination of certain administrative personnel as well as the elimination of certain other general and administrative costs. See "Pro Forma Financial and Other Data." There can be no assurance that the anticipated cash flows will be indicative of the actual cash flows realized by the Company.

    In March of 1994, the Company completed the acquisition of a retail service center in Colorado with annual propane volume of approximately 700,000 gallons and in April of 1994 signed a contract for the acquisition of a retail service center in Missouri with annual propane volume of approximately 690,000 gallons. The Colorado acquisition was completed at a cost of approximately $473,000, of which $273,000 was paid in cash, with the remaining amount financed through the issuance of two five-year notes to the sellers, one for $100,000 bearing interest at 7% and the other for $100,000 bearing no interest. The Missouri center will be purchased for a total cost of $325,000, of which $210,000 will be paid in cash at closing, with the remaining amount financed through the issuance of two ten-year notes to the seller, one for $90,000 bearing interest at 7% and the other for $25,000 bearing no interest. The Company does not currently have any material commitments for any acquisitions other than the agreements for the pending acquisitions discussed above. The Company will continue to seek additional opportunities to acquire retail service centers and intends to finance such acquisitions, to the extent possible, through seller financing. The Company will also rely on internally generated cash flow and bank financing, including borrowing under the New Credit Facility, to meet any remaining financing requirements. See "Risk Factors -- Potential Acquisitions and Development of New Retail Service Centers." Any acquisitions will be subject to the restrictions on investments and debt incurrence contained in the New Credit Facility and the Indenture as well as the restrictions contained in the
Non-Competition Agreement. See "Description of the Senior Secured Notes"; "Description of Other Indebtedness"; "Certain Relationships and Related Transactions -- The Transaction."


    GROWTH   THROUGH  DEVELOPMENT   OF  NEW   RETAIL  SERVICE   CENTERS  IN  NEW
MARKETS. The Company believes opportunities exist to increase the size and profitability of its operations by starting new retail service centers in new markets. The Company generally looks for opportunities in areas experiencing economic growth. Indicators of this growth include the relocation of businesses to an area or an increase in the population in the area. The Company started three new retail service centers in fiscal year 1992 that will remain with the Company after the Transaction (at an aggregate cost of $502,000) and four such centers in fiscal year 1993 (at an aggregate cost of $453,000), and has started three new retail service centers to date during fiscal year 1994 (at an aggregate cost of $75,000 to date).



    The Company continues to look for opportunities to purchase land and assets to start new retail service centers. It is currently in the process of opening new centers in Toledo, Ohio and Wilkesboro, North Carolina. Although the Company expects to open additional centers, it has not yet begun opening any additional centers and there can be no assurance additional centers will be open. Because minimal capital expenditures (approximately $150,000 per center) are required to cover first-year start up costs of a new retail service center, the Company intends to rely primarily on internally generated cash flow to fund this activity, with any remaining financing needs being met by bank financing. In addition, the Company currently owns excess propane storage tanks that it will be able to use to supply storage tanks needed in opening new service centers and to reduce the cost of starting a new retail service center.


    EXPANSION OF THE COMPANY'S EXISTING RESIDENTIAL RETAIL CUSTOMER BASE. Empire Gas will also look for opportunities to expand its existing residential customer retail base other than through acquisitions or the development of new retail service centers. The Company believes there are several factors that will enable it to expand its residential customer base including (i) the Company's ability to supply storage tanks to its customers, (ii) the Company's reputation for quality service, and (iii) the accessibility and visibility of the Company's retail service centers, many of which are located on or near highways. The Company's ability to expand its residential customer base other than through acquisitions or the development of new retail service centers in new markets may be limited by the relative stability of this market.

    In addition to the foregoing, Empire Gas will look for growth opportunities including opportunities to expand its commercial customer base and opportunities presented from developments in the industry, including the potential for the growth in the use of propane in the alternative motor fuel market or in cogeneration plants. Any acquisitions or purchases of assets will be subject to the restrictions on investments and debt incurrence contained in the New Credit Facility and the Indenture. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources
- -- Financing Activities"; "Description of Senior Secured Notes"; "Description of Other Indebtedness -- New Credit Facility." Any acquisitions or start-ups of retail service centers will also be subject to the restrictions in the Non-Competition Agreement. See "The Transaction" and "Certain Relationships and Related Transactions."

    GEOGRAPHIC RATIONALIZATION AND REDUCTION OF OPERATING EXPENSES. The Company believes that it can increase the efficiency with which it serves its customers by consolidating a number of retail service centers, thereby reducing its operating expenses. The Company has selected 16 service centers (two in Missouri, six in Oklahoma and the remaining eight in Colorado, California, Louisiana and Oregon) that can be consolidated into 8 service centers. The Company consolidated several of these service centers in May of this year and the remainder will be consolidated in June and July. The Company will continue to evaluate opportunities to consolidate additional retail outlets. The consolidation of companies will result in reduced operating expense due to reduced general and administrative expenses and operating costs without a corresponding reduction in revenue.

    There can be no assurance as to the extent to which the implementation of the Company's business strategy will contribute to the Company's operating efficiencies, results of operations, or cash flow. See "Risk Factors -- Potential Acquisitions and Development of New Retail Service Centers."

PROPANE OPERATIONS

    Propane is used for residential, commercial, and agricultural purposes. Residential and commercial uses include heating, cooking, water heating, refrigeration, clothes drying, and incineration. Commercial uses also include metal cutting, drying, container pressurization, and charring, as well as use as a fuel for internal combustion engines. Agricultural uses include brooder heating, stock tank heating, crop drying, and weed control, as well as use as a motor fuel for farm equipment and vehicles. Propane is also used for a number of other purposes.

    Sales of propane to residential and commercial customers, which account for the vast majority of the Company's revenue, have provided a relatively stable source of revenue for the Company. Sales to residential customers accounted for 65.5% of the Company's propane sales revenue and 74.3% of its gross margin (on a pro forma basis after giving effect to the Transaction) in fiscal year 1993. Historically, this market has provided higher margins than other retail propane sales. Based on fiscal year 1993 propane sales revenue, the remaining customer base consisted of 22.1% commercial and 12.4% agricultural and other customers. While commercial propane sales are generally less profitable than residential retail sales, the Company has traditionally relied on this customer base to provide a steady, noncyclical source of revenues. No single customer accounts for more than 2.1% of sales. On a pro forma basis, the Company's operations will have substantial geographic diversification reducing the potential impact of fluctuations of weather in a particular region.

    The following table sets forth, for the five years ending June 30, 1993, selected aggregate operating data for the retail service centers of the Company that will be retained after the Transaction and for the retail service centers the Company is acquiring in the Acquisition.


                                                                              YEAR ENDED JUNE 30,
                                                             -----------------------------------------------------
                                                               1989       1990       1991       1992       1993
                                                             ---------  ---------  ---------  ---------  ---------
                                                             (IN THOUSANDS EXCEPT PERCENTAGES, DEGREE DAYS AND PER
                                                                                 GALLON DATA)
Operating revenue..........................................  $  65,469  $  75,342  $  75,250  $  69,216  $  76,931
Gross profit (1)...........................................  $  36,838  $  39,455  $  37,799  $  38,031  $  41,243
Retail gallons sold........................................     87,852     82,180     74,278     76,167     84,840
Weighted average gross profit per gallon...................  $    .360  $    .418  $    .441  $    .426  $    .429
Actual weighted average heating degree days (2)............      8,191      7,872      7,303      7,321      8,265
Deviation from normal weighted average heating degree days
 (2).......................................................        150      (193)      (749)      (715)        100
Percent deviation from normal average heating degree
 days......................................................       1.9%     (2.4%)     (9.3%)     (8.9%)       1.2%

- ---------
(1)   Represents operating revenue less the cost of product sold.

(2) Actual weighted average heating degree days represents the average heating degree days in the Company's market areas for November through March of each year weighted to reflect the retail gallons sold in each area. Heating degree days represent the summation of the amount by which a 65 degree Fahrenheit base amount exceeds the mean daily temperature (average of daily maximum and minimum temperatures) at various locations in the United States and are calculated by the National Weather Service. Normal weighted average heating degree days are determined based on a 50-year moving average. The increase in actual weighted average heating degree days for fiscal year 1993 was due primarily to a change in the markets in which the Company did business.


    SOURCES OF SUPPLY. Propane is derived from the refining of crude oil or is extracted in the processing of natural gas. The Company obtains its supply of propane primarily from oil refineries and natural gas plants located in the South, West and Midwest. Most of the Company's propane inventory is purchased under supply contracts with major oil companies which typically have a one-year term, at the suppliers' daily posted prices or a negotiated discount. During fiscal 1993, contract suppliers sold nearly 75% of the propane purchased by the Company (including the centers that are being transferred in the Transaction), and the two largest suppliers sold 21.2% and 18.5%, respectively, of the total volume purchased by Empire Gas. The Company has established relationships with a number of suppliers over the past few years and believes it would have ample sources of supply under comparable terms to draw upon to meet its propane requirements if it were to discontinue purchasing propane from its two largest suppliers. The Company takes advantage of the spot market as appropriate. The Company has not experienced a shortage that has prevented it from satisfying its customer's needs and does not foresee any significant shortage in the supply of propane.


    DISTRIBUTION. The Company purchases propane at refineries, gas processing plants, underground storage facilities and pipeline terminals and transports the propane by railroad tank cars and tank trailer trucks to the Company's retail service centers, each of which has bulk storage capacity ranging from 16,000 to 180,000 gallons. After the Transaction, the Company will have retail service centers with an aggregate storage capacity of approximately 8.7 million gallons of propane, and each service center will have equipment for transferring the gas into and from the bulk storage tanks. The Company operates 15 over-the-road tractors and 37 transport trailers to deliver propane to its retail service centers and also relies on common carriers to deliver propane to its retail service centers. The Company also maintains an underground storage capacity of approximately 120 million gallons. This facility is not currently being used and cannot be used until a new disposal well is constructed, and the system is tested and brought up to industry standards. The Company can meet its storage needs from existing capacity and third-party sources, but is considering making the necessary modifications to provide storage that it may use for its own purposes or lease to third parties. The Company has not yet determined the amount that it would need to spend to make such modifications, or whether such modifications will in fact be made.


    Deliveries to customers are made by means of 325 bulk delivery tank trucks owned by the Company. Propane is stored by the customers on their premises in stationary steel tanks generally ranging in capacity from 25 to 1,000 gallons, with large users having tanks with a capacity of up to 30,000 gallons. Approximately 96% of the propane storage tanks used by the Company's residential and commercial customers are owned by the Company and leased, rented, or loaned to customers.

                      PROPANE GAS FROM SOURCE TO CUSTOMER

                                   [GRAPHIC]

    OPERATIONS. The Company has organized its operations in a manner that the Company believes enables it to provide superior service to its customers and to achieve maximum operating efficiencies. The Company's retail propane distribution business is organized into eight regions: West Coast (North); West Coast (South); Colorado; Midwest (North); Midwest (South); Midwest (Central); North and South Carolina; and Mideast. Each region is supervised by a regional manager. The regions are grouped into three divisions and the regional managers report to their respective divisional vice president. Personnel located at the retail service centers in the various regions are primarily responsible for customer service and sales.

    A number of functions are centralized at the Company's corporate headquarters in order to achieve certain operating efficiencies as well as to enable the personnel located in the retail service centers to focus on customer service and sales. The Company makes centralized purchases of propane through its corporate headquarters for resale to the retail service centers enabling the Company to achieve certain advantages, including price advantages, because of its status as a large volume buyer. The functions of cash management, accounting, taxes, payroll, permits, licensing, asset control, employee benefits, human resources, and strategic planning are also performed on a centralized basis.

    The corporate headquarters and the retail service centers are linked via a computer system. Each of the Company's primary retail service centers is equipped with a computer that is connected to a central data processing department in the Company's corporate headquarters. Following the Transaction, this central data processing department will be owned and operated by Service Corp, which will be an affiliate of Energy. Service Corp. will provide data processing and management information services to the Company pursuant to the Services Agreement. See "Certain Relationships and Related Transactions." This computer network system provides retail company personnel with accurate and timely information on pricing, inventory, and customer accounts. In addition, this system enables management to monitor pricing, sales, delivery and the general operations of its numerous retail service centers and plan accordingly to improve the operations of the Company as a whole.

    FACTORS INFLUENCING DEMAND. Because a substantial amount of propane is sold for heating purposes, the severity of winter weather and resulting residential and commercial heating usage have an important impact on the Company's earnings. Approximately 62% of the Company's retail propane sales (on a pro forma basis) usually occur during the five months of November through March. Sales and profits are subject to variation from month to month and from year to year, depending on temperature fluctuations. See "Risk Factors -- Weather."

    COMPETITION. The Company encounters competition from a number of other propane distributors in each geographic region in which it operates. The Company competes with these distributors primarily on the basis of service, stability of supply, availability of consumer storage equipment, and price. The propane distribution industry is composed of two types of participants: larger multi-state marketers, including the Company, and smaller intrastate marketers. Most of the Company's retail service centers face competition from a number of other marketers.

    Empire Gas also competes with suppliers of other energy sources. The Company competes with suppliers of electricity for sales to residential and commercial customers. The Company currently enjoys, and historically has enjoyed, a competitive advantage because of the higher cost of electricity. Fuel oil does not present a significant competitive threat in Empire Gas' primary service areas due to the following factors: (i) propane is a residue-free, cleaner energy source, (ii) environmental concerns make fuel oil relatively unattractive, and (iii) fuel oil appliances are not as efficient as propane appliances.

    Empire Gas generally does not attempt to sell propane in areas served by natural gas distribution systems, except sales for specialized industrial applications, because the price per equivalent energy unit of propane is, and has historically been, higher than that of natural gas. To use natural gas, however, a retail customer must be connected to a distribution system provided by a local utility. Because of the costs involved in building or connecting to a natural gas distribution system, natural gas does not create significant competition for the Company in areas that are not currently served by natural gas distribution systems. In each of the past five years, the Company has lost fewer than 0.5% of its customers to natural gas distributors.


    The Company's ability to compete through acquisitions will be limited in certain geographic areas as a result of the Non-Competition Agreement. Subject to an exception for multi-state acquisitions, the Non-Competition Agreement restricts the Company from making acquisitions in seven states (Alabama, Florida, Georgia, Indiana, Kentucky and Tennessee) and certain territories in five other states (southeastern Missouri, northern Arkansas, western Virginia, western West Virginia and an area within a 50-mile radius of an existing Energy operation in Illinois) for a period of three years from the date the Stock Purchase Agreement is consummated. The Non-Competition Agreement also requires the Company not to disclose secret information it may have regarding Energy, not to solicit Energy customers or employees, and to grant Energy an option to purchase from the Company (on terms substantially equivalent to the terms on which the Company acquired the business) any business the Company acquires in violation of the Non-Competition Agreement. The same restrictions apply to Energy under the Non-Competition Agreement. See "The Transaction" and "Certain Relationships and Related Transactions -- The Transaction."



    RISKS  OF BUSINESS.  The Company's propane operations are subject to all the operating hazards and risks normally incident to handling, storing, and transporting combustible liquids, such as the risk of personal injury and property damages caused by accident or fire. The Company's current automobile liability policy provides coverage for losses of up to $101.0 million with a $500,000 deductible per occurrence. The Company's general liability policy provides coverage for losses of up to $101.0 million per occurrence with a $500,000 deductible per occurrence subject to an aggregate deductible of $1.0 million for any policy period. Current workers compensation coverage also has a $500,000 deductible per incident. The deductibles mean that the Company is effectively self-insured for liability up to these deductibles.


REGULATION

    The Company's operations are subject to various federal, state, and local laws governing the transportation, storage and distribution of propane, occupational health and safety, and other matters. All states in which the Company operates have adopted fire safety codes that regulate the storage and distribution of propane. In some states these laws are administered by state agencies, and in others they are administered on a municipal level. Certain municipalities prohibit the below ground installation of propane furnaces and appliances, and certain states are considering the adoption of similar regulations. The Company cannot predict the extent to which any such regulations might affect the Company, but does not believe that any such effect would be material. It is not anticipated that the Company will be required to expend material amounts by reason of environmental and safety laws and regulations, but inasmuch as such laws and regulations are constantly being changed, the Company is unable to predict the ultimate cost to the Company of complying with environmental and safety laws and regulations.

    Empire Gas currently meets and exceeds Federal regulations requiring that all persons employed in the handling of propane gas be trained in proper handling and operating procedures. All employees have participated, or will participate within 90 days of their employment date, in the National Propane Gas Association's ("NPGA") Certified Employee Training Program. The Company has established ongoing training programs in all phases of product knowledge and safety.

EMPLOYEES

    As of June 1, 1994, the Company had approximately 1,075 employees, none of whom was represented by unions. Upon consummation of the Transaction, the Company will have approximately 600 employees. The Company has never experienced any significant work stoppage or other significant labor problems and believes it has good relations with its employees.

LEGAL PROCEEDINGS

    The   Company  and  its  subsidiaries  are  defendants  in  various  routine litigation incident to its business, none of which is expected to have a material adverse effect on the Company's financial position or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Upon consummation of the Transaction, the directors and executive officers of the Company will be as follows:

          NAME               AGE                       POSITION
- ------------------------     ---     ---------------------------------------------
Paul S. Lindsey, Jr.         49      Chairman of the Board, Chief Executive
                                      Officer, and President
Douglas A. Brown             33      Director
Kristin L. Lindsey           46      Director/Vice President
Bruce M. Withers, Jr.        67      Director
Jim J. Shoemake              56      Director
Mark W. Buettner             51      Divisional Vice President
Kenneth J. DePrinzio         46      Divisional Vice President
Robert C. Heagerty           46      Divisional Vice President
James E. Acreman             56      Vice President/Treasurer
Valeria Schall               39      Vice President/Corporate Secretary
Willis D. Green              56      Controller


    The directors will serve for a term ending on the date of the Company's next annual meeting in October 1994, or until their successors are elected or qualified. Officers of the Company are elected by the Board of Directors of the Company and will serve at the discretion of the Board. As required by the Indenture, immediately following this Offering, an audit committee will be formed consisting of two independent directors. See "Description of the Senior Secured Notes -- Covenants."


BOARD OF DIRECTORS

    Upon consummation of the Offering, the Company's directors will be as follows:

    PAUL S. LINDSEY, JR. Mr. Lindsey will serve as Chairman of the Board, Chief Executive Officer, and President of the Company. Mr. Lindsey currently serves as Vice Chairman of the Board and Chief Operating

Officer of the Company, positions he has held since February 1987 and March 1988, respectively. Mr. Lindsey joined the Company in 1967 when the company by which he was employed, a subsidiary of Gulf Oil Company, was acquired by the Company. He has a total of 29 years of experience in the oil and gas industry, 26 of which are with the Company. After serving in various administrative positions with the Company, including the position of Vice President of Finance, Mr. Lindsey assumed responsibility for operation of the Company's retail service centers and, essentially, all other operational functions of the Company. Mr. Lindsey has been a Director of the NPGA, the industry's leading association, since February 1991, and has served on the Governmental Affairs Committee of the NGPA since May 1987. He was recently elected to NPGA's executive committee.



    DOUGLAS A. BROWN. Mr. Brown will serve as a director of the Company. Since 1989, Mr. Brown has been a member of Holding Capital Group, Inc. an equity investment group specializing in the acquisition of and investment in privately held, middle market businesses. Holding Capital Group has performed certain investment services for Empire Gas. See "Certain Relationships and Related Transactions."


    KRISTIN L. LINDSEY. Mrs. Lindsey will serve as a director and Vice President of the Company. Mrs. Lindsey is the wife of Paul S. Lindsey, Jr., (see above). For the past five years, Mrs. Lindsey has been pursuing charitable and other personal interests. Ms. Lindsey has 11 years of experience in the LP gas industry, all of these with the Company. Her experience is primarily in the area of LP gas supply and distribution. In her capacity as Vice President, Mrs. Lindsey will be involved in the Company's propane supply and distribution activities.

    BRUCE M. WITHERS, JR. Mr. Withers will serve as a director of the Company. Mr. Withers is Chairman and Chief Executive Officer of Trident NGL Holding, Inc., a major fully-integrated natural gas liquids company, a position he has held since August, 1991. For the previous 18 years, Mr. Withers was President of the Transmission & Processing Division of Mitchell Energy Corporation and, prior to that, Mr. Withers was associated with Tenneco Oil & Gas.

    JIM J. SHOEMAKE. Mr. Shoemake will serve as a Director of the Company. Mr. Shoemake is lead litigation partner of Guilfoil, Petzall & Shoemake, located in St. Louis, Missouri, where he has been since 1976. Mr. Shoemake was Assistant U.S. Attorney of the Eastern District of Missouri from 1967 to 1970 and was with the U.S. Dept of Justice for one year prior to that time.

EXECUTIVE OFFICERS

    Upon consummation of the Transaction, the individuals listed below will serve as the Company's executive officers. These individuals have an average of 20 years of experience in the LP gas industry and have been with the Company an average of 12 years.

    PAUL  S. LINDSEY, JR.   Chairman of  the Board, Chief  Executive Officer and
President. See description under "Board of Directors."

    MARK W. BUETTNER. Mr. Buettner will serve the Company as a Divisional Vice President, a position he has held with the Company since mid-1993. Mr. Buettner has also held the positions of Regional Vice President and Regional Manager during his five years with the Company. Mr. Buettner began his career in the LP gas industry in a family-owned business and has a total of 39 years experience in the LP gas industry. As Divisional Vice President of the Company, Mr. Buettner is responsible for the Company's retail operations on the West Coast and in Arizona, Colorado, and Idaho.

    KENNETH J. DEPRINZIO. Mr. DePrinzio will serve the Company as a Divisional Vice President, a position he has held with the Company since mid-1993. Mr. DePrinzio joined the Company in May 1992 as a Regional Manager. From 1990 to 1991, Mr. DePrinzio was a Vice President of Star Gas Corporation. For the prior 17 years, Mr. DePrinzio worked with Petrolane, Inc., serving as an Area Vice President during part of his tenure. From 1991 to 1992, he owned and operated a restaurant. As Divisional Vice President of the Company, Mr. DePrinzio is responsible for the Company's retail operations in Michigan, Ohio, South Carolina, and North Carolina.

    ROBERT C. HEAGERTY. Mr. Heagerty will serve the Company as a Divisional Vice President, a position he has held with the Company since mid-1993. Mr. Heagerty has also held the positions of Regional Manager and Regional Vice President during his seven years with the Company. He has 15 years of experience in the LP gas industry and joined the Company when it acquired D&H Propane. At the time of the acquisition, Mr. Heagerty was President of D&H Propane. As Divisional Vice President of the Company, Mr. Heagerty is responsible for the Company's retail operations in Oklahoma, Kansas, Missouri, Arkansas, Texas, Louisiana, Iowa, Minnesota, Wisconsin, and Illinois.

    JAMES E. ACREMAN. Mr. Acreman will serve the Company as Vice President and Treasurer. Mr. Acreman has held the position of Senior Vice President of the Company since 1989. Mr. Acreman has 16 years of experience in the LP gas industry, all of those with the the Company. During that time he has held the positions of Regional Vice President, Regional Manager, and Retail Manager. As Senior Vice President of the Company, Mr. Acreman has been responsible for various areas including expense control and human resources.

    VALERIA SCHALL. Ms. Schall will serve the Company as Vice President, Corporate Secretary, and Assistant to the Chairman of the Board of Directors. She has held the position of Vice President of Empire Gas since December 1992, and those of Corporate Secretary and Assistant to the Vice Chairman of the Board of Directors since September 1985, and February 1987, respectively. Ms. Schall has 13 years of experience in the LP gas industry, all of those with the Company. During that time she has had various administrative and accounting responsibilities. Ms. Schall is responsible for federal compliance filings, acquisitions, divestitures, real estate closings, control of certain corporate assets, internal audit, risk management, and communications with employees through various corporate handbooks and manuals, and acting as a liaison with legal counsel.

    KRISTIN  L. LINDSEY.   Director  and Vice  President. See  description under
"Board of Directors."

    WILLIS D. GREEN. Mr. Green will serve as Controller of the Company, a position he has held with the Company since July 1989. Mr. Green has 22 years of experience in the LP gas industry. He joined the Company in 1979 and during his tenure has had responsibility for various administrative and accounting functions. Prior thereto, he was an internal auditor and systems analyst with Phillips Petroleum Co. for nine years. Mr. Green is a Certified Public Accountant and is responsible for the corporate financial control of the Company.

    The individuals currently serving as directors and executive officers of Empire Gas are as follows:

        NAME            AGE                        POSITION
- ---------------------   ---   --------------------------------------------------
                              Chairman of the Board and Chief Executive
Robert W. Plaster*      63    Officer (1)
                              Vice Chairman of the Board and Chief Operating
Paul S. Lindsey, Jr.    49    Officer
Stephen R. Plaster*     35    Director and President (2)
Robert L. Wooldridge*   63    Executive Vice President -- Marketing (3)
James E. Acreman        56    Senior Vice President
Valeria Schall          39    Vice President/Corporate Secretary
Willis D. Green         56    Vice President/Controller

- ---------
 * These individuals will terminate their employment with Empire Gas upon consummation of the Transaction.

(1) Mr. Plaster has served as the Chairman of the Board and Chief Executive Officer of the Company since 1963. Mr. Plaster established the Company in 1963 and has been involved in the propane industry since the early 1960s.

(2) Mr. Stephen Plaster has served as a director and President of the Company since 1988. Prior thereto, Mr. Plaster served the Company in various positions. Mr. Plaster is the son of Mr. Robert W. Plaster, the Chairman of the Board, Chief Executive Officer and President of the Company.

(3)  Mr. Wooldridge  has  served the  Company  as Executive  Vice  President  --
     Marketing  since April 1992. Prior thereto,  he held the position of Senior
     Vice President -- Marketing at the Company.

EXECUTIVE COMPENSATION

    The following table provides compensation information for each of the years ended June 30, 1993, 1992, and 1991 for Empire Gas' Chief Executive Officer and the four other most highly compensated executive officers of Empire Gas for services rendered to the Company during each of those years.

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION
                                                       -------------------------------------       ALL
                                                                                 OTHER            OTHER
                                               FISCAL                            ANNUAL        COMPENSATION
         NAME AND PRINCIPAL POSITION            YEAR     SALARY     BONUS   COMPENSATION (1)     (1) (2)
- ---------------------------------------------  ------  ----------  -------  ----------------   ------------
Robert W. Plaster(3)                            1993   $1,000,000    --     $       100,000(4) $      1,648
 Chief Executive Officer                        1992    1,000,000    --           --                --
 and Chairman of the Board                      1991      947,916    --           --                --
Paul S. Lindsey, Jr.                            1993      230,000  $ 5,000        --                  1,648
  Chief Operating Officer and                   1992      230,000    --           --                --
  Vice Chairman of the Board                    1991      230,000    --           --                --
Stephen R. Plaster(3)                           1993      100,000   50,000        --                    927
  President and Director                        1992       75,000   50,000        --                --
                                                1991       75,000   50,000        --                --
Robert L. Wooldridge(3)                         1993       90,000   69,222        --                    970
  Executive Vice President --                   1992       85,000   45,663        --                --
  Marketing                                     1991       85,000   45,000        --                --
James E. Acreman                                1993       70,000   34,794        --                    464
  Senior Vice President                         1992       40,000   22,664        --                --
                                                1991       40,000   27,866        --                --

- ---------
(1) In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosures adopted by the Securities and Exchange Commission, amounts of Other Annual Compensation and All Other Compensation for Empire Gas' 1992 and 1991 fiscal years are excluded.

(2) This amount includes the allocation of a portion of the forfeitures under the Company's profit sharing plan (the "Profit Sharing Plan") to each of the named officers in the following amounts: Mr. R. Plaster -- $1,296, Mr. Lindsey -- $1,296, Mr. S. Plaster -- $198, Mr. Wooldridge -- $207, and Mr. Acreman -- $99. This amount also includes the allocation of a portion of the forfeitures under the Company's stock bonus plan (the "Stock Bonus Plan") to each of the named officers in the following amounts: Mr. R.
     Plaster -- $352, Mr. Lindsey -- $352, Mr. S. Plaster -- $729, Mr. Wooldridge -- $763, and Mr. Acreman -- $365. The Company made no contributions to either plan in fiscal year 1993. In September 1992, the Company terminated both plans and filed with the Internal Revenue Service ("IRS") for determination that the plans were qualified at termination. The IRS issued favorable determination letters for both plans in December 1992. The Company liquidated the assets of both plans and paid out the plan accounts to participants on March 31, 1993.

(3) Upon consummation of the Transaction, these individuals will no longer serve as executive officers of the Company.

(4) Includes $75,000 to meet the requirements for a new car each year for Mr. Plaster and $25,000 for services provided by the Company, free of charge, to Empire Ranch, Inc., a corporation wholly owned by Mr. Plaster and members of his family. These perquisites were provided to Mr. Plaster in accordance with  the  terms of  his  employment agreement  with  the Company.  See "--
     Employment Agreements."  This amount  does not  include amounts  paid to  a corporation  owned by  Mr. Plaster  to lease the  jet aircraft  used by Mr.
     Plaster. Nor does it include amounts paid to Empire Ranch, Inc. pursuant to an agreement  between  the Company  and  Empire Ranch,  Inc.  See  "Certain
     Relationships   and   Related   Transactions  --   Past   Transactions  and
     Relationships."

EMPLOYMENT AGREEMENTS

    Upon consummation of the Transaction, Mr. Lindsey will enter into an employment agreement with the Company. The agreement will have a five-year term and will provide for the payment of an annual salary of $350,000 and reimbursement for reasonable travel and business expenses. The agreement will require Mr. Lindsey to devote substantially all of his time to the Company's business.

    The Company has an employment agreement with Mr. Robert W. Plaster that will be terminated, at no cost to the Company, in connection with the Transaction. The agreement provides for payment of an annual salary of at least $1.0 million, reimbursement of all expenses incurred pursuant to his employment and certain fringe benefits, including but not limited to, a new car each year, the provision of certain services free of charge to Empire Ranch, Inc., a corporation owned by Mr. Plaster and members of his family, and the use of the jet aircraft leased by the Company. See "Certain Relationships and Related Transactions." Under the agreement, if Mr. Plaster dies or becomes permanently incapacitated during its term, the agreement provides that the Company will make a one-time payment, in an amount equal to Mr. Plaster's annual salary, to the Robert W. Plaster Trust established December 31, 1988.

INCENTIVE STOCK OPTION PLAN

    Pursuant to the Company's Incentive Stock Option Plan (the "Stock Option Plan"), the Company grants options to its employees for the purchase of its Common Stock. Options granted pursuant to the Stock Option Plan are exercisable at the end of the first month following the date of grant at 6.7% of the total number of shares subject to options and for each month thereafter, at the rate of 1.7% of the total number of shares subject to options. The options expire ten years from their grant. Stock issued under the Plan is subject to restrictions on transfer including a right of first refusal exercisable by the Company in the event an employee terminates his employment with the Company or wishes to transfer his shares. During fiscal year 1993 no options were granted pursuant to this Plan. Prior to the consummation of the Offering, all of the 129,250 outstanding options, all of which are exercisable, must be exercised. See "Certain Relationships and Related Transactions."

    The following table sets forth certain information concerning options exercised during fiscal year 1993 and unexercised options held as of that date by each of the individuals named in the Summary Compensation Table:

       AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED JUNE 30, 1993
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                              SHARES                          OPTIONS AT               IN-THE-MONEY OPTIONS AT
                             ACQUIRED                        JUNE 30, 1993                JUNE 30, 1993(1)
                                ON         VALUE     -----------------------------  -----------------------------
NAME                         EXERCISE   REALIZED(1)  EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
- ---------------------------  ---------  -----------  ----------  -----------------  ----------  -----------------
Robert W. Plaster..........     --          --           --            --               --            --
Paul S. Lindsey, Jr........     --          --           --            --               --            --
Stephen R. Plaster.........     19,500  $   112,313      --            --               --            --
Robert L. Wooldridge.......     72,467      479,898      40,000        --           $  220,000
James E. Acreman...........     13,250       87,755       8,000        --               44,000        --

- ---------
(1) Calculated based on the estimated fair market value of the Company's common stock at the exercise date or year-end, as the case may be, minus the exercise price. The Company has estimated the fair market value of the stock as of these dates to be $7.00, the price per share to be received by certain officers, directors, and employees in connection with the Transaction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company does not have a compensation committee. Mr. Lindsey, the Vice Chairman of the Board and Chief Operating Officer of the Company, makes the initial decision concerning executive compensation for the executive officers of the Company, other than decisions concerning his own and his wife's compensation, which are then approved by the Board of Directors of the Company. Upon consummation of the Transaction, the Company will not have a compensation committee, and all decisions concerning compensation, other than decisions concerning his own and his wife's compensation, will be made by Mr. Lindsey, subject to approval by the Company's Board of Directors. The independent directors will determine the compensation of Mr. Lindsey and his wife.

DIRECTOR COMPENSATION

    The directors of Empire Gas do not receive any compensation for their services. Directors of a subsidiary of Empire Gas, other than Mr. Lindsey and Mr. Stephen Plaster, receive an annual fee of $25,000, payable quarterly, for their services. Following the Transaction, all directors of Empire Gas will receive an annual fee of $25,000, payable quarterly.

                             PRINCIPAL SHAREHOLDERS

EMPIRE GAS

    The table below sets forth the following information with respect to the beneficial ownership of Empire Gas as of April 1, 1994, and on a pro forma basis, upon consummation of the Transaction and this Offering and the application of net proceeds therefrom, by persons owning more than five percent of any class, by all directors of the Company, by the individuals named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.


                                                                             PRO FORMA FOR THE
                                              AS OF APRIL 1, 1994               TRANSACTION
                                          ----------------------------   --------------------------
                                           NUMBER OF SHARES               NUMBER OF SHARES
NAME OF BENEFICIAL OWNER(1)               BENEFICIALLY OWNED  PERCENT    BENEFICIALLY OWNED PERCENT
- ----------------------------------------  ------------------  --------   --------------------------
Robert W. Plaster(2)....................        10,974,103       79.3%           --           --
Paul S. Lindsey, Jr.(3).................         1,507,610       10.9           1,507,610     95.5%
Kristin L. Lindsey(3)...................           753,805        5.4             753,805     47.7
Stephen R. Plaster(4)...................           619,888        4.5           --            --
Robert L. Wooldridge(5).................           260,500        1.9           --            --
James E. Acreman(6).....................            21,550         .2              17,701      1.1
Douglas A. Brown........................         --              --             --            --
Bruce M. Withers, Jr....................         --              --             --            --
Jim J. Shoemake.........................         --              --             --            --
All directors and executive officers as
 a group
 (3 persons, 8 persons on a pro forma
 basis)(7)..............................        13,411,554       96.6           1,554,170     98.4

- ---------
(1)   The   address  of  each  of  the  beneficial  owners  is  c/o  Empire  Gas
      Corporation, P.O. Box 303, 1700 South Jefferson Street, Lebanon, Missouri 65536.

(2) Prior to the Transaction, Mr. Plaster's shares consist of 10,515,103 shares owned by the Robert W. Plaster Trust established December 13, 1988 and 459,000 shares owned by four trusts for the benefit of three of Mr. Plaster's daughters, the Tammy Jane Plaster Trust established July 30, 1984, the Dolly Francine Plaster Trust established July 30, 1984, the Cheryl Jean Plaster Schaefer Trust dated October 30, 1988 and the Cheryl Jean Plaster Schaefer Trust dated July 30, 1984.
(3) Mr. Lindsey's shares consist of 753,805 shares owned by the Paul S. Lindsey, Jr. Trust established January 24, 1992 and 753,805 shares owned by the Kristin L. Lindsey Trust established January 24, 1992. Mr. Lindsey has the power to vote and to dispose of the shares held in the Kristin L. Lindsey Trust. Mrs. Lindsey's shares consist of the shares owned by the Kristin L. Lindsey Trust. Mrs. Lindsey disclaims beneficial ownership of the shares held by her husband in the Paul S. Lindsey, Jr. Trust.

(4) Mr. Stephen Plaster's shares are owned by the Stephen Robert Plaster Trust established October 30, 1988 and the Stephen Robert Plaster Trust established July 30, 1984.

(5) Includes 40,000 shares Mr. Wooldridge may acquire upon exercise of options that are currently exercisable. Mr. Wooldridge will be required to exercise these options prior to the Effective Date. See "Management -- Incentive Stock Option Plan."

(6) Includes 8,000 shares Mr. Acreman may acquire upon exercise of options that are currently exercisable. Mr. Acreman will be required to exercise these options prior to the Effective Date. See "Management -- Incentive Stock Option Plan."

(7) The amount shown as of April 1, 1994, includes the shares beneficially owned by Messrs. R. Plaster, Lindsey, S. Plaster, Wooldridge, and Acreman as set forth above, and 236,903 shares owned by other executive officers, including 15,000 shares those officers may acquire upon exercise of options that are currently exercisable. The options must be exercised prior to the Effective Date. See "Management --

      Incentive Stock Option Plan." The amounts shown immediately after the Transaction include the shares beneficially owned by Messrs. Lindsey and Acreman, and Mrs. Lindsey as set forth above, and 28,859 shares owned by other executive officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE TRANSACTION

    The following will occur in connection with the Transaction:


    Pursuant to the terms of the Stock Redemption Agreement, the Company will repurchase the shares of Common Stock held by Mr. Robert W. Plaster, and trusts for the benefit of Mr. Plaster, Mr. Stephen Plaster, and certain of their relatives by exchanging one share of Energy Common Stock for each share of Common Stock. The Stock Redemption Agreement also obligates the Company to repurchase the shares of Common Stock held by Mr. Robert L. Wooldridge, an executive officer of the Company, and Mr. S. A. Spencer, a director of a subsidiary of the Company. Mr. Wooldridge and Mr. Spencer will receive $7.00 per share for a portion of their shares of Common Stock and one share of Energy Common Stock for their remaining shares of Common Stock. The aggregate amount of shares of Common Stock held by these individuals and the consideration to be received for the shares is as set forth below:



                                                       NUMBER OF SHARES
                                    NUMBER OF SHARES   OF ENERGY COMMON
NAME                                OF COMMON STOCK         STOCK          CASH
- ----------------------------------  ----------------   ----------------  --------
Mr. Robert W. Plaster.............    10,974,103(1)         10,974,103      --
Mr. Stephen R. Plaster............       619,888(2)            619,888      --
Mr. Wooldridge....................       260,500(3)            163,686   $677,698
Mr. S.A. Spencer..................       125,000               100,000    175,000

- ---------
(1)   Includes 459,000 shares held in four trusts for Mr. Plaster's daughters.
(2)   These shares are held in two trusts for Mr. S. Plaster.
(3) Includes 40,000 options Mr. Wooldridge is required to exercise prior to the Effective Date.


Following the Transaction, Mr. Plaster will be the controlling shareholder of Energy, which will own approximately 133 retail services centers located in ten states. See "The Transaction."


    Upon consummation of the Transaction, Mr. Plaster will resign from his positions as Chairman of the Board and as Chief Executive Officer of the Company and from his positions with the Company's subsidiaries. Messrs. S. Plaster, Wooldridge, and Spencer will also resign from their positions with the Company and its subsidiaries. Energy and Messrs. Plaster and S. Plaster have entered into the Non-Competition Agreement which restricts them and their affiliates from competing with the Company, Mr. Lindsey and their affiliates in the territories in which the Company is doing business immediately following the Stock Purchase. Similarly, Empire Gas, Mr. Lindsey, and their affiliates are restricted from competing with Energy, Messrs. Plaster and S. Plaster and their affiliates in seven states and certain areas within five states. The Non-
Competition Agreement is for a term of three years from the Effective Date. Certain relatives of Mr. Plaster and Mr. Lindsey, and the officers of Energy and the Company must enter into a substantially similar non-competition agreement. See "The Transaction."


    The Stock Redemption Agreement also provides for: (i) a payment to be made by either the Company or Energy based on the balance of certain liabilities net of certain assets as of the Effective Date; (ii) a payment of approximately $4.1 million to be made by the Company to Energy; (iii) an agreement regarding use of the Empire Gas name and logo; and (iv) the allocation, between the Company and Energy, of the responsibility for litigation relating to matters or events occurring prior to the Effective Date (most of which is related to liability within the Company's deductibles under its insurance policies), and the responsibility for any costs related to any such litigation. The Company and Energy have also entered into a tax indemnity agreement allocating liability for taxes incurred prior to the Transaction.

    Pursuant to the terms of the Stock Redemption Agreement, the Company will repurchase, at face value, $4.7 million principal amount of the Company's 2007 9% Subordinated Debentures from Robert W. Plaster and will purchase, at face value, $300,000 principal amount of the Company's 2007 9% Subordinated Debentures from certain departing officers and employees of the Company. See "Use of Proceeds." The Company is required to redeem approximately $1.37 million principal amount of the debentures in December of each year through the year 2006. As a result of this transaction and the purchase by the Company of an additional $8.7 million principal amount of the 2007 9% Subordinated Debentures from unaffiliated noteholders, the Company will not be required to purchase additional 2007 9% Subordinated Debentures to meet sinking fund requirements until after the maturity of the Senior Secured Notes.

ONGOING TRANSACTIONS AND RELATIONSHIPS

    The following discussion describes ongoing transactions that will occur in connection with the Transaction, and existing transactions and relationships that are expected to continue following the Transaction.

    The Company and Empire Service Corp. ("Service Corp."), a wholly owned subsidiary of Energy that will be controlled by Mr. Robert W. Plaster following the Transaction, have entered into the Service Agreement pursuant to which Service Corp. will provide to the Company certain data processing, management information, receptionist and switchboard services. The Company will perform its own accounting and bookkeeping functions. The Company shall pay a monthly fee equal to (i) its proportionate share of the actual costs incurred by Service
Corp. in providing these services to the Company and to Energy, less approximately $2,500 for services provided to two other entities controlled by Mr. Plaster, and (ii) the actual cost incurred for certain telephone and postal costs and for the maintenance contract for the computer terminals used by the Company in its operations. At any time after June 30, 1998, the Company may terminate the Service Agreement in the event of a change in its business circumstances, such as an acquisition. In the event the Service Agreement is terminated by the Company prior to its expiration date, the Company will continue to be obligated to pay, for the remainder of the original term, a monthly payment equal to the amount paid by the Company for the last full month for which services were rendered. The Service Agreement is for a term expiring June 30, 2001, subject to earlier termination if the Company's new lease for its headquarters expires or if there is a change in control of the Company.

    The Company leases its headquarters in Lebanon, Missouri from a corporation controlled by Mr. Robert W. Plaster, under a lease agreement effective June 30, 1991 for an initial term ending June 30, 2001. The Company made annual lease payments of $200,000 in fiscal years 1991, 1992, and 1993. The Company also paid the utilities, taxes and maintenance costs during each of those years. This lease will be terminated and a new lease will become effective upon consummation of the Transaction. The new lease provides the Company the right to use approximately 8,020 square feet of office space in the Lebanon location as well as the use of the parking facilities for a term expiring June 30, 2001. The Company will pay monthly rent of $6,250 and will be responsible for its proportionate share of utilities and taxes and for the payment of certain repairs and maintenance costs. The lease is subject to earlier termination, at the option of the lessor, in the event of a change in control of the Company. At any time after June 30, 1998, the Company may terminate the lease in the event of a change in its business circumstances, such as an acquisition. In the event the Company terminates the lease prior to its expiration date, the Company will continue to be obligated to pay, for the remainder of the original term, the monthly rent payment; provided, however, that the lessor shall use its best efforts to re-let the premises.

    Pursuant to the Aircraft Facility Agreement, the Company leased a jet aircraft and an airport hangar from a corporation owned by Mr. Robert W. Plaster during the last quarter of fiscal year 1992 and all of fiscal year 1993. Under the terms of this agreement, the Company was responsible for direct lease payments and operating costs, including insurance, of the aircraft and the hangar. The Company paid direct rent of $25,000 in fiscal year 1992 and $100,000 in fiscal year 1993. The Company also paid operating expenses relating to the lease of $385,000 in fiscal year 1992 and $276,000 in fiscal year 1993. This jet had been purchased by Mr. Plaster from the Company on June 30, 1991, when he exercised an option to purchase the jet at its depreciated net book value of $32,399, an amount the Company believes was substantially less than its fair market value at that date. This option had been granted to Mr. Plaster pursuant to an employment agreement, negotiated in 1983 between Mr. Plaster and the then-controlling shareholders of the Company in connection with a leveraged buy-out and merger involving the Company. In connection with the Transaction, the Aircraft Facility Agreement will be terminated; however, pursuant to the Stock Redemption Agreement, the Company may use the hangar, at no cost, for storage and maintenance of the Company's two turbo prop aircraft for a term that coincides with the Company's new lease for its headquarters.

    Mrs. Kristin L. Lindsey, who beneficially owns approximately 5.4% of the Company's outstanding common stock and who will become a director of the Company upon consummation of the Transaction, is the majority stockholder in a company that supplies paint to the Company. The Company's purchases of paint from this company totalled $117,000 in fiscal year 1992 and $125,000 in fiscal year 1993.


    During fiscal year 1993, the Company received certain financial advisory services in connection with the negotiation of the existing credit facility from Mr. Douglas A. Brown and Holding Capital Group, Inc. ("HCGI"), who received $125,000 as compensation for these services. Mr. Brown, who will become a director of the Company upon consummation of the Transaction and Mr. S.A. Spencer, a director of a subsidiary of the Company, are affiliated with HCGI. Mr. Brown and HCGI have been engaged to provide certain financial advisory services in connection with the negotiation of the New Credit Facility and the structuring and execution of this Offering, and will receive $500,000 for these services.


    The Company has entered into an agreement with each of its current shareholders (all of whom are directors or employees of the Company) providing that the Company has a right of first refusal with respect to the sale of any shares by such shareholders. In addition, the Company has the right to purchase from such shareholders all shares they hold at the time of their termination of employment with the Company at the then current fair market value of the shares. The fair market value is determined in the first instance by the Board of Directors and by an independent appraisal (the cost of which is split between the Company and the departing shareholder) if the departing shareholder disputes the board's determination.

PAST TRANSACTIONS AND RELATIONSHIPS

    The following discussion describes transactions that have occurred during the past three fiscal years that are not expected to continue following the Transaction.

    During fiscal years 1991, 1992, and 1993, pursuant to the terms of the Ranch Agreement, the Company paid $150,000 annually and provided services each year at a cost of approximately $25,000 to a wildlife preserve owned by Empire Ranch, Inc. The Company used the facilities at the preserve for meetings with Company employees and business guests. In connection with the Transaction, the Ranch Agreement is being terminated.

    Mr. Robert W. Plaster and trusts or entities controlled by Mr. Plaster have provided demand loans to the Company over the past three years. The maximum amount loaned to the Company during fiscal year 1991, 1992, and 1993 was $5,928,000, $5,753,000, and $3,000,000, respectively. These loans were fully repaid by June 30, 1993. The interest rate on these loans was equal to or below the average rates available to the Company through its bank lines of credit in effect during each of those years. The Company incurred total interest expense of $583,000, $315,000, and $200,000 for fiscal years 1991, 1992, and 1993, respectively.

    The Company provides bookkeeping, data processing, and accounting services to two corporations controlled by Mr. Robert W. Plaster for an annual fee of $84,000. The Company received an annual fee of $84,000 in fiscal year 1991, 1992, and 1993 for providing these services. Following the Transaction, the Company will no longer provide these services to the two corporations. See "-- Ongoing Transactions and Relationships"

    Mr. Paul W. Zeller, a director of a subsidiary of the Company during fiscal year 1991 and 1992, was an officer of Reliance Insurance Company, the Company's lender on its Old Term Loan. The maximum outstanding balance on the Old Term Loan was $20 million during fiscal year 1991 and $13.25 million during fiscal year 1992. The Company paid interest of $2.9 million, $2.4 million, and $710,000 on the Old Term Loan during fiscal years 1991, 1992, and 1993, respectively. In November 1992, the Old Term Loan (which was accruing interest at 14.5% per annum) was repaid with funds provided by a $13.25 million loan from Mr.

Robert W. Plaster, through the Robert W. Plaster Trust established December 13, 1988. This loan was secured by substantially all of the assets of the Company and its subsidiaries on a PARI PASSU basis with the Company's Old Working Capital Facility. The loan bore interest at 10% per annum and was repaid in June 1993 with the proceeds from the Term Loan. The Company incurred interest expense of $749,000 during fiscal year 1993 for this loan.

                            DESCRIPTION OF THE UNITS


    Each Unit consists  of              Senior Secured Notes,  each such  Senior
Secured Note having a principal amount at maturity of $1,000 and Warrants each to purchase one share of the Company's Common Stock at a price of $7.00 per share, subject to adjustment. The Senior Secured Notes and the Warrants will become separately transferable at the close of business on
           , 1994 (the "Separation Date"). See "Description of the Senior Secured Notes" and "Description of the Warrants" for further information concerning the Senior Secured Notes and Warrants, respectively. In addition, see "Description of Capital Stock" for additional information relating to the Common Stock issuable upon exercise of the Warrants.


FORM, DENOMINATION AND REGISTRATION

    The Senior Secured Notes will be issued in the form of a fully registered Global Note (the "Global Note") and the Warrants will be issued in the form of a fully registered Global Warrant (the "Global Certificate" and together with the Global Note, the "Global Securities"), each of which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of a nominee of the Depositary. The Depositary has provided the Company and the Underwriter with the information set forth below.

    The Depositary will act as securities depositary for the Global Securities. The Global Securities will be issued as fully-registered securities in the name of Cede & Co. (the Depositary's partnership nominee).

    The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants (the "Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

    Purchases of Senior Secured Notes or Warrants under the Depositary system must be made by or through Direct Participants, which will receive a credit for the Senior Secured Notes or Warrants on the Depositary's records. The ownership interest of each actual purchaser of each Senior Secured Note or Warrant (the "Beneficial Owner") is in turn to be recorded on the Direct and Indirect
Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Senior Secured Notes or Warrants are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

Beneficial Owners will not receive certificates representing their ownership interests in Senior Secured Notes or Warrants, except in the event that use of the book-entry system for the Senior Secured Notes or the Warrants is discontinued.

    To facilitate subsequent transfers, all Senior Secured Notes and Warrants deposited by Participants with the Depositary are registered in the name of the Depositary's partnership nominee, Cede & Co. The deposit of Senior Secured Notes or Warrants with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Senior Secured Notes or the Warrants. The Depositary's records reflect only the identity of the Direct Participants to whose accounts such Senior Secured Notes or Warrants are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices shall be sent to Cede & Co. if less than all of the Senior Secured Notes within an issue are being redeemed. The Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

    Neither the Depositary nor Cede & Co. will consent or vote with respect to the Senior Secured Notes. Under its usual procedures, the Depositary made an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Senior Secured Notes are credited on the record date identified in a listing attached to the Omnibus Proxy.

    Principal and interest payments on the Senior Secured Notes will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depositary, the Agent, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the Depositary is the responsibility of the Company or the Agent, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the
Beneficial  Owners  shall   be  the  responsibility   of  Direct  and   Indirect
Participants.

    So long as the Depositary, or its nominee, is the registered owner of the Global Securities, the Depositary or its nominee, as the case may be, will be considered the record owner (the "Holder") of the Senior Secured Notes represented by the Global Note or the Warrants represented by the Global Certificate, as the case may be, for all purposes under the Indenture governing such Senior Secured Notes and under the Warrant Agreement governing such Warrants. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Senior Secured Notes represented by the Global Note or Warrants represented by the Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Senior Secured Notes or Warrants, as the case may be, in definitive form and will not be considered the owners or Holders thereof under the Indenture or the Warrant Agreement, as the case may be. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a Participant, those of the Participant through which such person owns its interests, in order to exercise any rights of a Holder under the Indenture or the Senior Secured Notes, or the Warrant Agreement or the Warrant, as the case may be.

    The Indenture provides that the Depositary, as a Holder, may appoint agents and otherwise authorize Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture or the Warrant Agreement, including the right to sue for payment of principal or interest pursuant to Section 316(b) of the Trust Indenture Act of 1939, as amended. The Company understands that under existing industry practices, when the Company requests an action of Holders or when a Beneficial Owner desires to give or take any action which a Holder is entitled to give or take under the Indenture or the Warrant Agreement, as the case may be, the Depositary generally will give or take such action, or authorize the relevant Participants to give or take such action, and such Participants would authorize Beneficial Owners through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners owning through them.



    The Company has been informed by the Depositary that the Depositary will assist its Participants and their customers (Beneficial Owners) in taking any action a Holder is entitled to take under the Indenture or the Warrant Agreement, as the case may be, or exercise any rights available to Cede & Co., as the holder of record of the Senior Secured Notes or the Warrants, as the case may be, including the right to demand acceleration upon an event of default as defined under the Indenture or to institute suit for the enforcement of payment of principal or interest pursuant to Section 316(b) of the Trust Indenture Act of 1939, as amended. The Depositary has advised the Company that it will act with respect to such matters upon written instructions from a Participant to whose account with the Depositary the relevant beneficial ownership in the Senior Secured Notes or the Warrants is credited. The Company understands that a Participant will deliver such written instructions to the Depositary upon itself receiving similar written instructions from either Indirect Participants or Beneficial Owners, as the case may be. Under Rule 6 of the rules and procedures filed by the Depositary with the Securities and Exchange Commission pursuant to
Section 17 of the Securities Exchange Act of 1934, as amended, Participants are required to indemnify the Depositary against all liability the Depositary may sustain without fault on the part of the Depositary or its nominee, as a result of any action they may take pursuant to the instructions of the Participant in exercising any such rights.


    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in Global Securities.

    Payments of principal, premium, if any, and interest on Senior Secured Notes and payments made with respect to the Warrants registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the Holder of the Global Securities representing such Senior Secured Notes or Warrants. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


    If the Depositary is at any time unwilling, unable or ineligible to continue as depositary, or if the Company determines to discontinue use of the system of book-entry transfers through the Depositary, and a successor depositary is not appointed by the Company within sixty days (and with respect to the Senior Secured Notes, if an Event of Default under the Indenture has occurred and is continuing), the Company will issue Senior Secured Notes or Warrants in definitive registered form, in exchange for the Global Security representing such Senior Secured Notes or Warrants. In addition, the Company may at any time and in its sole discretion determine not to have any Senior Secured Notes or Warrants in registered form represented by the Global Securities and, in such event, will issue Senior Secured Notes or Warrants in definitive registered form in exchange for the Global Securities representing such Senior Secured Notes or Warrants. In any such instance, an owner of a beneficial interest in Global Securities will be entitled to physical delivery in definitive form of Senior Secured Notes or Warrants represented by such Global Securities equal in principal amount to such beneficial interest and to have such Senior Secured Notes or Warrants registered in its name.


    The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Company and the Underwriter believe to be reliable, but the Company and the Underwriter take no responsibility for the accuracy thereof.

                    DESCRIPTION OF THE SENIOR SECURED NOTES

GENERAL

    The  Senior  Secured  Notes  are  to  be  issued  under  an  Indenture  (the
"Indenture")  to be dated as of        , 1994, among the Company, the Subsidiary
Guarantors (as defined herein) and Shawmut Bank Connecticut, National Association, as trustee (the "Trustee"). A copy of the proposed form of the Indenture has been filed as an exhibit to the Registration Statement, of which this Prospectus is a part. See "Available Information."

    The following summary of certain provisions of the Indenture and the Subsidiary Guarantees does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein.

    The Senior Secured Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 or integral multiples thereof.

    The Senior Secured Notes are transferable and exchangeable at the office of the Registrar. Principal, premium, if any, and interest are payable at the office of the Paying Agent, but at the option of the Company, interest may be paid by check mailed to the registered holders at their registered addresses. The Company has initially appointed the Trustee as the Paying Agent and the Registrar under the Indenture.

    The Company has no sinking fund or mandatory redemption obligations with respect to the Senior Secured Notes.

    The Company is subject to the informational reporting requirements of Sections 13 and 15(d) under the Exchange Act and, in accordance therewith, will file certain reports and other information with the Commission. See "Available Information." In addition, if Sections 13 and 15(d) cease to apply to the Company, the Company will covenant in the Indenture to file such reports and information with the Trustee and the Commission, and mail such reports and information to Noteholders at their registered addresses, for so long as any Senior Secured Notes remain outstanding.


    The Company conducts substantially all of its operations through its subsidiaries. Creditors of its subsidiaries, including trade creditors, would have a claim on the subsidiaries' assets that would (except to the extent that the Subsidiary Guarantees represent direct claims against such subsidiaries) be prior to the claims of the holders of the Senior Secured Notes. See "Risk Factors -- Effective Ranking of Senior Secured Notes."



    The Senior Secured Notes will be issued in the form of a fully registered Global Note and will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of a nominee of the Depositary. Except as set forth in "Description of the Units -- Form, Denomination and Registration" above, owners of beneficial interests in such Global Note will not be entitled to have Senior Secured Notes registered in their names, will not receive or be entitled to receive physical delivery of Senior Secured Notes in definitive form and will not be considered the owners or Holders thereof under the Indenture. See "Description of the Units -- Form, Denomination and Registration." No service charge will be made for any registration of transfer or exchange of Senior Secured Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.


SUBSIDIARY GUARANTEE

    The Senior Secured Notes will be unconditionally guaranteed as to the payment of principal, premium, if any, and interest by the Subsidiary Guarantors pursuant to the Subsidiary Guarantees. See "-- Certain Definitions -- Subsidiary Guarantees."

    Upon the redesignation by the Company of a Subsidiary Guarantor from Restricted Subsidiary to an Unrestricted Subsidiary in compliance with the provisions of the Indenture, such Subsidiary shall cease to be a Subsidiary Guarantor and shall be released from all of the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee.

    Upon the sale or disposition (by merger or otherwise) of any Subsidiary Guarantor by the Company or any Subsidiary of the Company to any entity that is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of the Indenture, each such Subsidiary Guarantor shall automatically be released from all obligations under its Subsidiary Guarantee, PROVIDED, that each such Subsidiary Guarantor is sold or disposed of for fair market value (evidenced by a board resolution and set forth in an Officers' Certificate delivered to the Trustee).

TERMS OF THE SENIOR SECURED NOTES

    The  Senior Secured  Notes will  be senior  obligations of  the Company. The
Senior Secured Notes will mature  on          , 2004. Prior to          ,  1999,
interest will accrue on the Senior Secured Notes from        , 1994, or from the
most recent Interest Payment Date to which interest has been paid or provided for, and will be payable in cash semiannually at the rate of % per annum of the principal amount at maturity of the Senior Secured Notes (to Holders of
record at the close of business on the         or         immediately  preceding
the  Interest Payment  Date) on           and          of  each year, commencing
       , 1994. In addition, prior to        , 1999, original issue discount will
accrete on the Senior Secured Notes such that the yield to maturity will be % per annum, compounded on the basis of semiannual compounding. From and after
       , 1999, interest on the Senior Secured Notes will accrue and be payable in cash semiannually at the rate of % per annum of the principal amount at maturity of the Senior Secured Notes (to Holders of record at the close of
business on the          or          immediately preceding the Interest  Payment
Date) on        and        of each year, commencing        , 1999.

    For federal income tax purposes, Holders of Senior Secured Notes will be required to recognize interest income in respect of the Senior Secured Notes in the form of original issue discount in advance of the receipt of the cash payments to which such income is attributable. See "Certain Federal Income Tax Considerations" for information concerning certain federal income tax considerations associated with the Senior Secured Notes.

OPTIONAL REDEMPTION

    Except as set forth in the  following paragraph, the Company may not  redeem
the  Senior Secured Notes prior to          , 1999. On  and after such date, the
Company may redeem the Senior Secured Notes at any time as a whole, or from time to time in part, at the following redemption prices (expressed in percentages of Accreted Value), plus accrued interest to the redemption date, if redeemed
during the 12-month period beginning                   :


YEAR                                   REDEMPTION PRICE
- -----------------------------------    ----------------
1999...............................                   %
2000...............................                   %
2001 and thereafter................        100.00     %



    The Company may redeem up to $ million principal amount at maturity (35%) of Senior Secured Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at any time as a whole or from time to time in part, at a redemption price (expressed as a percentage of Accreted Value), plus accrued interest to the redemption date, of % if redeemed at any
time prior to        , 1997.


SELECTION FOR REDEMPTION

    In the case of any partial redemption, selection of the Senior Secured Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Senior Secured Note of $1,000 in principal amount at maturity or less shall be redeemed in part. If any Senior Secured Note is to be redeemed in part only, the notice of redemption relating to such Senior Secured Note shall state the portion of the principal amount thereof to be redeemed. A Senior Secured Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Secured Note.

RANKING

    The Indebtedness evidenced by the Senior Secured Notes constitutes Senior Indebtedness of the Company and will rank PARI PASSU in right of payment with all existing and future Senior Indebtedness of the Company, including, without limitation, amounts due under the New Credit Facility. The Subsidiary Guarantees constitute senior indebtedness of the respective Subsidiary Guarantors and will rank PARI PASSU with all existing and future senior indebtedness of the Subsidiary Guarantors, including, without limitation, guarantees of amounts due under the New Credit Facility. Any borrowings under the New Credit Facility, but not the Senior Secured Notes, will be secured by the inventory and accounts receivable of the Company and its subsidiaries. The Company conducts substantially all of its operations through its subsidiaries. Claims of creditors of such subsidiaries, including trade creditors and holders of indebtedness guaranteed by such subsidiaries, will have priority with respect to the assets and earnings of such subsidiaries over creditors of the Company, including holders of Senior Secured Notes (except to the extent that such creditors hold claims against such subsidiaries, such as guarantees). See "Risk Factors -- Effective Ranking of Senior Secured Notes."

COLLATERAL AND SECURITY

    Pursuant to the Indenture and the Pledge Agreement, the Company will pledge to the Trustee all shares of Capital Stock of each of its Restricted Subsidiaries (including, without limitation, PSNC Propane Corporation) and all other Restricted Subsidiaries of the Company formed or acquired after the date of the Indenture (such Capital Stock, together with any proceeds therefrom or replacements therefor pursuant to the terms of the Indenture, being hereafter referred to as the "Collateral"). The security interest in the Collateral will be a first priority perfected security interest. However, absent any Default or Event of Default, the Company will be able to receive dividends and vote, as it sees fit in its sole discretion, the Capital Stock of the Restricted
Subsidiaries, provided that no vote may be cast, and no consent, waiver or ratification given or action taken, which would be inconsistent with or violate any provision of the Indenture or the Senior Secured Notes.

    The Indenture will provide that the Collateral may be released from the Lien thereon (a) upon payment in full of all obligations under the Indenture and the termination thereof or (b) upon the sale or other disposition of such Collateral if (i) the Company or a Subsidiary receives consideration at the time of such sale or other disposition at least equal to the fair market value, as determined in good faith by the Board of Directors, of the Collateral subject to the sale or other disposition, (ii) at least 80% of the consideration thereof received by the Company or a Subsidiary is in the form of Additional Assets or cash or cash equivalents which cash equivalents are promptly converted into cash by the Company, and (iii) an amount equal to 100% of the Net Available Cash is applied by the Company as set forth in the following paragraph. The Net Available Cash resulting from the sale or other disposition of any Collateral shall, to the extent permitted by law, be immediately deposited in an account (the "Collateral Account") subject to a first priority perfected Lien in favor of the Trustee, and the Company shall cause any non-cash proceeds from such sale or other disposition (including securities) received by the Company or a Subsidiary to immediately become subject to a first priority perfected Lien in favor of the Trustee.

    Within 360 days after consummation of any sale or disposition of Collateral, the Company shall apply 100% of the Net Available Cash resulting from such sale or disposition to (i) the purchase of Additional Assets (the "Replacement Assets"), provided, however, that, when acquired, such Replacement Assets are subject to a first priority perfected Lien in favor of the Trustee, (ii) the purchase of Senior Secured Notes tendered to the Company for purchase at a price equal to at least 100% of the Accreted Value thereof, plus accrued interest, if any, to the date of purchase (which purchase shall be made pursuant to an offer substantially similar to an Asset Sale Offer to all of the holders of the Senior Secured Notes), or (iii) the acquisition or formation of a Subsidiary, provided, however, that, when acquired or formed, the Capital Stock of such Subsidiary is subject to a first priority perfected Lien in favor of the Trustee; PROVIDED, that if the Company does not apply such Net Available Cash in accordance with
(i), (ii) or (iii) above, such Net Available Cash shall remain in the Collateral Account and not be released until the obligations of the Company under the Indenture and the Senior Secured Notes have been discharged. See "-- Covenants
- -- Sale of Assets." Subject to the proviso in the preceding sentence, amounts in the Collateral Account shall be released (i) upon the purchase of Additional Assets, (ii) upon the purchase of Senior Secured Notes pursuant to an clause (ii) above, or (iii) upon the acquisition or formation of a Subsidiary, all of whose Capital Stock has been pledged to the Trustee. Any such actions by the Trustee to release the Collateral must be taken in accordance with the Trust Indenture Act of 1939, as amended, including Section 314 thereunder.

    There can be no assurance that the proceeds of any sale of the Collateral pursuant to the Indenture following an Event of Default would be sufficient to satisfy payments due on the Senior Secured Notes. If such proceeds are not sufficient to repay all such amounts due on the Senior Secured Notes, then Holders of the Senior Secured Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the Company's remaining assets. In addition, the ability of the Holders of the Senior Secured Notes to rely upon the Collateral for fulfillment of the Company's obligations under the Indenture may be subject to certain bankruptcy law limitations in the event of a bankruptcy.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain defined terms used in the Indentures.

    "ACCRETED VALUE" as of any date (the "specified date") means, with respect to each $1,000 face amount of Senior Secured Notes, the following amount:

        (i) if the specified date is one of the following dates (each an "accrual date"), the amount set forth opposite such date below:

                          ACCRETED
     ACCRUAL DATE           VALUE
- ----------------------  -------------
            , 1994           --
            , 1994           --
            , 1995           --
            , 1995           --
            , 1996           --
            , 1996           --
            , 1997           --
            , 1997           --
            , 1998           --
            , 1998           --
            , 1999          1,000.00;

        (ii)  if the specified date occurs between two accrual dates, the sum of
    (A) the accreted value for the accrual date immediately preceding the specified date and (B) an amount equal to the product of (i) the accreted value for the immediately following accrual date less the accreted value for the immediately preceding accrual date and (ii) a fraction, the numerator of which is the number of days (not to exceed 180 days) from the immediately preceding accrual date to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is 180 (or, if the immediately
    following accrual date is        , 1999,        ); and

       (iii) if the specified date occurs after        , 1999, $1,000.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person existing at the time at which such Person became a Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary. Acquired Indebtedness shall be deemed to be Incurred on the date the acquired Person becomes a Subsidiary.


    "ACQUISITION INDEBTEDNESS" means Indebtedness of a Restricted Subsidiary incurred in connection with the acquisition of property or assets related to the Line of Business which will be owned and used by the Company or a Restricted Subsidiary, which Indebtedness is without recourse to the Company or any other Restricted Subsidiary other than the Restricted Subsidiary issuing such Acquisition Indebtedness.


    "ADDITIONAL ASSETS" means (i) any property or assets related to the Line of Business which will be owned and used by the Company or a Restricted Subsidiary;
(ii) the Capital Stock of a Person that becomes a

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Restricted Subsidiary as a  result of the acquisition  of such Capital Stock  by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

    "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "-- Covenants -- Transactions with Affiliates" and "-- Sales of Assets" only, "Affiliate" shall also mean any beneficial owner of 5% or more of the total Voting Shares (on a Fully Diluted Basis) of the Company or of rights or warrants to purchase such stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. For purposes of the provision described under "-- Covenants -- Limitation on Restricted Payments" only, "Affiliate" shall also mean any Person of which the Company owns 5% or more of any class of Capital Stock or rights to acquire 5% or more or any class of Capital Stock and any Person who would be an Affiliate of any such Person pursuant to the first sentence hereof.

    "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or sale leaseback transactions, but excluding (except as provided for in the provisions described in the last paragraph under "-- Covenants -- Sales of Assets") those permitted by the provisions described under "-- Covenants -- Merger and Consolidation") in one or a series of transactions by the Company or any Restricted Subsidiary to any Person other than the Company or any Wholly Owned Subsidiary, of (i) all or any of the Capital Stock of the Company or any Restricted Subsidiary, (ii) all or substantially all of the assets of any operating unit, division or line of business of the Company or any Restricted Subsidiary or (iii) any other property or assets or rights to acquire property or assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

    "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Senior Secured Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

    "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of (A) the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Indebtedness or Preferred Stock multiplied by (B) the amount of such payment by (ii) the sum of all such payments.


    "BASIC AGREEMENTS" means (i) the Stock Redemption Agreement, dated May 7, 1994, among the Company, Energy, Mr. Lindsey, Mr. Robert Plaster, and the other parties named therein; (ii) the Services Agreement between the Company and Empire Service Corporation entered into pursuant to the Stock Redemption Agreement; (iii) the Lease Agreement between the Company and Evergreen National Corporation entered into pursuant to the Stock Redemption Agreement; (iv) and the Non-Competition Agreement among the Company, Energy, Paul Lindsey, Robert Plaster and Stephen Plaster entered into pursuant to the Stock Redemption Agreement.


    "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee thereof.

    "BUSINESS DAY" means each day which is not a Legal Holiday.

    "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

    "CAPITALIZED LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; the Stated Maturity

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thereof shall be the date  of the last payment of  rent or any other amount  due under such lease prior to the first date upon which the lease may be terminated by the lessee without payment of a penalty; and "Capitalized Lease Obligations" means the rental obligations, as aforesaid, under such lease.

    "CHANGE OF CONTROL" means the occurrence of any of the following events: (i) at any time after the occurrence of a Public Market, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Management Group or an underwriter engaged in a firm commitment underwriting on behalf of the Company, is or becomes the beneficial owner (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) a person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30%, of the total Voting Shares of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors together with any new directors whose election by Board of Directors or whose nomination for election by the stockholders was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors, as the case may be, then in office; (iii) all or substantially all of the Company's and its Restricted Subsidiaries' assets are sold, leased, exchanged or otherwise transferred to any Person or group of Persons acting in concert; (iv) the Company is liquidated or dissolved or adopts a plan of liquidation; (v) prior to the occurrence of a Public Market, the Management Group ceases in the aggregate to beneficially own, directly or indirectly, at least 50% in the aggregate of the total Voting Shares of the Company; or (vi) at any time prior to the occurrence of a Change of Control pursuant to clauses (i) to (v) of this definition as a result of which a Change of Control Offer was made, (A) the failure of the Company for a period of greater than 90 days in any 12 month period to continuously maintain (following the 6 month anniversary of the Offering) on its Board of Directors at least two Outside Directors, (B) the failure of the Company for a period of greater than 90 days in any 12 month period to continuously maintain an audit committee of its Board of Directors consisting solely of Outside Directors or (C) the Board of Directors consists of greater than seven members; and the Company has agreed that upon the occurrence of any of the events in this item (vi) the Company shall notify the Trustee of such occurrence.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMPANY" means the party named as such in the Indenture until a successor replaces it pursuant to the terms and conditions of the Indenture and thereafter means the successor.

    "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters to (ii) the Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, both EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (x) such new Indebtedness as if such Indebtedness had been Incurred on the first day of such period and
(y) the repayment, redemption, repurchase, defeasance or discharge of any Indebtedness repaid, redeemed, repurchased, defeased or discharged with the proceeds of such new Indebtedness as if such repayment, redemption, repurchase, defeasance or discharge had been made on the first day of such period; PROVIDED, FURTHER, that if within the period during which EBITDA or Consolidated Interest Expense is measured, the Company or any of its Restricted Subsidiaries shall have made any Asset Sales, (x) the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets or Capital Stock which are the subject of such Asset Sales for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and (y) the Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness for which neither Company nor any Restricted Subsidiary shall continue to be liable as a result of any such Asset Sale or repaid, redeemed, defeased, discharged or otherwise retired in connection with or with the proceeds of the assets or

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Capital  Stock which are  the subject of  such Asset Sales  for such period; and
PROVIDED, FURTHER, that if the Company or any Restricted Subsidiary shall have made any acquisition of assets or Capital Stock (occurring by merger or otherwise) since the beginning of such period (including any acquisition of assets or Capital Stock occurring in connection with a transaction causing a calculation to be made hereunder) the EBITDA and Consolidated Interest Expense for such period shall be calculated, after giving pro forma effect thereto (and without regard to clause (iv) of the definition of "Consolidated Net Income"), as if such acquisition of assets or Capital Stock took place on the first day of such period. For all purposes of this definition, if the date of determination occurs prior to the completion of the first four full fiscal quarters following the Issue Date, then "EBITDA" and "Consolidated Interest Expense" shall be calculated after giving effect on a pro forma basis to the Offering as if the Offering occurred on the first day of the four full fiscal quarters that were completed preceding such date of determination.

    "CONSOLIDATED CURRENT LIABILITIES," as of the date of determination, means the aggregate amount of liabilities of the Company and its Consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (i) all inter-company items between the Company and any Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP.

    "CONSOLIDATED INCOME TAX EXPENSE" means, for any period, as applied to the Company, the provision for local, state, federal or foreign income taxes on a Consolidated basis for such period determined in accordance with GAAP.

    "CONSOLIDATED INTEREST EXPENSE" means, for any period, as applied to the Company, the sum of (a) the total interest expense of the Company and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP, including, without limitation, (i) amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting, and amortization of debt issuance costs (other than issuance costs with regard to the Offering, the execution of the New Credit Facility and the related transactions occurring simultaneously therewith), (ii) accrued interest,
(iii) noncash interest payments, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (v) interest actually paid by the Company or any such Subsidiary under any guarantee of Indebtedness or other obligation of any other Person and
(vi) net costs associated with Interest Rate Agreements (including amortization of discounts) and Currency Agreements, plus (b) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued, or scheduled to be paid or accrued by the Company or its Consolidated Restricted Subsidiaries, plus (c) one-third of all Operating Lease Obligations paid, accrued and/or scheduled to be paid by the Company and its Consolidated Restricted Subsidiaries, plus (d) amortization of capitalized interest, plus (e) dividends paid in respect of Preferred Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Subsidiary, plus (f) cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any person (other than the Company or a Restricted Subsidiary) in connection with loans incurred by such employee stock ownership plan to purchase Capital Stock of the Company.

    "CONSOLIDATED NET INCOME (LOSS)" means, for any period, as applied to the Company, the Consolidated net income (loss) of the Company and its Consolidated Restricted Subsidiaries for such period, determined in accordance with GAAP, adjusted by excluding (without duplication), to the extent included in such net income (loss), the following: (i) all extraordinary gains or losses; (ii) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period shall be included in Consolidated Net Income (Loss) up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution and (B) the equity of the Company or a Restricted Subsidiary in a net loss of any such Person for such period shall be included in determining Consolidated Net Income
(Loss); (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not at the time thereof permitted, directly or indirectly, by operation of the terms of its charter or by-laws or any agreement, instrument, judgment,

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decree,  order,  statute, rule  or  governmental regulation  applicable  to such
Restricted Subsidiary or its stockholders; (iv) any net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of such combination; (v) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its Restricted Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition by the Company or any Restricted Subsidiary of any Capital Stock of any Person; and (vi) the cumulative effect of a change in accounting principles; and further adjusted by subtracting from such net income the tax liability of any parent of the Company to the extent of payments made to such parent by the Company pursuant to any tax sharing agreement or other arrangement for such period.

    "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any date of determination, as applied to the Company, the total amount of assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a Consolidated balance sheet of the Company and its Consolidated Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of: (i) Consolidated Current Liabilities;
(ii) minority interests in Consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary; (iii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (iv) any revaluation or other write-up in value of assets subsequent to December 31, 1993 as a result of a change in the method of valuation in accordance with GAAP; (v) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (vi) treasury stock; and (vii) any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

    "CONSOLIDATED NET WORTH" means, at any date of determination, as applied to the Company, stockholders' equity as set forth on the most recently available Consolidated balance sheet of the Company and its Consolidated Restricted Subsidiaries (which shall be as of a date no more than 60 days prior to the date of such computation), less any amounts attributable to Redeemable Stock or Exchangeable Stock, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of the Company or any Subsidiary.

    "CONSOLIDATION" means, with respect to any Person, the consolidation of accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and such subsidiaries are consolidated in accordance with GAAP. The term "Consolidated" shall have a correlative meaning.

    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values to or under which the Company or any Restricted Subsidiary is a party or a beneficiary on the Issue Date or becomes a party or beneficiary thereafter.

    "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "DOMESTIC SUBSIDIARY" means a Restricted Subsidiary that is not a Foreign Subsidiary.

    "DEFAULTED INTEREST" means any interest on any Security which is payable, but is not punctually paid or duly provided for on any Interest Payment Date.

    "EBITDA" means, for any period, as applied to the Company, the sum of Consolidated Net Income (Loss) (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent included in calculating Consolidated Net Income
(Loss):  (a) Consolidated Income Tax Expense, (b) Consolidated Interest Expense,
(c) depreciation  expense,  and  (d)  amortization expense,  in  each  case  for

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such  period; PROVIDED  that, if the  Company has  any Subsidiary that  is not a
Wholly Owned Subsidiary, EBITDA shall be reduced (to the extent not otherwise reduced by GAAP) by an amount equal to (A) the consolidated net income (loss) of such Subsidiary (to the extent included in Consolidated Net Income (Loss) multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Subsidiary not owned on the last day of such period by the Company or any Wholly Owned Subsidiary of the Company divided by (2) the total number of shares of outstanding common stock of such Subsidiary on the last day of such period.

    "ENERGY" means Empire Energy Corporation, a Tennessee corporation.


    "EXCESS PAYMENTS" means any amounts paid in respect of salary, bonus, insurance or annuity premiums (other than premiums for "key man" insurance the sole beneficiary of which is the Company), or other payments or contributions to any employee benefit, severance, retirement, stock ownership or stock purchase plan or program or any similar plan or arrangement, to, or for the benefit of, a Lindsey Entity in excess of the lesser of (A) the aggregate scheduled amounts of any such payments as set forth in the Employment Agreements between each of Paul Lindsey and Kristen Lindsey, on the one hand, and the Company on the other hand,
each dated as of         , 1994, as they  may be amended from time to time,  and
(B) an aggregate of $1,000,000.


    "EXCHANGEABLE STOCK" means any Capital Stock which by its terms is exchangeable or convertible at the option of any Person other than the Company into another security (other than Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock).

    "FOREIGN ASSET SALE" means an Asset Sale in respect of the Capital Stock or assets of a Foreign Subsidiary or a Restricted Subsidiary of the type described in Section 936 of the Code to the extent that the proceeds of such Asset Sale are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

    "FOREIGN SUBSIDIARY" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States of America or a State thereof or the District of Columbia.

    "FULLY DILUTED BASIS" means after giving effect to the exercise of any outstanding options, warrants or rights to purchase Voting Shares and the conversion or exchange of any securities convertible into or exchangeable for Voting Shares.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company on the Issue Date, consistently applied, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

    "GUARANTEE" means, as applied to any obligation, contingent or otherwise, of any Person, (i) a guarantee, direct or indirect, in any manner, of any part or all of such obligation (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to insure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including the payment of amounts drawn down under letters of credit.

    "HOLDER" or "SECURITYHOLDER" means the Person in whose name a Senior Secured
Note is registered on the Registrar's books.

    "INCUR" means, as applied to any obligation, to create, incur, issue, assume, guarantee or in any other manner become liable with respect to, contingently or otherwise, such obligation, and "INCURRED," "INCURRENCE" and "INCURRING" shall each have a correlative meaning; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes (after the Issue Date) a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and PROVIDED, FURTHER, that any amendment, modification or waiver of any provision of any document pursuant to which Indebtedness was previously Incurred shall not

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be deemed to be  an Incurrence of  Indebtedness as long  as (i) such  amendment, modification or waiver does not (A) increase the principal or premium thereof or interest rate thereon, (B) change to an earlier date the Stated Maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed, (C) if such Indebtedness is contractually subordinated in right of payment to the Senior Secured Notes, modify or affect, in any manner adverse to the Holders, such subordination, (D) if the Company is the obligor thereon, provide that a Restricted Subsidiary shall be an obligor, or (E) violate, or cause the Indebtedness to violate, the provisions described under "-- Covenants -- Limitation on Payment Restrictions Affecting Subsidiaries" and "-- Limitation on Liens" and (ii) such Indebtedness would, after giving effect to such amendment, modification or waiver as if it were an Incurrence, comply with clause (i) of the first proviso to the definition of "Refinancing Indebtedness."

    "INDEBTEDNESS" of any Person means, without duplication, (i) the principal of and premium (if any such premium is then due and owing) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person Incurred as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the scheduled redemption, repayment or other repurchase of any Redeemable Stock and, in the case of any Subsidiary, with respect to any other Preferred Stock (but excluding in each case any accrued dividends); (vi) all obligations of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee; (vii) all liabilities or other obligations, contingent or otherwise, purchased, assumed or with respect to which such Person shall otherwise become liable or responsible in connection with the purchase, acquisition or assumption of property, services or business operations to the extent reflected on the balance sheet of such Person in accordance with GAAP; (viii) contractual obligations to repurchase goods sold or distributed; (ix) all obligations of such Person in respect of Interest Rate Agreements and Currency Agreements; and (x) all obligations of the type referred to in clauses (i) through (ix) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; PROVIDED, HOWEVER, that Indebtedness shall not include trade accounts payable arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be, with respect to unconditional obligations, the outstanding balance at such date of all such obligations as described above and, with respect to any contingent obligations (other than pursuant to clause (vii) above, which shall be included to the extent reflected on the balance sheet of such Person in accordance with GAAP) at such date, the maximum liability determined by such Person's board of directors, in good faith, as, in light of the facts and circumstances existing at the time, reasonably likely to be Incurred upon the occurrence of the contingency giving rise to such obligation.

    "INTERCOMPANY  NOTES"  means  the  notes  issued  to  the  Company  by   its
Subsidiaries  pursuant to the Master Intercompany Note dated as of       , 1994,
among the Company and each of the Subsidiaries pursuant to which the Company shall make certain loans to finance the working capital needs of the Subsidiaries incurred pursuant to the New Credit Facility, as such Intercompany Notes may be amended or otherwise modified from time to time.

    "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Senior Secured Notes.

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
    "INTEREST RATE AGREEMENT" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates to or under which the Company or any of its Restricted Subsidiaries is a party or beneficiary on the Issue Date or becomes a party or beneficiary thereunder.

    "INVESTMENT" means, with respect to any Person, any direct or indirect advance, loan (other than advances to customers who are not Affiliates in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any other investment in any other Person, or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or assets issued or owned by any other Person (whether by merger, consolidation, amalgamation, sale of assets or otherwise). For purposes of the definition of "Unrestricted Subsidiary" and the provisions set forth under "-- Covenants -- Limitation on Restricted Payments", (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted
Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

    "ISSUE DATE" means the date on which the Senior Secured Notes are originally issued under the Indenture.

    "LIEN" means any mortgage, lien, pledge, charge, or other security interest or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

    "LINDSEY ENTITY" means Paul S. Lindsey, Jr., Kristen L. Lindsey, any member of their family and any Person of which any of the foregoing Persons are Affiliates.

    "LINE OF BUSINESS" means the sale and distribution of propane gas and operations related thereto.

    "MANAGEMENT GROUP" means, collectively, (i) those individuals who beneficially own, directly or indirectly, Voting Shares of the Company or any successor thereto immediately following the consummation of the Offering and the transactions related thereto and are members of management of the Company or any of its Subsidiaries (or the estate or any beneficiary of any such individual or any immediate family member of any such individual or any trust established for the benefit of any such individual or immediate family member).

    "NET AVAILABLE CASH" means, with respect to any Asset Sale or Collateral Sale, the cash or cash equivalent payments received by the Company or a Subsidiary in connection with such Asset Sale or Collateral Sale (including any cash received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as or when received and also including the proceeds of other property received when converted to cash or cash equivalents) net of the sum of, without duplication, (i) all reasonable legal, title and recording tax expenses, reasonable commissions, and other reasonable fees and expenses incurred directly relating to such Asset Sale or Collateral Sale, (ii) provision for all local, state, federal and foreign taxes expected to be paid (whether or not such taxes are actually be paid or payable) as a consequence of such Asset Sale or Collateral Sale, without regard to the consolidated results of the Company and its Subsidiaries, (iii) payments made to repay Indebtedness which is secured by any assets subject to such Asset Sale or Collateral Sale in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or by applicable law, be repaid out of the proceeds from such Asset Sale or Collateral Sale, and (iv) reasonable amounts reserved by the Company or any Subsidiary of the Company receiving proceeds of such Asset Sale or Collateral Sale against any liabilities associated with such Asset Sale or Collateral Sale, including without limitation, indemnification obligations, PROVIDED that such amounts shall not exceed 10% of the payments received by the Company

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or a  Subsidiary in  connection with  such Asset  Sale or  Collateral Sale,  and
PROVIDED FURTHER that such amounts will be applied as described under "-- Covenants -- Sales of Assets" or "Collateral and Security," as the case may be, no later than the fifth anniversary of such Asset Sale or Collateral Sale if not previously paid to satisfy such liabilities.

    "NET CASH PROCEEDS" means, with respect to any issuance or sale of Capital Stock by any Person, the cash proceeds to such Person of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultancy and other fees actually incurred by such Person in connection with such issuance or sale and net of taxes paid or payable by such Person as a result thereof.

    "NEW CREDIT FACILITY"  means the  credit facility provided  pursuant to  the
credit agreement, dated as of        , 1994, between the Company and Continental
Bank, N.A.

    "NON-CONVERTIBLE CAPITAL STOCK" means, with respect to any corporation, any Capital Stock of such corporation which is not convertible into another security other than non-convertible common stock of such corporation; PROVIDED, HOWEVER, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

    "OFFERING" means the public offering and sale of the Senior Secured Notes.

    "OFFICER" means the Chairman, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary or the Controller of the Company.

    "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the President, the Treasurer or a Vice President of the Company. Each Officers' Certificate (other than certificates provided pursuant to TIA
Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

    "OPERATING LEASE OBLIGATIONS" means any obligation of the Company and its Restricted Subsidiaries on a Consolidated basis incurred or assumed under or in connection with any lease of real or personal property which, in accordance with GAAP, is not required to be classified and accounted for as a capital lease.

    "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel, if so acceptable, may be an employee of or counsel to the Company or the Trustee. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).


    "OUTSIDE DIRECTOR" means any Person who is a member of the Board of Directors who is not (i) an employee or Affiliate of the Company, any Subsidiary of the Company or Energy, (ii) an employee or Affiliate of Holding Capital Group, Inc., (iii) a Plaster Entity or a Lindsey Entity, or (iv) a Person who has engaged in a transaction with the Company or any Subsidiary of the Company that would be required to be disclosed under Item 13 of Form 10-K if such Person were a director of a registrant under the Securities Exchange Act of 1934, as amended.


    "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "PLASTER ENTITY" means Robert W. Plaster, Stephen R. Plaster, any member of each of such individual's family, and any Person of which any of the foregoing Persons are Affiliates.

    "PLEDGE AGREEMENT" means that certain Pledge Agreement, dated as of the date of the Indenture, by the Company in favor of the Trustee, in the form attached to the Indenture.

    "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

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
    "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act.

    "PUBLIC MARKET" shall  be deemed  to have occurred  if (x)  a Public  Equity
Offering has been consummated and (y) at least 25% (for purposes of the definition of "Change of Control") or 20% (for purposes of the provisions described under "-- Optional Redemption") of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

    "REDEEMABLE STOCK" means any class or series of Capital Stock of any Person that (a) by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise is, or upon the happening of an event or passage of time would be, required to be redeemed (in whole or in part) on or prior to the first anniversary of the Stated Maturity of the Senior Secured Notes, (b) is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Senior Secured Notes or (c) is convertible into or exchangeable for Capital Stock referred to in clause (a) or clause (b) above or debt securities at any time prior to the first anniversary of the Stated Maturity of the Senior Secured Notes.

    "REFINANCING INDEBTEDNESS" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness of the Company or a Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) the Refinancing Indebtedness shall be contractually subordinated in right of payment to the Senior Secured Notes on terms at least as favorable to the Holders of Senior Secured Notes as the terms set forth in the form of subordination provisions attached to the Indenture, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refinanced or (b) after the Stated Maturity of the Senior Secured Notes, (iii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iv) such Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being refinanced; and PROVIDED, FURTHER, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary of the Company that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

    "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not designated an Unrestricted Subsidiary by the Board of Directors.

    "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a Person and leases it back from such Person, other than leases for a term of not more than 36 months or between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.


    "SEASONAL OVERADVANCE" has the meaning ascribed to it in that certain Credit Agreement dated as of the date of the Indenture, between the Company and Continental Bank, N.A., which such Seasonal Overadvance shall not exceed $3,000,000.


    "SECURITIES" means all series of the Senior Secured Notes Due 2004 that are issued under and pursuant to the terms of the Indenture, as amended or supplemented from time to time.

    "SENIOR INDEBTEDNESS" means (i) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not post-filing interest is allowed in such proceeding),

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
whether existing on the Issue Date or thereafter Incurred, in respect of (A) Indebtedness of the Company for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable; (ii) all Capitalized Lease Obligations of the Company; (iii) all obligations of the Company (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under Interest Rate Agreements and Currency Agreements entered into in respect of any obligations described in clauses (i) and (ii) or (C) issued or assumed as the deferred purchase price of property, and all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement; (iv) all guarantees of the Company with respect to obligations of other persons of the type referred to in clauses (ii) and (iii) and with respect to the payment of dividends of other Persons; and (v) all obligations of the Company consisting of modifications, renewals, extensions, replacements and refundings of any obligations described in clauses
(i), (ii), (iii) or (iv); unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinated in right of payment to the Senior Secured Notes, or any other Indebtedness or obligation of the Company; PROVIDED, HOWEVER, that Senior Indebtedness shall not be deemed to include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes or (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities).

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary (other than an Unrestricted Subsidiary) that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulations S-X promulgated by the SEC.

    "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

    "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is contractually subordinated or junior in right of payment to the Senior Secured Notes or any other Indebtedness of the Company.

    "SUBSIDIARY" means, as applied to any Person, (i) a corporation at least a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect a majority of the Board of Directors of such corporation is at the time, directly or indirectly, owned or controlled by such Person, by a Subsidiary or Subsidiaries of such Person, or by such Person and a Subsidiary or Subsidiaries of such Person or (ii) any other Person (other than a corporation) in which such Person, a Subsidiary or Subsidiaries of such Person, or such Person and a Subsidiary or Subsidiaries of such Person, directly or indirectly, at the date of determination, has at least a majority ownership interest. As of the date of the Indenture, the Subsidiaries of the Company will include, without limitation, PSNC Propane Corporation.

    "SUBSIDIARY GUARANTEES" means the unconditional guarantees by the respective Subsidiary Guarantors of the due and punctual payment of principal, premium, if any, and interest on the Senior Secured Notes when and as the same shall become due and payable and in the coin or currency in which the same are payable, whether at Stated Maturity, by declaration of acceleration, call for redemption, purchase or otherwise.

    "SUBSIDIARY GUARANTOR" means each of the Persons listed on Schedule I attached to the Indenture, each Person that becomes a Restricted Subsidiary of the Company after the Issue Date and each other Person that becomes a Subsidiary Guarantor under the Indenture pursuant to which such Person jointly and severally unconditionally guarantees the Securities on a senior basis.

    "UNRELATED BUSINESS" means any business other than the Line of Business.

    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of
Directors in the manner provided below and (ii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly

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
acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted pursuant to the provisions under "Covenants -- Limitation on Restricted Payments". The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted
Subsidiary of the Company; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness pursuant to the first paragraph of "Covenants -- Limitation on Incurrence of Indebtedness" and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the respective Trustee by promptly filing with the respective Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "U.S. GOVERNMENT OBLIGATIONS" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable before the maturity thereof.

    "VOTING SHARES", with respect to any corporation, means the Capital Stock having the general voting power under ordinary circumstances to elect at least a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

    "WHOLLY OWNED SUBSIDIARY" means a Subsidiary (other than an Unrestricted Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

COVENANTS

    The Indentures contains covenants including, among others, the following:

    LIMITATION ON RESTRICTED PAYMENTS. Under the terms of the Indenture, so long as any of the Senior Secured Notes are outstanding, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend on or make any distribution or similar payment of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Non-Convertible Capital Stock or rights to acquire its Non-Convertible Capital Stock and dividends or distributions payable solely to the Company or a Restricted Subsidiary), (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or of any direct or indirect parent of the Company, or, with respect to the Company, exercise any option to exchange any Capital Stock that by its terms is exchangeable solely at the option of the Company (other than into Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity or scheduled repayment thereof or scheduled sinking fund payment thereon, any Subordinated Indebtedness (other than the purchase, repurchase, or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or
(iv) make any Investment in any Unrestricted Subsidiary or any Affiliate of the Company other than a Restricted Subsidiary or a Person which will become a Restricted Subsidiary as a result of any such Investment (each such payment described in clauses (i)-(iv) of this paragraph, a "Restricted Payment"), unless at the time of and after giving effect to the proposed Restricted Payment: (1) no Default or Event of Default shall have occurred and be continuing (or would result therefrom); (2) the Company would be permitted to Incur an additional $1 of Indebtedness pursuant to the provisions described in the first paragraph under "-- Limitation on Incurrence of Indebtedness", and

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
(3) the aggregate amount of all such Restricted Payments subsequent to the Issue Date shall not exceed the sum of (A) 50% of aggregate Consolidated Net Income (or if such Consolidated Net Income is a deficit, minus 100% of such deficit), and minus 100% of the amount of any write-downs, write-offs, other negative reevaluations and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period; (B) the aggregate Net Cash Proceeds received by the Company after the Issue Date from a sale by the Company of Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company or from the issuance of any options or warrants or other rights to acquire Capital Stock (other than Redeemable Stock or Exchangeable Stock); (C) the amount by which the principal amount of Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's Consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or any Restricted Subsidiary converted or exchanged for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or the value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); (D) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Unrestricted Subsidiary the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and (E) $1,000,000 million, less the aggregate of all Excess Payments made during such period.


    The failure to satisfy the conditions set forth in clauses (2) and (3) of the first paragraph under "Covenants -- Limitation on Restricted Payments" shall not prohibit any of the following as long as the condition set forth in clause
(1) of such paragraph is satisfied (except as set forth below): (i) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the provisions described in the first paragraph under "Covenants -- Limitation on Restricted Payments"; (ii) any purchase, redemption, defeasance, or other acquisition or retirement for value of Capital Stock or Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other than stock issued or sold to a Subsidiary or to an employee stock ownership plan), PROVIDED, HOWEVER, that notwithstanding clause (1) of the immediately preceding paragraph, the occurrence or existence of a Default or Event of Default shall not prohibit the making of such purchase, redemption, defeasance or other acquisition or retirement, and PROVIDED, FURTHER, such purchase, redemption, defeasance or other acquisition or retirement shall not be included in the calculation of Restricted Payments made for purposes of clause
(3) of the immediately preceding paragraph and PROVIDED, FURTHER, that the Net Cash Proceeds from such sale shall be excluded from sub-clause (B) of clause (3) of the immediately preceding paragraph; (iii) any purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of for cash (other than to a Subsidiary), new Indebtedness of the Company, PROVIDED, HOWEVER, that (A) such new Indebtedness shall be contractually subordinated in right of payment to the Senior Secured Notes on terms at least as favorable to the Holders of Senior Secured Notes as the terms set forth in the form of subordination provisions attached to the Indenture, (B) such new Indebtedness has a Stated Maturity either (1) no earlier than the Stated Maturity of the Indebtedness redeemed, repurchased, defeased, acquired or retired or (2) after the Stated Maturity of the Senior Secured Notes and (C) such Indebtedness has an Average Life equal to or greater than the Average Life of the Indebtedness redeemed, repurchased, defeased, acquired or retired, and PROVIDED, FURTHER, that such purchase, redemption, defeasance or other acquisition or retirement, shall not be included in the calculation of Restricted Payments made for purposes of clause (3) of the immediately preceding paragraph; (iv) any purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness upon a Change of Control or an Asset Sale to the extent required by the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, but only if the Company (A) in the case of a Change of Control, has made an offer to repurchase the Senior Secured Notes as described under "-- Covenants -- Change of Control" or (B) in the case of an Asset Sale, has applied the Net Available Cash from such Asset Sale in accordance with the provisions described under "-- Covenants -- Sales of Assets" and certain provisions related to the release of collateral, if applicable; (v) pro rata dividends paid by a Subsidiary with respect to a series or class of its Capital Stock the majority of which is held by the Company or a Wholly Owned Subsidiary; (vi) the payment of dividends on the Capital Stock of the Company following an initial Public Equity Offering of such Capital Stock of up to an amount per annum of 6% of the Net Cash Proceeds received by the Company in such Public Equity Offering; (vii) the purchase, redemption, acquisition, cancellation, or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related phantom stock, or stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates), upon the death, disability, retirement or termination of employment of such employee or former employee, pursuant to the terms of an employee benefit plan or any other agreement under which such shares of stock or related rights were issued, provided that the aggregate cash consideration paid, or distributions made, pursuant to this clause (vii) after the date of the Indenture does not exceed an aggregate amount of $1,000,000 plus the cash proceeds received by or contributed to the Company from any reissuance of Capital Stock by the Company to members of management and employees of the Company and its Subsidiaries; and (viii) Investments in Unrestricted Subsidiaries of up to $3,000,000 at any one time outstanding.


    LIMITATION ON INCURRENCE OF INDEBTEDNESS. Under the terms of the Indenture, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness, except that the Company may Incur Indebtedness if, after giving effect thereto, the Consolidated Coverage Ratio would be greater than 1.75:1, if such Incurrence takes place on or prior
to        , 1998, or 2.0:1, if such Incurrence takes place thereafter.


    The foregoing provision will not limit the ability of the Company or any Restricted Subsidiary to Incur the following Indebtedness: (i) Refinancing Indebtedness (except with respect to Indebtedness referred to in clause (ii),
(iii) or (iv) below); (ii) Acquisition Indebtedness at any one time outstanding in an aggregate principal amount not to exceed $15,000,000, PROVIDED that not more than an aggregate of $6,000,000 of such Acquisition Indebtedness may be incurred in any twelve month period; (iii) Indebtedness of the Company which is owed to and held by a Wholly Owned Subsidiary and Indebtedness of a Wholly Owned Subsidiary which is owed to and held by the Company or a Wholly Owned Subsidiary, including without limitation, the Indebtedness evidenced by the Intercompany Notes; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company or by a Wholly Owned Subsidiary, as the case may be; (iv) Indebtedness (whether under the New Credit Facility or otherwise) Incurred for the purpose of financing the working capital needs of the Company and its Restricted Subsidiaries, PROVIDED, HOWEVER, that after giving effect to the Incurrence of such Indebtedness and any substantially simultaneous use of the proceeds thereof, the aggregate principal amount of all such Indebtedness Incurred pursuant to this clause (iv) and then outstanding immediately after such Incurrence and such use of proceeds shall not exceed the sum of 60% of the book value of the inventory and 90% of the book value of the receivables of the Company and the Restricted Subsidiaries on a consolidated basis at such time plus the amount of the Seasonal Overadvance, and PROVIDED FURTHER, that the aggregate amount of Indebtedness pursuant to this
clause (iv) shall not exceed $15,000,000 at any time prior to        , 1997  and
PROVIDED FURTHER, that the Company's Subsidiaries shall be permitted to guarantee Indebtedness incurred by the Company pursuant to the New Credit Facility; (v) Acquired Indebtedness; PROVIDED, HOWEVER, that the Company would have been able to Incur such Indebtedness at the time of the Incurrence thereof pursuant to the immediately preceding paragraph; and (vi) Indebtedness of the Company or a Restricted Subsidiary outstanding on the Issue Date (other than Indebtedness referred to in clause (iv) above and Indebtedness being repaid or retired with the proceeds of the Offering.


    Notwithstanding the provisions of this covenant described in the first two paragraphs above, the Indenture provides that the Company shall not Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated

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
Indebtedness unless such repayment, prepayment, redemption, defeasance, retirement, refunding or refinancing is not prohibited under "-- Limitation on Restricted Payments" or unless such Indebtedness shall be contractually subordinated to the Senior Secured Notes at least to the same extent as such Subordinated Indebtedness.


    LIMITATION ON PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Under the terms of the Indenture, the Company shall not, and shall not permit any Subsidiary, to create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends to or make any other distributions on its Capital Stock, or pay any Indebtedness or other obligations owed to the Company or any other Restricted Subsidiary, (ii) make any Investments in the Company or any other Restricted Subsidiary or (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing shall not apply to (a) any encumbrance or restriction existing pursuant to the Indenture or any other agreement or instrument as in effect or entered into on the Issue Date (including the New Credit Facility as in effect on the Issue Date); (b) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Acquired Indebtedness of such Subsidiary; PROVIDED, HOWEVER, that such encumbrance or restriction was not Incurred in connection with or in contemplation of such Subsidiary becoming a Subsidiary; (c) any encumbrance or restriction pursuant to an agreement effecting a refinancing, renewal, extension or replacement of Indebtedness referred to in clause (a) or (b) above or contained in any amendment or modification with respect to such Indebtedness; PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such agreement, amendment or modification are no less favorable in any material respect with respect to the matters referred to in clauses (i), (ii) and (iii) above than the encumbrances and restrictions with respect to the Indebtedness being refinanced, renewed, extended, replaced, amended or modified; (d) in the case of clause (iii) above, customary non-assignment provisions of any leases governing a leasehold interest or of any supply, license or other agreement entered into in the ordinary course of business of the Company or any Subsidiary; (e) any restrictions with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition or (f) any encumbrance or restriction existing by reason of applicable law. Nothing contained in the covenant described in this paragraph prevents the sale of assets that secure Indebtedness of the Company or its Subsidiaries.



    LIMITATION ON SALE/LEASEBACK TRANSACTIONS. Under the terms of the Indenture, the Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction unless (i) the Company or such Subsidiary would be entitled to create a Lien on such property securing Indebtedness in an amount equal to the Attributable Debt with respect to such transaction without equally and ratably securing the Securities pursuant to the covenant entitled "Limitation on Liens" or (ii) the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors) of such property and the Company or such Subsidiary shall apply or cause to be applied an amount in cash equal to the net proceeds of such sale to the retirement, within 30 days of the effective date of any such arrangement, of Senior Indebtedness or Indebtedness of a Restricted Subsidiary, PROVIDED, HOWEVER, that the Company or any Restricted Subsidiary may enter into a Sale/Leaseback Transaction as long as the sum of (x) the Attributable Debt with respect to such Sale/Leaseback Transaction and all other Sale/Leaseback Transactions entered into pursuant to this proviso, plus (y) the amount of outstanding Indebtedness secured by Liens Incurred pursuant to the proviso to the covenant described under "-- Limitation on Liens" below, does not exceed 5% of Consolidated Net Tangible Assets as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements are available.


    LIMITATION ON LIENS. Under the terms of the Indenture, except as described under "-- Security," the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties (including, without limitation, Capital Stock), whether owned at the date of such Indenture or thereafter acquired, other than (a) pledges or deposits made by such Person under workers' compensation, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for payment of Indebtedness) or leases to which such Person is a party, or deposits to secure statutory or regulatory obligations of such Person or deposits of cash of United States Government bonds to secure surety, appeal or performance bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens, in each case, arising in the ordinary course of business and with respect to amounts not yet due or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be diligently prosecuting appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (d) Liens in favor of issuers or surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit may not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction of, purchase of, or repairs, improvements or additions to, property (including Acquisition Indebtedness Incurred pursuant to clause (ii) of the penultimate paragraph under "-- Limitation on the Incurrence of Indebtedness"); PROVIDED, HOWEVER, that the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary at the time the Lien is incurred, and the Indebtedness secured by the Lien may not be issued more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
(g) Liens existing on the Issue Date (other than Liens relating to Indebtedness or other obligations being repaid or Liens that are otherwise extinguished with the proceeds of the Offering), (h) Liens on property of a Person (excluding Capital Stock) of such Person at the time such Person becomes a Subsidiary; PROVIDED, HOWEVER, that any Lien may not extend to any other property owned by the Company or any Restricted Subsidiary; (i) Liens on property at the time the Company or a Subsidiary acquires the property, including any acquisition by means of a merger or consolidation with or into the Company or a Subsidiary; PROVIDED, HOWEVER, that such Liens are not incurred in connection with, or in contemplation of, such merger or consolidation; and PROVIDED, FURTHER, that the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary; (j) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or a Wholly Owned Subsidiary, including without limitation, the Indebtedness Incurred under the Intercompany Notes, PROVIDED that any Lien securing Indebtedness pursuant to any Intercompany Notes shall be limited to the inventory and accounts receivable of the Subsidiary of the Company issuing such Intercompany Note; (k) Liens incurred by a Person other than the Company or any Subsidiary on assets that are the subject of a Capitalized Lease Obligation to which the Company or a Subsidiary is a party; PROVIDED, HOWEVER, that any such Lien may not secure Indebtedness of the Company or any Subsidiary (except by virtue of clause (x) of the definition of "Indebtedness") and may not extend to any other property owned by the Company or any Restricted Subsidiary; (l) Liens on inventory and accounts receivable of the Company and its subsidiaries securing Indebtedness permitted to be Incurred under the provision described in clause (iv) of the penultimate paragraph under "-- Limitation on the Incurrence of Indebtedness"; (m) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h), (i) and (m), PROVIDED, HOWEVER, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased (other than by an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement of such Indebtedness); and (n) Liens by which the Senior Secured Notes are secured equally and ratably with other Indebtedness of the Company pursuant to this paragraph, without effectively providing that the Senior Secured Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; PROVIDED, HOWEVER, that the Company may incur other Liens other than on the Collateral to secure Indebtedness as long as the sum of (x) the amount of outstanding Indebtedness secured by Liens incurred pursuant to this proviso plus (y) the Attributable Debt with respect to all outstanding leases in connection with Sale/ Leaseback Transactions entered into pursuant to the proviso under "-- Limitation on Sale/Leaseback Transactions," does not exceed 5% of Consolidated Net Tangible Assets as determined with respect to the Company as of the end of the most recent fiscal quarter for which financial statements are available.

    CHANGE OF CONTROL. Under the terms of the Indenture, in the event of a Change of Control, the Company shall make an offer to purchase (the "Change of Control Offer") the Senior Secured Notes then outstanding at the time at a purchase price equal to 101% of the Accreted Value thereof plus accrued interest to the Change of Control Purchase Date (as defined below) on the terms set forth in this provision. The date on which the Company shall purchase the Securities pursuant to this provision (the "Change of Control Purchase Date") shall be no earlier than 30 days, nor later than 60 days, after the notice referred to below is mailed, unless a longer period shall be required by law. The Company shall notify the Trustee in writing promptly after the occurrence of any Change of Control of the Company's obligation to purchase the Senior Secured Notes.

    Notice of a Change of Control Offer shall be mailed by the Company to the Holders of the Senior Secured Notes at their last registered address (with a copy to the Trustee and the Paying Agent) within thirty (30) days after a Change in Control has occurred. The Change of Control Offer shall remain open from the time of mailing until five (5) Business Days before the Change of Control Purchase Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender (in whole or in part) the Senior Secured Notes pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Change of Control Offer, shall state: (a) that the Change of Control Offer is being made pursuant to the Indenture; (b) the purchase price and the Change of Control Purchase Date; (c) that any Senior Secured Note not surrendered or accepted for payment will continue to accrue interest; (d) that any Senior Secured Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date if payment is made; (e) that any Holder electing to have a Senior Secured Note purchased (in whole or in part) pursuant to a Change of Control Offer will be required to surrender the Senior Secured Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Secured Note completed, to the Paying Agent at the address specified in the notice (or otherwise make effective delivery of the Senior Secured Note pursuant to book-entry procedures and the related rules of the applicable depositories) at least five Business Days before the Change of Control Purchase Date; and (f) that any Holder will be entitled to withdraw his or her election if the Paying Agent receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Secured Note the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have the Senior Secured Note purchased.

    On the Change of Control Purchase Date, the Company shall (i) accept for payment the Senior Secured Notes, or portions thereof, surrendered and properly tendered and not withdrawn, pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price plus accrued interest of all the Senior Secured Notes or portions thereof, so accepted and (iii) deliver to the Trustee the Senior Secured Notes so accepted together with an Officers' Certificate stating that such securities have been accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of securities so accepted payment in an amount equal to the purchase price. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

    TRANSACTIONS WITH AFFILIATES. Under the terms of the Indenture, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, permit to exist, renew or extend any transaction or series of transactions (including, without limitation, the sale, purchase, exchange or lease of any assets or property or the rendering of any services) with any Affiliate of the Company, any Plaster Entity,

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
any Lindsey Entity or Energy unless (i) the terms of such transaction or series of transactions are (A) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be obtainable in a comparable transaction or series of related transactions in arm's-length dealings with an unrelated third party and, in the case of a transaction or series of transactions involving payments or consideration in excess of $100,000, approved by a majority of the Outside Directors, and (B) set forth in writing, if such transaction or series of transactions involves aggregate payments or consideration in excess of $250,000, and (ii) with respect to a transaction or series of transactions involving aggregate payments or consideration in excess of $1 million, such transaction or series of transactions has been determined, in the written opinion of an independent nationally recognized investment banking firm, to be fair, from a financial point of view, to the Company or such Restricted Subsidiary. The foregoing provisions do not prohibit (i) the payment of reasonable fees to directors of the Company and its subsidiaries, (ii) scheduled payments made pursuant to the terms of any of the Basic Agreements, as the terms of each such agreement are in effect on the Issue Date, or (iii) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries otherwise permitted by the terms of the Indenture. Any transaction which has been determined, in the written opinion of an independent nationally recognized investment banking firm, to be fair, from a financial point of view, to the Company or the applicable Restricted Subsidiary shall be deemed to be in compliance with this provision.

    SALES OF ASSETS. Under the terms of the Indenture, neither the Company nor any Restricted Subsidiary shall consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value, as determined in good faith by the Board of Directors, of the shares or assets subject to such Asset Sale, (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of Additional Assets or cash or cash equivalents which cash equivalents are promptly converted into cash by the Person receiving such payment and (iii) an amount equal to 100% of the Net Available Cash is applied by the Company (or such Subsidiary, as the case may
be) as set forth herein. Under the terms of the Indenture, the Company shall not permit any Unrestricted Subsidiary to make any Asset Sale unless such Unrestricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares or assets so disposed of as determined in good faith by the Board of Directors.

    Under the terms of the Indenture, within 360 days (such period being the "Application Period") following the consummation of an Asset Sale, the Company or such Restricted Subsidiary shall apply the Net Available Cash from such Asset Sale as follows: (i) FIRST, to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets; (ii) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (i), and to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness or any Indebtedness of such Restricted Subsidiary), to prepay, repay or purchase (A) secured Senior Indebtedness or (B) Indebtedness (other than any Preferred Stock) of a Restricted Subsidiary in either case other than Indebtedness owed to the Company (except to the extent that the proceeds of any such repayment received by the Company are used to repay secured Senior Indebtedness of the Company or an Affiliate of the Company), (iii) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clause (i) and (ii), to make an offer to purchase the Senior Secured Notes at not less than 100% of their Accreted Value, plus accrued interest (if any) pursuant to and subject to the conditions set forth in the Indenture; PROVIDED, HOWEVER that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (ii) or
(iii) above, the Company or Restricted Subsidiary shall retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. To the extent that any Net Available Cash of Asset Sales remains after the application of such Net Available Cash in accordance with this paragraph, the Company or such Restricted Subsidiary may utilize such remaining Net Available Cash in any manner set forth in clause (i) or clause (ii) above.

    To the extent that any or all of the Net Available Cash of any Foreign Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Available Cash so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to promptly take or cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation). Once such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, such repatriation shall be immediately effected and such repatriated Net Available Cash will be applied in the manner set forth in this provision as if such Asset Sale had occurred on the date of such repatriation.

    To the extent that the Board of Directors determines, in good faith, that repatriation of any or all of the Net Available Cash of any Foreign Asset Sale would have a material adverse tax consequence to the Company, the Net Available Cash so affected may be retained outside of the United States by the applicable Restricted Subsidiary for so long as such material adverse tax consequence would continue.

    Under the Indenture, the Company shall not be required to make an offer to purchase the Senior Secured Notes if the Net Available Cash available from an Asset Sale (after application of the proceeds as provided in clauses (i) and (ii) of the second paragraph of this covenant above) is less than $1,000,000 for any particular Asset Sale (which lesser amounts shall not be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Sale).

    Notwithstanding the foregoing, this provision shall not apply to, or prevent any sale of assets, property, or Capital Stock of Subsidiaries to the extent that the fair market value (as determined in good faith by the Board of Directors) of such asset, property or Capital Stock, together with the fair market value of all other assets, property, or Capital Stock of Subsidiaries sold, transferred or otherwise disposed of in Asset Sales during the twelve month period preceding the date of such sale, does not exceed 5% of Consolidated Net Tangible Assets as determined as of the end of the most recent fiscal quarter, and no violation of this provision shall be deemed to have occurred as a consequence thereof.

    In the event of the transfer of substantially all (but not all) of the property and assets of the Company as an entirety to a Person in a transaction permitted under the covenant described under "-- Merger and Consolidation", the Successor Corporation shall be deemed to have sold the properties and assets of the Company not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

    LIMITATION ON THE ISSUANCE OF CAPITAL STOCK AND THE INCURRENCE OF INDEBTEDNESS OF RESTRICTED SUBSIDIARIES. Pursuant to the terms of the Indenture, the Company shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, and shall not permit any Person other than the Company or a Wholly Owned Subsidiary to own (except to the extent that any such Person may own on the Issue Date), any shares of such Restricted Subsidiary's Capital Stock (including options, warrants or other rights to purchase shares of Capital Stock) except, to the extent otherwise permitted by the Indenture, (i) to the Company or another Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company, or (ii) if, immediately after giving effect to such issuance and sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary for purposes of the Indenture. The Company shall not permit any Restricted Subsidiary, directly or indirectly, to Incur Indebtedness other than pursuant to the second paragraph under "-- Limitation on Indebtedness."

    LIMITATION ON CHANGES IN THE NATURE OF BUSINESS. The Indenture provides that the Company and its Subsidiaries shall not engage in any line of business other than the business of the sale and distribution of propane gas and operations related thereto for any period of time in excess of 270 consecutive days for any such unrelated line of business.

    MERGER AND CONSOLIDATION. Under the terms of the Indenture, the Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other corporation or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons unless:
(a) either the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company as an entirety are transferred (the

"Successor Corporation"), shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of the Company under the Indenture and the Senior Secured Notes; (b) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Company (or the Successor Corporation if the Company is not the continuing obligor under the Indenture) or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; (c) the Company shall have delivered, or caused to be delivered, to the respective Trustee an Officers' Certificate and, as to legal matters, an Opinion of Counsel, each in form and substance reasonably satisfactory to the respective Trustee, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent herein provided for relating to such transaction have been complied with; (d) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Company (or the Successor Corporation if the Company is not the continuing obligor under the Indenture) or a Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred by such Person at the time of such transaction, the Consolidated Coverage Ratio of the Company (or the Successor Corporation if the Company is not the continuing obligor under the Indenture) is at least 1:1, PROVIDED that, if the Consolidated Coverage Ratio before giving effect to such transaction is within the range set forth in column (A) below, then the pro forma Consolidated Coverage Ratio of the Company or the Successor Corporation shall be at least equal to the lessor of
(1) the ratio determined by multiplying the percentage set forth in column (B) below by the Consolidated Coverage Ratio of the Company prior to such transaction and (2) the ratio set forth in column (C) below:

        (A)           (B)     (C)
- --------------------  ----  --------
1.11:1 to 1.99:1       90%    1.50:1
2.00:1 to 2.99:1       80%    2.10:1
3.00:1 to 3.99:1       70%    2.40:1
4.00:1 or more         60%    2.50:1;

and (e) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Company (or the Successor Corporation if the Company is not the continuing obligor under the Indenture) or a Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred by such Person at the time of such transaction), the Company (or the Successor Corporation if the Company is not the continuing obligor under the Indenture) shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth immediately prior to such transaction. Notwithstanding the foregoing clauses (b), (d) and (e), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Wholly Owned Subsidiary or Wholly Owned Subsidiaries and no violation of this provision will be deemed to have occurred as a consequence thereof, as long as the requirements of clauses
(a) and (c) are satisfied in connection therewith.

    Upon any such assumption by the Successor Corporation, except in the case of a lease, the Successor Corporation shall succeed to and be substituted for the Company under the Indenture and the Senior Secured Notes and the Company shall thereupon be released from all obligations under the Indenture and under the Senior Secured Notes and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. The Successor Corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, all or any of the Senior Secured Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of the Successor Corporation instead of the Company and subject to all the terms, conditions and limitations prescribed in the Indenture, the Trustee shall authenticate and shall deliver any Senior Secured Notes which the Successor Corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Senior Secured Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Senior Secured Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all such Senior Secured Notes had been issued at the date of the execution of the Indenture.

    A Subsidiary Guarantor (other than a Subsidiary Guarantor whose Subsidiary Guarantee is released pursuant to the Indenture in connection with the sale by the Company of all of the Capital Stock of such Subsidiary Guarantor as described under "-- Subsidiary Guarantee") shall not, and the Company shall not permit a Subsidiary Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge into any other Person (other than a wholly owned Subsidiary of such Subsidiary Guarantor, another Subsidiary Guarantor or the Company) or sell, assign, convey, transfer, or lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated persons (other than another Subsidiary Guarantor or the Company) unless: (a) either (A) such Subsidiary Guarantor shall be the continuing corporation or (B) the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or the Person which acquires by conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor (a "Successor Subsidiary Guarantor") (1) shall be a corporation, organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia or Canada and (2) shall expressly assume by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under the Senior Secured Notes and the Indenture; (b) immediately before and after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of such Subsidiary Guarantor or a Subsidiary of such Subsidiary Guarantor which becomes the obligation of such Subsidiary Guarantor or any of its Subsidiaries in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Subsidiary Guarantor or Successor Subsidiary Guarantor, as the case may be, shall have a consolidated net worth equal to or greater than the consolidated net worth of such Subsidiary Guarantor immediately prior to such transaction (in each case consolidated net worth shall be calculated in a manner consistent with the manner in which Consolidated Net Worth shall be calculated with respect to the Company); (c) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of such Subsidiary
Guarantor or a Subsidiary of such Subsidiary Guarantor which becomes the obligation of such Subsidiary Guarantor or any of its Subsidiaries in connection with or as a result of such transaction as having been Incurred at the time of such transaction) no Default shall have occurred and be continuing; (d) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of such Subsidiary Guarantor or a Subsidiary of such Subsidiary Guarantor which becomes the obligation of such Subsidiary Guarantor or any of its Subsidiaries in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the consolidated coverage ratio of the Successor Subsidiary Guarantor is equal to the lesser of 2:1 or the consolidated coverage ratio of the predecessor Subsidiary Guarantor immediately prior to such transaction (in each case consolidated coverage ratio shall be calculated in a manner consistent with the manner in which Consolidated Coverage Ratio shall be calculated with respect to the Company); and (e) such Subsidiary Guarantor shall have delivered, or caused to be delivered, to the Trustee an Officers' Certificate and, as to legal matters, an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, conveyance or transfer or lease and such supplemental indenture comply with the Indenture, and that all conditions precedent relating to such transactions have been complied with.

    Upon any such consolidation or merger, or any conveyance, transfer, lease, or disposition of all or substantially all of the properties or assets of any Subsidiary Guarantor, except in the case of a lease, the Successor Subsidiary Guarantor shall succeed to and be substituted for such Subsidiary Guarantor under the Indenture, and such Subsidiary Guarantor shall thereupon be released from all obligations thereunder and such Subsidiary Guarantor, as the predecessor Subsidiary Guarantor, may thereupon or at any time thereafter be dissolved, wound up or liquidated.

    In the case of any such consolidation, merger or transfer, such changes in form (but not in substance) may be made in the Senior Secured Notes thereafter to be issued as may be appropriate.

EVENTS OF DEFAULT

    "EVENTS OF DEFAULT" are defined in the Indenture as (i) default for 30 days in payment of any interest installment due and payable on the Senior Secured Notes, (ii) default in payment of the principal when due on the Senior Secured Notes, or failure to redeem or purchase the Senior Secured Notes when required pursuant to the respective Indenture, (iii) default in performance of any other covenants or agreements in the Indenture, the Senior Secured Notes or the Pledge Agreement and the default continues for 30 days after written notice to the Company by the Trustee or the Collateral Agent or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding Senior Secured Notes; PROVIDED that the failure to commence a Change of Control Offer following a Change of Control pursuant to clause (vi) of the definition of "Change of Control" shall not constitute an Event of Default if, during such 30 day period, the Company takes the necessary actions with respect to the Board of Directors to comply with the requirements of clauses (vi)(A), (vi)(B) and
(vi)(C) of the definition of "Change of Control", (iv) there shall have occurred either (a) a default by the Company or any Subsidiary under any instrument under which there is or may be secured or evidenced any Indebtedness of the Company or any Subsidiary of the Company (other than the Securities) having an outstanding principal amount of $2,000,000 (or its foreign currency equivalent) or more individually or $5,000,000 (or its foreign currency equivalent) or more in the aggregate that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity or (b) a default by the Company or any Subsidiary in the payment when due of any portion of the principal under any such instrument, and such unpaid portion exceeds $2,000,000 (or its foreign currency equivalent) individually or $5,000,000 (or its foreign currency equivalent) in the aggregate and is not paid, or such default is not cured or waived, within any grace period applicable thereto; (v) any final judgment or order (not covered by insurance) for the payment of money shall be rendered against the Company or any Subsidiary in an amount in excess of $2,000,000 (or its foreign currency equivalent) individually or $5,000,000 (or its foreign currency equivalent) in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) and shall not be discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order in excess of $2,000,000 individually or that causes the aggregate amount for all such final judgments or orders outstanding against all such Persons to exceed $5,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (vi) certain events of bankruptcy, insolvency and reorganization of the Company; (vii) except as permitted by the Indenture, the Trustee fails to have a first priority perfected security interest in the Collateral; and (viii) except as permitted by the Indenture and the Senior Secured Notes, the cessation of effectiveness of any Subsidiary Guarantee as against any Subsidiary Guarantor, or the finding by any judicial proceeding that any such Subsidiary Guarantee is, as to any Subsidiary Guarantor, unenforceable or invalid, or the written denial or disaffirmation by any Subsidiary Guarantor of its obligations under its Subsidiary Guarantee.

    If  any Event of Default (other than an Event of Default described in clause
(vi) with respect to the Company) has occurred and is continuing, the Indenture provides that the Trustee may by notice to the Company, or the Holders of not less than 25% in principal amount of the Senior Secured Notes may by notice to the Company and the Trustee, declare the principal amount of the Senior Secured Notes and any accrued and unpaid interest to be due and payable immediately. If an Event of Default described in clause (vi) with respect to the Company occurs, the principal of and interest on all the Senior Secured Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Senior Secured Notes. The Holders of a majority in principal amount of the Senior Secured Notes by notice to the Trustee may rescind any such declaration and its consequences (if the rescission would not conflict with' any judgment or decree) if all existing Events of Default (other than the non-payment of principal of or interest on the Senior Secured Notes which shall have become due by such declaration) shall have been cured or waived.

    The Company must file annually with the Trustee a certificate describing any Default by the Company in the performance of any conditions or covenants that has occurred under the Indenture and its status. The

Company must give the Trustee written notice within 30 days of any Default under the Indenture that could mature into an Event of Default described in clause
(iii), (iv), (v), (vi), (vii) or (viii) of the second preceding paragraph.

    The Trustee is entitled, subject to the duty of the Trustee during a Default to act with the required standard of care, to be indemnified before proceeding to exercise any right or power under the Indenture at the direction of the Holders of the Senior Secured Notes or which requires the Trustee to expend or risk its own funds or otherwise incur any financial liability. The Indenture also provides that the Holders of a majority in principal amount of the Senior Secured Notes issued under the Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; however, the Trustee may refuse to follow any such direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders of the Senior Secured Notes, or would involve the Trustee in personal liability.

    The Indenture provides that while the Trustee generally must mail notice of a Default or Event of Default to the holders of the Senior Secured Notes within 90 days of occurrence, the Trustee may withhold notice to the Holders of the Senior Secured Notes of any Default or Event of Default (except in payment on the Senior Secured Notes) if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Senior Secured Notes.

MODIFICATION OF THE INDENTURE


    Under the terms of the Indenture, the Company, the Subsidiary Guarantors and the Trustee may, with the consent of the Holders of a majority in principal amount of the outstanding Senior Secured Notes amend or supplement the Indenture, the Pledge Agreement or the Senior Secured Notes except that no amendment or supplement may, without the consent of each affected Holder, (i) reduce the principal of or change the Stated Maturity of any Senior Secured Note, (ii) reduce the rate of or change the time of payment of interest on any Senior Secured Note, (iii) change the currency of payment of the Senior Secured Notes, (iv) reduce the premium payable upon the redemption of any Senior Secured Note, or change the time at which any such Senior Secured Note may or shall be redeemed, (v) reduce the amount of Senior Secured Notes, the holders of which must consent to an amendment or supplement, (vi) change the provisions of the Indenture relating to Waiver of past defaults, rights of Holders of the Senior Secured Notes to receive payments or the provisions relating to amendments of the Indenture that require the consent of Holders of each affected Senior Secured Note, (vii) directly or indirectly release the Liens on all or substantially all of the collateral securing the Senior Secured Notes or (viii) modify or affect in any manner adverse to the Holders the terms and conditions of the obligation of any Subsidiary Guarantor for the due and punctual payment of the principal of premium, if any, or interest on the Senior Secured Notes. In addition, certain amendments or supplements may be adopted without the consent of Holders.


ACTIONS BY NOTEHOLDERS

    Under the terms of the Indenture, a Holder of Senior Secured Notes may not pursue any remedy with respect to the Indenture or the Senior Secured Notes (except actions for payment of overdue principal or interest), unless (i) the Holder has given notice to the Trustee of a continuing Event of Default, (ii) Holders of at least 25% in principal amount of the Senior Secured Notes have made a written request to the Trustee to pursue such remedy, (iii) such Holder or Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days of such request and offer and (v) the Holders of a majority in principal amount of the Senior Secured Notes have not given the Trustee an inconsistent direction during such 60-day period.

DEFEASANCE, DISCHARGE AND TERMINATION

    DEFEASANCE AND DISCHARGE. The Indenture provides that the Company will be discharged from any and all obligations in respect of the Senior Secured Notes, and the provisions of the Indenture will no longer be in effect with respect to such Senior Secured Notes (except for, among other matters, certain obligations to register the transfer or exchange of such Senior Secured Notes, to replace stolen, lost or mutilated Senior Secured Notes, to maintain paying agencies and to hold monies for payment in trust, and the rights of holders to receive payments of principal and interest thereon), on the 123rd day after the date of the deposit with the appropriate Trustee, in trust, of money or U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on such Senior Secured Notes, when due in accordance with the terms of the Indenture and such Senior Secured Notes. Such a trust may only be established if, among other things, (i) the Company has delivered to the Trustee either (a) an Opinion of Counsel (who must not be employed by the Company) to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indentures or (b) a ruling of the Internal Revenue Service to such effect and (ii) no Default under the Indenture shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit and such deposit shall not result in or constitute a Default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound.


    DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT. The Indenture further provides that the provisions of the Indenture will no longer be in effect with respect to the provisions described in clauses (d) and (e) of the first paragraph and clauses (b) and (d) of the third paragraph under "-- Merger and Consolidation," and all the covenants described herein under "-- Covenants," clause (iii) under "-- Events of Default" with respect to such covenants and clauses (d) and (e) of the first paragraph and clauses (b) and (d) of the third paragraph under "-- Merger and Consolidation," and clauses (v) and
(vi) under "-- Events of Default" shall be deemed not to be Events of Default under the Indenture, and the provisions described herein under "-- Ranking" shall not apply, upon the deposit with the Trustee, in trust, of money or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Senior Secured Notes issued thereunder when due in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, the provisions described in clause (ii) of the immediately preceding paragraph have been satisfied and the Company has delivered to the Trustee an Opinion of Counsel (who must not be an employee of the Company) to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.


    DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT. In the event the Company exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Senior Secured Notes, as described in the immediately preceding paragraph and such Senior Secured Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money or U.S. Government Obligations on deposit with the relevant Trustee will be sufficient to pay principal of and interest on Senior Secured Notes on the respective dates on which such amounts are due but may not be sufficient to pay amounts due on such Senior Secured Notes, at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

    TERMINATION OF COMPANY'S OBLIGATIONS IN CERTAIN CIRCUMSTANCES. The Indenture further provides that the Company will be discharged from any and all obligations in respect of the Senior Secured Notes and the provisions of such Indenture will no longer be in effect with respect to the Senior Secured Notes (except to the extent provided under "-- Defeasance and Discharge"), if such Senior Secured Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, and the Company deposits with the appropriate
Trustee, in trust, money or U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium if any and accrued interest on such Senior Secured Notes when due in accordance with the terms of

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the applicable Indenture and such Senior Secured Notes. Such a trust may only be established if, among other things, (i) no Default under the Indenture shall have occurred and be continuing on the date of such deposit, (ii) such deposit will not result in or constitute a Default or result in a breach or violation of, or constitute a Default under, any other agreement or instrument to which the Company is a party or by which it is bound and (iii) the Company has delivered to the Trustee an Opinion of Counsel stating that such conditions have been complied with. Pursuant to this provision, the Company is not required to deliver an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and termination, and there is no assurance that Holders would not recognize income, gain or loss for U.S. federal income tax purposes as a result thereof or that Holders would be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and termination had not occurred.

UNCLAIMED MONEY

    Under the terms of the Indenture, subject to any applicable abandoned property law, the Trustee will pay to the Company upon request any money held by it for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Noteholders entitled to such money must look to the Company for payment as general creditors.

CONCERNING THE TRUSTEES AND PAYING AGENTS

    Shawmut Bank Connecticut, National Association will act as Trustee under the Indenture and the Pledge Agreement and will initially be Paying Agent and Registrar for the Senior Secured Notes. The Company has had, from time to time, and may have in the future, other relationships with such bank. Notices to the Trustee, Paying Agent and Registrar under the Indenture should be directed to Shawmut Bank Connecticut, National Association, 777 Main Street -- MSN 238, Hartford, Connecticut 06115, Attention: Corporate Trust Administration.

GOVERNING LAW

    Under the terms of the Indenture the laws of the State of New York govern the Indenture and the Senior Secured Notes.


                          DESCRIPTION OF THE WARRANTS


GENERAL

    The Company will issue an aggregate of        Warrants to the purchasers  of
the Senior Secured Notes. The Warrants will be issued pursuant to a Warrant Agreement (the "Warrant Agreement") to be entered into between the Company and Shawmut Bank Connecticut, National Association, as the Warrant Agent. The following summary of certain provisions of the Warrant Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Warrant Agreement, including the definitions of certain terms therein.


    Each Warrant is evidenced by a Warrant Certificate which entitles the holder thereof, at any time, to purchase one share of Common Stock from the Company at a price (the "Exercise Price") of $7.00 per share, subject to adjustment as provided in the Warrant Agreement. The Warrants will be separately transferable
from the Notes and may  be exercised at any time  after              , 1994  and
prior  to             , 2004. Warrants  that are not exercised by such date will expire.



    The aggregate number of shares of Common Stock issuable upon exercise of the Warrants is equal to approximately 10% of the outstanding shares of Common Stock, on a fully diluted basis, subject to certain exceptions described in the Warrant Agreement. The Company has authorized and reserved for issuance such number of shares of Common Stock as shall be issuable upon the exercise of all outstanding Warrants. Such shares of Common Stock, when issued, will be duly and validly issued and fully paid and nonassessable. The issuance of Common Stock upon the exercise of the Warrants has been registered with the Securities and Exchange Commission pursuant to the Registration Statement of which this Prospectus forms a part.


    The Warrants will be issued in the form of a fully registered Global Certificate and will be deposited with, or on behalf of, the Depositary and registered in the name of a nominee of the Depositary. Except as set forth in "Description of the Units -- Form, Denomination and Registration," owners of beneficial

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interest  in  such Global  Certificate  will not  be  entitled to  have Warrants registered in their names, will not receive or be entitled to receive physical delivery of Warrants in definitive form and will not be considered the owners or holders thereof under the Warrant Agreement. No service charge will be made for any registration of transfer or exchange of Warrants, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. See "Description of the Units."

    Upon the occurrence of a merger in connection with which all of the consideration to shareholders of the Company is not cash, the Company or its successor by merger will be required, upon the expiration of the time periods discussed below, to offer to repurchase the Warrants. This feature of the Warrants may have the effect of increasing the cost of purchasing the Company to any acquiror (including an acquiror in an unsolicited merger or similar transaction).

CERTAIN DEFINITIONS

    The Warrant Agreement contains, among others, the following definitions:

    A  "Repurchase  Event"  is  defined  to  occur  if  at  any  time  prior  to
           , 2004, the Company consolidates with, merges into or with (where holders of the Common Stock receive consideration in exchange for all or part of such shares of Common Stock), or sells all or substantially all of its assets to another person which has a class of equity securities registered under the Exchange Act or a wholly owned subsidiary of such person, if the consideration for the transaction does not consist solely of cash or if such merger or consolidation is not effected solely for the purpose of changing the Company's state of incorporation or is effected with a Plaster Entity or a Lindsey Entity.

    A "Financial Expert" is a nationally recognized investment banking firm.

    An "Independent Financial Expert" is a Financial Expert which does not (or whose directors, executive officers or 5% stockholders do not) have a direct or indirect financial interest in the Company or any of its subsidiaries, which has not been for at least five years, and, at the time that it is called upon to give independent financial advice to the Company, is not (and none of its directors, executive officers or 5% stockholders is) a promoter, director or officer of the Company or any of its subsidiaries.

CERTAIN TERMS

REPURCHASE

    Following the occurrence of a Repurchase Event, the Company must make an offer to repurchase for cash all outstanding Warrants (a "Repurchase Offer").

    The holders of the Warrants may, until 5:00 p.m. (New York City time) on the date at least 30 but not more than 60 calendar days following the date on which the Company gives notice of such Repurchase Offer (the "Final Surrender Date"), surrender all or part of their Warrants for repurchase by the Company. Except as otherwise provided in the Warrant Agreement, Warrants received by the Warrant Agent in proper form for purchase during a Repurchase Offer prior to the Final Surrender Date are to be repurchased by the Company at a price in cash (the "Repurchase Price") equal to the value (the "Relevant Value"), on the date five business days prior to notice of such Repurchase Offer (the "Valuation Date") relating thereto, of the Common Stock issuable, and other securities of the Company which would have been delivered, upon exercise of the Warrants had the Warrants been exercised, less the Exercise Price therefor. The Relevant Value of the Common Stock and other securities, assuming exercise of all Warrants, on any Valuation Date shall be (i) if the Common Stock (or other securities) is registered under the Exchange Act, deemed to be the average of the closing sales prices of the Common Stock (or other securities) for the 20 consecutive trading days immediately preceding such Valuation Date or, if the Common Stock (or other securities) has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the closing sales prices for all of the trading days before such date for which closing sales prices are available or (ii) if the Common Stock (or other securities) is not registered under the Exchange Act or if the value cannot be computed under clause (i) above, the value determined (without giving effect to any

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
discount for lack of liquidity, the fact that the Company has no class of equity securities registered under the Exchange Act, or the fact that the shares of Common Stock and other securities issuable upon exercise of the Warrants represent a minority interest in the Company) by an Independent Financial Expert.

    In the case of clause (ii) of the preceding paragraph, the Board of Directors of the Company is required to select an Independent Financial Expert not less than five business days following any Repurchase Event. Within two calendar days after its selection of the Independent Financial Expert, the Company must deliver to the Warrant Agent a notice setting forth the name of such Independent Financial Expert. The Company also must cause the Independent Financial Expert to deliver to the Company, with a copy to the Warrant Agent, a value report (the "Value Report") which states the Relevant Value of the Common Stock and other securities of the Company, if any, being valued as of the Valuation Date and contains a brief statement as to the nature and scope of the examination of investigation upon which the determination was made. The Warrant Agent will have no duty with respect to the Value Report, except to keep it on file available for inspection by the holders of the Warrants. The determination of the Independent Financial Expert as to Relevant Value in accordance with the provisions of the Warrant Agreement shall be conclusive on all persons.

EXERCISE

    In order to exercise all or any of the Warrants represented by a Warrant Certificate, the holder thereof is required to surrender to the Warrant Agent the Warrant Certificate, a duly executed copy of the subscription form set forth as part of the Warrant Certificate, and payment in full of the Exercise Price for each share of Common Stock or other securities issuable upon exercise of the Warrants as to which a Warrant Certificate is exercised, which payment may be made in cash or by certified or official bank or bank cashier's check payable to the order of the Company. Upon the exercise of any Warrants in accordance with the Warrant Agreement, the Warrant Agent will cause the Company to transfer promptly to or upon the written order of the holder of such Warrant Certificate appropriate evidence of ownership of any shares of Common Stock or other securities or property to which it is entitled, registered or otherwise placed in such name or names as it may direct in writing, and will deliver such evidence of ownership to the person or persons entitled to receive the same and fractional shares, if any, or an amount in cash, in lieu of any fractional shares, if any.

NO RIGHTS AS STOCKHOLDERS

    The holders of unexercised Warrants are not entitled, as such, to receive dividends or other distributions, receive notice of or vote at any meeting of the stockholders, consent to any action of the stockholders, receive notice of any other proceedings of the Company, or any other rights as stockholders of the Company.

MERGERS, CONSOLIDATIONS, ETC.

    Except as provided below, in the event that the Company consolidates with, merges with or into, or sells all or substantially all of its property and assets to another person, each Warrant thereafter shall entitle the holder thereof to receive upon exercise thereof the number of shares of capital stock or other securities or property which the holder of a share of Common Stock is entitled to receive upon completion of such consolidation, merger or sale of assets. If the Company merges or consolidates with, or sells all or substantially all of the property and assets of the Company to, another person (other than an Affiliate of the Company) and, in connection therewith, consideration to the holders of Common Stock in exchange for their shares is payable solely in cash, or in the event of the dissolution, liquidation or winding-up of the Company, then the holders of the Warrants will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. Upon receipt of such payment, if any, the Warrants will expire and the rights of the holders thereof will cease. If the Company has made a Repurchase Offer that has not expired at the time of such transaction, the holders of the Warrants will be entitled to receive the higher of (1) the amount payable to the holders of the Warrants described above or (2) the Repurchase Price payable to the holders of the Warrants pursuant to such Repurchase Offer. In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company must deposit promptly with the Warrant Agent the funds, if any, necessary to pay the holders of the Warrants. After such funds and the

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surrendered Warrant  Certificates  are received,  the  Warrant Agent  must  make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person or persons as it may be directed in writing by the holders surrendering such Warrants.

ADJUSTMENT

    The number of shares of Common Stock issuable upon the exercise of each Warrant and the Exercise Price are subject to adjustment in certain events, including (a) a dividend or distribution on the Company's Common Stock in shares of its capital stock, or a subdivision, combination, or reclassification of Common Stock, (b) the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of Common Stock entitling them to subscribe for or purchase Common Stock at a price which is lower than the Current Market Value (as defined in the Warrant Agreement) per share of Common Stock, (c) the sale and issuance of shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock at a price per share lower than the Current Market Value per share of the Common Stock in effect immediately prior to such sale or issuance, (taking into account the consideration received for the issuance of such right, warrant, or option plus any consideration to be received upon the exercise thereof) and (d) a distribution of the Common Stock of evidence of indebtedness, assets, cash dividends or distributions (excluding distributions in connection with the dissolution, liquidation or winding up of the Company). Upon the expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant shall, upon such expiration, be readjusted. Notwithstanding the foregoing, no adjustment in the Exercise Price or the number of shares of Common Stock issuable upon exercise or Warrants will be required until cumulative adjustments would result in an adjustment of at least one percent in the number of shares of Common Stock purchasable on exercise of the Warrant.

                          DESCRIPTION OF CAPITAL STOCK


    The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $.001 per share. As of June 1, 1994, there were 13,832,270 shares of Common Stock outstanding; 129,250 shares of Common Stock subject to options issued but not exercised; and 329,500 shares of Treasury Stock. Immediately following consummation of the Transaction there will be approximately 2,400,000 shares of Common Stock outstanding.


GENERAL

    Each outstanding share of Common Stock will entitle the holder to one vote on all matters presented to stockholders for a vote and have cumulative voting rights. In all elections for directors, each stockholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares held by such stockholder multiplied by the number of directors to be elected at the election, and each shareholder may cast the whole number of votes, either in person or by proxy, for one candidate or distribute them among two or more candidates. Consequently, persons holding less than a majority of shares may by themselves be able to elect one or more directors. The holders of a majority of the Common Stock entitled to vote constitute a quorum at any meeting of stockholders. The By-Laws provide that whenever the vote of stockholders at a meeting thereof is required or permitted to be taken, the meeting and vote of shareholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. Holders of the Common Stock will have no preemptive rights.

MISSOURI LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

    Under the General and Business Corporation Law of Missouri, stockholders are generally not liable for the Company's debts or obligations.

    Pursuant to the General and Business Corporation Law of Missouri, the Company cannot merge with or sell all or substantially all of the assets of the Company, except upon the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote on the proposed merger or sale.

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
    Under the General and Business Corporation Law of Missouri, the certain shares acquired in a control share acquisition (as defined in the statute) have the same voting rights as were accorded the shares before the control share acquisition only to the extent granted by resolution approved by the shareholders of the issuing public corporation, UNLESS the corporation's articles of incorporation or bylaws provide that this section does not apply to control share acquisitions of the shares of the corporation. The Company's Certificate of Incorporation provides that Missouri's control share acquisition statute shall not apply to control share acquisitions of shares of the Company.

    The Company's By-Laws provide that dividends upon the capital stock of the Company may be declared by the Board of Directors at any regular or special meeting. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Directors shall think conducive to the interest of the Company, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


    The following is a summary of certain Federal income tax consequences associated with the acquisition, ownership, and disposition of the Senior Secured Notes and the Warrants by holders who acquire the Units on original issue for cash. In the opinion of Wilmer, Cutler & Pickering, tax counsel to the Company, the discussion below fairly summarizes the principal Federal income tax consequences of the acquisition, ownership, and disposition of the Senior Secured Notes and the Warrants by such holders. The following summary does not discuss all of the aspects of Federal income taxation that may be relevant to a prospective holder of the Units in light of his or her particular circumstances or to certain types of holders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) which are subject to special treatment under the Federal income tax laws. In addition, this summary does not describe any tax consequences under state, local, or foreign tax laws.



    The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the Units. The Company will treat the Senior Secured Notes as indebtedness for federal income tax purposes, and the balance of the discussion is based on the assumption that such treatment will be respected. The Company has not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the Senior Secured Notes and the Warrants which are different from those discussed herein.



    PROSPECTIVE PURCHASERS OF UNITS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF SENIOR SECURED NOTES AND THE WARRANTS, AS WELL AS THE APPLICATION OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS

ALLOCATION OF ISSUE PRICE BETWEEN THE NOTES AND THE WARRANTS.

    Each  Unit is comprised of         Senior Secured Notes and        Warrants.
Consequently, the issue price of a Unit must be allocated between the Senior Secured Notes and the Warrants. The "issue price" of a Senior Secured Note will equal the first price at which a substantial amount of Units is sold for money (excluding for such purposes sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) less the amount allocable to the Warrants (based on the relationship of the fair market value of each of the Senior Secured Notes and the Warrants to the fair market value of the Senior Secured Notes and Warrants taken together as a Unit). Based on the foregoing,

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

the Company intends to treat each Senior Secured Note as having been issued with an issue price of $ per $1,000 principal amount, and each Warrant as having been issued with an issue price of $3.65. No assurance can be given, however, that the IRS will not challenge the Company's allocation of the issue price.


    The Company's allocation of the issue price of the Units will be binding on a holder, unless such holder discloses the use of a different allocation on the applicable form attached to such holder's timely filed Federal income tax return for the year of acquisition of such Unit. Holders intending to use an issue price allocation different from that used by the Company should consult their tax advisors as to the consequences to them of their particular allocation of the issue price of the Unit.

AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SENIOR SECURED NOTES

    The Senior Secured Notes will be issued with original issue discount for federal income tax purposes, and holders of the Senior Secured Notes will be required to recognize such original issue discount as ordinary interest income as it accrues on the Senior Secured Notes (regardless of whether the holder is a cash or accrual basis taxpayer). As a result, in certain accrual periods the holder will be required to recognize gross income in excess of the amount of cash payments received.

    The amount of original issue discount with respect to each Senior Secured Note will be equal to the excess of the "stated redemption price at maturity" of such Senior Secured Note over its issue price, as defined above. The "stated redemption price at maturity" of each Senior Secured Note will include all cash payments (other than stated interest to the extent that it is unconditionally payable at least annually at a single fixed rate ("qualified stated interest")) required to be made thereunder until maturity. Qualified stated interest on the Senior Secured Notes is % per annum. To the extent that the stated interest
of   % that accrues beginning         , 1999 exceeds qualified stated  interest,
such excess will be included in the Senior Secured Notes' stated redemption price at maturity.

TAXATION OF ORIGINAL ISSUE DISCOUNT ON THE SENIOR SECURED NOTES

    Each holder of a Senior Secured Note will be required to include in gross income (as interest) an amount equal to the sum of the "daily portions" of the original issue discount on the Senior Secured Notes for each day such holder holds a Senior Secured Note. The daily portions of original issue discount required to be included in a holder's gross income will be determined on a constant yield basis by allocating to each day during the taxable year in which the holder holds the Senior Secured Notes a pro rata portion of the original issue discount thereon which is attributable to the "accrual period." The amount of the original issue discount attributable to each accrual period will be the product of the "adjusted issue price" of the Senior Secured Notes at the beginning of such accrual period multiplied by the "yield to maturity" of the Senior Secured Notes, less the amount of any qualified stated interest allocable to the accrual period. Appropriate adjustments will be made in computing the amount of original issue discount attributable to the initial accrual period. The adjusted issue price of the Senior Secured Notes at the beginning of the first accrual period is the issue price. Thereafter, the adjusted issue price of a Senior Secured Note is the issue price of the Senior Secured Note plus the aggregate amount of original issue discount that accrued in all prior accrual periods, and less any payments (other than payments of qualified stated interest) on the Senior Secured Note. The yield to maturity of a Senior Secured Note will be the discount rate that, when used to compute the present value (on a semi-annual compounded basis) of all principal and interest payments to be made under a Senior Secured Note, produces a present value equal to the issue price of the Senior Secured Note.

    The "accrual periods" of a Senior Secured Note (other than the initial accrual period) are each of the six-month periods during the term of the Senior
Secured Note that end on        and        of each year.

TAXATION OF QUALIFIED STATED INTEREST ON THE SENIOR SECURED NOTES

    Qualified stated interest paid on a Senior Secured Note will generally be taxable to a holder as ordinary interest income at the time it accrues or is received, in accordance with the holder's regular method of accounting for Federal income tax purposes.

    The Company will furnish annually to certain record holders of the Senior Secured Notes and to the IRS information with respect to original issue discount accruing during the calendar year (as well as qualified stated interest paid during that year) as may be required under applicable regulations.

EFFECT OF MANDATORY REPURCHASE AND OPTIONAL REDEMPTION ON ORIGINAL ISSUE DISCOUNT OF THE SENIOR SECURED NOTES

    In the event the Company is required to make a Change of Control Offer, each holder may require the Company to repurchase such holder's Senior Secured Notes in accordance with such Offer. In addition, in the event of an Asset Sale the Company may be required to make an offer (the "Asset Sale Offer") to purchase the Senior Secured Notes. Treasury Regulations contain special rules for calculating the yield to maturity and maturity on a note in the event the debt instrument provides for a contingency that could result in the acceleration or deferral of one or more payments. Further, Treasury Regulations contain special rules for determining the yield to maturity or maturity of a debt instrument if either the holder or the issuer has an option to defer or accelerate payments. Because neither of these rules apply by reason of a Change of Control Offer or an Asset Sale Offer, the Company has no present intention of treating such repurchase provisions of the Senior Secured Notes as affecting the computation of the yield to maturity or maturity date of any Senior Secured Notes.


    The  Company may redeem the  Senior Secured Notes, in  whole or part, at any
time on or after         1999. The Company may also redeem a limited portion  of
the  Senior Secured Notes (up to $   million principal amount at maturity) prior
to        1997, in connection with one or more Public Equity Offerings following which there is a Public Market. Treasury Regulations set forth special rules, relating to the determination of yield to maturity and maturity, for a debt instrument that may be redeemed prior to its stated maturity date at the option of the issuer. These rules should not apply to a debt instrument, and, hence, should not affect the determination of the yield to maturity or the maturity date of such debt instrument, unless the issuer's exercise of its redemption rights would reduce the yield to maturity on such instrument. The Company's exercise of either of these redemption rights would not reduce the yield to maturity on the Senior Secured Notes; therefore the special option rules will not apply to the Senior Secured Notes.


SALE OR OTHER TAXABLE DISPOSITION OF THE SENIOR SECURED NOTES

    The sale or other taxable disposition of a Senior Secured Note will result in the recognition of gain or loss to the holder in an amount equal to the difference between (a) the amount of cash and fair market value of property received (except to the extent attributable to the payment of accrued qualified stated interest) in exchange therefor and (b) the holder's adjusted tax basis in such Senior Secured Note.

    A holder's initial tax basis in a Senior Secured Note purchased by such holder will be equal to the portion of the issue price of the Units allocable to the Senior Secured Notes, as discussed above. The holder's initial tax basis in a Senior Secured Note will be increased by the amount of original issue discount included in gross income with respect to such Senior Secured Note to the date of disposition and decreased by the amount of payments (other than payments of qualified stated interest) with respect to such Senior Secured Note.


    Any gain  or loss  on the  sale or  other taxable  disposition of  a  Senior
Secured Note will be capital gain or loss, assuming a purchaser of the Senior Secured Note holds such security as a "capital asset" (generally property held for investment) within the meaning of Section 1221 of the Code. Any capital gain or loss will be long-term capital gain or loss if the Senior Secured Note had been held for more than one year and otherwise will be short-term capital gain or loss. Payments on such disposition for accrued qualified stated interest not previously included in income will be treated as ordinary interest income.


SALE OR OTHER TAXABLE DISPOSITION OF WARRANTS


    The sale or other taxable disposition of a Warrant (other than as a result of a Repurchase Event, as discussed below) will result in the recognition of gain or loss to the holder in an amount equal to the difference between (a) the amount of cash and fair market value of property received in exchange therefor and (b) the holder's adjusted tax basis in the Warrant, which will equal the amount of the issue price of the

Units that is properly allocable to the Warrants as described above. Any gain or loss from the sale or other disposition of a Warrant will be a capital gain or loss if the Warrant is held as a capital asset within the meaning of Section 1221 of the Code. Any such capital gain or loss will be long-term capital gain or loss if the Warrant had been held for more than one year and otherwise will be short-term capital gain or loss. A purchase by the Company of a Warrant pursuant to a Repurchase Event in which the Company elects to repurchase the Warrant may give rise to ordinary income, depending on the application of certain rules under the Code relating to whether stock redemptions result in dividend/ordinary income treatment.



    As a general rule, no gain or loss will be recognized to a holder upon the exercise of a Warrant. The tax basis of a share of Common Stock so acquired will be equal to the sum of the holder's adjusted tax basis in the exercised Warrant and the exercise price, but the holding period of such share will not include the holding period of the Warrant exercised.



    Under Section 305 of the Code, adjustments to the exercise price of the Warrants which occur under certain circumstances, or the failure to make such adjustments, may result in a deemed dividend to holders of Common Stock.



    Upon expiration of a Warrant, a holder will recognize a loss equal to such holder's adjusted tax basis in the Warrant. If the Common Stock issuable upon exercise of the Warrant would have been a capital asset of the holder if acquired by the holder, such loss will be a capital loss.


PURCHASERS OF SENIOR SECURED NOTES AT OTHER THAN ORIGINAL ISSUANCE PRICE OR DATE


    The foregoing does not discuss special rules which may affect the treatment of purchasers that acquire Senior Secured Notes either (a) other than at the time of original issuance or (b) at the time of original issuance other than at the issue price, including those provisions of the Code relating to the treatment of "market discount", "acquisition premium" and "amortizable bond premium." Such purchasers should consult their tax advisors as to the consequences to them of the acquisition, ownership, and disposition of the Senior Secured Notes and the Warrants.


BACKUP WITHHOLDING

    The backup withholding rules require a payor to deduct and withhold a tax if
(a) the payee fails to furnish a taxpayer identification number ("TIN") to the payor, (b) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (c) the payee has failed to report properly the receipt of "reportable payments" and the IRS has notified the payor that withholding is required, or (d) there has been a failure of the payee to certify under the penalty of perjury that a payee is not subject to withholding under section 3406 of the Code. As a result, if any one of the events discussed above occurs with respect to a holder of Senior Secured Notes, the Company, its paying agent or other withholding agent will be required to withhold a tax equal to 31% of any "reportable payment" made in connection with the Senior Secured Notes of such holder. A "reportable payment" includes, among other things, amounts paid in respect of interest or original issue discount and amounts paid through brokers in retirement of securities. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or credit against such holder's federal income tax, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations and certain tax-exempt organizations) are not subject to the backup withholding and, as discussed above, information reporting requirements.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND TO CORPORATE HOLDERS OF SENIOR SECURED NOTES

    The Senior Secured Notes will constitute "applicable high yield discount obligations" ("AHYDOs") if (i) the yield to maturity of such Senior Secured Notes is equal to or greater than the sum of the relevant applicable federal rate (the "AFR") plus five percentage points, and (ii) such notes have "significant original discount." The relevant AFR for debt instruments issued in June 1994 is 7.38%. If the Senior Secured Notes constitute AHYDOs, the Company will not be entitled to deduct original issue discount that accrues with respect to such Senior Secured Notes until amounts attributable to original issue discount are paid, although the tax consequences to holders will not be affected. In addition, if the yield to maturity of the Senior Secured Notes exceeds the sum of the relevant AFR plus six percentage points (the "Excess Yield"), the

"disqualified portion" of the original issue discount accruing on the Senior Secured Notes will be characterized as a non-deductible dividend with respect to the Company and also may be treated as a dividend distribution solely for purposes of the dividends received deduction of Sections 243, 246 and 246A of the Code with respect to holders which are corporations. In general, the "disqualified portion" of original issue discount for any accrual period will be equal to the product of (i) a percentage determined by dividing the Excess Yield by the yield to maturity, and (ii) the original issue discount for the accrual period. Assuming a corporate holder satisfies the requirements of Sections 243, 246 and 246A of the Code (which include a holding period requirement and a debt financing limitation), such a holder will be entitled to a dividends received deduction (generally at a 70% rate) with respect to the disqualified portion of the accrued original issue discount if the Company has sufficient current or accumulated "earnings and profits". To the extent that the Company's earnings and profits are insufficient, any portion of the original issue discount that otherwise would have been recharacterized as a dividend for purposes of the dividends received deduction will continue to be taxed as ordinary original issue discount income in accordance with the rules described above.


                       DESCRIPTION OF OTHER INDEBTEDNESS

NEW CREDIT FACILITY

    The Company expects to enter into a New Credit Facility contemporaneously with the consummation of this Offering. The following is a brief description of certain terms the Company expects the New Credit Facility will contain, based on the commitment letter it has received from its lender. This summary is qualified in its entirety by reference to the credit agreement governing the New Credit Facility (the "Credit Agreement"). Capitalized terms used in this section and not otherwise defined have the meanings ascribed thereto in the Credit Agreement.

    The New Credit Facility will be provided by Continental Bank, N.A. ("CBNA") as agent. The Credit Agreement will provide for maximum borrowings under a revolving credit line of $15 million, with available borrowings determined as follows: (i) up to 85% of eligible accounts receivable with eligibility determined by CBNA; (ii) up to 60% of eligible inventory; (iii) for the months of August through January, an additional seasonal overadvance of $3.0 million, but with inventory advances plus the seasonal overadvance not to exceed 80% of eligible inventory. All current assets of the Company (i.e., inventory and receivables) and a negative pledge on fixed assets will secure the Company's obligations under the New Credit Facility.


    INTEREST AND FEES.   Amounts borrowed under the  revolving credit line  will
bear interest at either (i) 1.0% over CBNA's Reference Rate per annum (as defined), or, at the Company's option, (ii) 2.5% over the LIBOR rate.


    The Company will be required to pay a commitment fee of .375% per annum on the unused portion of the New Credit Facility. The Company will be required to pay a fee of 1% of the total New Credit Facility payable at the closing.

    PRINCIPAL REPAYMENTS. The New Credit Facility will mature on or about July 1, 1997.

    FINANCIAL COVENANTS. Under the Credit Agreement, the Company will be subject to certain financial covenants, including financial covenants related to
(i) interest coverage, (ii) minimum tangible net worth, (iii) the ratio of liabilities to net worth, and (iv) maximum capital expenditures. In addition, the Credit Agreement will provide a number of other affirmative and negative covenants.

    EVENTS OF DEFAULT. The Credit Agreement will contain usual and customary provisions specifying various events that shall be events of default and will include cross default and cross acceleration provisions to all material indebtedness of the Company, including the Senior Secured Notes.

2007 9% SUBORDINATED DEBENTURES

    The following is a brief description of certain terms contained in the Company's indenture, as such indenture has been amended, for the 2007 9% Subordinated Debentures and is qualified in its entirety by reference to the indenture, as amended. Capitalized terms used in this section and not otherwise defined have the meanings ascribed thereto in the indenture, as amended

    Pursuant to an indenture dated June 7, 1983, as amended by the First Supplemental Indenture dated December 13, 1989, the Company is indebted to the holders of $25.9 principal amount of debentures due in 2007. The Company will repurchase approximately $13.7 million principal amount of these debentures, $4.7 million of which will be repurchased from Mr. Plaster, with the proceeds of this Offering. See "Use of Proceeds" and "Certain Relationships and Related Transactions." The 2007 9% Subordinated Debentures represent general unsecured obligations of the Company and rank junior in right of payment to all Senior Indebtedness (as defined) of the Company, including the Senior Secured Notes.

    The 2007 9% Subordinated Debentures mature on December 31, 2007, unless redeemed before such date. The 2007 9% Subordinated Debentures bear interest at the rate of 9% per annum payable semi-annually on December 31 and June 30 of each year.

    The 2007 9% Subordinated Debentures are subject to redemption at any time, in whole or in part, at the option of the Company, at a redemption price, beginning January 1, 1993, of 100% of the principal amount thereof, plus accrued and unpaid interest. The Company is required to redeem $1.37 million principal amount 2007 9% Subordinated Debentures commencing December 31, 1993 and on each December 31 thereafter, at 100% of the principal amount thereof plus accrued and unpaid interest. The repurchase of $13.7 million principal amount of these debentures will satisfy the Company's sinking fund obligation through 2004.

    The 2007 9% Subordinated Debenture indenture contains a number of covenants, including affirmative covenants relating to maintenances of offices or agency, maintenance of corporate existence, and other matters.

    Events  of  default  under  the  indenture  for  the  2007  9%  Subordinated
Debentures include: (i) failure to pay any interest on any debenture when due and the continuance of such failure for a period of 30 days; (ii) failure to pay the principal or any premium, on any debenture when due whether at maturity or upon redemption by declaration or otherwise, including any Sinking Fund (as defined) payment; (iii) failure to perform or breach of the covenants or agreements on the part of the Company contained in the debenture or in the indenture and the continuance of such failure for a period of 60 days following written notice of such failure; or (iv) certain events of bankruptcy or insolvency.

                                THE UNDERWRITER

    Under the terms and subject to the conditions in an Underwriting Agreement dated the date hereof, Morgan Stanley & Co. Incorporated (the "Underwriter") has agreed to purchase, and the Company has agreed to sell to the Underwriter, the Units.

    The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Units is subject to the approval of certain legal matters by its counsel and to certain other conditions. The Underwriter is obligated to take and pay for all the Units if any are taken.

    The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    The Underwriter proposes to offer part of the Units directly to the public initially at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess of
   % of the principal amount at maturity of the Units. The Underwriter may allow, and such dealers may reallow, a concession not in excess of % of the principal amount at maturity of the Units to certain other dealers.

    The Company does not intend to apply for listing of the Units, the Senior Secured Notes, the Warrants or the Common Stock on a national securities exchange, but has been advised by the Underwriter that it presently intends to make a market in the Units, the Senior Secured Notes, and the Warrants, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Units, the Senior Secured Notes or the Warrants and any such market making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Units, the Senior Secured Notes and the Warrants. See "Risk Factors -- Absence of Public Market."

                                 LEGAL MATTERS

    The validity of the issuance of the Units offered hereby will be passed upon for the Company by Wilmer, Cutler & Pickering, Washington, D.C. Certain legal matters with respect to the Offering will be passed upon for the Underwriter by Skadden, Arps, Slate, Meagher & Flom, New York, New York.

                                    EXPERTS

    The consolidated financial statements and the related schedules of Empire Gas included in this Prospectus and the Registration Statement have been examined by Baird, Kurtz, & Dobson, independent public accountants, for the periods indicated in its reports thereon which appear elsewhere herein and in the Registration Statement. The consolidated financial statements and schedules examined by Baird, Kurtz & Dobson have been included in reliance on its reports given on its authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    Empire Gas and the Guarantors have filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C. a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Units offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement as permitted by the rules and regulations of the Commission. For further information pertaining to the Company and the Units offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to such exhibit.

    The Company is not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). As a result of the Offering, the Company will become subject to such requirements, and in accordance therewith will file periodic reports and other information with the Commission. Empire Gas Operating Corporation (formerly Empire Gas Corporation), a subsidiary of the Company, is currently subject to the informational requirements of the Exchange Act, and in accordance therewith, files periodic reports and other information with the Commission and with the Pacific Stock Exchange. The Registration Statement and the exhibits and schedules thereto, filed by Empire Gas Operating Corporation as well as the reports and information filed by the Company under the Exchange Act, may be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports and other information concerning the Company can also be inspected at the Pacific Stock Exchange, 301 Pine Street, San Francisco, California.

    The Indenture requires the Company to file with the Commission annual reports containing consolidated financial statements and the related report of independent public accountants and quarterly reports containing unaudited consolidated financial statements for the first three quarters of each fiscal year for so long as any Senior Secured Notes are outstanding.

                         INDEX TO FINANCIAL STATEMENTS

                             EMPIRE GAS CORPORATION

HISTORICAL:

Report of Independent Accountants..........................................   F-2
Consolidated Balance Sheets as of June 30, 1992 and 1993 and
 as of March 31, 1994 (unaudited)..........................................   F-3
Consolidated Statements of Operations for the Years Ended
 June 30, 1991, 1992, and 1993 and for the Nine Months Ended
 March 31, 1993 and 1994 (unaudited).......................................   F-4
Consolidated Statements of Stockholders' Equity for the Years
 June 30, 1991, 1992, and 1993 and for the Nine Months
 Ended March 31, 1994 (unaudited)..........................................   F-5
Consolidated Statements of Cash Flows for the Years Ended
 June 30, 1991, 1992, and 1993 and for the
 Nine Months Ended March 31, 1993 and 1994 (unaudited).....................   F-6
Notes to Consolidated Financial Statements.................................   F-7

                            PSNC PROPANE CORPORATION

Report of Independent Accountants..........................................  F-17
Balance Sheets as of June 30, 1993
 and as of March 31, 1994 (unaudited)......................................  F-18
Statements of Income for the Year Ended June 30, 1993
 and for the Nine Months Ended March 31, 1994 (unaudited)..................  F-19
Statements of Stockholder's Equity for the Year Ended June 30, 1993
 and for the Nine Months Ended March 31, 1994 (unaudited)..................  F-20
Statements of Cash Flows for the Year Ended June 30, 1993
 and for the Nine Months Ended March 31, 1994 (unaudited)..................  F-21
Notes to Financial Statements..............................................  F-22

PRO FORMA:

Unaudited Pro Forma Income Statements of PSNC Propane
 Corporation (PSNC) for the Year Ended June 30,
 1993, Nine Months Ended March 31, 1994, and
 Twelve Months Ended March 31, 1994........................................   P-1

Unaudited Pro Forma Balance Sheet of PSNC Propane
 Corporation (PSNC) as of March 31, 1994...................................   P-7

                        INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors and Stockholders
Empire Gas Corporation
Lebanon, Missouri

    We have audited the accompanying consolidated balance sheets of EMPIRE GAS CORPORATION (FORMERLY EMPIRE GAS ACQUISITION CORPORATION) as of June 30, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of EMPIRE GAS CORPORATION as of June 30, 1993 and 1992, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 1993, in conformity with generally accepted accounting principles.

                                                        BAIRD KURTZ & DOBSON

Springfield, Missouri
July 30, 1993

                             EMPIRE GAS CORPORATION
                 (FORMERLY EMPIRE GAS ACQUISITION CORPORATION)

                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                   JUNE 30,
                                                             --------------------
                                                               1992       1993
                                                             ---------  ---------
                                                                                    MARCH 31,
                                                                                   -----------
                                                                                      1994
                                                                                   -----------
                                                                                   (UNAUDITED)
                                            ASSETS
CURRENT ASSETS
  Cash.....................................................  $     216  $     362   $     183
  Trade receivables, less allowance for doubtful accounts;
   June 30, 1992 - $2,720, June 30, 1993 - $2,657, March
   31, 1994 - $2,953 (NOTE 3)..............................      6,508      8,199      15,072
  Inventories (NOTE 3).....................................      7,913      9,691       9,313
  Prepaid expenses.........................................        629        305         299
  Deferred income taxes (NOTE 4)...........................         --         --         408
                                                             ---------  ---------  -----------
    Total Current Assets...................................     15,266     18,557      25,275
                                                             ---------  ---------  -----------
PROPERTY AND EQUIPMENT, At Cost (NOTE 3)
  Land and buildings.......................................     11,821     12,215      12,626
  Storage and consumer service facilities..................    113,450    113,821     114,973
  Transportation, office and other equipment...............     24,245     25,550      27,668
                                                             ---------  ---------  -----------
                                                               149,516    151,586     155,267
  Less accumulated depreciation............................     34,055     41,906      47,429
                                                             ---------  ---------  -----------
                                                               115,461    109,680     107,838
                                                             ---------  ---------  -----------
OTHER ASSETS
  Debt acquisition costs, net of amortization..............         --        475         446
  Excess of cost over fair value of net assets acquired, at
   amortized cost..........................................     20,212     18,834      17,870
  Other....................................................        532        474         764
                                                             ---------  ---------  -----------
                                                                20,744     19,783      19,080
                                                             ---------  ---------  -----------
                                                             $ 151,471  $ 148,020   $ 152,193
                                                             ---------  ---------  -----------
                                                             ---------  ---------  -----------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current maturities of long-term debt (NOTE 3)............  $  16,590  $   5,181   $   6,135
  Accounts payable.........................................      5,341      4,485       3,823
  Accrued salaries.........................................      1,574      1,573       2,970
  Accrued expenses.........................................      2,612      2,193       3,792
  Income taxes payable (NOTE 9)............................      3,094        165       3,822
                                                             ---------  ---------  -----------
      Total Current Liabilities............................     29,211     13,597      20,542
                                                             ---------  ---------  -----------
LONG-TERM DEBT (NOTE 3)....................................     59,372     74,068      66,696
                                                             ---------  ---------  -----------
DUE TO RELATED PARTY (NOTES 2 AND 3).......................      2,996         --          --
                                                             ---------  ---------  -----------
DEFERRED INCOME TAXES (NOTE 4).............................     33,428     32,568      31,214
                                                             ---------  ---------  -----------
ACCRUED SELF INSURANCE LIABILITY (NOTE 8)..................      1,563      1,874       2,039
                                                             ---------  ---------  -----------
STOCKHOLDERS' EQUITY.......................................
    Common; $.001 par value; authorized 20,000,000 shares;
     issued and outstanding June 30, 1992 - 13,921,458
     shares, June 30, 1993 and March 31, 1994 - 13,832,270
     shares................................................         14         14          14
    Additional paid-in capital.............................     27,133     27,088      27,088
    Retained earnings (deficit)............................     (2,118)       110       5,899
                                                             ---------  ---------  -----------
                                                                25,029     27,212      33,001
    Treasury stock, at cost June 30, 1992 - 39,367 shares,
     June 30, 1993 and March 31, 1994 - 329,500 shares.....       (128)    (1,299)     (1,299)
                                                             ---------  ---------  -----------
                                                                24,901     25,913      31,702
                                                             ---------  ---------  -----------
                                                             $ 151,471  $ 148,020   $ 152,193
                                                             ---------  ---------  -----------
                                                             ---------  ---------  -----------

                 See Notes to Consolidated Financial Statements

                             EMPIRE GAS CORPORATION
                 (FORMERLY EMPIRE GAS ACQUISITION CORPORATION)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                             NINE MONTHS ENDED
                                                              YEAR ENDED JUNE 30,                MARCH 31,
                                                       ----------------------------------  ----------------------
                                                          1991        1992        1993        1993        1994
                                                       ----------  ----------  ----------  ----------  ----------
                                                                                                (UNAUDITED)
OPERATING REVENUE....................................  $  121,758  $  112,080  $  128,401  $  111,332  $  110,108
COST OF PRODUCT SOLD.................................      59,971      50,973      60,202      52,807      50,770
                                                       ----------  ----------  ----------  ----------  ----------
GROSS PROFIT.........................................      61,787      61,107      68,199      58,525      59,338
                                                       ----------  ----------  ----------  ----------  ----------
OPERATING COSTS AND EXPENSES
  Provision for doubtful accounts....................       2,828         214         958         298         413
  General and administrative.........................      41,594      39,463      40,437      31,351      32,359
  Rent expense to related party (NOTE 2).............         350         375         450         337         337
  Depreciation and amortization......................       9,552      10,062      10,351       7,672       7,494
                                                       ----------  ----------  ----------  ----------  ----------
                                                           54,324      50,114      52,196      39,658      40,603
                                                       ----------  ----------  ----------  ----------  ----------
OPERATING INCOME.....................................       7,463      10,993      16,003      18,867      18,735
                                                       ----------  ----------  ----------  ----------  ----------
OTHER EXPENSE
  Interest expense...................................     (11,455)    (10,406)     (8,877)     (6,873)     (6,446)
  Interest expense to related party
    (NOTES 2 AND 3)..................................        (583)       (315)       (949)       (668)         --
  Amortization of debt discount and expense..........        (890)     (1,006)     (1,686)     (1,167)     (1,396)
  Crested Butte litigation (NOTE 8)..................        (702)         --          --          --          --
  Merger proposal costs (NOTE 5).....................          --        (450)         --          --          --
  Restructuring proposal costs (NOTE 6)..............          --          --        (223)         --        (674)
                                                       ----------  ----------  ----------  ----------  ----------
                                                          (13,630)    (12,177)    (11,735)     (8,708)     (8,516)
                                                       ----------  ----------  ----------  ----------  ----------
INCOME (LOSS) BEFORE INCOME TAXES....................      (6,167)     (1,184)      4,268      10,159      10,219
PROVISION (CREDIT) FOR INCOME TAXES (NOTE 4).........      (1,610)        290       2,040       4,230       4,430
                                                       ----------  ----------  ----------  ----------  ----------
NET INCOME (LOSS)....................................  $   (4,557) $   (1,474) $    2,228  $    5,929  $    5,789
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
INCOME (LOSS) PER COMMON SHARE (NOTE 1)..............  $     (.33) $     (.11) $      .16  $      .41  $      .40
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------

                 See Notes to Consolidated Financial Statements

                             EMPIRE GAS CORPORATION
                 (FORMERLY EMPIRE GAS ACQUISITION CORPORATION)
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                        ADDITIONAL    RETAINED                  TOTAL
                                                                          PAID-IN     EARNINGS    TREASURY   STOCKHOLDERS'
                                                         COMMON STOCK     CAPITAL     (DEFICIT)     STOCK       EQUITY
                                                         -------------  -----------  -----------  ---------  ------------
BALANCE, JUNE 30, 1990.................................    $      14     $  27,105    $   3,913   $     (50)  $   30,982
STOCK OPTIONS EXERCISED................................           --            13           --          --           13
NET LOSS...............................................           --            --       (4,557)         --       (4,557)
                                                                 ---    -----------  -----------  ---------  ------------
BALANCE, JUNE 30, 1991.................................           14        27,118         (644)        (50)      26,438
STOCK OPTIONS EXERCISED................................           --            15           --          --           15
PURCHASE OF TREASURY STOCK.............................           --            --           --         (78)         (78)
NET LOSS...............................................           --            --       (1,474)         --       (1,474)
                                                                 ---    -----------  -----------  ---------  ------------
BALANCE, JUNE 30, 1992.................................           14        27,133       (2,118)       (128)      24,901
STOCK OPTIONS EXERCISED................................           --           225           --          --          225
NET INCOME.............................................           --            --        2,228          --        2,228
SALE OF TREASURY STOCK.................................           --          (270)          --         270           --
PURCHASE OF TREASURY STOCK.............................           --            --           --      (1,441)      (1,441)
                                                                 ---    -----------  -----------  ---------  ------------
BALANCE, JUNE 30, 1993.................................           14        27,088          110      (1,299)      25,913
NET INCOME (UNAUDITED).................................           --            --        5,789          --        5,789
                                                                 ---    -----------  -----------  ---------  ------------
BALANCE, MARCH 31, 1994 (UNAUDITED)....................    $      14     $  27,088    $   5,899   $  (1,299)  $   31,702
                                                                 ---    -----------  -----------  ---------  ------------
                                                                 ---    -----------  -----------  ---------  ------------

                 See Notes to Consolidated Financial Statements

                             EMPIRE GAS CORPORATION
                 (FORMERLY EMPIRE GAS ACQUISITION CORPORATION)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                             NINE MONTHS ENDED
                                                                YEAR ENDED JUNE 30,              MARCH 31,
                                                         ---------------------------------  --------------------
                                                           1991       1992        1993        1993       1994
                                                         ---------  ---------  -----------  ---------  ---------
                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)....................................  $  (4,557) $  (1,474) $     2,228  $   5,929  $   5,789
  Items not requiring (providing) cash:
    Depreciation.......................................      8,263      8,789        9,004      6,663      6,496
    Amortization.......................................      2,179      2,279        3,033      2,107      2,394
    (Gain) loss on sale of assets......................        252       (758)         155       (162)         3
    Deferred income taxes..............................     (2,210)      (810)        (860)      (571)    (1,762)
  Changes in:
    Bank overdraft.....................................       (872)    --          --          --         --
    Trade receivables..................................      1,360         32       (1,691)    (9,393)    (6,873)
    Inventories........................................     (1,074)      (300)      (1,886)    (1,251)       378
    Accounts payable...................................      1,418        246         (856)      (247)      (662)
    Accrued expenses and self insurance................       (560)     1,772       (3,158)     1,828      6,768
    Prepaid expenses and other.........................        348        224          272       (350)      (218)
                                                         ---------  ---------  -----------  ---------  ---------
      Net cash provided by operating activities........      4,547     10,000        6,241      4,553     12,313
                                                         ---------  ---------  -----------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of assets.........................        497      3,062        1,088        360        153
  Purchases of property and equipment..................     (8,629)    (6,601)      (4,358)    (3,098)    (4,721)
                                                         ---------  ---------  -----------  ---------  ---------
      Net cash used in investing activities............     (8,132)    (3,539)      (3,270)    (2,738)    (4,568)
                                                         ---------  ---------  -----------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in working capital financing.....      3,500      3,400       (1,875)      (200)    (3,800)
  Increase in notes payable to related party...........      1,498        554      --              45     --
  Principal payments on notes payable to related
   party...............................................     (1,116)    (3,310)      (2,996)    --         --
  Principal payments on acquisition credit facility....     --         (6,750)     (13,250)    --         --
  Principal payments on other long-term debt...........       (195)      (191)        (182)      (134)      (162)
  Debenture sinking fund payments......................     --         --             (528)      (528)    (2,012)
  Purchase of debentures from employee benefit plan....     --         --             (778)    --         --
  Proceeds from issuance of term credit facility.......     --         --           18,000     --         --
  Principal payments on term credit facility...........     --         --          --          --         (1,950)
  Stock options exercised..............................         13         15          173        163     --
  Purchase of treasury stock...........................     --            (78)      (1,441)      (142)    --
  Sale of treasury stock...............................     --         --               52         52     --
                                                         ---------  ---------  -----------  ---------  ---------
      Net cash provided by (used in) financing
       activities......................................  $   3,700  $  (6,360) $    (2,825) $    (744) $  (7,924)
                                                         ---------  ---------  -----------  ---------  ---------
INCREASE (DECREASE) IN CASH............................  $     115  $     101  $       146  $   1,071  $    (179)
CASH, BEGINNING OF PERIOD..............................     --            115          216        216        362
                                                         ---------  ---------  -----------  ---------  ---------
CASH, END OF PERIOD....................................  $     115  $     216  $       362  $   1,287  $     183
                                                         ---------  ---------  -----------  ---------  ---------
                                                         ---------  ---------  -----------  ---------  ---------

                 See Notes to Consolidated Financial Statements

                             EMPIRE GAS CORPORATION
                 (Formerly Empire Gas Acquisition Corporation)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Three Years Ended June 30, 1991, 1992 and 1993
       and for the Nine Months Ended March 31, 1993 and 1994 (Unaudited)

NOTE 1 :  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS

    The Company's principal operations are the sale of LP gas at retail and wholesale. Most of the Company's customers are owners of residential single or multi-family dwellings who make periodic purchases on credit. Such customers are located throughout the United States with the larger number concentrated in the central and southeastern states and along the Pacific coast. The Company was formed in September 1988 to acquire 100% of the stock of Empire Gas Operating Corporation (formerly Empire Gas Corporation) in a transaction which was accounted for by the purchase method of accounting. At acquisition date, asset and liability values were recorded at their market values with respect to the purchase price.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Empire Gas Corporation and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of Management, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly Empire Gas Corporation's consolidated financial position as of December 31, 1993, and the related consolidated results of its operations and cash flows for the six-month periods ended December 31, 1992 and 1993. All such adjustments are of a normal recurring nature.

    The results of operations for the nine-month period ended March 31, 1994, are not necessarily indicative of the results to be expected for the full year due to the seasonal nature of the Company's business.

    REVENUE RECOGNITION POLICY

    Sales and related cost of product sold are recognized upon delivery of the product or service.

    INVENTORIES

    Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method for retail operations and specific identification method for wholesale operations. At June 30 the inventories were:

                                                    1992       1993
                                                  ---------  ---------
                                                     (IN THOUSANDS)
Gas and other petroleum products................  $   3,199  $   4,279
Gas distribution parts, appliances and
 equipment......................................      4,714      5,412
                                                  ---------  ---------
                                                  $   7,913  $   9,691
                                                  ---------  ---------
                                                  ---------  ---------

    PROPERTY AND EQUIPMENT

    Depreciation is provided on all property and equipment on the straight-line method over estimated useful lives of 5 to 33 years.

    INCOME TAXES

    Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

                             EMPIRE GAS CORPORATION
                 (FORMERLY EMPIRE GAS ACQUISITION CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE YEARS ENDED JUNE 30, 1991, 1992 AND 1993
       AND FOR THE NINE MONTHS ENDED MARCH 31, 1993 AND 1994 (UNAUDITED)

NOTE 1 :  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          (CONTINUED)
    RECLASSIFICATION

    Certain reclassifications have been made to the 1992 and 1991 financial statements to conform to the 1993 financial statement presentation. These reclassifications had no effect on net earnings.

    AMORTIZATION

    The debt acquisition costs related to the revolving credit facility and term credit facility (originally $525,000) are being amortized over five years.

    Amortization of discounts on debentures (Note 3) is on the effective interest, bonds outstanding method.

    The excess of cost over fair value of net assets acquired (originally $25,600,000) is being amortized on the straight-line basis over 20 years.

    INCOME PER COMMON SHARE

    Income per common share is computed by dividing net income by the weighted average number of common shares and, except where anti-dilutive, common share equivalents outstanding, if any. The weighted average number of common shares outstanding used in the computation of earnings per share was 13,881,091, 13,885,087, and 14,055,407 for each of the fiscal years ended June 30, 1991, 1992, and 1993, respectively.

NOTE 2 :  RELATED PARTY TRANSACTIONS
    During each of the last three years, the Company has periodically borrowed funds from an officer of the Company who is also a principal shareholder (the "Shareholder") of the Company and from individuals and corporations related to the Shareholder. The Company had no outstanding borrowings from this related party at June 30, 1993. The amounts of outstanding borrowings from this related party at June 30, 1991 and 1992, were $5,753,000 and $2,996,000, respectively.
The maximum amounts borrowed from this related party except for the November 1992 agreement described below during the years ended June 30, 1991, 1992 and 1993, were $5,928,000, $5,753,000 and $3,000,000, respectively. The interest rate on these borrowings was equal to or below the rates available through the working capital facility. Interest expense incurred on these related party borrowings was $583,000, $315,000 and $200,000, for the years ended June 30, 1991, 1992 and 1993, respectively. During November 1992 the Shareholder loaned under a separate agreement $13.25 million to the Company to repay the acquisition credit facility (see Note 3). Interest expense incurred on this related party borrowing for the year ended June 30, 1993, was $749,000. In June 1993, all outstanding borrowings from the Shareholder were repaid using the proceeds from the new term credit facility.

    The Company provides data processing, office rent and other clerical services to two corporations principally owned by certain officers and shareholders of the Company and is currently being reimbursed $7,000 per month for these services.

    The Company leases a jet aircraft and an airport hanger from a corporation owned by the Shareholder. The lease requires annual rent payments of $100,000 beginning April 1, 1992, for a period of eight years. In addition to direct lease payments, the Company is also responsible for the operating costs of the aircraft and the hanger. During the years ended June 30, 1992 and 1993, the Company paid direct rent of $25,000 and $100,000, respectively.

                             EMPIRE GAS CORPORATION
                 (FORMERLY EMPIRE GAS ACQUISITION CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE YEARS ENDED JUNE 30, 1991, 1992 AND 1993
       AND FOR THE NINE MONTHS ENDED MARCH 31, 1993 AND 1994 (UNAUDITED)

NOTE 2 :  RELATED PARTY TRANSACTIONS (CONTINUED)
    The Company paid $150,000 in each of the three years ended June 30, 1993, to a corporation owned by the Shareholder pursuant to an agreement providing the Company the right to use business guest facilities owned by the corporation.

    The Company has entered into a lease agreement with a corporation which is principally owned by the Shareholder for the corporate home office, land, buildings and equipment. The lease was extended in 1991 for a term of ten years, with two three-year renewal options. The Company paid $200,000 during each of the three years ended June 30, 1993, related to this lease.

NOTE 3 :  LONG-TERM DEBT

    Long-term debt (in thousands) consisted of:

                                                                JUNE 30,
                                                          --------------------   MARCH 31,
                                                            1992       1993         1994
                                                          ---------  ---------  ------------
                                                                                (UNAUDITED)
Acquisition credit facility (A).........................  $  13,250  $      --   $       --
Working capital facility (B)............................      8,700         --           --
Term credit facility (C)................................         --     18,000       16,050
Revolving credit facility (C)...........................         --      7,300        3,500
9% Convertible Subordinated Debentures,
 due 1998 (D)...........................................     17,539     17,767       17,125
9% Subordinated Debentures, due 2007 (E)................     16,040     15,691       16,097
12% Senior Subordinated Debentures,
 due 2002 (F)...........................................     19,121     19,361       18,891
Purchase contract obligations (G).......................      1,312      1,130        1,168
                                                          ---------  ---------  ------------
                                                             75,962     79,249       72,831
Less current maturities.................................     16,590      5,181        6,135
                                                          ---------  ---------  ------------
                                                          $  59,372  $  74,068   $   66,696
                                                          ---------  ---------  ------------
                                                          ---------  ---------  ------------

- ---------

(A) The acquisition credit agreement to which substantially all the Company's assets were pledged bore interest at 14 1/2%.
     In November 1992 the principal shareholder  of the Company, referred to  in
     Note 2 as the Shareholder, loaned $13.25 million to the Company. The proceeds were used by the Company to repay the acquisition credit facility. The loan was secured by substantially all of the assets of the Company on an equal basis with the working capital facility. The loan had interest at 10% per annum. This loan was repaid in June 1993, with the proceeds from the new term credit facility.

(B) The Company's working capital facility, under which substantially all the Company's assets were pledged, provided for borrowings up to $20 million and bore interest at 1% over prime. The agreement provided for a commitment fee of 1/2% per annum of the unadvanced portion of the commitment. This loan was repaid in June 1993 with the proceeds from the new term and revolving credit facilities.

                             EMPIRE GAS CORPORATION
                 (FORMERLY EMPIRE GAS ACQUISITION CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE YEARS ENDED JUNE 30, 1991, 1992 AND 1993
       AND FOR THE NINE MONTHS ENDED MARCH 31, 1993 AND 1994 (UNAUDITED)

NOTE 3 :  LONG-TERM DEBT (CONTINUED)

     At June 30, 1992, the Company was in default of the working capital ratio covenant and a covenant requiring minimum consolidated operating cash flow. The lenders waived the noncompliance with these covenants.

(C)  The  term credit facility and revolving credit facility are provided to the
     Company by the same lender under  one agreement. In June 1993 the  proceeds from  these  new loans  were used  to  repay the  $13.25 million  loan from
     Shareholder, working capital facility  and other outstanding borrowings  to
     Shareholder.  Substantially all of the Company's  assets are pledged to the agreement  which  contains  working  capital,  debt  and  certain  dividend restrictions.  These dividend restrictions prohibit the Company from paying common stock cash  dividends. The  term credit facility  bears interest  at either  1.125% over prime or 2.625% over the Eurodollar rate. The effective interest rates at June 30, 1993 and March 31, 1994, are approximately  6.2%
     and  6.1% respectively. The agreement requires quarterly principal payments of $650,000.
     The revolving credit facility provides for borrowings up to $22 million and bears interest at either 1 % over prime or 2.5 % over the Eurodollar  rate.
     The  effective  interest rates  at June  30,  1993 and  March 31,  1994 are approximately 6.2%  and 7.0%  respectively. The  agreement provides  for  a commitment  fee  of  .5%  per  annum  of  the  unadvanced  portion  of  the
     commitment.  The  Company's  unused  revolving  credit  line  amounted   to
     $13,448,000  at June 30,  1993, after considering  $1,252,000 of letters of
     credit.  At  December  31,  1993,  the  Company  was  in  default  of   the
     consolidated  working capital covenant. The lender waived the noncompliance with this covenant.

(D) The convertible debentures issued in January 1981 were convertible into common stock at a rate equal to $10.31 of principal amount for each share of common stock through December 1989. In December 1989 the Company executed a supplemental indenture for the convertible debentures. The supplemental indenture provides that the holder of each convertible debenture now has, in lieu of the right to convert each debenture into common stock, the right to convert each debenture into the right to receive
     $3.75 cash for each $10.31 face amount of debentures. The debentures mature in 1998, and at maturity an 8% premium of the outstanding principal amount will be paid. Such premium is being accrued over the term to maturity. The debentures are redeemable at the Company's option, as a whole or in part, at 100% of the principal amount plus accrued interest to the redemption date, on any date prior to maturity. A sinking fund payment sufficient to retire $1,250,000 of principal is required annually on each December 31.
     The original principal amount of debentures outstanding ($21,854,000) was adjusted to market value (effective interest rate of 14.5%) in October
     1988, in accordance with the purchase method of accounting. The discount on these debentures is being amortized over the remaining life of the debentures using the effective interest, bonds outstanding method. The face value of debentures outstanding at June 30, 1993, is $21,230,000.

(E)  The  debentures, issued June 1983, are  redeemable at the Company's option, as a  whole  or  in  part,  at par  value.  Annual  sinking  fund  payments sufficient  to retire $1,366,000  of principal outstanding  are required on each December 31.
     The original  principal  amount  of  debentures  issued  ($27,313,000)  was adjusted  to market  value (effective  interest rate  of 16.5%)  in October
     1988,   in   accordance   with   the   purchase   method   of   accounting.

                             EMPIRE GAS CORPORATION
                 (FORMERLY EMPIRE GAS ACQUISITION CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE YEARS ENDED JUNE 30, 1991, 1992 AND 1993
       AND FOR THE NINE MONTHS ENDED MARCH 31, 1993 AND 1994 (UNAUDITED)

NOTE 3 :  LONG-TERM DEBT (CONTINUED)

     The discount on these debentures is being amortized over the remaining life of the debentures using the effective interest, bonds outstanding method.
     The face value of debentures outstanding at June 30, 1993, is $26,037,000.

(F)  The debentures, issued April 1986, are redeemable at the Company's  option, as  a  whole or  in  part, at  100% of  the  principal amount  plus accrued interest to the  redemption date,  on any  date prior  to maturity.  Annual
     sinking   fund  payments   sufficient  to  retire   $690,000  of  principal
     outstanding, are required beginning March 31, 1994.
     The original  principal  amount  of  debentures  issued  ($23,000,000)  was adjusted  to market  value (effective  interest rate  of 15.0%)  in October
     1988, in accordance with the purchase method of accounting. The discount on the debentures is being amortized over the remaining life of the debentures using the effective interest, bonds  outstanding method. The face value  of debentures outstanding at June 30, 1993, is $22,998,000.

(G)  Purchase   contract  obligations  arise  from  the  purchase  of  operating businesses and are collateralized by the equipment and real estate acquired
     in  the  respective  acquisitions.  At  June  30,  1992  and  1993,   these
     obligations   carried  interest  rates  from  7.5%   to  10%  and  are  due
     periodically through 1999.

    Aggregate annual maturities and sinking fund requirements (in thousands) of the long-term debt outstanding at June 30, 1993, are:

1994............................................................  $   5,181
1995............................................................      6,027
1996............................................................      6,025
1997............................................................      5,973
1998............................................................     18,469
Thereafter......................................................     37,574
                                                                  ---------
                                                                  $  79,249
                                                                  ---------
                                                                  ---------

                             EMPIRE GAS CORPORATION
                 (FORMERLY EMPIRE GAS ACQUISITION CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE YEARS ENDED JUNE 30, 1991, 1992 AND 1993
       AND FOR THE NINE MONTHS ENDED MARCH 31, 1993 AND 1994 (UNAUDITED)

NOTE 4 :  INCOME TAXES
    Components of income tax expense (benefit) are as follows:

                                                                                   CURRENT    DEFERRED
                                                                                 -----------  ---------
                                                                                     (IN THOUSANDS)
YEAR ENDED JUNE 30, 1991
  Tax expense (benefit) before application of tax credits                         $     241   $  (1,851)
  Alternative minimum tax                                                               359        (359)
                                                                                 -----------  ---------
      Tax expense (benefit)                                                       $     600   $  (2,210)
                                                                                 -----------  ---------
                                                                                 -----------  ---------
YEAR ENDED JUNE 30, 1992
  Tax expense (benefit) before application of tax credits                         $     954   $    (664)
  Alternative minimum tax                                                               146        (146)
                                                                                 -----------  ---------
      Tax expense (benefit)                                                       $   1,100   $    (810)
                                                                                 -----------  ---------
                                                                                 -----------  ---------
YEAR ENDED JUNE 30, 1993
  Tax expense (benefit) before application of tax credits                         $   3,548   $  (1,508)
  Alternative minimum tax credit                                                       (648)        648
                                                                                 -----------  ---------
      Tax expense (benefit)                                                       $   2,900   $    (860)
                                                                                 -----------  ---------
                                                                                 -----------  ---------

    Principal items making up the deferred income tax provisions are as follows:

                                                                          1991       1992       1993
                                                                        ---------  ---------  ---------
                                                                                (IN THOUSANDS)
Depreciation and asset dispositions...................................  $    (942) $  (1,332) $  (1,439)
Amortization of 1981 debenture costs..................................       (130)      (190)      (284)
Allowance for doubtful accounts.......................................       (564)    --             23
Accrued expenses......................................................       (201)       936        147
Alternative minimum tax...............................................       (359)      (146)       648
Other.................................................................        (14)       (78)        45
                                                                        ---------  ---------  ---------
                                                                        $  (2,210) $    (810) $    (860)
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

    Reconciliation of the statutory federal income tax rate to the effective tax rate as a percent of pretax financial income is as follows:

                                                                          1991         1992         1993
                                                                       -----------  -----------  -----------
Statutory tax rate...................................................     (34.0)%      (34.0)%        34.0%
State income taxes, net of federal income tax benefits...............       2.1         13.9           4.8
Amortization of excess of cost over fair value of net assets
 acquired............................................................       6.3         32.5           9.0
Unamortized excess of cost over fair value of assets sold............      --            5.7            .9
Other tax accruals...................................................       (.5)         6.4           (.9)
                                                                       -----------  -----------      ---
      Effective tax rate.............................................     (26.1)%       24.5 %        47.8%
                                                                       -----------  -----------      ---
                                                                       -----------  -----------      ---

                             EMPIRE GAS CORPORATION
                 (FORMERLY EMPIRE GAS ACQUISITION CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE YEARS ENDED JUNE 30, 1991, 1992 AND 1993
       AND FOR THE NINE MONTHS ENDED MARCH 31, 1993 AND 1994 (UNAUDITED)

NOTE 4 :  INCOME TAXES (CONTINUED)
    CHANGE IN ACCOUNTING PRINCIPLE

    Effective July 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109). As a result of the change, there was no effect on income tax expense and the effect on current-noncurrent classification of deferred assets and liabilities was not material.

    SFAS 109 requires recognition of deferred tax liabilities and assets for the difference between the financial statement and tax basis of assets and liabilities. Under this new standard, a valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

    Prior to July 1, 1993, deferred taxes were determined using the Statement of Financial Accounting Standards No. 96.

    Deferred tax balances at July 1, 1993, consisted of:

                                                                                                    (IN THOUSANDS)
Deferred Tax Assets
    Allowance for doubtful accounts...............................................................    $    1,016
    Accounts receivable advance collections.......................................................           182
    Self insurance liabilities and contingencies..................................................         1,474
    1981 debenture premium........................................................................           403
                                                                                                    --------------
                                                                                                           3,075
                                                                                                    --------------

Deferred Tax Liabilities
    Accumulated depreciation......................................................................       (33,975)
    1981 debenture discount.......................................................................        (1,668)
                                                                                                    --------------
                                                                                                         (35,643)
                                                                                                    --------------
    Net Deferred Tax Liability....................................................................    $  (32,568)
                                                                                                    --------------
                                                                                                    --------------

NOTE 5 :  MERGER PROPOSAL COSTS
    During the year ended June 30, 1992, the Company submitted a proposal to acquire a large competitor in the propane business after incurring due diligence costs including professional fees and out-of-pocket expenses in connection with the proposed acquisition. The Company abandoned the proposal and expensed the related $450,000 of costs in 1992.

NOTE 6 :  RESTRUCTURING PROPOSAL COSTS
    During the year ended June 30, 1993, the Company was considering proposals to restructure the debt and equity of the Company. The Company abandoned the proposal and expensed the related $223,000 of costs in 1993.

NOTE 7 :  EMPLOYEE BENEFIT PLANS
    The Company had a qualified profit-sharing plan which covered substantially all full-time employees under which annual Company contributions were determined by the Board of Directors. No contributions to the plan were made in the past six fiscal years.

                             EMPIRE GAS CORPORATION
                 (FORMERLY EMPIRE GAS ACQUISITION CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE YEARS ENDED JUNE 30, 1991, 1992 AND 1993
       AND FOR THE NINE MONTHS ENDED MARCH 31, 1993 AND 1994 (UNAUDITED)

NOTE 7 :  EMPLOYEE BENEFIT PLANS (CONTINUED)
    The Company had an employee stock bonus plan which covered substantially all full-time employees under which no contributions to the plan were made in fiscal years ended June 30, 1992 and 1993. The annual Company contribution was $100,000 in the year ended June 30, 1991, as determined by the Board of Directors.

    In April 1992 the Company's Board of Directors voted to terminate both employee benefit plans effective June 30, 1992. Applications for a Determination Upon Plan Termination were filed with the Internal Revenue Service (IRS) and were approved in December 1992. The Company liquidated the plans' assets and paid out the plans' funds to participants on March 31, 1993. The Company purchased from the plans the Company's common stock for $1.3 million and Company debentures for $.8 million.

NOTE 8 :  SELF INSURANCE AND RELATED CONTINGENCIES
    Under the Company's current insurance program, coverage for comprehensive general liability and vehicle liability is obtained for catastrophic exposures as well as those risks required to be insured by law or contract. The Company retains a significant portion of certain expected losses related primarily to comprehensive general liability and vehicle liability. Under these current insurance programs, the Company self-insures the first $500,000 of coverage (per incident). The Company obtains excess coverage from carriers for these programs on claims-made basis policies. The excess coverage for comprehensive general liability provides a loss limitation that limits the Company's aggregate of self-insured losses to $1 million per policy period. The aggregate cost of obtaining this excess coverage from carriers for the years ended June 30, 1991, 1992 and 1993, was $961,000, $1,222,000 and $1,441,000, respectively.

    For the policy periods July 1, 1989 through December 30, 1989, and December 31, 1989 through June 30, 1991, the Company has incurred aggregate comprehensive general liability losses in excess of the policies' $1 million loss limit. Additional losses (except for punitive damages), if any, are insured by the excess carrier and should not result in additional expense to the Company. As of June 30, 1993, the Company has not exceeded the $1 million loss limit for the comprehensive general liability policy periods July 1, 1991 through June 30, 1992, and July l, 1992 through June 30, 1993.

    Provisions for self-insured losses are recorded based upon the Company's estimates of the aggregate self-insured liability for claims incurred. A summary of the self-insurance liability, general and vehicle liability (in thousands) for the years ended June 30, 1991, 1992 and 1993, are:

                           BEGINNING                  SELF
                             SELF         SELF       INSURED   ENDING SELF
                           INSURANCE    INSURANCE    CLAIMS     INSURANCE
                           LIABILITY    EXPENSES      PAID      LIABILITY
                          -----------  -----------  ---------  -----------
June 30, 1991...........   $   2,070    $   2,701   $   2,533   $   2,238
June 30, 1992...........   $   2,238    $   1,764   $   1,336   $   2,666
June 30, 1993...........   $   2,666    $   1,148   $   1,480   $   2,334

    The ending accrued liability for each period includes $500,000 for incurred but not reported claims. The current portion of the ending liability of $350,000, $1,103,000 and $460,000 at June 30, 1991, 1992 and 1993, respectively, is included  in  accrued  expenses  in  the  consolidated  balance  sheets.  The noncurrent portion at the end of each period is included in accrued self-insurance liability.

    In November 1991 and February 1992, jury verdicts including compensatory and punitive damages were returned in favor of numerous plaintiffs in claims filed against the Company resulting from an explosion in

                             EMPIRE GAS CORPORATION
                 (FORMERLY EMPIRE GAS ACQUISITION CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE YEARS ENDED JUNE 30, 1991, 1992 AND 1993
       AND FOR THE NINE MONTHS ENDED MARCH 31, 1993 AND 1994 (UNAUDITED)

NOTE 8 :  SELF INSURANCE AND RELATED CONTINGENCIES (CONTINUED)
Crested Butte, Colorado, during 1990. All of the compensatory damage awards were settled by the Company's insurance carrier in 1992. The Company paid $300,000 in October 1992 to settle all the remaining punitive damage awards which were accrued at June 30, 1991.

    The Company and its subsidiaries are also defendants in various other lawsuits related to the self-insurance program which are not expected to have a material adverse effect on the Company's financial position or results of operations.

    During the years ended June 30, 1991, 1992 and 1993, the Company had obtained workers' compensation coverage from carriers and state insurance pools at annual costs of $810,000, $733,000 and $1,743,000, respectively. Effective July 1, 1993, the Company changed its policy so that it will self-insure the first $500,000 of workers' compensation coverage (per incident). The Company will purchase excess coverage from carriers for workers' compensation claims in excess of the self-insured coverage. Provisions for losses expected under this program will be recorded based upon the Company's estimates of the aggregate liability for claims incurred. The Company will provide letters of credit aggregating approximately $2.3 million in connection with this program of which $582,000 was already provided at June 30, 1993.

    Interim accruals for the costs of excess coverages, general liability, vehicle liability and workers' compensation are based on an estimate of the related annual costs compared to the estimated total gallons of propane to be sold during the same period. Presently, the resulting accrual rate of expense recognizing these costs is 3.5 cents per gallon sold.

    The Company currently self insures health benefits provided to the employees of the Company and its subsidiaries. Provisions for losses expected under this program are recorded based upon the Company's estimate of the aggregate liability for claims incurred. The aggregate cost of providing the health benefits was $1,151,000, $1,011,000 and $873,000 for the years ended June 30, 1991, 1992 and 1993, respectively.

NOTE 9 :  LITIGATION CONTINGENCIES
    The Company's federal income tax returns for the fiscal years 1979 and 1980 were audited by the Internal Revenue Service (IRS). Income tax due as a result of these audits was approximately $640,000 which was paid during the year ended June 30, 1989.

    The initial amount of interest due of approximately $2,050,000 as a result of the audits was accrued by the Company for fiscal year 1989 and included in income taxes payable. During settlement discussions with the IRS the Company continued to accrue interest on the unpaid interest amount until the Company paid $2.4 million during August, 1992 to settle all outstanding federal tax audits.

    The last federal income tax return audited by the IRS was for fiscal year 1987. The Company has no federal income tax audits in process at June 30, 1993.

    The Company and its subsidiaries are also defendants in various state income tax audits and other business-related lawsuits which are not expected to have a material adverse effect on the Company's financial position or results of operations.

                             EMPIRE GAS CORPORATION
                 (FORMERLY EMPIRE GAS ACQUISITION CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE YEARS ENDED JUNE 30, 1991, 1992 AND 1993
       AND FOR THE NINE MONTHS ENDED MARCH 31, 1993 AND 1994 (UNAUDITED)

NOTE 10 :  STOCK OPTIONS

    The table below summarizes transactions under the Company's stock option plan:

                                                            NUMBER OF
                                                             SHARES       OPTION PRICE
                                                           -----------  ----------------
Balance June 30, 1990....................................      495,737    $ .377 - $1.50
  Exercised..............................................      (11,858)     .377 -  1.50
                                                           -----------
Balance June 30, 1991....................................      483,879      .377 -  1.50
  Exercised..............................................      (15,950)     .377 -  1.50
                                                           -----------
Balance June 30, 1992....................................      467,929      .377 -  1.50
  Exercised..............................................     (338,679)     .377 -  1.50
                                                           -----------
Balance June 30, 1993....................................      129,250      1.12 -  1.50
                                                           -----------
                                                           -----------

NOTE 11 :  SUBSEQUENT EVENT
    The Company is considering an exchange of assets and liabilities of approximately 133 retail subsidiaries plus other non-retail assets for 12,004,430 shares of Company Common Stock, at a fair value of $84,031,000. The proposed shares of stock being redeemed are principally held by the Shareholder described in Note 2. In connection with this transaction, the Company will issue approximately $122 million of new debentures (with expected proceeds before expenses of approximately $100 million) which will be used to retire approximately $72 million of existing debt. The remaining net proceeds will be used to finance an acquisition, repurchase common shares for cash and for working capital.

NOTE 12 :  ADDITIONAL CASH FLOW INFORMATION (IN THOUSANDS)

                                                                   JUNE 30,                   MARCH 31,
                                                        -------------------------------  --------------------
                                                          1991       1992       1993       1993       1994
                                                        ---------  ---------  ---------  ---------  ---------
                                                                                             (UNAUDITED)
NONCASH INVESTING AND FINANCING ACTIVITIES
Mortgage obligations incurred on property and
 equipment purchases..................................  $     184  $     102     --         --      $  200

Short-term note payable issued for the repurchase of
 debentures from the employee benefit plan............     --         --         --      $     778     --

Short-term note payable issued for the purchase of
 Company stock from the employee benefit plan.........     --         --         --      $   1,299     --

ADDITIONAL CASH PAYMENT INFORMATION
Interest paid.........................................  $  11,880  $  11,213  $  12,185  $   9,543  $   6,043
Income taxes paid (net of refunds)....................  $   1,328  $    (441) $   3,434  $   2,384  $   2,529

                        INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors and Stockholder
PSNC Propane Corporation
Gastonia, North Carolina

    We have audited the accompanying balance sheet of PSNC PROPANE CORPORATION (A WHOLLY-OWNED SUBSIDIARY OF PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INC.) as of June 30, 1993, and the related statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PSNC PROPANE CORPORATION as of June 30, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          BAIRD, KURTZ & DOBSON

Springfield, Missouri
May 27, 1994

                            PSNC PROPANE CORPORATION

                                 BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                     ASSETS

                                                                                            JUNE 30,
                                                                                              1993
                                                                                            ---------   MARCH 31,
                                                                                                          1994
                                                                                                       -----------
                                                                                                       (UNAUDITED)
CURRENT ASSETS
  Cash and cash equivalents...............................................................  $   1,466   $   1,094
  Trade receivables, less allowance for doubtful accounts; June 30, 1993 -- $160, March
   31, 1994 -- $184.......................................................................        512       1,180
  Inventories.............................................................................      1,322         700
  Prepaid expenses........................................................................        147         119
  Refundable income taxes.................................................................        100      --
  Deferred income taxes (NOTE 3)..........................................................        434         434
                                                                                            ---------  -----------
    Total Current Assets..................................................................      3,981       3,527
                                                                                            ---------  -----------
PROPERTY AND EQUIPMENT, At Cost
  Land and buildings......................................................................      1,123       1,109
  Storage and consumer service facilities.................................................      9,292       9,255
  Transportation, office and other equipment..............................................      2,354       2,419
                                                                                            ---------  -----------
                                                                                               12,769      12,783
  Less accumulated depreciation...........................................................      3,443       3,904
                                                                                            ---------  -----------
                                                                                                9,326       8,879
                                                                                            ---------  -----------
OTHER ASSETS..............................................................................        432         296
                                                                                            ---------  -----------
                                                                                            $  13,739   $  12,702
                                                                                            ---------  -----------
                                                                                            ---------  -----------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
  Accounts payable........................................................................  $     570   $     329
  Accrued expenses........................................................................        292         149
  Income taxes payable....................................................................         --         328
  Due to related party (NOTE 2)...........................................................        375         462
  Advances from related party (NOTE 2)....................................................      9,063       6,813
  Cash deposit (NOTE 6)...................................................................         --         250
                                                                                            ---------  -----------
    Total Current Liabilities.............................................................     10,300       8,331
                                                                                            ---------  -----------
DEFERRED INCOME TAXES (NOTE 3)............................................................      2,188       2,289
                                                                                            ---------  -----------
STOCKHOLDER'S EQUITY
  Common stock; $1 par value; authorized 100,000 shares; issued and outstanding 500
   shares.................................................................................          1           1
  Retained earnings.......................................................................      1,250       2,081
                                                                                            ---------  -----------
                                                                                                1,251       2,082
                                                                                            ---------  -----------
                                                                                            $  13,739   $  12,702
                                                                                            ---------  -----------
                                                                                            ---------  -----------

                       See Notes to Financial Statements

                            PSNC PROPANE CORPORATION
                              STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                             YEAR
                                                                                             ENDED
                                                                                           JUNE 30,
                                                                                             1993
                                                                                           ---------  NINE MONTHS
                                                                                                         ENDED
                                                                                                       MARCH 31,
                                                                                                          1994
                                                                                                      ------------
                                                                                                      (UNAUDITED)
OPERATING REVENUE........................................................................  $   9,587   $    9,526
COST OF PRODUCTS SOLD....................................................................      4,643        4,663
                                                                                           ---------  ------------
GROSS PROFIT.............................................................................      4,944        4,863
                                                                                           ---------  ------------
OPERATING EXPENSES
  Provision for doubtful accounts........................................................         30           34
  General and administrative.............................................................      3,770        2,752
  Rent expense to related party (NOTE 2).................................................         68           53
  Depreciation and amortization..........................................................        975          692
                                                                                           ---------  ------------
                                                                                               4,843        3,531
                                                                                           ---------  ------------
OPERATING INCOME.........................................................................        101        1,332
INTEREST INCOME..........................................................................         61           27
                                                                                           ---------  ------------
INCOME BEFORE INCOME TAXES...............................................................        162        1,359
PROVISION FOR INCOME TAXES...............................................................         63          528
                                                                                           ---------  ------------
NET INCOME...............................................................................  $      99   $      831
                                                                                           ---------  ------------
                                                                                           ---------  ------------
INCOME PER COMMON SHARE..................................................................  $     198   $    1,662
                                                                                           ---------  ------------
                                                                                           ---------  ------------

                       See Notes to Financial Statements

                            PSNC PROPANE CORPORATION
                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                                                                                          TOTAL
                                                                                       RETAINED       STOCKHOLDER'S
                                                                   COMMON STOCK        EARNINGS          EQUITY
                                                                  ---------------  -----------------  -------------
BALANCE,
  JUNE 30, 1992.................................................     $       1         $   1,151        $   1,152
NET INCOME......................................................                              99               99
                                                                        ------            ------           ------
BALANCE,
  JUNE 30, 1993.................................................             1             1,250            1,251
NET INCOME (UNAUDITED)..........................................                             831              831
                                                                        ------            ------           ------
BALANCE,
  MARCH 31, 1994 (UNAUDITED)....................................     $       1         $   2,081        $   2,082
                                                                        ------            ------           ------
                                                                        ------            ------           ------

                       See Notes to Financial Statements

                            PSNC PROPANE CORPORATION
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                            NINE
                                                                                             YEAR       MONTHS ENDED
                                                                                             ENDED     MARCH 31, 1994
                                                                                           JUNE 30,    ---------------
                                                                                             1993
                                                                                          -----------    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income............................................................................   $      99      $     831
  Items not requiring cash:
    Depreciation........................................................................         778            568
    Amortization........................................................................         197            124
    Deferred income taxes...............................................................         166            101
    Loss on sale of assets..............................................................          26             20
  Changes in:
    Trade receivables...................................................................         (60)          (668)
    Inventories.........................................................................        (971)           622
    Accounts payable....................................................................         455           (241)
    Accrued expenses....................................................................         174            372
    Prepaid expenses and other..........................................................         (89)           290
                                                                                          -----------        ------
      Net cash provided by operating activities.........................................         775          2,019
                                                                                          -----------        ------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of assets..........................................................         384            145
  Purchases of property and equipment...................................................        (722)          (286)
                                                                                          -----------        ------
      Net cash used in investing activities.............................................        (338)          (141)
                                                                                          -----------        ------
CASH FLOWS FROM FINANCING ACTIVITIES
  Repayments of related party advances..................................................      (1,222)        (2,250)
                                                                                          -----------        ------
      Net cash used in financing activities.............................................      (1,222)        (2,250)
                                                                                          -----------        ------
DECREASE IN CASH AND CASH EQUIVALENTS...................................................        (785)          (372)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..........................................       2,251          1,466
                                                                                          -----------        ------
CASH AND CASH EQUIVALENTS, END OF PERIOD................................................   $   1,466      $   1,094
                                                                                          -----------        ------
                                                                                          -----------        ------

                       See Notes to Financial Statements

                            PSNC PROPANE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                          YEAR ENDED JUNE 30, 1993 AND
                  NINE MONTHS ENDED MARCH 31, 1994 (UNAUDITED)

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS

    The Company's principal operations are the sale of LP gas at retail and wholesale. Most of the Company's customers are owners of residential single or multi-family dwellings who make periodic purchases on credit. Such customers are located mainly in North Carolina and South Carolina with the larger number concentrated in North Carolina. The Company is wholly-owned by Public Service Company of North Carolina, Inc. (PSC).

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly PSNC Propane Corporation's financial position as of March 31, 1994, and the related results of its operations and cash flows for the nine-month period ended March 31, 1994. All such adjustments are of a normal recurring nature.

    The results of operations for the nine-month period ended March 31, 1994, are not necessarily indicative of the results to be expected for the full year due to the seasonal nature of the Company's business.

    REVENUE RECOGNITION

    Sales and related cost of products sold are recognized upon delivery of the product or service.

    INVENTORIES

    Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method. At June 30, 1993, the inventories (in thousands) were:

Gas and other petroleum products............................  $   1,074
Gas distribution parts, appliances and equipment............        248
                                                              ---------
                                                              $   1,322
                                                              ---------
                                                              ---------

    PROPERTY AND EQUIPMENT

    Depreciation is provided on all property and equipment on the straight-line method over estimated useful lives of 4 to 30 years.

    INCOME TAXES

    Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that deferred tax asset will not be realized.

    The Company files consolidated income tax returns with its parent, PSC. Income taxes resulting from the consolidated returns are allocated to PSNC Propane Corporation and subsidiaries based upon the separate-return method.

    EARNINGS PER COMMON SHARE

    Earnings per common share are computed by dividing net income by the weighted average number of common shares and, except where anti-dilutive, common share equivalents outstanding, if any. The weighted average number of common shares outstanding used in the computation of earnings per share was 500 for the fiscal year ended June 30, 1993.

                            PSNC PROPANE CORPORATION

                          YEAR ENDED JUNE 30, 1993 AND
                  NINE MONTHS ENDED MARCH 31, 1994 (UNAUDITED)

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) AMORTIZATION

    Noncompete agreements, included in other assets, are amortized on a straight-line basis over the life of the agreement, which is generally 60 months.

    CASH EQUIVALENTS

    The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At June 30, 1993, cash equivalents consisted primarily of a repuchase account.

NOTE 2: RELATED PARTY TRANSACTIONS
    The Company rents three of its offices under operating leases with PSC. The leases required aggregate monthly rent payments of $5,900. During the year ended June 30, 1993, the Company paid direct rents of $67,880.

    At June 30, 1993, the Company had outstanding amounts due to PSC of $375,000 for Company payroll and other expenses paid by the parent which are generally repaid within 60 days. The Company also had at June 30, 1993, outstanding advances of $9,063,000 which were used to finance acquisitions and working capital needs of the Company. Payment of advances are subject to a subordination agreement for the holders of certain PSC debentures.

    PSC provides payroll processing services to the Company and is currently being reimbursed $4 per employee per month for these services. Included in 1993 PSC payroll charges are $26,000 allocated to the Company for payroll paid to PSC administrative staff.

NOTE 3: INCOME TAXES
    The provision for income taxes includes these components:

Taxes currently refundable...............................  $(103,000)
Deferred income taxes....................................    166,000
                                                           ---------
                                                           $  63,000
                                                           ---------
                                                           ---------

    The tax effects of temporary differences related to deferred taxes shown on the balance sheet were:

Deferred tax assets:
  Allowance for doubtful accounts......................    $     65,000
  Inventory overhead costs capitalized for tax
   purposes............................................         151,000
  Pension costs paid deductible in the future..........         218,000
                                                           ------------
                                                                434,000
Deferred tax liabilities:
  Accumulated depreciation.............................      (2,188,000)
                                                           ------------
    Net deferred tax liability.........................    $ (1,754,000)
                                                           ------------
                                                           ------------

    The above net deferred tax liability is presented on the balance sheet as follows:

Deferred tax asset -- current..........................    $    434,000
Deferred tax liability -- long term....................      (2,188,000)
                                                           ------------
    Net deferred tax liability.........................    $ (1,754,000)
                                                           ------------
                                                           ------------

                            PSNC PROPANE CORPORATION

                          YEAR ENDED JUNE 30, 1993 AND
                  NINE MONTHS ENDED MARCH 31, 1994 (UNAUDITED)

NOTE 3: INCOME TAXES (CONTINUED)
    A reconciliation of income tax expense at the statutory rate to the Company's actual income tax expense is shown below:

Computed at the statutory rate 34%.........................  $  55,000
Increase resulting from:
  Nondeductible travel costs...............................      1,000
  State income taxes -- net of federal tax benefit.........      7,000
                                                             ---------
Actual tax provision.......................................  $  63,000
                                                             ---------
                                                             ---------

NOTE 4: PENSION AND 401(K) SAVINGS PLAN

    PENSION PLAN

    The Company participates in the noncontributory defined benefit pension plan provided by PSC. The plan covers all employees of the Company who meet the eligibility requirements. To be eligible, an employee must be 21 years of age and have completed one year of continuous service. The plan provides benefits based upon the career earnings of each participant, subject to certain reductions if the employee retires before reaching age 65.

    401(K) SAVINGS PLAN

    The Company participates in the Savings Plan provided by PSC. The Plan covers all employees of the Company who meet certain eligibility requirements. To be eligible, an employee must be 21 years of age and have one year of continuous service. The Company matches a portion of employee contributions made to the Plan, subject to certain limitations.

    Net pension and 401(k) savings plan expense for the Company's employees participating in the plans, as allocated by PSC to the Company, was $164,000 for the year ended June 30, 1993.

NOTE 5: SELF-INSURANCE AND LITIGATION CONTINGENCIES
    Under the Company's current insurance program, coverage for comprehensive general liability, workers' compensation and vehicle liability is obtained for catastrophic exposures as well as those risks required to be insured by law or contract. The Company retains a significant portion of certain expected losses related primarily to comprehensive general liability, workers' compensation and vehicle liability. Under these current insurance programs, the Company self-insures the first $200,000 of coverage (per incident). The Company obtains excess coverage from carriers for these programs on claims-made basis policies. The aggregate cost of obtaining this excess coverage as a subsidiary under PSC's insurance policies for the year ended June 30, 1993, was approximately $51,000.

    The Company is a defendant in various lawsuits related to the self-insurance program and other business-related lawsuits which are not expected to have a material adverse effect on the Company's financial position or results of operations.

    The last PSC consolidated federal income tax audit, which included the Company as a subsidiary, was for 1991. There are no federal income tax audits in process at June 30, 1993.

NOTE 6: SUBSEQUENT EVENT

    SALE OF COMPANY

    In January 1994 the Company entered into an agreement with Empire Gas Corporation (EGC) to sell the Company's entire operations to EGC. The agreement provides for the sale of all property and equipment for $12 million plus the respective values for inventory and accounts receivable at closing. EGC paid a

                            PSNC PROPANE CORPORATION

                          YEAR ENDED JUNE 30, 1993 AND
                  NINE MONTHS ENDED MARCH 31, 1994 (UNAUDITED)

NOTE 6: SUBSEQUENT EVENT (CONTINUED)
nonrefundable cash deposit of $250,000 in February 1994 under the agreement. In May 1994, EGC obtained an extension of the closing date which can be no later than June 30, 1994. For this extension, EGC paid an additional nonrefundable cash deposit of $250,000.

NOTE 7: ADDITIONAL CASH FLOW INFORMATION

    ADDITIONAL CASH PAYMENT INFORMATION

                                                                        MARCH 31,
                                                                           1994
                                                          JUNE 30,    --------------
                                                            1993
                                                         -----------   (UNAUDITED)
Income taxes paid (net of refunds).....................  $  (222,000)  $         --

    UNAUDITED PRO FORMA INCOME STATEMENTS OF PSNC PROPANE CORPORATION (PSNC)
              FOR THE YEAR ENDED JUNE 30, 1993, NINE MONTHS ENDED
             MARCH 31, 1994, AND TWELVE MONTHS ENDED MARCH 31, 1994

    The following unaudited income statements show the results of PSNC and the pro forma effects of purchase accounting adjustments in connection with the acquisition of PSNC by EGC as if the acquisition had been consummated as of July 1, 1992. The unaudited pro forma results are not necessarily indicative of the actual results that would have occurred had the acquisition been consummated as of July 1, 1992, or of the future operations of the Company.

    The pro forma statements of operations reflect reductions in salaries and other expenses related to the corporate headquarters of PSNC. EGC intends to eliminate all employees of the corporate headquarters because it currently is providing these services to its other subsidiaries through its existing home office. In addition to eliminating salaries and other expenses related to the corporate headquarters, EGC intends to eliminate certain guaranteed overtime policies, courier services, answering services, dedicated computer lines, vehicle expenses and advertising costs which will not be necessary to operate PSNC as a subsidiary of EGC. No adjustments were made for any increases in cost required by the addition of PSNC.

                            PSNC PROPANE CORPORATION
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                   YEAR ENDED JUNE 30, 1993
                                                                             -------------------------------------
                                                                                            PURCHASE
                                                                                PSNC       ACCOUNTING
                                                                               PROPANE     ADJUSTMENTS   PRO FORMA
                                                                             CORPORATION  -------------  ---------
                                                                             -----------
                                                                             (UNAUDITED)
OPERATING REVENUE..........................................................   $   9,587   $              $   9,587
COST OF PRODUCT SOLD.......................................................       4,643                      4,643
                                                                             -----------                 ---------
GROSS PROFIT...............................................................       4,944                      4,944
                                                                             -----------                 ---------
OPERATING COSTS AND EXPENSES
  Provision for doubtful accounts..........................................          30                         30
  General and administrative...............................................       3,838      (1,219)(1)      2,619
  Depreciation and amortization............................................         975          83(2)       1,058
                                                                             -----------  -------------  ---------
                                                                                  4,843      (1,136)         3,707
                                                                             -----------  -------------  ---------
OPERATING INCOME...........................................................         101       1,136          1,237
                                                                             -----------  -------------  ---------
OTHER INCOME (EXPENSE)
  Interest income (expense)................................................          61      (1,125)(3)     (1,064)
  Amortization of debt discount and expense................................      --            (423)(4)       (423)
                                                                             -----------  -------------  ---------
                                                                                     61      (1,548)        (1,487)
                                                                             -----------  -------------  ---------
INCOME (LOSS) BEFORE INCOME TAXES..........................................         162        (412)          (250)
PROVISION (CREDIT) FOR INCOME TAXES........................................          63        (163)(5)       (100)
                                                                             -----------  -------------  ---------
NET INCOME (LOSS)..........................................................   $      99   $    (249)     $    (150)
                                                                             -----------  -------------  ---------
                                                                             -----------  -------------  ---------

                            PSNC PROPANE CORPORATION
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                               NINE MONTHS ENDED MARCH 31, 1994
                                                                             -------------------------------------
                                                                                            PURCHASE
                                                                                PSNC       ACCOUNTING
                                                                               PROPANE     ADJUSTMENTS   PRO FORMA
                                                                             CORPORATION  -------------  ---------
                                                                             -----------
                                                                             (UNAUDITED)
OPERATING REVENUE..........................................................   $   9,526   $              $   9,526
COST OF PRODUCT SOLD.......................................................       4,663                      4,663
                                                                             -----------                 ---------
GROSS PROFIT...............................................................       4,863                      4,863
                                                                             -----------                 ---------
OPERATING COSTS AND EXPENSES
  Provision for doubtful accounts..........................................          34                         34
  General and administrative...............................................       2,805        (911)         1,894
  Depreciation and amortization............................................         692          86            778
                                                                             -----------  -------------  ---------
                                                                                  3,531        (825)         2,706
                                                                             -----------  -------------  ---------
OPERATING INCOME...........................................................       1,332         825          2,157
                                                                             -----------  -------------  ---------
OTHER INCOME (EXPENSE)
  Interest income (expense)................................................          27        (828)          (801)
  Amortization of debt discount and expense................................      --            (353)          (353)
                                                                             -----------  -------------  ---------
                                                                                     27      (1,181)        (1,154)
                                                                             -----------  -------------  ---------
INCOME BEFORE INCOME TAXES.................................................       1,359        (356)         1,003
PROVISION FOR INCOME TAXES.................................................         528        (138)           390
                                                                             -----------  -------------  ---------
NET INCOME.................................................................   $     831   $    (218)     $     613
                                                                             -----------  -------------  ---------
                                                                             -----------  -------------  ---------

                            PSNC PROPANE CORPORATION
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                    TWELVE MONTHS ENDED
                                                                                      MARCH 31, 1994
                                                                           -------------------------------------
                                                                                          PURCHASE
                                                                                         ACCOUNTING
                                                                              PSNC       ADJUSTMENTS   PRO FORMA
                                                                             PROPANE    -------------  ---------
                                                                           CORPORATION
                                                                           -----------
                                                                           (UNAUDITED)
OPERATING REVENUE........................................................   $  10,605   $              $  10,605
COST OF PRODUCT SOLD.....................................................       5,164                      5,164
                                                                           -----------                 ---------
GROSS PROFIT.............................................................       5,441                      5,441
                                                                           -----------                 ---------
OPERATING COSTS AND EXPENSES
  Provision for doubtful accounts........................................          40                         40
  General and administrative.............................................       3,685      (1,194)         2,491
  Depreciation and amortization..........................................         933         106          1,039
                                                                           -----------  -------------  ---------
                                                                                4,658      (1,088)         3,570
                                                                           -----------  -------------  ---------
OPERATING INCOME.........................................................         783       1,088          1,871
                                                                           -----------  -------------  ---------
OTHER INCOME (EXPENSE)
  Interest income (expense)..............................................          42      (1,102)        (1,060)
  Amortization of debt discount and expense..............................      --            (462)          (462)
                                                                           -----------  -------------  ---------
                                                                                   42      (1,564)        (1,522)
                                                                           -----------  -------------  ---------
INCOME BEFORE INCOME TAXES...............................................         825        (476)           349
PROVISION FOR INCOME TAXES...............................................         291        (161)           130
                                                                           -----------  -------------  ---------
NET INCOME...............................................................   $     534   $    (315)     $     219
                                                                           -----------  -------------  ---------
                                                                           -----------  -------------  ---------

                            PSNC PROPANE CORPORATION
              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JUNE 30, 1993,
                    THE NINE MONTHS ENDED MARCH 31, 1994 AND
                     THE TWELVE MONTHS ENDED MARCH 31, 1994

(1) To record the effect of (a) elimination of salaries of executive and administrative personnel and related costs, (b) elimination of auto and travel expenses related to executive and administrative personnel being terminated, (c) elimination of newspaper, radio, and magazine advertising,
    (d)  elimination  of  dedicated   computer  telephone  lines  and   cellular
    telephones, (e) elimination of temporary service personnel and overtime wages, (f) elimination of payroll taxes related to salaries eliminated and
    (g) elimination of courier service, credit bureau fees, answering service expense and office supplies.

                                                                      NINE MONTHS       TWELVE MONTHS
                                                     YEAR ENDED          ENDED              ENDED
                                                    JUNE 30, 1993   MARCH 31, 1994     MARCH 31, 1994
                                                    -------------  -----------------  -----------------
Executive and administrative salaries.............   $   695,000      $   521,000       $     694,000
Auto and travel expenses..........................        29,000           18,000              25,000
Advertising expenses..............................        18,000            7,000              12,000
Telephone expenses................................        56,000           39,000              52,000
Temporary personnel and overtime wages............       241,000          213,000             254,000
Payroll taxes.....................................        67,000           51,000              67,000
Other expenses....................................       113,000           62,000              90,000
                                                    -------------        --------     -----------------
  Total General and Administrative Expense
   Reduction......................................   $ 1,219,000      $   911,000       $   1,194,000
                                                    -------------        --------     -----------------
                                                    -------------        --------     -----------------

(2) To (a) record additional depreciation based upon the purchase price of PSNC's property and equipment, (b) record amortization on the new non-compete agreement being amortized over five years and (c) eliminate amortization on pre-acquisition non-compete agreements.

                                                                      NINE MONTHS       TWELVE MONTHS
                                                     YEAR ENDED          ENDED              ENDED
                                                    JUNE 30, 1993   MARCH 31, 1994     MARCH 31, 1994
                                                    -------------  -----------------  -----------------
Depreciation......................................   $   180,000      $   135,000        $   180,000
New non-compete amortization......................       100,000           75,000            100,000
Old non-compete amortization......................      (197,000)        (124,000)          (174,000)
                                                    -------------  -----------------  -----------------
                                                     $    83,000      $    86,000        $   106,000
                                                    -------------  -----------------  -----------------
                                                    -------------  -----------------  -----------------

(3) To (a) record additional interest expense assuming interest paid at 7% on face value $14,706,000 of new Senior Secured Note borrowings, (b) recognize additional interest expense on the revolving credit facility to reflect the purchase of PSNC's working capital assets and the effect of operational changes and (c) eliminate interest income earned on excess PSNC cash.

                                                                      NINE MONTHS       TWELVE MONTHS
                                                     YEAR ENDED          ENDED              ENDED
                                                    JUNE 30, 1993   MARCH 31, 1994     MARCH 31, 1994
                                                    -------------  -----------------  -----------------
Senior Notes, due 2004............................   $ 1,030,000      $   773,000       $   1,030,000
Revolving Credit Facility.........................        34,000           27,000              29,000
Interest Income eliminated........................        61,000           28,000              43,000
                                                    -------------        --------     -----------------
                                                     $ 1,125,000      $   828,000       $   1,102,000
                                                    -------------        --------     -----------------
                                                    -------------        --------     -----------------

                            PSNC PROPANE CORPORATION
              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JUNE 30, 1993,
                    THE NINE MONTHS ENDED MARCH 31, 1994 AND
                     THE TWELVE MONTHS ENDED MARCH 31, 1994

(4) To recognize amortization of the original discount on face value $14,706,000 of new Senior Secured Notes to bring the effective rate of the new debt to 12% using the effective interest method.

Year Ended June 30, 1993..........................................  $ 423,000
Nine Months Ended March 31, 1994..................................  $ 353,000
Twelve Months Ended March 31, 1994................................  $ 462,000

(5) To record the estimated income tax reduction, computed at an effective rate of 39%, associated with the additional deductible expense as a result of the acquired operations.

      UNAUDITED PRO FORMA BALANCE SHEET OF PSNC PROPANE CORPORATION (PSNC)
                              AS OF MARCH 31, 1994

    The following unaudited balance sheet shows the balance sheet of PSNC and the pro forma effects of purchase accounting adjustments in connection with the acquisition of PSNC by EGC as if the acquisition had been completed on March 31, 1994.

                            PSNC PROPANE CORPORATION
                       UNAUDITED PRO FORMA BALANCE SHEET
                                 (IN THOUSANDS)

                                                                                      MARCH 31, 1994
                                                                         -----------------------------------------
                                                                                                       EFFECTS OF
                                                                            PSNC           PSNC           PSNC
                                                                           PROPANE      ADJUSTMENTS    ACQUISITION
                                                                         CORPORATION  ---------------  -----------
                                                                         -----------
                                                                         (UNAUDITED)
CURRENT ASSETS
  Cash and cash equivalents............................................   $   1,094   $  (1,094)(1)     $
  Trade receivables....................................................       1,180                         1,180
  Inventories..........................................................         700                           700
  Prepaid expenses.....................................................         119        (119)(1)
  Deferred Income taxes................................................         434        (434)(5)
                                                                         -----------    -------        -----------
    Total current assets...............................................       3,527      (1,647)            1,880
                                                                         -----------    -------        -----------
PROPERTY AND EQUIPMENT,
  At Cost, net of accumulated depreciation.............................       8,879       3,121(2)         12,000
                                                                         -----------    -------        -----------
OTHER ASSETS...........................................................         296         204(3)            500
                                                                         -----------    -------        -----------
  TOTAL ASSETS.........................................................   $  12,702   $   1,678         $  14,380
                                                                         -----------    -------        -----------
                                                                         -----------    -------        -----------
CURRENT LIABILITIES
  Current maturities of long-term debt.................................   $           $     100(4)      $     100
  Accounts payable and accrued expenses................................       1,056        (806)(1)           250
  Advances from and due to related party...............................       7,275      (7,275)(4)
                                                                         -----------    -------        -----------
                                                                              8,331      (7,981)              350
                                                                         -----------    -------        -----------
LONG-TERM DEBT.........................................................                  14,030(4)         14,030
                                                                                        -------        -----------
DEFERRED INCOME TAXES..................................................       2,289      (2,289)(5)
                                                                         -----------    -------
STOCKHOLDER'S EQUITY
  Common stock.........................................................           1          (1)(5)
  Retained earnings....................................................       2,081      (2,081)(5)
                                                                         -----------    -------
                                                                              2,082      (2,082)
                                                                         -----------    -------        -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........................   $  12,702   $   1,678         $  14,380
                                                                         -----------    -------        -----------
                                                                         -----------    -------        -----------

- ---------
(1) To eliminate working capital assets and liabilities not acquired under the acquisition agreement.
(2) To adjust the property and equipment to the acquisition price which is the fair value.
(3) To (a) eliminate pre-acquisition deferred charges, intangibles and non-compete agreements and (b) record a $500,000 non-compete agreement issued as part of the PSNC acquisition by EGC.
(4) To (a) eliminate advances from and amounts due to PSNC's parent of $7,275,000 not assumed under the acquisition agreement, (b) record the estimated net proceeds ($12,000,000) of Senior Secured Notes issued to acquire the fixed assets, (c) record a revolver advance of $1,630,000 to purchase the accounts receivable and inventory under the acquisition agreement (net of the $250,000 deposit made under the agreement) and (d) record a liability to PSNC's parent of $500,000 for the non-compete agreement issued.
(5)   To eliminate pre-acquisition equity and deferred income taxes.

                             EMPIRE GAS CORPORATION

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses expected to be incurred in connection with the Offering described in this Registration Statement. All of such amounts (except the Commission Registration Fee and the NASD Filing Fee) are estimates.

Commission Registration Fee................................................  $  34,483
NASD Filing Fee............................................................     10,500
Blue Sky Fees and Expenses (excluding legal fees)..........................      *
Printing and Engraving Costs...............................................      *
Legal Fees and Expenses....................................................      *
Accounting Fees and Expenses...............................................      *
Trustee's Fees and Expenses................................................      *
Miscellaneous..............................................................      *
                                                                             ---------
Total......................................................................  $   *
                                                                             ---------
                                                                             ---------

- ---------
*    To be supplied by amendment.

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Article 9 of the  Company's Articles of  Incorporation, included as  Exhibit
3.1 to this Registration Statement to this Registration Statement, provide for the indemnification of the directors, officers and employees of the Company. The effect of these provisions is to indemnify the directors, officers and employees for all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, in which they are involved by reason of their affiliation with the Company if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, with no reasonable cause to believe their actions unlawful, to the full extent allowed by The General and Business Corporation Law of Missouri; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person's conduct shall have been adjudged to be knowingly fraudulent or deliberately dishonest or willful misconduct.

    Article VII, Section 7, of the Company's By-Laws, included as Exhibit 3.2 to this Registration Statement, provides that the Company may purchase liability insurance that indemnifies directors, officers, employees and agents against any liability and any expense asserted against or incurred by them in their capacity as such and also may establish a separate fund alone or with other companies to provide and maintain such insurance. At the present time, the Company has not purchased any such insurance, or established or contributed to any such fund.

    Section 351.355 of The General and Business Corporation Law of Missouri requires a corporation to indemnify a director, officer, employee, or agent of the corporation who has been successful on the merits or otherwise in defense of any action for all expenses, including attorneys' fees, actually and reasonably incurred in connection with the action. The Section also permits indemnification for expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a corporate director, officer, employee, or agent, if he is a party by reason of the fact that he is or was such a director, officer, employee, or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with actions by or in the right of the corporation is permitted only for expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit and only if the officer, director, or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and is not adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless the court otherwise provides.

    The employment agreement between the Company and Robert W. Plaster provides that Mr. Plaster, his heirs, executors and administrators shall be indemnified by the Company against fines, judgments, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by him in connection with any pending, threatened or completed action, suit or proceeding against him arising by reason of his being or having been a director or officer of the Company, any parent company, or any subsidiary, except in relation to any matter in which his conduct has been finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The obligation of the Company to provide indemnification to Mr. Plaster shall continue after termination of the employment agreement with respect to any matter against Mr. Plaster arising by reason of his having been a director or officer of the Company or of any parent or subsidiary of the Company prior to such termination, or by reason of any action taken by him as such director or officer prior to the date of such termination.

    The Company has entered into agreements with directors, persons named as becoming directors, and certain of its officers whereby the Company shall indemnify such persons for all damages, judgments, settlements and costs, cost of investigation, and cost of defense of legal actions (other than fines or other obligations which it is prohibited by applicable law from paying for any reason), because of any claim or claims made against such persons of any act or omission or neglect or breach of duty including any actual or alleged error or misstatement committed or suffered while acting in the capacity and solely because of such capacity as officer and director.

    Reference is made to Section 7 of the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement for additional indemnification provisions.

    See  Item   17   for  the   Registrants'   undertakings  with   respect   to
indemnification.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    The following information relates to securities of the Company issued or sold within the past three years that were not registered under the Securities Act.

    The purchases described below were made upon exercise of options issued pursuant to the Company's Incentive Stock Option Plan.

    On July 16, 1991, Mr. Alan Simer, an employee of the Company, purchased 2,010 shares of the Company's common stock, $.001 par value, at $.377 per share and 8,000 shares at $1.50 per share for an aggregate purchase price of $12,758.

    On August 20, 1991, Mr. Larry Bisig, an employee of the Company, purchased 8,000 shares of the Company's common stock at $1.50 per share and 7,950 shares at $.377 per share, for an aggregate purchase price of $14,997.

    On October 29, 1992, Joseph L. Schaefer, an executive officer of the Company, purchased 39,750 shares of the Company's common stock at $.377 per share, 20,250 shares at $1.125 per share, and 20,000 shares at $1.50 per share, for an aggregate purchase price of $67,767.

    On October 30, 1992, Mr. Stephen R. Plaster, a director and executive officer of the Company, purchased 13,500 shares of the Company's common stock, $.001 par value, at $1.125 per share and 6,000 shares at $1.50 per share, for an aggregate purchase price of $24,188.

    On November 27, 1992, Mr. Dwight Gilpin, an officer of the Company, purchased 26,500 shares of the Company's common stock at $.377 per share, 20,000 shares at $1.50 per share, and 3,500 shares at $1.125 per share, for an aggregate purchase price of $43,929.

    On December 10, 1992, Ms. Gwendolyn B. VanDerhoef, an officer of the Company, purchased 26,500 shares of the Company's common stock at $.377 per share, 8,000 shares at $1.50 per share, and 5,500 shares at $1.125 per share, for an aggregate purchase price of $28,178.

    On December 21, 1992, Mr. Robert L. Wooldridge, an executive officer of the Company, purchased 72,467 shares of the Company's common stock at $.377 per share, for an aggregate purchase price of $27,320.

    On December 31, 1992, Floyd Waterman, an officer of the Company, purchased 5,000 shares of the Company's common stock at $1.125 per share, for an aggregate purchase price of $5,625, and Earl L. Noe, an executive officer of the Company, purchased 26,500 shares of the Company's common stock at $.377 per share for an aggregate purchase price of $9,991.

    On February 17, 1993, Mr. Paul Stahlman, an officer of the Company, purchased 18,712 shares of the Company's common stock at $.377 per share, for an aggregate purchase price of $7,054.

    On April 15, 1993, Mr. Charles Jones, an officer of the Company, purchased 13,250 shares of the Company's common stock at $.377 per share, for an aggregate purchase price of $4,995.

    On June 18, 1993, Mr. James E. Acreman, an executive officer of the Company, purchased 13,250 shares of the Company's common stock at $.377 per share, for an aggregate purchase price of $4,995.

    These transactions were completed without registration under the Securities Act in reliance on Section 4(2) of the Act. In relying on this exemption, the Company relied on representations from these purchasers that each purchaser was an accredited investor, that each was acquiring the shares for investment purposes, and that each had received adequate opportunity to obtain information regarding the Company. The shares issued contained a legend restricting transfer of the shares absent registration under the Securities Act or the availability of an exemption therefrom.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits


  EXHIBIT
    NO.                                        DESCRIPTION
- -----------  -------------------------------------------------------------------------------
       1.1*  Form of Underwriting Agreement
       2.1   Stock Redemption Agreement, dated May 7, 1994, between the Company, EGOC,
              Energy, Robert W. Plaster, Paul S. Lindsey, Jr., Stephen R. Plaster, Joseph L.
              Schaefer, the Robert W. Plaster Trust dated December 13, 1988, the Stephen
              Robert Plaster Trust dated October 30, 1988, the Stephen Robert Plaster Trust dated July 30, 1984, Empire Ranch, Inc., Empire Airlines, Inc., and Evergreen
              National Corporation (incorporated herein by reference to Exhibit 10.1 to the
              Empire Gas Operating Corporation (Commission File No. 1-6537-3) Quarterly
              Report on Form 10-Q for the fiscal quarter ended March 31, 1994)
       2.2+  Stock Redemption Agreement, dated May 7, 1994, between the Company, the Dolly
              Francine Plaster Trust dated July 30, 1984, the Tammy Jane Plaster Trust dated
              July 30, 1984, the Cheryl Jean Plaster Schaefer Trust dated October 30, 1988, and the Cheryl Jean Plaster Schaefer Trust dated July 30, 1984
       2.3+  Form of Merger Agreement by and between the Company and EGOC
       3.1+  Articles of Incorporation of the Company
       3.2   Certificate of Amendment of the Certificate of Incorporation of the Company,
              dated April 26, 1994, relating to the change of name
       3.3+  By-laws of the Company

  EXHIBIT
    NO.                                        DESCRIPTION
- -----------  -------------------------------------------------------------------------------
       4.1   Indenture between Empire Gas Corporation and J. Henry Schroder Bank & Trust
              Company, Trustee, relating to the 9% Subordinated Debentures due December 31,
              2007 and the form of 9% Subordinated Debentures due December 31, 2007
              (incorporated herein by reference to Exhibit 4(a) to the Empire Incorporated and Exco Acquisition Corp. (Commission File No. 2-83683) Registration
              Statement on Form S-14 filed with the Commission on May 11, 1983; and First
              Supplemental Indenture thereto between Empire Gas Corporation (now known as
              EGOC) and IBJ Schroder Bank & Trust Co., dated as of December 13, 1989
              (incorporated herein by reference to Exhibit 4(c) to Empire Gas Corporation
              (now known as EGOC) Registration Statement on Form 8-B filed with the
              Commission on February 1, 1990)
       4.2   Form of Proposed Indenture between the Company and Shawmut Bank Connecticut,
              National Association, Trustee, relating to the   % Senior Secured Notes due
              2004, including the form of   % Senior Secured Notes due 2004, the form of the
              Guarantee and the form of the Pledge Agreement
       4.3   Form of Proposed Warrant Agreement
       5.1*  Opinion of Wilmer, Cutler & Pickering as to the validity of the issuance of the
              Senior Secured Notes
       8.1*  Form of opinion of Wilmer, Cutler & Pickering with respect to certain tax matters
      10.1+  Shareholder Agreement, dated as of October 28, 1988, by and among Empire Gas
              Acquistion Corporation and Robert W. Plaster Trust, Robert W. Plaster,
              Trustee; Paul S. Lindsey, Jr.; Stephen R. Plaster Trust, Lynn C. Hoover,
              Trustee; Cheryl Plaster Schaefer Trust, Lynn C. Hoover, Trustee; Robert L.
              Wooldridge; Gwendolyn B. VanDerhoef; Dwight Gilpin; Luther Henry Gill; Valeria
              Schall; Floyd J. Waterman; Larry W. Bisig; Larry Weis; Robert Heagerty; Murl
              J. Waterman; Earl L. Noe; Thomas Flak; Michael Kent St. John; James E.
              Acreman; Carolyn S. Rein; Dan Weatherly; Nina Irene Craighead; Joyce Sue
              Kinnett; Edwin H. McMahon; Paul Stahlman; Ralph Wilson; Alan Simer; Ferrell
              Stamper; and Empire Gas Corporation Employee Stock Ownership Plan, Robert W.
              Plaster, Trustee
      10.2+  1989 Incentive Stock Option Plan
      10.3*  Form of Credit Agreement between the Company and Continental Bank, as agent
      10.4   Lease Agreement, dated May 7, 1994, between the Company and Evergreen National
              Corporation (incorporated herein by reference to Exhibit F of Exhibit 10.1 to the Empire Gas Operating Corporation (Commission File No. 1-6537-3) Quarterly
              Report on Form 10-Q for the fiscal quarter ended March 31, 1994)
      10.5   Form of Services Agreement, dated May 7, 1994, between the Company and Empire
              Service Corporation (incorporated herein by reference to Exhibit G of Exhibit
              10.1 to the Empire Gas Operating Corporation (Commission File No. 1-6537-3)
              Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994)
      10.6   Non-Competition Agreement, dated May 7, 1994, by and among the Company, Energy,
              Robert W. Plaster, Stephen R. Plaster, Joseph L. Schaefer, Paul S. Lindsey,
              Jr. (incorporated herein by reference to Exhibit E of Exhibit 10.1 to the
              Empire Gas Operating Corporation (Commission File No. 1-6537-3) Quarterly
              Report on Form 10-Q for the fiscal quarter ended March 31, 1994)
      10.7*  Form of Employment Agreement between the Company and Paul S. Lindsey, Jr.
      10.8*  Form of Asset Purchase Agreement by and among the Company, Empiregas, Inc. of
              North Carolina, PSNC Propane Corporation, and Public Service Company of North
              Carolina, Incorporated
      10.9   Form of Indemnification Agreement between the Company and Douglas A. Brown

  EXHIBIT
    NO.                                        DESCRIPTION
- -----------  -------------------------------------------------------------------------------
     10.10*  Form of Tax Indemnification Agreement between the Company and Energy
      10.11  Supply Contract No. 1, dated September 13, 1991, between EGOC and Phillips 66
              Company
      10.12  Supply Contract No. 2, dated September 13, 1991, between EGOC and Phillips 66
              Company; and Amendment thereto between EGOC and Phillips 66 Company, dated
              October 15, 1992
      10.13  Supply Contract, dated as of November 4, 1991, between EGOC and Conoco, Inc.
      10.14  Supply Contract, dated as of January 21, 1992, between EGOC and Conoco Inc.
      10.15  Supply Contract, dated as of January 24, 1992, between EGOC and Conoco, Inc.
      10.16  Supply Contract No. 1, dated November 20, 1986, between EGOC and Warren
              Petroleum Company
      10.17  Supply Contract No. 2, dated November 20, 1986, between EGOC and Warren
              Petroleum Company
      10.18  Supply Contract, dated November 22, 1986, between EGOC and Warren Petroleum
              Company
      10.19  Supply Contract, dated November 24, 1986, between EGOC and Warren Petroleum
              Company
      10.20  Supply Contract No. 1, dated June 1, 1993, between EGOC and Warren Petroleum
              Company
      10.21  Supply Contract No. 2, dated June 1, 1993, between EGOC and Warren Petroleum
              Company
      12.1+  Statement regarding computation of ratio of earnings to fixed charges
      21.1   Subsidiaries of the Company
      23.1+  Consent of Baird, Kurtz & Dobson, dated April 29, 1994
      23.2*  Consent of Wilmer, Cutler & Pickering, included in the opinion filed as Exhibit
              5.1
      23.3+  Consent of Douglas A. Brown to being named as a director
      23.4+  Second Consent of Baird, Kurtz & Dobson, dated June 3, 1994
      23.5*  Consent of Valuation Research Corporation
      23.6+  Consent of Bruce M. Withers, Jr. to being named as a director
      23.7+  Consent of Jim J. Shoemake to being named as a director
      23.8   Third Consent of Baird, Kurtz & Dobson, dated June 9, 1994
      24.1+  Power of Attorney, located on signature page
      25.1+  Statement of Eligibility and Qualification of Trustee on Form T-1
      25.2   Report of Condition and Income of Shawmut Bank Connecticut, N.A., for the
              period ending March 31, 1994
      99.1*  Opinion of Valuation Research Corporation re solvency

- ---------
+    Previously filed.
*    To be supplied by amendment.

(b) Financial Statement Schedules

 SCHEDULE                                 DESCRIPTION
- ----------     -----------------------------------------------------------------
       V.      Property and Equipment
      VI.      Accumulated Depreciation
    VIII.      Valuation and Qualifying Accounts
       X.      Supplementary Income Statement Information

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrants hereby undertake as follows:

    (1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 14 hereof, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer, or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1993;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (5) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on the 9th day of June, 1994.


                                          EMPIRE GAS CORPORATION


                                          By: _______/s/_Robert W. Plaster______
                                                 CHIEF EXECUTIVE OFFICER
                                                AND CHAIRMAN OF THE BOARD


                                          THE SUBSIDIARY GUARANTORS LISTED
                                            BELOW

                                          By: _____/s/_Paul S. Lindsey, Jr._____
                                               PRESIDENT OF EACH GUARANTOR


    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                CAPACITY IN WHICH SIGNED                DATE
- ------------------------------------------------------  ---------------------------------------  ----------------
                                                        Chief Executive Officer and Chairman of
                /s/Robert W. Plaster*                    the Board of Empire Gas Corporation       June 9, 1994
                  Robert W. Plaster                      (principal executive officer)

                                                        Vice President/Controller of Empire Gas
                 /s/Willis D. Green*                     Corporation (principal financial and      June 9, 1994
                   Willis D. Green                       accounting officer)

               /s/Paul S. Lindsey, Jr.
                 Paul S. Lindsey, Jr.                   Director of Empire Gas Corporation         June 9, 1994

                /s/Stephen R. Plaster*
                  Stephen R. Plaster                    Director of Empire Gas Corporation         June 9, 1994

               /s/Paul S. Lindsey, Jr.                  Principal Executive Officer of each of
                 Paul S. Lindsey, Jr.                    the Subsidiary Guarantors                 June 9, 1994

                      SIGNATURE                                CAPACITY IN WHICH SIGNED                DATE
- ------------------------------------------------------  ---------------------------------------  ----------------
                  /s/Valeria Schall*                    Director of each of the Subsidiary
                    Valeria Schall                       Guarantors                                June 9, 1994

                   /s/Earl L. Noe*                      Director of each of the Subsidiary
                     Earl L. Noe                         Guarantors                                June 9, 1994

             *By: /s/Paul S. Lindsey, Jr.
                 Paul S. Lindsey, Jr.
                   ATTORNEY-IN-FACT

                                   GUARANTORS

             EMPIRE TANK LEASING CORPORATION
             EMPIREGAS EQUIPMENT CORPORATION
             EMPIRE UNDERGROUND STORAGE, INC.
             EMPIRE INDUSTRIAL SALES CORPORATION
             UTILITY COLLECTION CORPORATION
             EMPIREGAS TRANSPORTS, INC. (MISSOURI)
             EMPIRE AVIATION CORPORATION
             EMPIREGAS TRANSPORTS, INC. - OR
             EMPIREGAS INC. OF CLINTON (MISSOURI)
             EMPIREGAS INC. OF KANSAS CITY
             EMPIREGAS INC. OF ALBANY
             EMPIREGAS INC. OF AIKEN
             EMPIREGAS OF ARMA, INC.
             EMPIREGAS INC. OF ARNAULDVILLE
             EMPIREGAS INC. OF AUBURN
             EMPIREGAS INC. OF BIG RAPIDS
             EMPIREGAS INC. OF BOLIVAR
             EMPIREGAS INC. OF BOISE
             EMPIREGAS INC. OF BOULDER
             EMPIREGAS INC. OF BOWLING GREEN
             EMPIREGAS INC. OF BRANDON
             EMPIREGAS INC. OF BREMERTON
             EMPIREGAS OF BRISTOW, INC.
             EMPIREGAS INC. OF BUFFALO
             EMPIREGAS INC. OF ADRIAN
             EMPIREGAS INC. OF CAMDENTON
             EMPIREGAS INC. OF CANON CITY
             EMPIREGAS INC. OF CANTON
             EMPIREGAS INC. OF CARTHAGE
             EMPIREGAS INC. OF CASTLE ROCK
             EMPIREGAS INC. OF CENTERVILLE
             EMPIREGAS INC. OF CHARLOTTE
             EMPIREGAS INC. OF CHASSEL
             EMPIREGAS INC. OF CHEHALIS
             EMPIREGAS INC. OF CLINTON, ILLINOIS
             EMPIREGAS OF COLCORD, INC.
             EMPIREGAS INC. OF COLE CAMP
             EMPIREGAS INC. OF COLEMAN
             EMPIREGAS INC. OF COLORADO SPRINGS
             EMPIREGAS INC. OF COQUILLE
             EMPIREGAS INC. OF CUBA
             EMPIREGAS INC. OF CHETEK
             EMPIREGAS INC. OF DENVER
             EMPIREGAS INC. OF DOVER
             EMPIREGAS INC. OF DURAND
             EMPIREGAS INC. OF EL DORADO SPRINGS
             EMPIREGAS INC. OF ELSBERRY
             EMPIREGAS INC. OF ELSINORE
             EMPIREGAS INC. OF ESCONDIDO
             EMPIREGAS INC. OF EUNICE
             EMPIREGAS INC. OF EVERGREEN
             SALGAS INC. OF FAIRPLAY
             EMPIREGAS INC. OF EAU CLAIRE
             EMPIREGAS INC. OF FORT COLLINS
             EMPIREGAS INC. OF FOWLER
             EMPIREGAS INC. OF MID-MISSOURI

             EMPIREGAS INC. OF GALVESTON
             EMPIREGAS INC. OF GALVA
             EMPIREGAS INC. OF GAYLORD
             EMPIREGAS INC. OF GLOBE
             EMPIREGAS INC. OF GOOSE CREEK
             EMPIREGAS INC. OF GREELEY
             EMPIREGAS INC. OF GRAND JUNCTION
             EMPIREGAS OF GROVE, INC.
             EMPIREGAS INC. OF HERMISTON
             EMPIREGAS INC. OF HERMITAGE
             EMPIREGAS INC. OF HIAWASSEE
             EMPIREGAS INC. OF HIGGINSVILLE
             EMPIREGAS OF HITICHITA, INC.
             EMPIREGAS INC. OF HOOPESTON
             EMPIREGAS INC. OF HORNICK
             EMPIREGAS INC. OF HUMANSVILLE
             EMPIREGAS INC. OF JACKSONVILLE
             EMPIREGAS INC. OF JACKSON, MI
             EMPIREGAS INC. OF KALAMAZOO
             EMPIREGAS INC. OF KIRKSVILLE
             EMPIREGAS INC. OF LAFAYETTE
             EMPIREGAS INC. OF LAKE CHARLES
             EMPIREGAS INC. OF LAKE PROVIDENCE
             EMPIREGAS INC. OF LAURIE
             EMPIREGAS OF LE SUEUR, INC.
             EMPIREGAS INC. OF LINCOLN
             EMPIREGAS INC. OF LONGMONT
             EMPIREGAS INC. OF LOS ANGELES
             EMPIREGAS INC. OF LOVELAND
             EMPIREGAS INC. OF MARQUETTE
             EMPIREGAS INC. OF MARSHALL
             EMPIREGAS INC. OF MEDFORD
             EMPIREGAS INC. OF MENOMONIE
             EMPIREGAS INC. OF MERILLAN
             EMPIREGAS INC. OF MILLER
             EMPIREGAS INC. OF MODESTO
             EMPIREGAS INC. OF MONTE VISTA
             EMPIREGAS INC. OF MOUNT VERNON
             EMPIREGAS INC. OF MUNISING
             EMPIREGAS INC. OF MURPHY
             THRIF-T-GAS INC. OF BLACKWATER
             EMPIREGAS INC. OF NORTH BEND
             EMPIREGAS INC. OF NORTH MYRTLE BEACH, INC.
             EMPIREGAS INC. OF OAK GROVE
             EMPIREGAS INC. OF ONAWA
             EMPIREGAS INC. OF ORANGEBURG
             EMPIREGAS INC. OF OWENSVILLE
             EMPIREGAS INC. OF SANTA PAULA
             EMPIREGAS INC. OF PADUCAH
             EMPIREGAS INC. OF PALMYRA
             EMPIREGAS INC. OF PLACERVILLE
             EMPIREGAS INC. OF POMONA
             EMPIREGAS INC. OF POTOSI
             EMPIREGAS INC. OF PUEBLO
             EMPIREGAS INC. OF REEDSPORT
             EMPIREGAS INC. OF RICHLAND
             EMPIREGAS INC. OF ROLLA

             EMPIREGAS INC. OF SACRAMENTO
             EMPIREGAS INC. OF SANDY
             EMPIREGAS INC. OF SHELL LAKE
             EMPIREGAS INC. OF SILOAM SPRINGS
             EMPIREGAS OF STIGLER, INC.
             EMPIREGAS INC. OF SUSANVILLE
             EMPIREGAS INC. OF SUNNYSIDE
             EMPIREGAS INC. OF ROCKY MOUNT
             EMPIREGAS INC. OF THE DALLES
             EMPIREGAS INC. OF TIPTON (IOWA)
             EMPIREGAS INC. OF TRAVERSE CITY
             EMPIREGAS INC. OF VANDALIA
             EMPIREGAS INC. OF VASSAR
             EMPIREGAS INC. OF VINITA, INC.
             EMPIREGAS INC. OF WARREN
             EMPIREGAS INC. OF WARSAW (MISSOURI)
             EMPIREGAS INC. OF WASHINGTON
             EMPIREGAS INC. OF WAUKON
             EMPIREGAS INC. OF WAYNESVILLE
             EMPIREGAS INC. OF WAYNESVILLE, NC
             EMPIREGAS INC. OF WENATCHEE
             EMPIREGAS INC. OF WENTZVILLE
             EMPIREGAS OF WESTVILLE, INC.
             EMPIREGAS INC. OF WILLS POINT
             EMPIREGAS INC. OF WILMINGTON
             EMPIREGAS INC. OF WILSON
             EMPIREGAS INC. OF WOODLAND PARK
             EMPIREGAS INC. OF YAKIMA
             EMPIREGAS INC. OF YUCCA VALLEY
             EMPIREGAS INC. OF ZEBULON
             EMPIREGAS INC. OF COLUMBIANA
             EMPIREGAS OF ZUMBRO FALLS, INC.
             GINCO GAS COMPANY, INC.
             EMPIREGAS INC. OF ORANGE COUNTY
             EMPIREGAS INC. OF MORGAN COUNTY
             EMPIREGAS INC. OF LAKE OZARK
             EMPIREGAS INC. OF WACO
             EMPIREGAS INC. OF PARIS, TX
             EMPIREGAS INC. OF DALLAS, TX
             EMPIREGAS INC. OF KEMP
             EMPIREGAS INC. OF SAN ANTONIO
             THRIFT-T-GAS CO., INC.
             EMPIREGAS INC. OF PARIS, MO
             SALIDA GAS CO., INC.
             SALGAS INC. OF GUNNISON
             EMPIREGAS INC. OF TOLEDO
             EMPIREGAS INC. OF WILKESBORO
             EMPIREGAS INC. OF HENDERSVILLE
             EMPIREGAS INC. OF NORTH CAROLINA
             EMPIREGAS INC. OF CARTHAGE
             EMPIREGAS INC. OF APEX
             EMPIREGAS INC. OF DURHAM
             EMPIREGAS INC. OF WARRENTON

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                         FINANCIAL STATEMENT SCHEDULES

Board of Directors and Stockholders
Empire Gas Corporation
Lebanon, Missouri

    In connection with our audit of the financial statements of EMPIRE GAS CORPORATION (FORMERLY EMPIRE GAS ACQUISITION CORPORATION) for each of the three years in the period ended June 30, 1993, we have also audited the following financial statement schedules. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statement schedules based on our audits of the basic financial statements. The schedules are presented for purposes of complying with the Securities and Exchange Commission's rules and regulations and are not a required part of the consolidated financial statements.

    In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

                                          BAIRD, KURTZ & DOBSON

Springfield, Missouri
July 30, 1993

                    EMPIRE GAS CORPORATION AND SUBSIDIARIES
                      SCHEDULE V -- PROPERTY AND EQUIPMENT
                    YEARS ENDED JUNE 30, 1993, 1992 AND 1991
                                 (IN THOUSANDS)

                                                           COL. B                                           COL. F
                                                         ----------    COL. C                             ----------
COL. A                                                   BALANCE AT  -----------    COL. D      COL. E    BALANCE AT
- -------------------------------------------------------  BEGINNING    ADDITIONS   -----------  ---------    END OF
CLASSIFICATION                                            OF YEAR      AT COST    RETIREMENTS    OTHER       YEAR
- -------------------------------------------------------  ----------  -----------  -----------  ---------  ----------
Year Ended June 30, 1993:
  Land and buildings...................................  $   11,821   $     884    $     490              $   12,215
  Storage and consumer service facilities..............     113,450       1,520        1,149                 113,821
  Transportation, office and other equipment...........      24,245       1,954          649                  25,550
                                                         ----------  -----------  -----------             ----------
                                                         $  149,516   $   4,358    $   2,288              $  151,586
                                                         ----------  -----------  -----------             ----------
                                                         ----------  -----------  -----------             ----------
Year Ended June 30, 1992:
  Land and buildings...................................  $   10,781   $   1,381    $     341              $   11,821
  Storage and consumer service facilities..............     113,343       2,058        1,951                 113,450
  Transportation, office and other equipment...........      22,765       3,264        1,784                  24,245
                                                         ----------  -----------  -----------             ----------
                                                         $  146,889   $   6,703    $   4,076              $  149,516
                                                         ----------  -----------  -----------             ----------
                                                         ----------  -----------  -----------             ----------
Year Ended June 30, 1991:
  Land and buildings...................................  $    9,457   $   1,439    $     115              $   10,781
  Storage and consumer service facilities..............     111,646       2,651          954                 113,343
  Transportation, office and other equipment...........      20,150       4,723        2,108                  22,765
                                                         ----------  -----------  -----------             ----------
                                                         $  141,253   $   8,813    $   3,177              $  146,889
                                                         ----------  -----------  -----------             ----------
                                                         ----------  -----------  -----------             ----------

                    EMPIRE GAS CORPORATION AND SUBSIDIARIES
                    SCHEDULE VI -- ACCUMULATED DEPRECIATION
                    YEARS ENDED JUNE 30, 1993, 1992 AND 1991
                                 (IN THOUSANDS)

                                                                       COL. C
                                                          COL. B     -----------                            COL. F
                                                        -----------   ADDITIONS                           -----------
COL. A                                                  BALANCE AT   CHARGED TO     COL. D      COL. E    BALANCE AT
- ------------------------------------------------------   BEGINNING    COSTS AND   -----------  ---------    END OF
CLASSIFICATION                                            OF YEAR     EXPENSES    RETIREMENTS    OTHER       YEAR
- ------------------------------------------------------  -----------  -----------  -----------  ---------  -----------
Year Ended June 30, 1993:
  Buildings...........................................   $   1,444    $     332    $      73               $   1,703
  Storage and consumer service facilities.............      19,536        5,529          631                  24,434
  Transportation, office and other equipment..........      13,075        3,143          449                  15,769
                                                        -----------  -----------  -----------             -----------
                                                         $  34,055    $   9,004    $   1,153               $  41,906
                                                        -----------  -----------  -----------             -----------
                                                        -----------  -----------  -----------             -----------
Year Ended June 30, 1992:
  Buildings...........................................   $   1,172    $     302    $      30               $   1,444
  Storage and consumer service facilities.............      14,751        5,473          688                  19,536
  Transportation, office and other equipment..........      11,378        3,014        1,317                  13,075
                                                        -----------  -----------  -----------             -----------
                                                         $  27,301    $   8,789    $   2,035               $  34,055
                                                        -----------  -----------  -----------             -----------
                                                        -----------  -----------  -----------             -----------
Year Ended June 30, 1991:
  Buildings...........................................   $     928    $     260    $      16               $   1,172
  Storage and consumer service facilities.............       9,710        5,316          275                  14,751
  Transportation, office and other equipment..........      10,828        2,687        2,137                  11,378
                                                        -----------  -----------  -----------             -----------
                                                         $  21,466    $   8,263    $   2,428               $  27,301
                                                        -----------  -----------  -----------             -----------
                                                        -----------  -----------  -----------             -----------

                    EMPIRE GAS CORPORATION AND SUBSIDIARIES
               SCHEDULE VIII -- VALUATION AND QUALIFYING ACCOUNTS
                    YEARS ENDED JUNE 30, 1993, 1992 AND 1991
                                 (IN THOUSANDS)

                                                                     BALANCE AT   CHARGED TO    AMOUNT    BALANCE AT
                                                                      BEGINNING    COSTS AND    WRITTEN     END OF
DESCRIPTION                                                            OF YEAR     EXPENSES       OFF        YEAR
- -------------------------------------------------------------------  -----------  -----------  ---------  -----------
Valuation accounts deducted from assets to which they apply -- for doubtful accounts receivable:
  June 30, 1993....................................................   $   2,720    $     958   $   1,021   $   2,657
  June 30, 1992....................................................       2,719          214         213       2,720
  June 30, 1991....................................................       1,648        2,828       1,757       2,719

                    EMPIRE GAS CORPORATION AND SUBSIDIARIES
                    SCHEDULE X -- SUPPLEMENTARY INFORMATION
                    YEARS ENDED JUNE 30, 1993, 1992 AND 1991
                                 (IN THOUSANDS)

                                                                                                          COL. B
                                                                                                        -----------
COL. A                                                                                                  CHARGED TO
- ------------------------------------------------------------------------------------------------------   COSTS AND
ITEM                                                                                                     EXPENSES
- ------------------------------------------------------------------------------------------------------  -----------
June 30, 1993:
  Maintenance and repairs.............................................................................   $   2,963
June 30, 1992:
  Maintenance and repairs.............................................................................   $   3,070
June 30, 1991:
  Maintenance and repairs.............................................................................   $   3,806

                                 EXHIBIT INDEX


 EXHIBITS                                                                                     PAGE
- -----------                                                                                 ---------
       1.1*  Form of Underwriting Agreement
       2.1   Stock Redemption Agreement, dated May 7, 1994, between the Company, EGOC,
              Energy, Robert W. Plaster, Paul S. Lindsey, Jr., Stephen R. Plaster, Joseph
              L. Schaefer, the Robert W. Plaster Trust dated December 13, 1988, the
              Stephen Robert Plaster Trust dated October 30, 1988, the Stephen Robert
              Plaster Trust dated July 30, 1984, Empire Ranch, Inc., Empire Airlines,
              Inc., and Evergreen National Corporation (incorporated herein by reference to Exhibit 10.1 to the Empire Gas Operating Corporation (Commission File No.
              1-6537-3) Quarterly Report on Form 10-Q for the fiscal quarter ended March
              31, 1994)
       2.2+  Stock Redemption Agreement, dated May 7, 1994, between the Company, the Dolly
              Francine Plaster Trust dated July 30, 1984, the Tammy Jane Plaster Trust dated July 30, 1984, the Cheryl Jean Plaster Schaefer Trust dated October
              30, 1988, and the Cheryl Jean Plaster Schaefer Trust dated July 30, 1984
       2.3+  Form of Merger Agreement by and between the Company and EGOC
       3.1+  Articles of Incorporation of the Company
       3.2   Certificate of Amendment of the Certificate of Incorporation of the Company,
              dated April 26, 1994, relating to the change of name
       3.3+  By-laws of the Company
       4.1   Indenture between Empire Gas Corporation and J. Henry Schroder Bank & Trust
              Company, Trustee, relating to the 9% Subordinated Debentures due December
              31, 2007 and the form of 9% Subordinated Debentures due December 31, 2007
              (incorporated herein by reference to Exhibit 4(a) to the Empire Incorporated and Exco Acquisition Corp. (Commission File No. 2-83683) Registration
              Statement on Form S-14 filed with the Commission on May 11, 1983; and First
              Supplemental Indenture thereto between Empire Gas Corporation (now known as
              EGOC) and IBJ Schroder Bank & Trust Co., dated as of December 13, 1989
              (incorporated herein by reference to Exhibit 4(c) to Empire Gas Corporation
              (now known as EGOC) Registration Statement on Form 8-B filed with the
              Commission on February 1, 1990)
       4.2   Form of Proposed Indenture between the Company and Shawmut Bank Connecticut,
              National Association, Trustee, relating to the   % Senior Secured Notes due
              2004, including the form of   % Senior Secured Notes due 2004, the form of
              the Guarantee and the form of the Pledge Agreement
       4.3   Form of Proposed Warrant Agreement
       5.1*  Opinion of Wilmer, Cutler & Pickering as to the validity of the issuance of the Senior Secured Notes
       8.1*  Form of opinion of Wilmer, Cutler & Pickering with respect to certain tax matters
      10.1+  Shareholder Agreement, dated as of October 28, 1988, by and among Empire Gas
              Acquistion Corporation and Robert W. Plaster Trust, Robert W. Plaster,
              Trustee; Paul S. Lindsey, Jr.; Stephen R. Plaster Trust, Lynn C. Hoover,
              Trustee; Cheryl Plaster Schaefer Trust, Lynn C. Hoover, Trustee; Robert L.
              Wooldridge; Gwendolyn B. VanDerhoef; Dwight Gilpin; Luther Henry Gill;
              Valeria Schall; Floyd J. Waterman; Larry W. Bisig; Larry Weis; Robert
              Heagerty; Murl J. Waterman; Earl L. Noe; Thomas Flak; Michael Kent St. John;
              James E. Acreman; Carolyn S. Rein; Dan Weatherly; Nina Irene Craighead;
              Joyce Sue Kinnett; Edwin H. McMahon; Paul Stahlman; Ralph Wilson; Alan
              Simer; Ferrell Stamper; and Empire Gas Corporation Employee Stock Ownership
              Plan, Robert W. Plaster, Trustee
      10.2+  1989 Incentive Stock Option Plan
      10.3*  Form of Credit Agreement between the Company and Continental Bank, as agent

 EXHIBITS                                                                                     PAGE
- -----------                                                                                 ---------
      10.4   Lease Agreement, dated May 7, 1994, between the Company and Evergreen
              National Corporation (incorporated herein by reference to Exhibit F of
              Exhibit 10.1 to the Empire Gas Operating Corporation (Commission File No.
              1-6537-3) Quarterly Report on Form 10-Q for the fiscal quarter ended March
              31, 1994)
      10.5   Form of Services Agreement, dated May 7, 1994, between the Company and Empire
              Service Corporation (incorporated herein by reference to Exhibit G of
              Exhibit 10.1 to the Empire Gas Operating Corporation (Commission File No.
              1-6537-3) Quarterly Report on Form 10-Q for the fiscal quarter ended March
              31, 1994)
      10.6   Non-Competition Agreement, dated May 7, 1994, by and among the Company,
              Energy, Robert W. Plaster, Stephen R. Plaster, Joseph L. Schaefer, Paul S.
              Lindsey, Jr. (incorporated herein by reference to Exhibit E of Exhibit 10.1 to the Empire Gas Operating Corporation (Commission File No. 1-6537-3)
              Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994)
      10.7*  Form of Employment Agreement between the Company and Paul S. Lindsey, Jr.
      10.8*  Form of Asset Purchase Agreement by and among the Company, Empiregas, Inc. of
              North Carolina, PSNC Propane Corporation, and Public Service Company of
              North Carolina, Incorporated
      10.9   Form of Indemnification Agreement between the Company and Douglas A. Brown
     10.10*  Form of Tax Indemnification Agreement between the Company and Energy
      10.11  Supply Contract No. 1, dated September 13, 1991, between EGOC and Phillips 66
              Company
      10.12  Supply Contract No. 2, dated September 13, 1991, between EGOC and Phillips 66
              Company; and Amendment thereto between EGOC and Phillips 66 Company, dated
              October 15, 1992
      10.13  Supply Contract, dated as of November 4, 1991, between EGOC and Conoco Inc.
      10.14  Supply Contract, dated as of January 21, 1992, between EGOC and Conoco Inc.
      10.15  Supply Contract, dated as of January 24, 1992, between EGOC and Conoco, Inc.
      10.16  Supply Contract No. 1, dated November 20, 1986, between EGOC and Warren
              Petroleum Company
      10.17  Supply Contract No. 2, dated November 20, 1986, between EGOC and Warren
              Petroleum Company
      10.18  Supply Contract, dated November 22, 1986, between EGOC and Warren Petroleum
              Company
      10.19  Supply Contract, dated November 24, 1986, between EGOC and Warren Petroleum
              Company
      10.20  Supply Contract No. 1, dated June 1, 1993, between EGOC and Warren Petroleum
              Company
      10.21  Supply Contract No. 2, dated June 1, 1993, between EGOC and Warren Petroleum
              Company
      12.1+  Statement regarding computation of ratio of earnings to fixed charges
      21.1   Subsidiaries of the Company
      23.1+  Consent of Baird, Kurtz & Dobson, dated April 29, 1994
      23.2*  Consent of Wilmer, Cutler & Pickering, included in the opinion filed as
              Exhibit 5.1
      23.3+  Consent of Douglas A. Brown to being named as a director
      23.4+  Second Consent of Baird, Kurtz & Dobson, dated June 3, 1994
      23.5*  Consent of Valuation Research Corporation
      23.6+  Consent of Bruce M. Withers, Jr. to be named as a director

 EXHIBITS                                                                                     PAGE
- -----------                                                                                 ---------
      23.7+  Consent of Jim J. Shoemake to be named as a director
      23.8   Third Consent of Baird, Kurtz & Dobson, dated June 9, 1994
      24.1+  Power of Attorney, located on signature page
      25.1+  Statement of Eligibility and Qualification of Trustee on Form T-1
      25.2   Report of Condition and Income of Shawmut Bank Connecticut, N.A., for the
              period ending March 31, 1994
      99.1*  Opinion of Valuation Research Corporation re solvency

- ---------
+    Previously filed.
*    To be supplied by amendment.

                            DESCRIPTION OF GRAPHIC:



Inside front cover

Map of the United States showing the locations of retail service centers, transport terminals, rail terminals, underground storage, pipeline terminals and home office (on a pro form basis for the Transaction).


Page 39

Illustration showing movement of propane from refinery or gas processing plant to retail distriubtion center by rail, pipeline or truck, and then on to residential, commercial and agricultural users.